SSL DRAFT
                                                              OCTOBER 17, 2000

                     DELTA FINANCIAL CORPORATION, as Issuer

                                       AND

                     THE SUBSIDIARY GUARANTORS NAMED HEREIN

                                       AND

                U.S. BANK TRUST NATIONAL ASSOCIATION, as Trustee

                               ------------------

                                    INDENTURE

                         Dated as of November [--], 2000



                                  $150,000,000

                      9 1/2% Senior Secured Notes Due 2004

                              CROSS-REFERENCE TABLE

TIA SECTION                                                INDENTURE SECTION

310 (a) (1)..............................................................7.10
(a) (2)..................................................................7.10
(a) (3)..................................................................N.A.
(a) (4)..................................................................N.A.
(a) (5)..................................................................7.10
(b).........................................................7.08; 7.10; 13.02
(c)......................................................................N.A.
311 (a)..................................................................7.11
(b)......................................................................7.11
(c)......................................................................N.A.
312 (a)..................................................................2.05
(b).....................................................................13.03
(c).....................................................................13.03
313 (a)..................................................................7.06
(b) (1).................................................................12.03
(b) (2)..................................................................7.06
(c)...............................................................7.06; 13.02
(d)......................................................................7.06
314 (a).................................................................13.02
(b).....................................................................12.02
(c) (1)...........................................................7.02; 13.04
(c) (2)...........................................................7.02; 13.04
(c) (3)..................................................................N.A.
(d).......................................................12.03, 12.04, 12.05
(e)......................................................................N.A.
(f)......................................................................N.A.
315 (a)...............................................................7.01(b)
(b)..............................................................7.05; 12.02
(c)......................................................... .........7.01(a)
(d)...................................................................7.01(c)
(e).....................................................................6.11
316(a) (last sentence)..................................................2.09
(a) (1) (A).............................................................6.05
(a) (1) (B).............................................................6.04
(a) (2).................................................................N.A.
(b).....................................................................6.07
317 (a) (1).............................................................6.08
(a) (2).................................................................6.09
(b).....................................................................2.04
318 (a)................................................................13.01
(c)....................................................................13.01
 .........

N.A. means Not Applicable

NOTE:   This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                TABLE OF CONTENTS

                                                                         PAGE

ARTICLE ONE - DEFINITIONS AND INCORPORATION BY REFERENCE...................1

  SECTION 1.01.     Definitions............................................1
  SECTION 1.02.     Incorporation by Reference of TIA.....................19
  SECTION 1.03.     Rules of Construction.................................20

ARTICLE TWO - THE SENIOR NOTES............................................20

  SECTION 2.01.     Form and Dating.......................................20
  SECTION 2.02.     Execution and Authentication..........................21
  SECTION 2.03.     Registrar and Paying Agent............................21
  SECTION 2.04.     Trustee To Include Paying Agent.......................22
  SECTION 2.05.     Paying Agent to Hold Assets in Trust..................22
  SECTION 2.06.     Holder Lists..........................................23
  SECTION 2.07.     Transfer and Exchange.................................23
  SECTION 2.08.     Replacement Senior Notes..............................23
  SECTION 2.09.     Outstanding Senior Notes..............................24
  SECTION 2.10.     Treasury Senior Notes.................................24
  SECTION 2.11.     Temporary Senior Notes................................24
  SECTION 2.12.     Cancellation..........................................25
  SECTION 2.13.     Defaulted Interest....................................25
  SECTION 2.14.     CUSIP Number..........................................25

ARTICLE THREE - REDEMPTION................................................26

  SECTION 3.01.     Notices to Trustee....................................26
  SECTION 3.02.     Selection of Senior Notes to Be Redeemed..............26
  SECTION 3.03.     Notice of Redemption..................................26
  SECTION 3.04.     Effect of Notice of Redemption........................27
  SECTION 3.05.     Deposit of Redemption Price...........................27
  SECTION 3.06.     Senior Notes Redeemed in Part.........................28
  SECTION 3.07.     Optional Redemption...................................28
  SECTION 3.08.     Mandatory Redemption..................................28

ARTICLE FOUR - COVENANTS..................................................28

  SECTION 4.01.     Payment Of Senior Notes...............................28
  SECTION 4.02.     Maintenance Of Office Or Agency.......................29
  SECTION 4.03.     Reports...............................................29
  SECTION 4.04.     Compliance Certificate................................30
  SECTION 4.05.     Taxes.................................................31
  SECTION 4.06.     Stay, Extension And Usury Laws........................31
  SECTION 4.07.     Restricted Payments...................................32
  SECTION 4.08.     Dividend And Other Payment Restrictions Affecting
                    Subsidiaries..........................................34
  SECTION 4.09.     Incurrence Of Indebtedness And Issuance Of
                    Preferred Stock.......................................35
  SECTION 4.10      Transactions With Affiliates..........................37
  SECTION 4.11.     Liens.................................................38
  SECTION 4.12.     Business Activities...................................38
  SECTION 4.13.     Payments For Consent..................................38
  SECTION 4.14.     Corporate Existence...................................38
  SECTION 4.15.     Offer To Repurchase Upon Change Of Control............38
  SECTION 4.16.     Additional Subsidiary Guarantees......................39
  SECTION 4.17.     Residual Receivable Coverage Ratio....................40
  SECTION 4.18.     Liquidity Maintenance.................................40
  SECTION 4.19.     Back-up Servicing Agreement...........................41
  SECTION 4.20.     Registration Rights...................................41
  SECTION 4.21.     Leverage Ratio (Total Liabilities)....................41
  SECTION 4.22.     Leverage Ratio........................................41
  SECTION 4.23.     Net Worth.............................................41
  SECTION 4.24.     Cash Escrow Account...................................41
  SECTION 4.25.     No pledge or Sale of Residual Receivables or Other
                    Assets after Default or Event of Default..............42
  SECTION 4.26.     Limitations on Asset Sales............................42
  SECTION 4.27.     Flow of Residual Receivables..........................43
  SECTION 4.28.     Notice of Default.....................................43

ARTICLE FIVE - SUCCESSOR CORPORATION......................................43

  SECTION 5.01.     Limitation on Merger, Etc.............................43
  SECTION 5.02.     Successor Corporation Substituted.....................44

ARTICLE SIX - DEFAULTS AND REMEDIES.......................................44

  SECTION 6.01.     Events Of Default.....................................44
  SECTION 6.02.     Acceleration..........................................47
  SECTION 6.03      Other Remedies........................................47
  SECTION 6.04.     Waiver Of Past Defaults...............................48
  SECTION 6.05.     Control By Majority...................................48
  SECTION 6.06.     Limitation On Suits...................................48
  SECTION 6.07.     Rights Of Holders To Receive Payment..................49
  SECTION 6.08.     Collection Suit By Trustee............................49
  SECTION 6.09.     Trustee May File Proofs Of Claim......................49
  SECTION 6.10.     Priorities............................................50
  SECTION 6.11.     Undertaking For Costs.................................50

ARTICLE SEVEN - TRUSTEE...................................................51

  SECTION 7.01.     Duties of Trustee.....................................51
  SECTION 7.02.     Rights of Trustee.....................................52
  SECTION 7.03.     Individual Rights of Trustee..........................53
  SECTION 7.04.     Trustee's Disclaimer..................................53
  SECTION 7.05      Notice of Default.....................................53
  SECTION 7.06.     Reports by Trustee to Holders.........................54
  SECTION 7.07.     Compensation and Indemnity............................54
  SECTION 7.08.     Replacement of Trustee................................55
  SECTION 7.09.     Successor Trustee by Merger, Etc......................56
  SECTION 7.10.     Eligibility; Disqualification.........................56
  SECTION 7.11.     Preferential Collection of Claims Against
                    the Company...........................................56

ARTICLE EIGHT - LEGAL DEFEASANCE AND COVENANT DEFEASANCE..................56

  SECTION 8.01.     Option to Effect Legal Defeasance or
                    Covenant Defeasance...................................56
  SECTION 8.02.     Legal Defeasance and Discharge........................57
  SECTION 8.03.     Covenant Defeasance...................................57
  SECTION 8.04.     Conditions to Legal or Covenant Defeasance............58
  SECTION 8.05. Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other
                    Miscellaneous Provisions..............................59
  SECTION 8.06.     Repayment to the Company..............................60
  SECTION 8.07.     Reinstatement.........................................60

ARTICLE NINE - AMENDMENTS, SUPPLEMENTS AND WAIVER.........................60

  SECTION 9.01.     Without Consent of Holders............................60
  SECTION 9.02.     With Consent of Holders...............................62
  SECTION 9.03.     Compliance with TIA...................................63
  SECTION 9.04.     Revocation and Effect of Consents.....................64
  SECTION 9.05.     Notation on or Exchange of Senior Notes...............64
  SECTION 9.06.     Trustee to Sign Amendments, Etc.......................64

ARTICLE TEN - MEETINGS OF HOLDERS.........................................65

  SECTION 10.01.    Purposes for Which Meetings May Be Called.............65
  SECTION 10.02.    Manner of Calling Meetings............................65
  SECTION 10.03.    Call of Meetings by the Company or Holders............66
  SECTION 10.04.    Who May Attend and Vote at Meetings...................66
  SECTION 10.05.    Regulations May Be Made by Trustee; Conduct of
                    the Meeting; Voting Rights; Adjournment...............66
  SECTION 10.06.    Voting at the Meeting and Record to Be Kept...........67
  SECTION 10.07.    Exercise of Rights of Trustee or Holders May Not
                    Be Hindered or Delayed by Call of Meeting.............67

ARTICLE ELEVEN - GUARANTEE OF SENIOR NOTES................................68

  SECTION 11.01.    Subsidiary Guarantee..................................68
  SECTION 11.02.    Execution And Delivery Of Subsidiary Guarantee........69
  SECTION 11.03     Subsidiary Guarantors May Consolidate, Etc., On
                    Certain Terms.........................................70
  SECTION 11.04.    Representations and Warranties on
                    Subsidiary Guarantees.................................71

ARTICLE TWELVE - COLLATERAL AND SECURITY..................................73

  SECTION 12.01.    Collateral Agreements.................................73
  SECTION 12.02.    Recording and Opinions................................73
  SECTION 12.03.    Release of Collateral.................................74
  SECTION 12.04.    Certificates of the Company...........................75
  SECTION 12.05.    Certificates of the Trustee...........................75
  SECTION 12.06.    Authorization of Receipt of Funds by the Trustee
                    Under the Collateral Agreements.......................75
  SECTION 12.07.    Termination of Security Interest......................75

ARTICLE THIRTEEN - MISCELLANEOUS..........................................75

  SECTION 13.01.    TIA Controls..........................................75
  SECTION 13.02.    Notices...............................................76
  SECTION 13.03.    Communications by Holders with Other Holders..........76
  SECTION 13.04.    Certificate and Opinion as to Conditions Precedent....77
  SECTION 13.05.    Statements Required in Certificate or Opinion.........77
  SECTION 13.06.    Rules by Trustee, Paying Agent, Registrar.............77
  SECTION 13.07.    Governing Law.........................................78
  SECTION 13.08.    No Adverse Interpretation of Other Agreements.........78
  SECTION 13.09.    No Recourse Against Others............................78
  SECTION 13.10.    Successors............................................78
  SECTION 13.11.    Duplicate Originals...................................78
  SECTION 13.12.    Severability..........................................78
  SECTION 13.13.    Table of Contents, Headings, Etc......................79
  SECTION 13.14.    Legal Holidays........................................79

SIGNATURES................................................................80

Exhibit A - Form of Senior Note...........................................A-1
Exhibit B - Form of Subsidiary Guarantee..................................B-1
Exhibit C - Form of Pledge Agreement (Pledged Collateral: stock, etc.)...C-1 Exhibit D - Form of Pledge Agreement (Pledged Collateral: Owner Trust
              Certificates, etc.) ........................................D-1
Exhibit E - Form of Security Agreement....................................E-1
Exhibit F - Form of Back-Up Servicing Agreement (omitted).................F-1
Exhibit G - Form of Administration Agreement..............................G-1
Exhibit H - Form of Residual Collateral Trust Agreement...................H-1
Exhibit I - Form of Warrant Agreement.....................................I-1
Exhibit J - Form of Registration Rights Agreement.........................J-1
Exhibit K - Form of Escrow Agreement......................................K-1


    Note: This Table of Contents shall not, for any purpose, be deemed to be part of the Indenture.

          INDENTURE dated as of November __, 2000 among Delta Financial Corporation, a Delaware corporation (the "Company"), as issuer, each of Delta Funding Corporation, a New York corporation ("Delta Funding"), DF Special Holdings Corporation, a Delaware corporation ("DF Special Holdings"), Fidelity Mortgage, Inc., a Delaware corporation, DFC Financial Corporation, a Delaware corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation, Delta Funding Residual Holding Trust 2000-1, Delta Funding Residual Holding Trust 2000-2 (collectively, the "Subsidiary Guarantors") and U.S. Bank Trust National Association, a national banking association incorporated under the laws of the United States, as trustee.

          The Company has duly authorized the creation of an issue of the Senior Notes (as defined) and the Subsidiary Guarantees (as defined), and, to provide therefor, the Company has duly authorized the execution and delivery of this Indenture. The Senior Notes and certain of the Subsidiary Guarantees will be secured by a lien and security interest in the Collateral (as defined) maintained with the Collateral Agent (as defined) pursuant to the terms of the Collateral Agreements (as defined). The Senior Notes will be jointly and severally guaranteed, on an unconditional senior secured basis, by the Subsidiary Guarantors (as defined). All things necessary to make the Senior Notes, when duly issued and executed by the Company, and authenticated and delivered hereunder, the valid obligations of the Company and the Subsidiary Guarantors and to make this Indenture a valid and binding agreement of the Company and the Subsidiary Guarantors, have been done.

          Each party hereto agrees as follows for the benefit of each other party and for the equal and ratable benefit of the Holders of the Company's 9 1/2% Senior Secured Notes due 2004:


                                   ARTICLE ONE

                   DEFINITIONS AND INCORPORATION BY REFERENCE

SECTION 1.01.   Definitions.

          "ACQUIRED DEBT" means, with respect to any specified Person, (i) Indebtedness of any other Person existing at the time such other Person is merged with or into or became a Subsidiary of such specified Person, including, without limitation, Indebtedness incurred in connection with, or in contemplation of, such other Person merging with or into or becoming a Subsidiary of such specified Person, and (ii) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

          "ADJUSTED SENIOR INDEBTEDNESS" means Senior Indebtedness minus the sum of (i) Unencumbered Liquid Assets, (ii) 80% of the accounts receivable of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP) and (iii) 80% of accrued interest receivable of the Company and its Subsidiaries (determined on a consolidated basis in accordance with GAAP).

          "ADJUSTED TANGIBLE NET WORTH" means Tangible Net Worth plus all Subordinated Indebtedness.

          "ADMINISTRATION AGREEMENTS" means those certain Administration Agreements, dated the date of this Indenture and substantially in the form of Exhibit G hereto, between the Residual Collateral Trusts, Delta Funding and the Trustee, as administrator, as such agreements may be amended, modified or supplemented from time to time.

          "ADMINISTRATOR" means the administrator under the Administration Agreements. As of the Issue Date, the Trustee and Delta Funding are the Administrators.

          "AFFILIATE" of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling," "controlled by" and "under common control with"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise; provided, that, for purposes of Section 4.10, beneficial ownership of more than 10% of the voting securities of a Person shall be deemed to be control.

          "AFFILIATE TRANSACTION" shall have the meaning set forth in Section 4.10.

          "AGENT" means any Registrar, Paying Agent or co-Registrar.

          "ASSET-BACKED SECURITY" means a security that is primarily serviced by the cash flow of a discrete pool of Receivables or other financial assets, either fixed or revolving, that by their terms convert into cash within a finite time period plus any rights or other assets designed to assure the servicing or timely distribution of proceeds to the securityholders.

          "ASSET SALE" means the sale, lease, conveyance or other disposition of any assets that have a Fair Market Value in excess of $1.0 million or for net proceeds in excess of $1.0 million.

          "BACK-UP SERVICING AGREEMENT" shall mean the _____ to be entered into between the Company and the Back-Up Servicer, substantially in the form of Exhibit F hereto, as such agreement may be amended, modified or supplemented from time to time.

          "BACK-UP SERVICER" means the back-up servicer (initially, [Countrywide]) under the Back-Up Servicing Agreement or a nationally recognized servicer in substitution therefor under the Back-Up Servicing Agreement.

          "BANKRUPTCY LAW" means Title 11, U.S. Code or any similar federal, state or foreign law for the relief of debtors.

          "BENEFICIAL HOLDER" means the beneficial owner of a Senior Note.

          "BOARD OF DIRECTORS" means, with respect to any Person, the Board of Directors of such Person or any authorized committee thereof.

          "BOARD RESOLUTION" means, with respect to any Person, a duly adopted resolution of the Board of Directors of such Person.

          "BUSINESS DAY" means any day other than a Legal Holiday.

          "CAPITAL LEASE" means, at the time any determination thereof is to be made, any lease of property, real or personal, in respect of which the present value of the minimum rental commitment would be capitalized on a balance sheet of the lessee in accordance with GAAP.

          "CAPITAL LEASE OBLIGATION" means, at the time any determination thereof is to be made, the amount of the liability in respect of a Capital Lease that would at such time be required to be capitalized on a balance sheet in accordance with GAAP.

          "CAPITAL STOCK" means (i) in the case of a corporation, corporate stock (including, without limitation, common stock and preferred stock), (ii) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, (iii) in the case of a partnership or limited liability company, partnership (whether general or limited) or membership interests and (iv) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

          "CASH ESCROW ACCOUNT" means the cash escrow account established by an escrow agreement of even date herewith into which the Company shall deposit funds to pay accrued interest on the Senior Notes in accordance with Section 4.24.

          "CASH EQUIVALENTS" means (i) United States dollars, (ii) securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof having maturities of not more than one year from the date of acquisition, (iii) certificates of deposit and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers' acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any domestic commercial bank having capital and surplus in excess of $500.0 million and a Keefe Bank Watch Rating of "B" or better, (iv) repurchase obligations with a term of not more than seven days for underlying securities of the types described in clauses (ii) and (iii) above entered into with any financial institution meeting the qualifications specified in clause (iii) above, (v) commercial paper having one of the two highest ratings obtainable from Moody's Investors Service, Inc. or Standard & Poor's Ratings Group and in each case maturing within nine months after the date of acquisition, and (vi) money market funds, the portfolios of which are limited to investments described in clauses (i) through (v) above.

          "CHANGE OF CONTROL" means the occurrence of any of the following: (i) the sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation and excluding sales, leases, transfers, conveyances or other dispositions pursuant to Securitizations, Warehouse Facilities or Residual Receivables financing arrangements otherwise permitted by this Indenture entered into in the ordinary course of business), in one or a series of related transactions, of all or substantially all of the assets of the Company and its Restricted Subsidiaries taken as a whole to any "person" (as such term is used in Section 13(d)(3) of the Exchange Act) other than a Permitted Holder, (i) the adoption of a plan relating to the liquidation or dissolution of the Company,
(iii) the consummation of any transaction (including, without limitation, any merger or consolidation) the result of which is that any "person" (as defined above) other than a Permitted Holder becomes the "beneficial owner" (as such term is defined in Rule 13d-3 and Rule 13d-5 under the Exchange Act), directly or indirectly, of more than 50% of the Voting Stock of the Company (measured by general voting power rather than number of shares), (iv) the first day on which a majority of the members of the Board of Directors of the Company are not Continuing Directors or (v) the Company consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, the Company, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of the Company is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of the Company outstanding immediately prior to such transaction is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting a majority of the outstanding shares of such Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance). For purposes of this definition, any transfer of an equity interest of an entity that was formed for the purpose of acquiring Voting Stock of the Company will be deemed to be a transfer of such portion of such Voting Stock as corresponds to the portion of the equity of such entity that has been so transferred.

          "CHANGE OF CONTROL OFFER" shall have the meaning provided in Section 4.15.

          "CHANGE OF CONTROL PAYMENT" shall have the meaning provided in Section 4.15.

          "CHANGE OF CONTROL PAYMENT DATE" shall have the meaning provided in
Section 4.15.

          "COLLATERAL" shall mean inclusively, all rights, title and interest of the Company or any Subsidiary Guarantor in the respective Pledged Collateral or Collateral (including the Pledged Servicing Rights) (as defined in any of the respective Pledge Agreements and the Security Agreements, respectively) and the Escrow Account and other Collateral Security (as defined in and under the Escrow Agreement), and the proceeds thereof.

          "COLLATERAL AGENT" shall mean the each of the Agents under the respective Pledge Agreements, the Escrow Agent under the Escrow Agreement and the Agent under the Security Agreement, including in each case the Trustee when serving in any such capacity.

          "COLLATERAL AGREEMENTS" means, collectively the Pledge Agreements, the Security Agreements, the Escrow Agreement and any other document or instrument executed or delivered in connection with any of the foregoing, in each case, as the same may be in force from time to time.

          "CONSOLIDATED LEVERAGE RATIO" as of any date of determination means the ratio of (i) the aggregate amount of all consolidated Indebtedness of the Company and its Restricted Subsidiaries excluding (A) Permitted Warehouse Debt, and (B) Hedging Obligations permitted to be incurred pursuant to Section 4.09(b)(vii) to (ii) the Consolidated Net Worth of the Company.

          "CONSOLIDATED NET INCOME" means, with respect to any Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries (for such period, on a consolidated basis, determined in accordance with GAAP); provided, that (i) the Net Income (but not loss) of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid in cash to the referent Person or a Wholly-Owned Restricted Subsidiary thereof, (ii) the Net Income of any Restricted Subsidiary shall be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of that Net Income is not at the date of determination permitted without any prior governmental approval (that has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, (iii) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded, and (iv) the cumulative effect of a change in accounting principles shall be excluded.

          "CONSOLIDATED NET WORTH" means, with respect to any Person as of any date, the sum of (i) the consolidated equity of the common stockholders of such Person and its consolidated Restricted Subsidiaries as of such date plus (ii) the respective amounts reported on such Person's balance sheet as of such date with respect to any series of preferred stock (other than Disqualified Stock) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by such Person upon issuance of such preferred stock, less (x) all write-ups (other than write-ups resulting from foreign currency translations and write-ups of tangible assets of a going concern made within 12 months after the acquisition of such business) subsequent to the date of this Indenture in the book value of any asset owned by such Person or a consolidated Restricted Subsidiary of such Person, (y) all Investments as of such date in unconsolidated Restricted Subsidiaries and in Persons that are not Restricted Subsidiaries and
(z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

          "CONTINUING DIRECTOR" means, as of any date of determination, any member of the Board of Directors of the Company who (i) was a member of such Board of Directors on the Original Issue Date or (ii) was nominated for election or elected to such Board of Directors with the approval of a majority of the Directors constituting Continuing Directors who were members of such Board at the time of such nomination or election.

          "COVENANT DEFEASANCE" shall have the meaning provided in Section 8.03.

          "CORPORATE TRUST OFFICE OF THE TRUSTEE" shall be at the address of the Trustee specified in Section 13.02 or such other address as the Trustee may give notice to the Company.

          "CREDIT ENHANCEMENT AGREEMENTS" means, collectively, any documents, instruments or agreements entered into by the Company or, any of its Restricted Subsidiaries with any Person exclusively for the purpose of providing credit support for Asset-Backed Securities issued in connection with Securitizations.

          "CUSTODIAN" means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

          "DEFAULT" means any event that is or with the passage of time or the giving of notice or both would be an Event of Default.

          "DISQUALIFIED STOCK" means any Capital Stock that either (A) by its terms (or by the terms of any security into which it is convertible or for which it is exchangeable), or upon the happening of any event, (i) matures or is mandatorily redeemable, in whole or in part, pursuant to a sinking fund obligation or otherwise or, (ii) is convertible into or exchangeable for Indebtedness or Disqualified Stock, in whole or in part, or (iii) is redeemable, in whole or in part, at the option of the Holder thereof at any time, in any such case, on or prior to the date that is 91 days after the date on which the Senior Notes mature, or (B) is designated by the Company (in a resolution of the Board of Directors delivered to the Trustee) as Disqualified Stock.

          "ELIGIBLE RECEIVABLES" means, at the time of determination, Receivables meeting the sale or loan eligibility criteria set forth in one or more of the Warehouse Facilities to which the Company or any of its Restricted Subsidiaries is a party at such time and is eligible for sale in a Securitization.

          "EQUITY INTERESTS" means Capital Stock and all warrants, options or other rights to acquire such Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, such Capital Stock).

          "ESCROW AGENT" means the Person designated as such in the Escrow Agreement. As of the Issue Date, the Trustee is the Escrow Agent.

          "ESCROW AGREEMENT" means that certain Escrow Agreement, dated the date of this Indenture and substantially in the form of Exhibit K hereto, between the Company and the Trustee, as such agreement may be amended, modified or supplemented from time to time.

          "EVENT OF DEFAULT" shall have the meaning provided in Section 6.01.

          "EXCESS SPREAD" means, over the life of a pool of Receivables that have been sold by the Company or a Restricted Subsidiary in a Securitization, the rights, other than servicing rights, retained by the Company or such Restricted Subsidiary at or subsequent to the closing of such Securitization or sale with respect to such pool, to receive cash flows attributable to such pool.

          "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated by the SEC thereunder.

          "FAIR MARKET VALUE" means, with respect to any asset or property, the price which could be negotiated in an arm's-length, free market transaction, for cash, between an informed and willing seller and an informed and willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction.

          "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, which are in effect from time to time.

          "GUARANTEE" means a guarantee (other than by endorsement of negotiable instruments for collection in the ordinary course of business), direct or indirect, in any manner (including, without limitation, letters of credit and reimbursement agreements in respect thereof), of all or any part of any Indebtedness. Notwithstanding the foregoing, the term "Guarantee" does not include obligations pursuant to representations, warranties, covenants and indemnities in connection with a Securitization or Warehouse Facility.

          "GUARANTED OBLIGATIONS" shall mean all of the following obligations, whether now existing or hereafter incurred: (i) the due and punctual payment of the principal and premium, if any, of, and interest on, the Senior Notes when and as the same shall be due and payable, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Senior Notes and under the Indenture (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Company or any Subsidiary Guarantor); (ii) the due performance and observance by the Company and of each Subsidiary Guarantor of all if its other obligations from time to time existing in respect of the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements; and (iii) all fees, costs, charges and expenses paid or incurred by the Trustee or any Holder or Beneficial Holder in connection with the creation, protection and preservation or enforcement of its or their rights under any of the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements, on a full indemnity basis.

          "HEDGING OBLIGATIONS" means, with respect to any Person, the Net obligations of such Person under (i) interest rate or currency swap agreements, cap agreements, collar agreements and related agreements and (ii) other agreements or arrangements designed to protect such Person against fluctuations in value of assets owned, financed or sold, or of liabilities incurred or assumed, or of pre-funding arrangements, in any case in the ordinary course of business of such Person and not for speculative purposes.

          "HOLDER" means a person in whose name a Senior Note is registered.

          "INDEBTEDNESS" means, with respect to any Person, any indebtedness of such Person, whether or not contingent, in respect of (i) borrowed money or evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof) or banker's acceptances or representing Capital Lease Obligations or the unpaid deferred balance of the purchase price of any property or representing any Hedging Obligations, except any such balance that constitutes an accrued expense or trade payable, if and to the extent any of the foregoing indebtedness (other than letters of credit and Hedging Obligations) would appear as a liability upon a balance sheet of such Person prepared in accordance with GAAP, (ii) all indebtedness of others secured by a Lien on any asset of such Person (whether or not such indebtedness is assumed by such Person), (iii) without duplication, all Warehouse Debt, (iv) all obligations of such Person with respect to the redemption, repayment or other repurchase of any Disqualified Stock and, in the case of any Subsidiary Guarantor, preferred stock (but excluding in each case any accrued dividends thereon), and (v) to the extent not otherwise included, the Guarantee by such Person of any indebtedness of any other Person to the extent of any Guarantee of such indebtedness provided by such Person. Except in the case of Warehouse Debt (the amount of which shall be determined in accordance with the definition thereof) and except in the case of Hedging Obligations (the amount of which shall be determined on a net basis after rights of set-off and related positions), the amount of Indebtedness of any Person at any date shall be the outstanding balance at such date of all unconditional obligations as described above and the maximum liability, upon the occurrence of the contingency giving rise to the obligation, of any contingent obligations at such date. Notwithstanding the foregoing, the term "Indebtedness" does not include obligations pursuant to representations, warranties, covenants and indemnities in connection with a Securitization or Warehouse Facility.

          "INDENTURE" means this Indenture, as amended or supplemented from time to time in accordance with the terms hereof.

          "INTEREST PAYMENT DATE" means the stated maturity of an installment of interest on the Senior Notes on February 1 and August 1 of each year.

          "INVESTMENTS" means, with respect to any Person, all investments by such Person in other Persons (including Affiliates) in the forms of direct or indirect loans (including Guarantees of Indebtedness), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided that an acquisition of Equity Interests or other securities by the Company for consideration consisting of common equity securities of the Company (other than Disqualified Stock) shall not be deemed to be an Investment.

          "ISSUE DATE" means the date of first issuance of the Senior Notes under this Indenture.

          "LEGAL DEFEASANCE" shall have the meaning provided in Section 8.02.

          "LEGAL HOLIDAY" means a Saturday, a Sunday or a day on which banking institutions in the City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          "LIEN" means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction).

          "MATURITY DATE" means August 1, 2004.

          "MILLER STOCKHOLDERS" means (i) any of Hugh Miller, Lee Miller, Marc
E. Miller and Sidney Miller; (ii) any spouse or lineal descendent of any Person named in clause (i); and (iii) any trust of which the beneficial interests in such are held by any of the Persons named in clauses (i) and (ii).

          "MINIMUM RESIDUAL AMOUNT" shall have the meaning provided in Section 4.17.

          "MINIMUM SENIOR RESIDUAL AMOUNT" shall have the meaning provided in
Section 4.17.

          "NET INCOME" means, with respect to any Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (i) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (a) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions) or (b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries and (ii) any extraordinary or nonrecurring gain (but not loss), together with any related provision for taxes on such extraordinary or nonrecurring gain (but not loss).

          "NET PROCEEDS" means the aggregate Cash Equivalent proceeds received by the Company or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any Cash Equivalent received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect to the sale price of such asset or assets established in accordance with GAAP.

          "NET WORTH" as of any date of determination, means the net worth of the Company, the Subsidiary Guarantors and their Subsidiaries on a consolidated basis as determined in accordance with GAAP.

          "NIMS" shall have the meaning provided in Section 4.17.

          "NON-RECOURSE DEBT" means Indebtedness (i) as to which neither the Company nor any of its Restricted Subsidiaries (a) provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness), or (b) is directly or indirectly liable (as a guarantor or otherwise); and (ii) as to which the lenders have been notified in writing that they will not have any recourse to the stock or assets of the Company or any of its Restricted Subsidiaries.

          "OBLIGATIONS" means any principal, interest, penalties, fees and other liabilities payable under the documentation governing any Indebtedness.

          "OFFICER" means, with respect to any Person, the Chairman of the Board, the Chief Executive Officer, the President, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Controller, the Secretary or any Vice President of such Person.

          "OFFICERS' CERTIFICATE" means a certificate signed on behalf of the Company by two Officers of the Company, one of whom must be the principal executive officer, the principal financial officer, the treasurer or the principal accounting officer of the Company, that meets the requirements of
Section 13.05 hereof.

          "OPINION OF COUNSEL" means an opinion from legal counsel who is acceptable to the Trustee. The counsel may be an employee of or counsel to the Company or the Trustee.

          "ORIGINAL INDENTURE" has the meaning set forth in Section 11.04.

          "ORIGINAL ISSUE DATE" means July 23, 1997.

          "ORIGINAL NOTES" has the meaning set forth in Section 11.04.

          "OWNER TRUSTEE" means the Owner Trustees under the Residual Collateral Trust Agreements. As of the Issue Date, Wilmington Trust Company is the Owner Trustee.

          "PAYING AGENT" means the office or agency maintained by the Company where Senior Notes may be presented or surrendered for payment, except that, for the purposes of Articles Three and Eight of this Indenture relating to redemption of the Senior Notes and satisfaction and discharge of this Indenture, respectively, and Section 4.15 hereof, the Paying Agent shall not be the Company, any Subsidiary or Affiliate (including, without limitation, any Miller Stockholder).

          "PERMITTED BUSINESSES" means any consumer or commercial finance business or any financial service business.

          "PERMITTED HOLDER" means any of Messrs. Sidney A. Miller, Hugh Miller, Marc E. Miller and Lee Miller, any spouse or lineal descendant thereof or any trust all of the beneficiaries of which are any of the foregoing.

          "PERMITTED INVESTMENTS" means (a) any Investment in the Company or in a Restricted Subsidiary that is a Subsidiary Guarantor; (b) any Investment in Cash Equivalents; (c) any Investment by the Company or any Restricted Subsidiary in a Person if, as a result of such Investment, (i) such Person becomes (x) a Wholly-Owned Restricted Subsidiary and (y) a Subsidiary Guarantor that is engaged in a Permitted Business or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, the Company or a Wholly-Owned Restricted Subsidiary that is a Subsidiary Guarantor and that is engaged in a Permitted Business; (d) any Investment in Receivables, Residual Receivables or Servicing Receivables (without giving effect to the proviso contained in the definition thereof) or in the Capital Stock of an entity substantially all of the assets of which are Residual Receivables or Servicing Receivables made in the ordinary course of business, provided that after giving effect to such Investment, the Company remains in compliance with Section 4.17; (e) any investment in a Securitization Trust established by the Company or any Subsidiary thereof made in the ordinary course of business; and (f) other Investments in any Person (other than an Affiliate of the Company that is not also a Subsidiary of the Company) that do not exceed $10.0 million in the aggregate since the Original Issue Date.

          "PERMITTED LIENS" means (i) Liens on Receivables or other assets securing Warehouse Debt or Hedging Obligations (or Guarantees of Warehouse Debt or Hedging Obligations); (ii) Liens in favor of the Company or any Restricted Subsidiary; (iii) Liens on property of a Person existing at the time such Person is merged into or consolidated with the Company or any Restricted Subsidiary of the Company; provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with the Company or such Restricted Subsidiary; (iv) Liens on property existing at the time of acquisition thereof by the Company or any Restricted Subsidiary of the Company, provided that such Liens were in existence prior to the contemplation of such acquisition; (v) Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other Obligations of a like nature incurred in the ordinary course of business; (vi) Liens to secure Indebtedness (including Capital Lease Obligations) permitted by Section 4.09(b)(i) hereof covering only the assets acquired with such Indebtedness; (vii) Liens existing on the Original Issue Date; (viii) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor; (ix) Liens (including, without limitation, Liens on Residual Receivables) in favor of a monoline insurance company or other provider of credit enhancement pursuant to a Credit Enhancement Agreement; (x) Liens incurred in the ordinary course of business of the Company or any Restricted Subsidiary of the Company with respect to Obligations that do not exceed $1.0 million at any one time outstanding and that (a) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (b) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by the Company or such Restricted Subsidiary; (xi) Liens imposed by law, including but not limited to carriers', warehousemen's and mechanics' Liens, in each case for sums not yet due or being contested in good faith by appropriate proceedings or, other Liens arising out of judgments or awards against the Company or any of its Restricted Subsidiaries with respect to which the Company or such Restricted Subsidiary shall then be proceeding with an appeal or other proceedings for review; (xii) survey exceptions, easements and other restrictions on the use of property; (xiii) Liens securing Indebtedness the proceeds of which were utilized by the Company or a Restricted Subsidiary solely to fund or reimburse any advances to Securitization Trusts permitted by clause (v) of the second paragraph of Section
4.07 hereof, provided that such Liens encumber no assets other than the contractual right of the Company or such Restricted Subsidiary, as the case may be, to be reimbursed in respect of any such advances; (xiv) Liens on assets of Unrestricted Subsidiaries of the Company that secure Non-Recourse Debt of Unrestricted Subsidiaries of the Company; (xv) Liens to secure any Refinancing (or successive Refinancings), in whole or in part, of any Indebtedness (or commitment for Indebtedness) existing on the Original Issue Date, provided, however, that (A) any such new Lien shall be a Lien on the same asset class or interest securing the original Lien and (B) the Indebtedness secured by such Lien is not, solely by virtue of the Refinancing (unless otherwise permitted by this Indenture), increased to an amount greater than the greater of (1) the outstanding principal amount of the Indebtedness existing on the Original Issue Date secured by such Lien, or (2) if such Lien secures Indebtedness under a line of credit, the commitment amount of such line of credit existing on the Original Issue Date; (xvi) Liens on (A) Servicing Receivables, (B) Residual Receivables not utilized in the determination of the Minimum Residual Amount and/or (C) the Capital Stock of Restricted Subsidiaries of the Company (other than the Residual Collateral Trusts) substantially all of the assets of which are Residual Receivables and/or Servicing Receivables; (xvii) any Liens arising under this Indenture or the Collateral Agreements; (xviii) with respect to the Collateral, Liens with respect to which the Holders of a majority of the principal amount of the Senior Notes have consented. Any determination of Senior Residual Receivables shall be based on the consolidated balance sheet of the Company and its Restricted Subsidiaries for the most recently ended fiscal quarter for which financial statements are available, after giving pro forma effect to the Lien for which such determination is being made and to any other sale of or Lien on or reduction of Residual Receivable since the date of such balance sheet. Notwithstanding anything herein to the contrary, Permitted Liens shall not include Liens on Collateral other than the Liens created by the Collateral Agreements.

          "PERMITTED REFINANCING INDEBTEDNESS" means any Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to extend, refinance, renew, replace, defease or refund other Indebtedness or Disqualified Stock of the Company or any of its Restricted Subsidiaries (other than Indebtedness incurred pursuant to Sections 4.09(b)(ii), (iii), (vii), (ix), (x), (xi) and
(xii)); provided that: (i) the principal amount (or accreted value, if applicable) or mandatory redemption amount of such Permitted Refinancing Indebtedness does not exceed the principal amount of (or accreted value, if applicable) or mandatory redemption amount, plus accrued interest or dividends on, the Indebtedness or Disqualified Stock so extended, refinanced, renewed, replaced, defeased or refunded (plus the amount of contractual prepayment charges and reasonable expenses incurred in connection therewith); (ii) such Permitted Refinancing Indebtedness has a final maturity or final redemption date later than the final maturity or final redemption date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; (iii) if the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded is subordinated in right of payment to the Senior Notes, such Permitted Refinancing Indebtedness is subordinated in right of payment to, the Senior Notes on terms at least as favorable to the Holders of the Senior Notes as those contained in the documentation governing the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded; and (iv) such Indebtedness is incurred or such Disqualified Stock is issued either by the Company or by the Restricted Subsidiary who is the obligor on the Indebtedness or Disqualified Stock being extended, refinanced, renewed, replaced, defeased or refunded.

          "PERMITTED WAREHOUSE DEBT" means Warehouse Debt of the Company or a Restricted Subsidiary outstanding under one or more Warehouse Facilities (excluding any Guarantees issued by the Company or a Restricted Subsidiary in connection therewith); provided, however, that (i) the assets purchased with proceeds of such Warehouse Debt are or, prior to any funding under the Warehouse Facility with respect to such assets, were eligible to be recorded as held for sale on the consolidated balance sheet of the Company and its Restricted Subsidiaries in accordance with GAAP, (ii) such Warehouse Debt will be deemed Permitted Warehouse Debt (a) in the case of a Purchase Facility, only to the extent the holder of such Warehouse Debt has no contractual recourse to the Company or any of its Restricted Subsidiaries to satisfy claims in respect of such Warehouse Debt in excess of the realizable value of the Eligible Receivables financed thereby, and (b) in the case of any other Warehouse Facility, at the time such Warehouse Debt is incurred, only to the extent of the lesser of (A) the amount advanced by the lender with respect to the Eligible Receivables financed under such Warehouse Facility, and (B) 100% of the aggregate principal amount of such Eligible Receivables and (iii) any such Indebtedness incurred under such Warehouse Facility has not been outstanding in excess of 364 days.

          "PERSON" means any individual, corporation, partnership, joint venture, association, joint stock company, limited liability company, trust, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

          "PLEDGE AGREEMENT" means any of those certain Pledge Agreements dated as of the date of this Indenture and substantially in the form attached as Exhibits C and D hereto, as such agreements may be amended, modified or supplemented from time to time.

          "PRINCIPAL" of a debt security means the principal of the security plus the premium, if any, on the security.

          "PURCHASE FACILITY" means any Warehouse Facility in the form of a purchase and sale facility pursuant to which the Company or a Restricted Subsidiary sells Receivables to a financial institution, commercial paper facility or conduit and retains a right of first refusal or other repurchase arrangement upon the subsequent resale of such Receivables by such financial institution, commercial paper facility or conduit.

          "RECEIVABLES" means consumer and commercial loans, leases and receivables purchased or originated by the Company or any Restricted Subsidiary; provided, however, that for purposes of determining the amount of a Receivable at any time, such amount shall be determined in accordance with GAAP, consistently applied, as of the most recent practicable date.

          "REDEMPTION DATE," when used with respect to any Senior Note to be redeemed, means the date fixed for such redemption pursuant to this Indenture and the Senior Notes.

          "REDEMPTION PRICE," when used with respect to any Senior Note to be redeemed, means the price fixed for such redemption pursuant to this Indenture and the Senior Notes.

          "REFINANCE" means, in respect of any Indebtedness, to extend, refinance, renew, replace, defease, refund, repay, prepay, redeem, or retire, or to issue other Indebtedness in exchange or replacement for, such Indebtedness. "Refinanced" and "Refinancing" shall have correlative meanings.

          "REGISTRAR" shall have the meaning provided in Section 2.03.

          "REGISTRATION RIGHTS AGREEMENT" means that certain Registration Rights Agreement, dated the date of this Indenture and substantially in the form of Exhibit J hereto, between the Company and Chase Mellon Shareholder Services, L.L.C., as warrant agent, as such agreement may be amended, modified or supplemented from time to time.

          "RELATED AGREEMENTS" means Warrant Agreement, Registration Rights Agreement, Escrow Agreement, the Residual Collateral Trust Agreements, Administration Agreements and the Back-up Servicing Agreement.

          "REMAINING EARNINGS" has the meaning set forth in the Escrow
Agreement.

          "RESIDUAL COLLATERAL TRUST AGREEMENTS" means those certain Deposit Trust Agreements, dated as of the date of the Indenture and substantially in the form of Exhibit H hereto, as such agreements may be amended, modified or supplemented from time to time.

          "RESIDUAL COLLATERAL TRUSTS" means Delta Funding Residual Holding Trust 2000-1 ("Trust 2000-1") and Delta Funding Residual Holding Trust 2000-2 ("Trust 2000-2") formed by DF Special Holdings and Delta Funding, respectively, to hold Residual Receivables in accordance with Sections 4.17 and 4.27. The Residual Collateral Trusts shall be deemed Restricted Subsidiaries and Trust 2000-1 and Trust 2000-2 will be wholly-owned subsidiaries of DF Special Holdings and Delta Funding, respectively.

          "RESIDUAL RECEIVABLES" of the Company means at any time, the capitalized asset value of Excess Spread of the Company and its Restricted Subsidiaries (including, without limitation, subordinated, interest-only and residual certificates of a Securitization Trust), with respect to any Receivable pool of any Securitization Trust, calculated in accordance with GAAP.

          "RESPONSIBLE OFFICER," when used with respect to the Trustee, means any officer within the Corporate Trust Administration of the Trustee (or any successor group of the Trustee) or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge of and familiarity with the particular subject.

          "RESTRICTED INVESTMENT" means an Investment other than a Permitted Investment.

          "RESTRICTED PAYMENTS" shall have the meaning provided in Section 4.07.

          "RESTRICTED SUBSIDIARY" means any Subsidiary other than an Unrestricted Subsidiary. As of the date hereof, the Restricted Subsidiaries are Delta Funding Corporation, DF Special Holdings Corporation, Fidelity Mortgage Inc., DFC Financial Corporation, DFC Financial of Canada Limited, DFC Funding of Canada Limited, Continental Property Management Corp. and the Residual Collateral Trusts.

          "SEC" means the Securities and Exchange Commission.

          "SECURITIES ACT" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

          "SECURITIZATION" means either (i) a NIMS or (ii) a public or private transfer of Receivables or Servicing Receivables in the ordinary course of business and by which the Company or a Restricted Subsidiary directly or indirectly securitizes a pool of specialized Receivables or Servicing Receivables, including any such transaction involving the sale of specialized Receivables or Servicing Receivables to a Securitization Trust.

          "SECURITIZATION TRUST" means any Person that is not a Restricted Subsidiary established exclusively for the purpose of (x) issuing securities in connection with any Securitization, the obligations of which are either (i) without recourse to the Company or any of its Subsidiaries (other than obligations constituting Indebtedness incurred in accordance with Section 4.9(a) hereof) or (ii) treated as a sale in accordance with GAAP or (y) a special purpose vehicle formed to facilitate a Securitization. Without limiting the foregoing, the Residual Collateral Trusts are not Securitization Trusts.

          "SECURITY AGREEMENTS" means any of those certain Security Agreements dated as of the date of this Indenture and substantially in the form attached as Exhibit E hereto, as such agreements may be amended, modified or supplemented from time to time.

          "SENIOR INDEBTEDNESS" means all Indebtedness of any Person that is not subordinated in right of payment to any other Indebtedness or other obligations of such Person, excluding Permitted Warehouse Debt and Hedging Obligations permitted to be incurred under this Indenture and, in the case of Indebtedness secured by Senior Residual Receivables, the lesser of (x) the amount of such Indebtedness and (y) the amount of the Senior Residual Receivables securing such Indebtedness.

          "SENIOR NOTES" means the Company's 9 1/2% Senior Secured Notes due August 1, 2004, as amended or supplemented from time to time in accordance with the terms hereof, that are issued pursuant to this Indenture.

          "SENIOR RESIDUAL RECEIVABLES" means Residual Receivables which have not been created as the result of or in connection with the sale, securitization or other disposition of other Residual Receivables.

          "SERVICING RECEIVABLES" means all rights arising by virtue of being the servicer of Receivables including without limitation, the right to receive servicing fees, ancillary income, reinvestment income, prepayment premiums, reimbursements for advances, or any interest in such rights, whether or not such rights or interests are certificated; provided, however, that Servicing Receivables excludes the right to be or to replace the servicer except for the servicer in connection with the Securitization, whole loan sale, or pledge of Receivables under Warehouse Lines.

          "SIGNIFICANT SUBSIDIARY" means any subsidiary that would be a "significant subsidiary" as defined in Rule 1-02 of Regulation S-X under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended.

          "SUBORDINATED INDEBTEDNESS" means any Indebtedness of the Company, the Subsidiary Guarantors and their Subsidiaries on a consolidated basis in accordance with GAAP, the payment of which is subordinated to payment of Obligations to the Holders and which has a maturity date later than the Maturity Date.

          "SUBSIDIARY" means, with respect to any Person, (i) any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person (or a combination thereof) and (ii) any partnership or limited liability company (a) the sole general partner or the managing general partner or managing member of which is such Person or a Subsidiary of such Person or (b) the only general partners or managing members of which are such Person or one or more Subsidiaries of such Person (or any combination thereof).

          "SUBSIDIARY GUARANTEE" means the Guarantees, substantially in the form attached as Exhibit B hereto, of (i) the Subsidiary Guarantors and (ii) any other Person that executes such a Guarantee in accordance with the provisions of the Indenture, and their respective successors and assigns.

          "SUBSIDIARY GUARANTOR" means any Subsidiary of the Company that is required to execute a Subsidiary Guarantee in accordance with the provisions of this Indenture and their respective successors and assigns. As of the date hereof, the Subsidiary Guarantors are Delta Funding Corporation, DF Special Holdings Corporation, Fidelity Mortgage Inc., DFC Financial of Canada Limited, DFC Funding of Canada Limited, Continental Property Management Corp. and the Residual Collateral Trusts.

          "TANGIBLE NET WORTH" means Net Worth, less the sum of the following (without duplication): (a) any other assets of the Company, the Subsidiary Guarantors and their consolidated Subsidiaries which would be treated as intangibles under GAAP including, without limitation, any write-up of assets (other than adjustments to market value to the extent required under GAAP with respect to excess servicing, residual interests in offerings of Asset-Backed Securities and Asset-Backed Securities which are interest-only securities), good-will, research and development costs, trade-marks, trade names, copyrights, patents and unamortized debt discount and expenses and (b) loans or other extensions of credit to officers of the Company or of any of their consolidated Subsidiaries other than Mortgage Loans made to such Persons in the ordinary course of business.

          "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb), as amended, as in effect on the date of the execution of this Indenture.

          "TOTAL ADJUSTED LIABILITIES" means total liabilities minus deferred taxes of the Company, the Subsidiary Guarantors and their Subsidiaries, all as determined on a consolidated basis, in accordance with GAAP.

          "TRUSTEE" means the party named as such in this Indenture until a successor replaces it in accordance with the provisions of this Indenture and thereafter means such successor.

          "TRUST OFFICER" means any officer of the Trustee assigned by the Trustee to administer its corporate trust matters.

          "2000-1 TRUST AGREEMENT" means the Residual Collateral Trust Agreement relating to the Delta Funding Residual Holding Trust 2000-1.

          "2000-2 TRUST AGREEMENT" means the Residual Collateral Trust Agreement relating to the Delta Funding Residual Holding Trust 2000-2.

          "UNENCUMBERED LIQUID ASSETS" means the aggregate of (x) cash owned by the Company and its Subsidiaries on a consolidated basis not subject to pledge or lien in favor of any third party, (y) the cash in the Cash Escrow Account and
(z) the Fair Market Value of all mortgage loans owned by the Company or any of its Subsidiaries not subject to a pledge or lien in favor of any third party.

          "UNRESTRICTED SUBSIDIARY" means either (i) a Securitization Trust or
(ii) any Subsidiary that is not, under the definition of "Subsidiary Guarantor", listed as a Subsidiary Guarantor as of the date hereof and is designated by the Board of Directors as an Unrestricted Subsidiary pursuant to a Board Resolution; but only to the extent that such Subsidiary: (a) is not party to any agreement, contract, arrangement or understanding with the Company or any Restricted Subsidiary unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to the Company or such Restricted Subsidiary that those that might be obtained at the time from Persons who are not Affiliates of the Company; (b) is a Person with respect to which neither the Company nor any of its Restricted Subsidiaries has any direct or indirect obligation (other than obligations constituting Indebtedness incurred in accordance with Section 4.09 hereof) (x) to subscribe for additional Equity Interests or (y) to maintain or preserve such Person's financial condition or to cause such Person to achieve any specified levels of operating results; and (c) has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of the Company or any of its Restricted Subsidiaries. Any such designation by the Board of Directors shall be evidenced to the Trustee by filing with the Trustee a certified copy of the Board Resolution giving effect to such designation and an Officers' Certificate certifying that such designation complied with the foregoing conditions and was permitted by Section
4.07 hereof. If, at any time, any Unrestricted Subsidiary would fail to meet the foregoing requirements as an Unrestricted Subsidiary, it shall thereafter cease to be an Unrestricted Subsidiary for purposes of this Indenture and any Indebtedness of such Subsidiary shall be deemed to be incurred by a Restricted Subsidiary of the Company as of such date (and, if such Indebtedness is not permitted to be incurred as of such date under the covenant in Section 4.09 hereof, the Company shall be in default of such covenant). The Board of Directors of the Company may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided that such designation shall be deemed to be an incurrence of Indebtedness and issuance of preferred stock by a Restricted Subsidiary of the Company of any outstanding Indebtedness of such Unrestricted Subsidiary and such designation shall only be permitted if (i) such Indebtedness and preferred stock is permitted under Section 4.09 hereof (ii) such Subsidiary becomes a Subsidiary Guarantor, and (iii) no Default or Event of Default would exist following such designation.

          "U.S. GOVERNMENT OBLIGATIONS" means direct non-callable obligations of, or non-callable obligations guaranteed by, the United States of America for the payment of which obligation or guarantee the full faith and credit of the United States of America is pledged.

          "U.S. LEGAL TENDER" means such coin or currency of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts.

          "VOTING STOCK" of any Person as of any date means the Capital Stock of such Person that is at the time entitled to vote generally in the election of the Board of Directors of such Person.

          "WAREHOUSE DEBT" means Indebtedness of the Company or a Restricted Subsidiary equal to the greater of (x) the consideration received by the Company or its Restricted Subsidiaries under a Warehouse Facility and (y) in the case of a Purchase Facility, the book value of the Eligible Receivables financed under such Warehouse Facility, until such time as such Eligible Receivables are (i) securitized, (ii) repurchased by the Company or its Restricted Subsidiaries or
(iii) sold by the counterparty under the Warehouse Facility to a Person who is not an Affiliate of the Company, including any Guarantees issued by the Company or a Restricted Subsidiary in connection therewith.

          "WARRANT AGENT" means the Person designated as such in the Warrant Agreement and the Registration Rights Agreement, respectively. As of the Issue Date, the Warrant Agent is ChaseMellon Shareholder Services, L.L.C.

          "WARRANT AGREEMENT" means that certain Warrant Agreement, dated the date of this Indenture and substantially in the form attached as Exhibit I hereto, between the Company and ChaseMellon Shareholder Services, L.L.C., as warrant agent, as such agreement may be amended, modified or supplemented from time to time.

          "WAREHOUSE FACILITY" means any funding arrangement, including Purchase Facilities, with a financial institution or other lender or purchaser or any conduit or special purpose vehicle used in connection with such funding arrangement, to the extent (and only to the extent) that the Company or any of its Restricted Subsidiaries incurs Warehouse Debt thereunder exclusively to finance or refinance the purchase or origination of Receivables by the Company or a Restricted Subsidiary prior to securitization, as such arrangements may be amended, modified, waived or supplemented from time to time.

          "WEIGHTED AVERAGE LIFE TO MATURITY" means, when applied to any Indebtedness or Disqualified Stock at any date, the number of years obtained by dividing (i) the sum of the products obtained by multiplying (a) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity (or final redemption, in the case of Disqualified Stock), in respect thereof, by (b) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment, by (ii) the then outstanding principal amount of such Indebtedness or mandatory redemption amount of Disqualified Stock.

          "WHOLLY-OWNED RESTRICTED SUBSIDIARY" of any Person means a Restricted Subsidiary of such Person all of the outstanding Capital Stock or other ownership interests of which (other than directors' qualifying shares) shall at the time be owned by such Person or by one or more Wholly-Owned Restricted Subsidiaries of such Person.

SECTION 1.02    Incorporation by Reference of TIA.

          Whenever this Indenture refers to a provision of the TIA, such provision is incorporated by reference in, and made a part of, this Indenture. The following TIA terms used in this Indenture have the following meanings:

          "indenture securities" means the Senior Notes.

          "obligor" on the indenture securities means the Company, any Subsidiary Guarantor, or any other obligor on the Senior Notes or the Subsidiary Guarantees.

          All other TIA terms used in this Indenture that are defined by the TIA, defined by TIA reference to another statute or defined by SEC rule and not otherwise defined herein have the meanings assigned to them therein.

SECTION 1.03    Rules of Construction.

          Unless the context otherwise requires:

          (1) a term has the meaning assigned to it;

          (2) an accounting term not otherwise defined has the meaning assigned to it in accordance with GAAP;

          (3) "or" is not exclusive;

          (4) words in the singular include the plural, and words in the plural include the singular;

          (5) provisions apply to successive events and transactions;

          (6) "herein", "hereof" and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision; and

          (7) "including" is not intended to be a limiting term.


                                   ARTICLE TWO

                                THE SENIOR NOTES

SECTION 2.01.   Form and Dating.

          The Senior Notes, the notations thereon relating to the Subsidiary Guarantees and the Trustee's certificate of authentication shall be substantially in the form of Exhibit A. The Senior Notes may have notations, legends or endorsements required by law, stock exchange rule or usage. The Company and the Trustee shall approve the form of the Senior Notes and any notation, legend or endorsement on them. Each Senior Note shall be dated the date of its authentication.

          The terms and provisions contained in the Senior Notes and the Subsidiary Guarantees shall constitute, and are hereby expressly made, a part of this Indenture and, to the extent applicable, the Company, the Subsidiary Guarantors and the Trustee, by their execution and delivery of this Indenture, expressly agree to such terms and provisions and to be bound thereby.

          However, to the extent any provision of any Senior Note or Subsidiary Guarantee conflicts with the express provisions of this Indenture, the provisions of this Indenture shall govern and be controlling.

SECTION 2.02.   Execution and Authentication.

          Two Officers, or an Officer and a Secretary or an Assistant Secretary, shall sign, or one Officer shall sign and one Officer or a Secretary or an Assistant Secretary (each of whom shall, in each case, have been duly authorized by all requisite corporate actions) shall attest to, the Senior Notes for the Company by manual or facsimile signature. Each Subsidiary Guarantor shall execute a Subsidiary Guarantee in the manner set forth in Section 11.02.

          If an Officer whose signature is on a Senior Note was an Officer at the time of such execution but no longer holds that office at the time the Trustee authenticates the Senior Note, the Senior Note shall be valid nevertheless.

          A Senior Note shall not be valid until an authorized signatory of the Trustee manually signs the certificate of authentication on the Senior Note. The signature shall be conclusive evidence that the Senior Note has been authenticated under this Indenture.

          The Trustee shall authenticate Senior Notes for original issue in the aggregate principal amount of up to $150,000,000 upon a written order of the Company in the form of an Officers' Certificate. The Officers' Certificate shall specify the amount of Senior Notes to be authenticated and the date on which the Senior Notes are to be authenticated. The aggregate principal amount of Senior Notes outstanding at any time may not exceed $150,000,000, except as provided in
Section 2.07. Upon the written order of the Company in the form of an Officers' Certificate, the Trustee shall authenticate Senior Notes in substitution of Senior Notes originally issued to reflect any name change of the Company.

          The Trustee may appoint an authenticating agent reasonably acceptable to the Company to authenticate Senior Notes. Unless otherwise provided in the appointment, an authenticating agent may authenticate Senior Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company and Affiliates of the Company.

          The Senior Notes shall be issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof.

SECTION 2.03.   Registrar and Paying Agent.

          The Company shall maintain an office or agency in New York, New York where (a) Senior Notes may be presented or surrendered for registration of transfer or for exchange ("Registrar"), (b) Senior Notes may be presented or surrendered for payment and (c) notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in New York, New York for such purposes. The Company may act as its own Registrar or Paying Agent except that for the purposes of Articles Three and Eight and Section 4.15, neither the Company nor any of its Subsidiaries or Affiliates (including, without limitation, any Miller Stockholder) shall act as Paying Agent. The Registrar shall keep a register of the Senior Notes and of their transfer and exchange. The Company upon notice to the Trustee, may have one or more co-Registrars and one or more additional paying agents reasonably acceptable to the Trustee. The Company initially appoints the Trustee as Registrar and Paying Agent until such time as the Trustee has resigned or a successor has been appointed.

          The Company shall enter into an appropriate agency agreement with any Agent not a party to this Indenture, which agreement shall incorporate provisions of the TIA and implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee, in advance, of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

SECTION 2.04.   "Trustee" To Include Paying Agent.

          In case at any time any Paying Agent other than the Trustee shall have been appointed by the Company and be then acting hereunder, the term "Trustee" as used in this Article 2 shall in such case (unless the context shall otherwise require) be construed as extending to and including such Paying Agent within its meaning as fully and for all intents and purposes as if such Paying Agent were named in this Article 2 in place of the Trustee.

SECTION 2.05.   Paying Agent to Hold Assets in Trust.

          The Company shall require each Paying Agent other than the Trustee to agree in writing that each Paying Agent shall hold in trust for the benefit of Holders or the Trustee all assets held by the Paying Agent for the payment of principal of, or interest on, the Senior Notes (whether such assets have been distributed to it by the Company or any other obligor on the Senior Notes), and shall notify the Trustee of any Default by the Company (or any other obligor on the Senior Notes) in making any such payment. If the Company or its Subsidiary or Affiliate acts as Paying Agent, it shall segregate such assets and hold them as a separate trust fund. The Company at any time may require a Paying Agent to distribute all assets held by it to the Trustee and account for any assets disbursed and the Trustee may at any time during the continuance of any payment Default, upon written request to a Paying Agent, require such Paying Agent to distribute all assets held by it to the Trustee and to account for any assets distributed. Upon distribution to the Trustee of all assets that shall have been delivered by the Company (or other obligor or guarantor on the Senior Notes) to the Paying Agent, the Paying Agent shall have no further liability for such assets.

SECTION 2.06.   Holder Lists.

          The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Holders. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Interest Payment Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Holders, which list may be conclusively relied upon by the Trustee.

SECTION 2.07.   Transfer and Exchange.

          When Senior Notes are presented to the Registrar or a co-Registrar with a request to register the transfer of such Senior Notes or to exchange such Senior Notes for an equal principal amount of Senior Notes of other authorized denominations, the Registrar or co-Registrar shall register the transfer or make the exchange as requested if its requirements for such transaction are met; provided, however, that the Senior Notes surrendered for transfer or exchange shall be duly endorsed or accompanied by a written instrument of transfer in form satisfactory to the Company and the Registrar or co-Registrar, duly executed by the Holder thereof or his attorney duly authorized in writing. To permit registrations of transfers and exchanges, the Company shall execute and the Trustee shall authenticate Senior Notes at the Registrar's or co-Registrar's request. No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection therewith (other than any such transfer taxes or similar governmental charge payable upon exchanges or transfers pursuant to Sections 2.02, 2.07, 2.10, 3.03, 3.06 or 9.05 which shall be paid by the Company). The Registrar or co-Registrar shall not be required to register the transfer of or exchange of any Senior Note (i) during a period beginning at the opening of business 15 days before the day of any selection of Senior Notes for redemption under Section 3.02 and ending at the close of business on such day of selection and (ii) selected for redemption in whole or in part pursuant to Article Three, except the unredeemed portion of any Senior Note being redeemed in part.

SECTION 2.08.   Replacement Senior Notes.

          If a mutilated Senior Note is surrendered to the Trustee or if the Holder of a Senior Note claims that the Senior Note has been lost, destroyed or wrongfully taken, the Company shall issue and the Trustee shall authenticate a replacement Senior Note if the Trustee's requirements are met. If required by the Trustee or the Company, such Holder must provide an indemnity bond or other indemnity, sufficient in the judgment of both the Company and the Trustee, to protect the Company, the Trustee or any Agent from any loss which any of them may suffer if a Senior Note is replaced. The Company may charge such Holder for its reasonable, out-of-pocket expenses in replacing a Senior Note, including reasonable fees and expenses of counsel.

          Every replacement Senior Note is an additional obligation of the Company and is guaranteed by each Subsidiary Guarantor in the same manner as other Senior Notes duly issued hereunder.

SECTION 2.09.   Outstanding Senior Notes.

          Senior Notes outstanding at any time are all the Senior Notes that have been authenticated by the Trustee except those canceled by it, those delivered to it for cancellation and those described in this Section as not outstanding. A Senior Note does not cease to be outstanding because the Company, the Subsidiary Guarantors or any of their respective Affiliates holds the Senior Note.

          If a Senior Note is replaced pursuant to Section 2.07 (other than a mutilated Senior Note surrendered for replacement), it ceases to be outstanding unless the Trustee receives proof satisfactory to it that the replaced Senior
Note is held by a bona fide purchaser. A mutilated Senior Note ceases to be outstanding upon surrender of such Senior Note and replacement thereof pursuant to Section 2.07.

          If on a Redemption Date or the Maturity Date the Paying Agent (other than the Company or its Subsidiary or Affiliate) holds U.S. Legal Tender or U.S. Government Obligations sufficient to pay all of the principal and interest due on the Senior Notes payable on that date, then on and after that date such Senior Notes (to the extent of the principal amount redeemed, in the case of a partial redemption) cease to be outstanding and interest on them ceases to accrue.

SECTION 2.10.   Treasury Senior Notes.

          In determining whether the Holders of the required principal amount of Senior Notes have concurred in any direction, waiver or consent, Senior Notes owned by the Company, the Subsidiary Guarantors or any of their respective Affiliates shall be disregarded, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such direction, waiver or consent, only Senior Notes that the Trustee knows or has reason to know are so owned shall be disregarded.

          The Company shall notify the Trustee, in writing (which notice shall constitute actual notice for purposes of the foregoing sentence), when it, the Subsidiary Guarantors or any of their respective Affiliates repurchases or otherwise acquires Senior Notes, of the aggregate principal amount of such Senior Notes so repurchased or otherwise acquired and such other information as the Trustee may reasonably request and the Trustee shall be entitled to rely thereon.

SECTION 2.11.   Temporary Senior Notes.

          Until definitive Senior Notes are ready for delivery, the Company may prepare and the Trustee shall authenticate temporary Senior Notes. Temporary Senior Notes shall be substantially in the form of definitive Senior Notes but may have variations that the Company considers appropriate for temporary Senior Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate definitive Senior Notes in exchange for temporary Senior Notes, without charge to the Holder. Until so exchanged, the temporary Senior Notes shall be entitled to the same benefits under this Indenture as definitive Senior Notes.

SECTION 2.12.   Cancellation.

          The Company at any time may deliver Senior Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Senior Notes surrendered to them for transfer, exchange or payment. The Trustee, or at the direction of the Trustee, the Registrar or the Paying Agent (other than the Company or its Subsidiary or Affiliate), and no one else, shall cancel and, at the written direction of the Company, shall dispose of all Senior Notes surrendered for transfer, exchange, payment or cancellation in accordance with its customary practice. Subject to Section 2.07, the Company may not issue new Senior Notes to replace Senior Notes that it has paid or delivered to the Trustee for cancellation. If the Company or any of its Subsidiaries shall acquire any of the Senior Notes, such acquisition shall not operate as a redemption or satisfaction of the Indebtedness represented by such Senior Notes unless and until the same are surrendered to the Trustee for cancellation pursuant to this Section 2.11.

SECTION 2.13.   Defaulted Interest.

          If the Company defaults in a payment of interest on the Senior Notes, it shall pay the defaulted interest in any lawful manner plus, to the extent lawful, interest payable on the defaulted interest, to the Persons who are Holders on a subsequent special record date, in each case at the rate provided in the Senior Notes and in Section 4.01 hereof. The Company shall notify the Trustee in writing of the amount of defaulted interest proposed to be paid on each Senior Note and the date of the proposed payment. The Company shall fix or cause to be fixed each such special record date and payment date, provided that no such special record date shall be less than 10 days prior to the related payment date for such defaulted interest. At least 15 days before the special record date, the Company (or, upon the written request of the Company, the Trustee in the name and at the expense of the Company) shall mail or cause to be mailed to Holders a notice that states the special record date, the related payment date and the amount of such interest to be paid.

SECTION 2.14.   CUSIP Number.

          The Company in issuing the Senior Notes shall use a "CUSIP" number and the Trustee shall use the CUSIP number in notices of redemption or exchange as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness or accuracy of the CUSIP number printed in the notice or on the Senior Notes, and that reliance may be placed only on the other identification numbers printed on the Senior Notes. The Company will promptly notify the Trustee of any change in the "CUSIP" number.


                                  ARTICLE THREE

                                   REDEMPTION

SECTION 3.01.   Notices to Trustee.

          If the Company elects to redeem Senior Notes pursuant to Section 3.07 hereof, it shall notify the Trustee of the Redemption Date and the principal amount of Senior Notes to be redeemed and whether it wants the Trustee to give notice of redemption to the Holders at least 30 days (unless shorter notice shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee) but not more than 60 days before the Redemption Date. Any such notice may be canceled at any time prior to notice of such redemption being mailed to any Holder and shall thereby be void and of no effect.

          The Company shall give each notice provided for in this Section 3.01, at its expense, at least 30 days before the applicable Redemption Date (unless a shorter notice period shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee), together with an Officers' Certificate and an Opinion of Counsel stating that such redemption shall comply with the conditions contained herein and in the Senior Notes.

SECTION 3.02.   Selection of Senior Notes to Be Redeemed.

          If fewer than all of the Senior Notes are to be redeemed, the Trustee shall select the Senior Notes to be redeemed by lot or by such other method as the Trustee shall determine to be fair and appropriate and in such manner as complies with applicable legal and other requirements, if any.

          The Trustee shall make the selection from the Senior Notes outstanding and not previously called for redemption and shall promptly notify the Company in writing of the Senior Notes selected for redemption and, in the case of any Senior Note selected for partial redemption, the principal amount thereof to be redeemed. Senior Notes in denominations of $1,000 may be redeemed only in whole. The Trustee may select for redemption portions (equal to $1,000 or any integral multiple thereof) of the principal of Senior Notes that have denominations larger than $1,000. Provisions of this Indenture that apply to Senior Notes called for redemption also apply to portions of Senior Notes called for redemption.

SECTION 3.03.   Notice of Redemption.

          At least 30 days (unless shorter notice shall be satisfactory to the Trustee, as evidenced in a writing signed on behalf of the Trustee) but not more than 60 days before a Redemption Date, the Company shall mail a notice of redemption by first class mail to each Holder whose Senior Notes are to be redeemed at its registered address. At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense. Each notice for redemption shall identify the Senior Notes to be redeemed and shall state:

          (1) the Redemption Date;

          (2) the Redemption Price;

          (3) the name and address of the Paying Agent;

          (4) that Senior Notes called for redemption must be surrendered to the Paying Agent to collect the Redemption Price and accrued interest, if any;

          (5) that, unless the Company defaults in making the redemption payment, interest on Senior Notes called for redemption ceases to accrue on and after the Redemption Date, and the only remaining right of the Holders of such Senior Notes is to receive payment of the Redemption Price upon surrender to the Paying Agent of the Senior Notes redeemed;

          (6) if any Senior Note is being redeemed in part, the portion of the principal amount of such Senior Note to be redeemed and that, after the Redemption Date, and upon surrender of such Senior Note, a new Senior Note or Senior Notes in aggregate principal amount equal to the unredeemed portion thereof will be issued;

          (7) if fewer than all the Senior Notes are to be redeemed, the identification of the particular Senior Notes (or portion thereof) to be redeemed, as well as the aggregate principal amount of Senior Notes to be redeemed and the aggregate principal amount of Senior Notes to be outstanding after such partial redemption;

          (8) the paragraph of the Senior Notes pursuant to which the Senior Notes are to be redeemed;

          (9) that no representation is made as to the correctness or accuracy of the CUSIP number, if any, listed in such notice or printed on the Notes; and

          (10) the CUSIP number of the Note.

SECTION 3.04.   Effect of Notice of Redemption.

          Once notice of redemption is mailed in accordance with Section 3.03, Senior Notes called for redemption become due and payable on the Redemption Date and at the Redemption Price. Upon surrender to the Trustee or Paying Agent, such Senior Notes called for redemption shall be paid at the Redemption Price.

SECTION 3.05.   Deposit of Redemption Price.

          On or before 10:00 A.M. New York City time on the Redemption Date, the Company shall deposit with the Paying Agent U.S. Legal Tender sufficient to pay the Redemption Price of all Senior Notes to be redeemed on that date (other than Senior Notes or portions thereof called for redemption on that date which have been delivered by the Company to the Trustee for cancellation). The Paying Agent shall promptly return to the Company any U.S. Legal Tender so deposited which is not required for that purpose upon the written request of the Company, except with respect to monies owed as Obligations to the Trustee pursuant to Article Seven.

          If the Company complies with the preceding paragraph, then, unless the Company defaults in the payment of such Redemption Price and accrued interest, if any, interest on the Senior Notes to be redeemed will cease to accrue on and after the applicable Redemption Date, whether or not such Senior Notes are presented for payment.

SECTION 3.06.   Senior Notes Redeemed in Part.

          Upon surrender of a Senior Note that is to be redeemed in part, the Trustee shall authenticate for the Holder a new Senior Note or Senior Notes equal in principal amount to the unredeemed portion of the Senior Note surrendered.

SECTION 3.07.   Optional Redemption.

          After August 1, 2001, the Senior Notes will be redeemable, at the option of the Company, in whole at any time or in part from time to time, at the following Redemption Prices (expressed as percentages of the principal amount), if redeemed during the twelve-month period commencing on August 1 of the year set forth below, plus, in each case, accrued interest thereon to the Redemption
Date:

             YEAR                                                   PERCENTAGE
             2001........................................            104.750%
             2002........................................            102.375%
             2003 and thereafter.........................            100.000%

SECTION 3.08.   Mandatory Redemption.

          The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.


                                  ARTICLE FOUR

                                    COVENANTS

SECTION 4.01.   Payment Of Senior Notes.

          The Company shall pay or cause to be paid the principal of, premium, if any, and interest on the Senior Notes on the dates and in the manner provided in the Senior Notes. Principal, premium, if any, and interest shall be considered paid on the date due if the Paying Agent, if other than the Company or a Subsidiary thereof, holds, as of 10:00 a.m. New York City Time on the due date, money deposited by the Company in immediately available funds and designated for and sufficient to pay all principal, premium, if any, and interest then due. If a payment date is a Legal Holiday at a place of payment, payment may be made at that place on the next succeeding day that is not a Legal Holiday, and no interest shall accrue for the intervening period.

          The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interests (without regard to any applicable grace period) at the same rate to the extent lawful.

SECTION 4.02.   Maintenance Of Office Or Agency.

          The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency (which may be an office of the Trustee, Registrar or co-Registrar) where Senior Notes may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Senior Notes and this Indenture may be served. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency. If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office of the Trustee.

          The Company may also from time to time designate one or more other offices or agencies where the Senior Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York for such purposes. The Company shall give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency.

          The Company hereby designates the Corporate Trust Office of the Trustee as one such office or agency of the Company in accordance with Section 2.03.

SECTION 4.03.   Reports.

          Whether or not required by the rules and regulations of the SEC, so long as any of the Senior Notes are outstanding, the Company will furnish to the Holders of the Senior Notes (i) all quarterly and annual financial information that would be required to be contained in a filing with the SEC on Forms 10-Q and 10-K if the Company were required to file such Forms, including a "Management's Discussion and Analysis of Financial Condition and Results of Operations" that describes the financial condition and results of operations of the Company and the consolidated Subsidiaries of the Company (showing in reasonable detail, either on the face of the financial statements or in the notes thereto and in Management's Discussion and Analysis of Financial Condition and Results of Operations, if applicable, the financial condition and results of operations of the Company and its Restricted Subsidiaries separately from the financial condition and results of operations of the Unrestricted Subsidiaries of the Company) and, with respect to the annual information only, a report thereon by the Company's certified independent accountants and (ii) all current reports that would be required to be filed with the SEC on Form 8-K if the Company were required to file such reports. In addition, whether or not required by the rules and regulations of the SEC, the Company will file a copy of all such information and reports with the SEC for public availability (unless the SEC will not accept such a filing) and make such information available to securities analysts and prospective investors upon request. Delivery of quarterly information shall be made within 45 days of the end of each quarter. Delivery of annual information shall be made within 90 days of the end of each fiscal year.

          [With respect to the delivery of the annual information only and within 90 days of the end of each fiscal year, the Company shall cause KPMG LLP (or such other firm of internationally recognized accountants as is then retained by the Company as its independent auditors) as part of its annual audit to confirm that the methodology and assumptions utilized by the Company and its Subsidiaries in determining the book value of the Residual Receivables owned by the Company or any of its Subsidiaries were in accordance with GAAP (using the applicable discount rates set forth in Section 4.17) during the audit period.] [KPMG Reviewing]

          Delivery of such reports, information and documents to the Trustee is for informational purposes only and the Trustee's receipt of such shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company's compliance with any of its covenants hereunder (as to which the Trustee is entitled to rely exclusively on Officers' Certificates).

SECTION 4.04.   Compliance Certificate.

          (a)The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company (which ends on December 31 of each year), commencing December 31, 2000, an Officers' Certificate stating that a review of the activities of the Company and its Subsidiaries during the preceding fiscal year has been made under the supervision of the signing Officers with a view to determining whether the Company and its Subsidiaries have kept, observed, performed and fulfilled their obligations under this Indenture, and further stating, as to each such Officer signing such certificate, that to the best of his or her knowledge the Company and each of its Subsidiaries has kept, observed, performed and fulfilled each and every covenant contained in this Indenture and is not in default in the performance or observance of any of the terms, provisions and conditions hereof (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he may have knowledge and what action the Company is taking or proposes to take with respect thereto) and that, to the best of his knowledge, no event has occurred and remains in existence by reason of which payments on account of the principal of or interest, if any, on the Senior Notes are prohibited or if such event has occurred, a description of the event and what action the Company is taking or proposes to take with respect thereto.

          (b)So long as not contrary to the then current recommendations of the American Institute of Certified Public Accountants, and so long as the Company's independent public accountants agree, the year-end financial statements delivered pursuant to Section 4.03 above shall be accompanied by a written statement of the Company's independent public accountants (who shall be a firm of established national reputation) that in making the examination necessary for certification of such financial statements nothing has come to their attention that would lead them to believe that the Company has violated any provisions of
Article 4 or Article 5 of this Indenture or, if any such violation has occurred, specifying the nature and period of existence thereof, it being understood that such accountants shall not be liable directly or indirectly to any person for any failure to obtain knowledge of any such violation.

          (c)The Company shall, so long as any of the Senior Notes are outstanding, deliver to the Trustee, as soon as possible and in any event within five days after any Officer of the Company becoming aware of any Default or Event of Default an Officers' Certificate specifying such Default or Event of Default what action the Company is taking or proposes to take with respect thereto.

SECTION 4.05.   Taxes.

          The Company shall pay, and shall cause each of its Subsidiaries to pay, prior to delinquency, all material taxes, assessments, and governmental levies, except such as are contested in good faith and by appropriate proceedings or where the failure to effect such payment is not reasonably expected to be adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.06.   Stay, Extension And Usury Laws.

          The Company and each of the Subsidiary Guarantors covenants (to the extent that they may lawfully do so) that it shall not at any time insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension or usury law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company and each of the Subsidiary Guarantors (to the extent that they may lawfully do so) hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power herein granted to the Trustee, but shall suffer and permit the execution of every such power as though no such law has been enacted. The Company and each of the Subsidiary Guarantors hereby agree that this Indenture contains the terms and provisions of a workout agreement. The Company and each of the Subsidiary Guarantors also agrees that the Collateral, consisting primarily of the pledge to the Collateral Agent of the ownership interest in the Residual Collateral Trusts, the principal assets of which are Residual Receivables, will rapidly and materially diminish in value in the event of a bankruptcy filing unless servicing of such Residual Receivables previously has been or is implemented immediately by the Back-Up Servicer under the Back-Up Servicing Agreement. As a material incentive for the Holders and Beneficial Holders, the Company and each of the Subsidiary Guarantors hereby agree that they consent to and will not contest or seek to delay the grant of relief (including the request for immediate relief on an emergency basis) requested in any motion for relief from stay, filed by the Holders, the Beneficial Holders, the Collateral Agent or the Trustee, in a bankruptcy case (whether under Chapters 7 or 11 of the Bankruptcy Code and whether a voluntary or involuntary case) of any of The Company or the Subsidiary Guarantors, seeking relief from the automatic stays under Section 362(a) of the Bankruptcy Code to the extent necessary to foreclose upon and sell the ownership interest in the Residual Collateral Trusts or either of them or to put in place a new servicer, whether under the Back-Up Servicing Agreement or otherwise, and for any related relief, or any similar request for relief in any other insolvency proceeding. The Holders, the Beneficial Holders, the Collateral Agent and the Trustee shall have the right to specific performance of this provision from the bankruptcy court or other court supervising such an insolvency proceeding.

SECTION 4.07.   Restricted Payments.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly:
(i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving the Company) other than dividends or other payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or other payments or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company (other than any such Equity Interests owned by any Wholly-Owned Restricted Subsidiary of the Company) or any direct or indirect parent of the Company; (iii) make any principal payment on or with respect to, purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness that is subordinated to the Senior Notes or any Subsidiary Guarantee (other than intercompany Indebtedness payable to the Company or a Restricted Subsidiary by any Restricted Subsidiary), except at its stated maturity; or (iv) make any Restricted Investment (all such payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), unless, at the time of and after giving effect to such Restricted Payment:

          (a) no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

          (b) the Company would, at the time of such Restricted Payment and after giving pro forma effect thereto, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the test set forth in Section 4.09(a) hereof; and

          (c) such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Company and its Restricted Subsidiaries after the Issue Date is less than the sum of (i) 100% of the aggregate net cash proceeds received by the Company from the issue or sale since the Issue Date of Equity Interests of the Company (other than Disqualified Stock) or of Disqualified Stock or Indebtedness represented by securities of the Company that have been converted into such Equity Interests (other than Equity Interests (or Disqualified Stock or convertible debt securities) sold to a Subsidiary of the Company and other than Disqualified Stock or other Indebtedness represented by securities that have been converted into Disqualified Stock); plus (ii) to the extent that any Restricted Investment that was made after the Issue Date is sold for cash or otherwise liquidated or repaid for cash, the lesser of (A) the cash return of capital with respect to such Restricted Investment (less the cost of disposition, if any) and (B) the initial amount of such Restricted Investment.

          Notwithstanding the foregoing, the Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, (i) declare or pay any dividend or make any other payment or distribution on account of the Company's or any of its Restricted Subsidiaries' Equity Interests that are issued and outstanding as of the Issue Date (including, without limitation, any payment in connection with any merger or consolidation involving the Company or any of its Restricted Subsidiaries) other than dividends or other payments or distributions payable in Equity Interests (other than Disqualified Stock) of the Company or dividends or other payments or distributions payable to the Company or any Wholly-Owned Restricted Subsidiary of the Company; (ii) purchase, redeem or otherwise acquire or retire for value (including, without limitation, any payment in connection with any merger or consolidation involving the Company) any Equity Interests of the Company that are issued and outstanding as of the Issue Date (other than any such Equity Interests owned by any Wholly-Owned Restricted Subsidiary of the Company) or any direct or indirect parent of the Company issued and outstanding as of the date of this Indenture and (iii) take any of the actions specified in clauses (i) or (ii) of this paragraph with respect to Equity Interests issued after the Issue Date and owned by the Miller Stockholders, unless the issuance and terms of such Equity Interests and such action have been approved by a majority of the independent members of the Board of Directors, whose resolution shall be delivered to the Trustee.

          The provisions of this Section 4.07 shall not prohibit the following Restricted Payments:

                    (i) the payment of any dividend not prohibited by the immediately preceding paragraph, within 60 days after the date of declaration thereof, if at said date of declaration such payment would have complied with the provisions of this Indenture (including this Section 4.07);

                    (ii) the payment of principal on, or purchase, redemption, defeasance or other acquisition or retirement for value of Indebtedness with the net cash proceeds from an incurrence of, Permitted Refinancing Indebtedness or the substantially concurrent sale (other than to a Subsidiary of the Company) of Equity Interests of the Company (other than Disqualified Stock); provided, that the amount of any such net cash proceeds from any such sale of Equity Interests that are utilized for such redemption, repurchase, retirement or other acquisition shall be excluded from clause (c)(ii) of the preceding paragraph;

                    (iii) advances to a Securitization Trust required to be made by the Company or any Restricted Subsidiary (in its capacity as the holder of the residual interest in such trust) if such advances rank senior in right of payment to all other interests in, and Indebtedness of, such trust; and

                    (iv) the making and consummation of any offer to repurchase any Indebtedness upon the occurrence of a change of control under and as defined in the documents governing such Indebtedness; provided, that in connection with Indebtedness incurred after the Original Issue Date, the definition of "change of control" is the same in all material respects as the definition of "Change of Control" set forth in this Indenture and payments pursuant thereto are not required to be made prior to the date on which the Change of Control Payment is required to be made under this Indenture and, with respect to any Indebtedness subordinated in right of payment to the Senior Notes, no sooner than 30 days after the date such Change of Control Offer is required to be made.

          The Board of Directors may designate any Restricted Subsidiary not in existence on the Issue Date to be an Unrestricted Subsidiary if such designation would not cause a Default. For purposes of making such determination, all outstanding Investments by the Company and its Restricted Subsidiaries (except to the extent repaid in cash) in the Subsidiary so designated will be deemed to be Restricted Payments at the time of such designation and will reduce the amount available for Restricted Payments under the first paragraph of this
Section 4.07. All such outstanding Investments will be deemed to constitute Investments in an amount equal to the Fair Market Value of such Investments at the time of such designation. Such designation will only be permitted if such Restricted Payment would be permitted at such time and if such Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary.

          The amount of all Restricted Payments other than cash shall be the Fair Market Value (evidenced by an Officers' Certificate on the date of the Restricted Payment) of the asset(s) or securities proposed to be transferred or issued by the Company or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. The Fair Market Value of any non-cash Restricted Payment in excess of $1.0 million shall be determined by the Board of Directors in good faith whose resolution with respect thereto shall be delivered to the Trustee, such determination to be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing if such Fair Market Value exceeds $10.0 million. In addition, in the case of any non-cash Restricted Payment which will be received in whole or in part by the Miller Stockholders, the Board Resolution determining the Fair Market Value thereof shall require the approval of a majority of the independent members of the Board of Directors, whose Resolution shall be delivered to the Trustee. Not later than the date of making any Restricted Payment, the Company shall deliver to the Trustee an Officers' Certificate stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 4.07 were computed.

SECTION 4.08.   Dividend And Other Payment Restrictions Affecting Subsidiaries.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (i)(A) pay dividends or make any other distributions to the Company or any of its Restricted Subsidiaries (1) on its Capital Stock or (2) with respect to any other interest or participation in, or measured by, its profits, or (B) pay any indebtedness owed to the Company or any of its Restricted Subsidiaries, (ii) make loans or advances to the Company or any of its Restricted Subsidiaries or
(iii) transfer any of its properties or assets to the Company or any of its Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (a) agreements relating to Indebtedness as in effect as of the Original Issue Date, and any amendments, modifications, restatements, renewals, increases, supplements, refundings, additions (including additional Warehouse Facilities), replacements or refinancings thereof, provided that such amendments, modifications, restatements, renewals, increases, supplements, refundings, additions, replacements or refinancings are no more restrictive with respect to such dividend and other payment restrictions than those contained in the agreements relating to Indebtedness as in effect on the Original Issue Date,
(b) applicable law, (c) any instrument governing Acquired Debt or Capital Stock of a Person acquired by the Company or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Acquired Debt was incurred or such Capital Stock was issued or its terms amended in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the property or assets of any Person, other than the Person or the property or assets of the Person, so acquired, provided that such Person is not taken into account in determining on a pro forma basis whether such acquisition subject to such Acquired Debt was permitted by the terms of this Indenture, (d) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (e) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause
(iii) above on the property so acquired, (f) Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced, and (g) the Indenture, the Subsidiary Guarantees, or the Collateral Agreements and the Related Agreements.

SECTION 4.09.   Incurrence Of Indebtedness And Issuance Of Preferred Stock.

          (a) The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Subsidiaries to, directly or indirectly, create, incur, issue, assume, guaranty or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, "incur") any Indebtedness (including Acquired Debt) or issue Disqualified Stock, and the Company shall not permit any of its Restricted Subsidiaries to issue any shares of preferred stock except for preferred stock issued to and held by the Company or any Wholly-Owned Restricted Subsidiary of the Company; provided, however, that the Company or any Subsidiary Guarantor may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Subsidiary Guarantor may issue preferred stock if, on the date of such incurrence or issuance and after giving effect thereto, the Consolidated Leverage Ratio does not exceed 2.0 to 1.0.

          (b) The foregoing provisions will not apply to:

                    (i) the incurrence by the Company or any Restricted Subsidiary of Indebtedness represented by Capital Lease Obligations, mortgage financings or purchase money obligations, in each case incurred for the purpose of financing all or any part of the purchase price or cost of construction or improvement of property used in the business of the Company or such Restricted Subsidiary, in an aggregate principal amount not to exceed $15.0 million in the aggregate since the Original Issue Date;

                    (ii) the existence of Warehouse Facilities, regardless of amount, and the incurrence of Permitted Warehouse Debt by the Company or any of its Restricted Subsidiaries; provided, however, that to the extent any such Indebtedness of the Company or a Restricted Subsidiary of the Company ceases to constitute Permitted Warehouse Debt, to such extent such Indebtedness shall be deemed to be incurred by the Company or such Restricted Subsidiary of the Company, as the case may be, at such time;

                    (iii) the incurrence by the Company or any of its Restricted Subsidiaries of intercompany Indebtedness owing to the Company or any of its Restricted Subsidiaries; provided, however, that any Indebtedness of the Company to any Restricted Subsidiary is permitted by Section 4.07 hereof;

                    (iv) the incurrence by the Company of Indebtedness represented by the Senior Notes and the incurrence by the Subsidiary Guarantors of the Subsidiary Guarantees;

                    (v) Indebtedness of the Company and its Restricted Subsidiaries outstanding on the Original Issue Date;

                    (vi) the incurrence by the Company or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness with respect to Indebtedness that was permitted by this Indenture to be incurred or that was outstanding at the Original Issue Date;

                    (vii) the incurrence by the Company or any of its Restricted Subsidiaries of Hedging Obligations directly related to (w) Indebtedness of the Company or a Restricted Subsidiary of the Company that was permitted by this Indenture to be incurred, (x) Receivables held by the Company or a Restricted Subsidiary pending sale in a Securitization, (y) Receivables of the Company or a Restricted Subsidiary that have been sold pursuant to a Warehouse Facility; or
          (z) Receivables that the Company or a Restricted Subsidiary reasonably expects to purchase or commit to purchase, finance or accept as collateral; provided, however, that, in the case of each of the foregoing clauses (w) through (z), such Hedging Obligations are eligible to receive hedge accounting treatment in accordance with GAAP as applied by the Company and its Restricted Subsidiaries on the Original Issue Date;

                    (viii) the incurrence of Acquired Debt by the Company or any Subsidiary Guarantor in a principal amount not to exceed $15.0 million in the aggregate since the Original Issue Date that is without recourse to the Company or any of its Restricted Subsidiaries or any of their respective assets (other than the Subsidiary Guarantor acquired subject to such Acquired Debt), and is not guaranteed by any such Person;

                    (ix) the Guarantee by the Company or any of the Subsidiary Guarantors of the Indebtedness of the Company or another Subsidiary Guarantor that was permitted to be incurred by another provision of this Section 4.09;

                    (x) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness secured by (A) Servicing Receivables (other than those on deposit in the Residual Collateral Trusts), (B) Residual Receivables (other than those on deposit in the Residual Collateral Trusts) or (C) the Capital Stock of Subsidiaries (other than the Residual Collateral Trusts) substantially all of the assets of which are Residual Receivables and/or Servicing Receivables;

                    (xi) the incurrence by the Company and the Subsidiary Guarantors of Indebtedness in an aggregate principal amount at any time outstanding not to exceed $10.0 million; and

                    (xii) (A) the incurrence by an Unrestricted Subsidiary of the Company of Non-Recourse Debt (including, without limitation, Non-Recourse Debt that would constitute Permitted Warehouse Debt if incurred by a Restricted Subsidiary of the Company); provided, however, that if any such Indebtedness ceases to be Non-Recourse Debt of the Unrestricted Subsidiary, such event shall be deemed to constitute an incurrence of Indebtedness by a Restricted Subsidiary and (B) the issuance by an Unrestricted Subsidiary of the Company of preferred stock.

          (c) The Company shall not, and shall not permit any Subsidiary Guarantor to, incur any Indebtedness that is contractually subordinated to any Indebtedness of the Company or any such Subsidiary Guarantor unless such Indebtedness is also contractually subordinated to the Senior Notes, or the Subsidiary Guarantee of such Subsidiary Guarantor (as applicable), on substantially identical terms; provided, however, that no Indebtedness shall be deemed to be contractually subordinated to any other Indebtedness solely by virtue of being unsecured or of limited recourse.

          (d) For purposes of determining compliance with this covenant, in the event that an item of Indebtedness meets the criteria of more than one of the categories of Indebtedness described in clauses (i) through (xii) of Section 4.09(b) above or is entitled to be incurred pursuant to Section 4.09(a), the Company shall, in its sole discretion, classify such item of Indebtedness in any manner than complies with this covenant and such item of Indebtedness will be treated as having been incurred pursuant to only one of such clauses or pursuant to Section 4.09(a).

SECTION 4.10.   Transactions With Affiliates.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate (each of the foregoing an "Affiliate Transaction"); provided that Affiliate Transactions shall not include (A) any employment agreement, stock option, employee benefit, indemnification, compensation (including the payment of reasonable fees to Directors of the Company or its Restricted Subsidiaries who are not employees of the Company or its Restricted Subsidiaries), business expense reimbursement or other employment-related agreement, arrangement or plan entered into by the Company or any of its Restricted Subsidiaries in the ordinary course of business of the Company or such Restricted Subsidiary and consistent with past practice, or if not consistent with past practice, approved by a majority of the independent members of the Board of Directors whose resolution shall be delivered to the Trustee,
(B) transactions between or among the Company and/or its Restricted Subsidiaries not otherwise prohibited by this Indenture, (C) loans or advances to employees in the ordinary course of business of the Company or its Restricted Subsidiaries or for advance payment of employee benefits (including, without limitation, prefunding of any severance obligations), but in any event not to exceed $500,000 in aggregate principal amount outstanding to all such persons at any one time, (D) Restricted Payments other than Restricted Investments that are permitted by Section 4.07 hereof, (E) Securitizations and (F) sales, transfers and other dispositions of Residual Receivables and Servicing Receivables, provided that after the consummation thereof, the Company is in compliance with
Section 4.17.

SECTION 4.11.   Liens.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien on any asset now owned or hereafter acquired, or any income or profits therefrom or assign or convey any right to receive income therefrom, except Permitted Liens.

SECTION 4.12.   Business Activities.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any Restricted Subsidiary to, engage in any business other than Permitted Businesses.

SECTION 4.13.   Payments For Consent.

          Neither the Company nor any of its Subsidiaries shall, directly or indirectly, pay or cause to be paid any consideration, whether by way of interest, fee or otherwise, to any Holder of any of the Senior Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of this Indenture, the Senior Notes or any Subsidiary Guarantee unless such consideration is offered to be paid or is paid to all Holders of Senior Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

SECTION 4.14.   Corporate Existence.

          Subject to Article 5 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect (i) its corporate existence, and the corporate, partnership or other existence of each of its Subsidiaries, in accordance with the respective organizational documents (as the same may be amended from time to time) of the Company or any such Subsidiary and (ii) the rights (charter and statutory), licenses and franchises of the Company and its Subsidiaries; provided, however, that the Company shall not be required to preserve any such right, license or franchise, or the corporate, partnership or other existence of any of its Subsidiaries, if the Board of Directors shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Company and its Subsidiaries, taken as a whole, and that the loss thereof is not adverse in any material respect to the Holders of the Senior Notes.

SECTION 4.15.   Offer To Repurchase Upon Change Of Control.

          (a) Upon the occurrence of a Change of Control, each Holder of the Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes pursuant to the offer described below (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase (the "Change of Control Payment"). Within ten days following any Change of Control, the Company shall mail a notice to each Holder describing the transaction or transactions that constitute the Change of Control and offering to repurchase the Senior Notes on the date specified in such notice, which date shall be no earlier than the earliest date permitted under Rule 14e-1 and no later than 60 days from the date such notice is mailed (the "Change of Control Payment Date"), pursuant to the procedures required by this Indenture and described in such notice. The Company shall comply with the requirements of Rule 14e-1 and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of the Senior Notes as a result of a Change of Control. To the extent that the provisions of any securities laws or regulations conflict with the provisions of this Section 4.15, the Company shall comply with the applicable securities laws and regulations and shall not be deemed to have breached its obligations under this
Section 4.15 by virtue thereof.

          (b) On the Change of Control Payment Date, the Company shall, to the extent lawful, (1) accept for payment all the Senior Notes or portions thereof properly tendered pursuant to the Change of Control Offer, (2) deposit with the Paying Agent an amount equal to the Change of Control Payment in respect of all the Senior Notes or portions thereof so tendered and (3) deliver or cause to be delivered to the Trustee the Senior Notes so accepted together with an Officers' Certificate stating the aggregate principal amount of the Senior Notes or portions thereof being purchased by the Company. The Paying Agent shall promptly mail to each Holder of the Senior Notes so tendered the Change of Control Payment for such Senior Notes, and the Trustee shall promptly authenticate and mail (or cause to be transferred by book entry) to each Holder a new Senior Note equal in principal amount to any unpurchased portion of the Senior Notes surrendered, if any; provided that each such new Senior Note will be in a principal amount of $1,000 or an integral multiple thereof. The Company shall publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date.

          (c) The Company shall not be required to make a Change of Control Offer upon a Change of Control if a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in this Indenture applicable to a Change of Control Offer and purchases all the Senior Notes validly tendered and not withdrawn under such Change of Control Offer.

SECTION 4.16.   Additional Subsidiary Guarantees.

          If the Company or any of its Subsidiaries shall acquire or create another Subsidiary after the date of this Indenture, then the Company shall cause such newly acquired or created Subsidiary to execute a Subsidiary Guarantee and deliver an Opinion of Counsel, in accordance with the terms of this Indenture, except this Section 4.16 shall not apply to any Subsidiaries that have properly been designated as Unrestricted Subsidiaries in accordance with this Indenture and are prohibited by contract or by their organizational documents from executing a Subsidiary Guaranty for so long as they continue to constitute Unrestricted Subsidiaries and remain subject to such prohibitions. In addition, the Company or its Subsidiary, as applicable, shall enter into a Pledge Agreement with respect to all of the equity interests of any such newly formed or acquired Subsidiary which is required to execute a Subsidiary Guarantee in accordance with this Section. Without limiting the foregoing, Securitization Trusts shall not be obligated to enter into a Subsidiary Guaranty.

SECTION 4.17.   Residual Receivable Coverage Ratio.

          The aggregate book value of Residual Receivables free and clear of all Liens and cash constituting the combined trust estates of the Residual Collateral Trusts shall not be less than the minimum amounts set forth below (the "Minimum Residual Amount") during the time periods specified below. The Minimum Residual Amount shall be:

TIME PERIOD                                             MINIMUM RESIDUAL AMOUNT

From the Issue Date to September 29, 2001                    $165,000,000

From September 30, 2001 to September 29, 2002
                                                             $170,000,000

From September 30, 2002 to September 29, 2003
                                                             $175,000,000

From and after September 30, 2003 until the Senior Notes
are paid in full                                             $200,000,000

          Furthermore, subject to adjustment as set forth below, the aggregate book value of Senior Residual Receivables free and clear of all Liens constituting a portion of the trust estates of the Residual Collateral Trusts shall not be less than $150,000,000 (the "Minimum Senior Residual Amount"), provided, that prior to the third anniversary of the Issue Date, upon deposit in the Cash Escrow Account of $7,125,000, the Minimum Senior Residual Amount shall be $112,500,000 (which amount shall be raised to $150,000,000 upon the third anniversary of the Issue Date.)

          For the purposes of this Section 4.17, Residual Receivables arising from net interest margin securities transactions ("NIMS") shall be deemed to be Senior Residual Receivables when the outstanding principal amount of all other securities issued in such NIMS is equal to or less than 20% of the aggregate original principal amount of such securities when originally issued.

          For the purposes of this Section 4.17, the Company shall value (i) Senior Residual Receivables in accordance with GAAP using a discount rate of 12% and (ii) all other Residual Receivables in accordance with GAAP using a discount rate of 18%.

SECTION 4.18.   Liquidity Maintenance.

          The Company shall cause the amount of Unencumbered Liquid Assets to be equal to or greater than $10,000,000 at all times.

SECTION 4.19.   Back-up Servicing Agreement.

          No later than March 15, 2001, Delta Funding will, at its own cost, enter into and thereafter at all times maintain in full force and effect the Back-Up Servicing Agreement with the Back-Up Servicer, which will provide for mapping and monthly back-up of information relating to the mortgage loans underlying Residual Receivables created after 1996; provided that Delta Funding may cease such Servicing Agreement at any time that the value of Unencumbered Liquid Assets equals or exceeds $40,000,000; provided, further, that if Delta Funding has ceased such Servicing Agreement in accordance with the foregoing, Delta Funding shall reinstate such Servicing Agreement if Unencumbered Liquid Assets are less than $32,500,000.

SECTION 4.20.   Registration Rights.

          Upon the written request of the Holders holding a majority in interest of the Senior Notes then outstanding, the Company shall use reasonable commercial efforts to cause a registration statement covering the Senior Notes to be filed under the Exchange Act and to have such registration statement declared effective by the SEC.

SECTION 4.21.   Leverage Ratio (Total Liabilities).

          The Company and the Subsidiary Guarantors, on a consolidated basis, will not permit the ratio of Total Adjusted Liabilities (excluding Subordinated Indebtedness) to Adjusted Tangible Net Worth to exceed the greater of (A) 7.0 to
1.0 and (B) the ratio of Total Adjusted Liabilities to Adjusted Tangible Net Worth (if any) set forth in the then-effective Warehouse Facilities, as of any day.

SECTION 4.22.   Leverage Ratio.

          The Company and the Subsidiary Guarantors, on a consolidated basis, will not permit the ratio of Adjusted Senior Indebtedness of the Company and the Subsidiary Guarantors as of the end of any fiscal quarter, to Tangible Net Worth as of the end of such fiscal quarter to exceed the greater of (A) 1.5 to 1.0 and
(B) the ratio of Adjusted Senior Indebtedness to Tangible Net Worth (if any) set forth in the then-effective Warehouse Facilities.

SECTION 4.23.   Net Worth.

          The Company and the Subsidiary Guarantors, on a consolidated basis, will not, at any time, permit their consolidated Tangible Net Worth to be less than the greater of (A) $101,000,000 and (B) the Tangible Net Worth requirement (if any) set forth in the then-effective Warehouse Facilities.

SECTION 4.24.   Cash Escrow Account.

          Not later than the 30th day prior to each Interest Payment Date, the Company shall deposit funds into the Cash Escrow Account in an amount sufficient to pay the aggregate interest on the Senior Notes due to be paid on the upcoming Interest Payment Date and shall provide the Trustee with an Officers' Certificate certifying that such deposit has been made. Notwithstanding the foregoing, with respect to the Interest Payment Date falling on February 1, 2001, the Company shall make the deposit required by the preceding sentence on the earlier of (i) the 30th day prior to such Interest Payment Date or (ii) the day the Company consummates its first NIMS after September 1, 2000 and shall provide the Trustee with an Officers' Certificate certifying that such deposit has been made. The Company agrees to use its best efforts to consummate such NIMS as soon as practicable, subject to market conditions, but in no event later than January 1, 2001.

SECTION 4.25. No Pledge or Sale of Residual Receivables or Other Assets after Default or Event of Default.

          From the date a Default or Event of Default has occurred until the date the Default or Event of Default is cured or waived, the Company shall not and shall not permit any of its Restricted Subsidiaries to sell, lease, securitize, transfer or assign or grant any new security interests or otherwise permit any new Liens (collectively, a "Disposition") to be placed on any of its Residual Receivables, Servicing Receivables, intellectual property, equipment, leasehold interests, real property or capitalized mortgage servicing rights, other than, following a Default and prior to the occurrence of an Event of Default, a Disposition of Residual Receivables, Servicing Receivables or other assets in the ordinary course of business which does not result in any additional Defaults and provided that the proceeds of such Disposition are used simultaneous with such Disposition to either cure the Default or for payment of the Senior Notes or other Guaranteed Obligations arising under the Senior Notes, this Indenture or the Collateral Agreements.

SECTION 4.26.   Limitations on Asset Sales.

          The Company and each Restricted Subsidiary shall not, and the Company shall not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless the Company (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of.

          The Company or the Restricted Subsidiary, as the case shall be, shall apply an amount equal to 100% of such Net Proceeds in the Permitted Business of the Company and the Restricted Subsidiaries or to payment of the Senior Notes or other Guaranteed Obligations. Pending the final application of any such Net Proceeds, the Company or such Restricted Subsidiary may temporarily invest such Net Proceeds in items permitted under (a) or (b) in the definition of Permitted Investments.

          Notwithstanding the foregoing, the Company and each Restricted Subsidiary shall not and the Company shall not permit its Restricted Subsidiaries to consummate an Asset Sale which includes any Collateral.

SECTION 4.27.   Flow of Residual Receivables.


          (a) Delta Funding, the Company or any other Restricted Subsidiary engaging in Securitizations on or after the Issue Date will, within three (3) Business Days following receipt of Residual Receivables generated in any Securitization, assign and transfer to DF Special Holdings all right, title and interest in all such Residual Receivables. Upon completion of such assignment and transfer, DF Special Holdings will thereupon deposit such Residual Receivables in the Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust.

          (b) On the Issue Date, Delta Funding shall deposit all Residual Receivables owned by it in the Delta Funding Residual Holding Trust 2000-2 Residual Collateral Trust.

          (c) On the Issue Date, DF Special Holdings shall deposit all Residual Receivables owned by it in the Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust.

SECTION 4.28.   Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Company or any Subsidiary Guarantor, the Company shall mail or cause to be mailed to each Holder notice of the uncured Default or Event of Default within five (5) Business Days after such Default or Event of Default first becomes known to the Company or any Subsidiary Guarantor.

                                  ARTICLE FIVE

                              SUCCESSOR CORPORATION

SECTION 5.01.   Limitation on Merger, Etc.

          (a) The Company shall not consolidate, or merge with or into (whether or not the Company is the surviving corporation) or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another corporation, Person or entity unless (i) the Company is the surviving corporation or the entity or the Person formed by or surviving any such consolidation, or merger (if other than the Company) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation organized or existing under the laws of the United States, any state thereof or the District of Columbia; (ii) the entity or Person formed by or surviving any such consolidation or merger (if other than the Company) or the entity or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the obligations of the Company under the Notes, this Indenture, the Collateral Agreements and the Related Agreements pursuant to a supplemental indenture and other agreements in forms reasonably satisfactory to the Trustee; (iii) immediately after such transaction, no Default or Event of Default exists; (iv) each of the Subsidiary Guarantors confirms its obligations under the Subsidiary Guarantees, this Indenture, the Collateral Agreements and the Related Agreements pursuant to a supplemental indenture and other agreements in forms reasonably satisfactory to the Trustee; (v) the Trustee has received an Opinion of Counsel to the effect that all actions required to perfect any pledges or security interest on the Collateral have been taken and the requirements of clauses (i), (ii) and (iv) have been satisfied (assuming the Trustee's satisfaction); (vi) the Trustee has received an Officers' Certificate to the effect that all requirements of the Section have been satisfied; and
(vii) except in the case of a merger of the Company with or into a Wholly Owned Subsidiary of the Company, the Company or the entity or Person formed by or surviving any such consolidation or merger (if other than the Company), or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) will have Consolidated Net Worth immediately after the transaction equal to or greater than the Consolidated Net Worth of the Company immediately preceding the transaction and (B) will, at the time of such transaction and after giving pro forma effect thereto as if such transaction had occurred at the beginning of the applicable four-quarter period, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Consolidated Leverage Ratio test set forth in the first paragraph of Section 4.09(a).

          (b) Notwithstanding Section 5.01(a), but subject to compliance with
Section 5.01(a)(ii) (with respect to the Wholly-Owned Restricted Subsidiaries obligations), (iii), (iv), (v) and (vi), a Wholly-Owned Restricted Subsidiary of the Company may merge into the Company or another Wholly-Owned Restricted Subsidiary of the Company that is a Subsidiary Guarantor, provided that the Capital Stock of such surviving Person constitutes Collateral. Notwithstanding the foregoing, no Residual Collateral Trust may be sold, merged or otherwise consolidated with any other entity.

SECTION 5.02.   Successor Corporation Substituted.

          Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of the Company in accordance with Section 5.01 hereof, the successor corporation formed by such consolidation or into or with which the Company is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Indenture referring to the "Company" shall refer instead to the successor corporation and not to the Company) and may exercise every right and power of the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein; provided, however, that the predecessor Company shall not be relieved from the obligation to pay the principal of and interest on the Notes except in the case of a sale of all of the Company's assets that meet the requirements of Section 5.01 hereof.


                                   ARTICLE SIX

                              DEFAULTS AND REMEDIES

SECTION 6.01.   Events Of Default.

       An "Event of Default" occurs if:

               (a) the Company defaults in the payment when due of interest on the Senior Notes and such default continues for a period of 30 days;

               (b) the Company defaults in the payment when due of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;

               (c) the Company on any Restricted Subsidiary defaults in the payment of interest or principal under any of the Warehouse Facility (whether due at maturity, by acceleration or otherwise) and such default continues beyond the grace period (if any) provided in the applicable Warehouse Facility;

               (d) the Company fails to comply with any of the provisions of
          Section 4.07, 4.09, 4.11, 4.15, 4.17, 4.18, 4.21, 4.22, 4.23, 4.24,
          4.25, 4.26, 4.27 or 5.01 hereof;

               (e) the Company fails to observe or perform any other covenant, representation, warranty or other agreement in this Indenture or the Senior Notes and such failure to observe or perform remains uncured for 30 days (or, if the Company has failed to notify the Holders of a Default or an Event of Default as required by Section 4.28, that number of days equal to 30 days minus the number of days during which the Company is in Default of its obligation under Section 4.28, but in no event less than five (5) days) after notice to the Company by the Trustee or the Holders or Beneficial Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding;

               (f) a default occurs under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by the Company or any of its Subsidiaries (or the payment of which is guaranteed by the Company or any of its Subsidiaries), whether such Indebtedness or Guarantee now exists, or is created after the date of this Indenture, which default (a) is caused by a failure to pay principal of or premium, if any, or interest on such Indebtedness prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a "Payment Default") or (b) results in the acceleration of such Indebtedness prior to its express maturity and, in each case, the principal amount of any such Indebtedness under which there has been a Payment Default or, together with the principal amount of any other such Indebtedness the maturity of which has been so accelerated, aggregates $5.0 million or more;

               (g) a final judgment or final judgments for the payment of money are entered by a court or courts of competent jurisdiction against the Company, any of its Restricted Subsidiaries (other than Continental Property Management Corp.), any Significant Subsidiary or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary and such judgment or judgments remain undischarged for a period (during which execution shall not be effectively stayed) of 60 days, provided that the aggregate of all such undischarged judgments exceeds $5.0 million;

               (h) the Company, any of its Restricted Subsidiaries (other than Continental Property Management Corp.), any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary pursuant to or within the meaning of Bankruptcy Law:

                    (i) commences a voluntary case,

                    (ii) consents to the entry of an order for relief against it in an involuntary case,

                    (iii) consents to the appointment of a Custodian of it or
               for all or substantially all of its property, or

                    (iv) makes a general assignment for the benefit of its
               creditors,

               (i) a court of competent jurisdiction enters an order or decree under any Bankruptcy Law that:

                    (1) grants relief in an involuntary case against the
               Company, any of its Restricted Subsidiaries, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary that results in such entity or entities becoming a debtor or debtors under the Bankruptcy Law;

                    (2) appoints a Custodian of the Company, any of its
               Restricted Subsidiaries, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary or for all or substantially all of the property of the Company or any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary; or

                    (3) orders the liquidation of the Company, any of its
               Restricted Subsidiaries, any of its Significant Subsidiaries or any group of Subsidiaries that, taken as a whole, would constitute a Significant Subsidiary;

               (j) any Subsidiary Guarantee, Collateral Agreement or Related Agreement shall be held in any judicial proceeding to be invalid or unenforceable or shall cease for any reason to be in full force and effect or the Company or any Subsidiary Guarantor or any Person acting on behalf of the Company or any Subsidiary Guarantor shall deny or disaffirm its obligations under its Subsidiary Guarantee, any Collateral Agreement or Related Agreement; or

               (k) the Company or any Restricted Subsidiary fails to observe or perform any material covenant, representation, warranty or agreement in any Collateral Agreement or any Related Agreement for 15 days after notice to the Company by the Trustee, the Collateral Agent, the Warrant Agent, the Owner Trustee, the Administrator, the Back-Up Servicer, or Holders or Beneficial Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding.

          Any notice to the Company hereunder may be given to any or all of the Collateral Agent, the Warrant Agent, the Owner Trustee, the Administrator and the Back-Up Servicer, provided that such notice has been previously or simultaneously given to the Company.

SECTION 6.02.   Acceleration.

          If any Event of Default (other than an Event of Default specified in clause (h) or (i) of Section 6.01 hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable immediately. Upon any such declaration, the Senior Notes shall become due and payable immediately. Notwithstanding the foregoing, if an Event of Default specified in clause (h) or (i) of Section 6.01 hereof occurs, all outstanding Senior Notes shall be due and payable immediately without further action or notice. The Holders of a majority in aggregate principal amount of the then outstanding Senior Notes by written notice to the Trustee may on behalf of all of the Holders rescind an acceleration and its consequences if the rescission would not conflict with any judgment or decree and if all existing Events of Default (except nonpayment of principal, interest or premium that has become due solely because of the acceleration) have been cured or waived.

          If an Event of Default occurs on or after August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding payment of the premium that the Company would have had to pay if the Company then had elected to redeem the Senior Notes pursuant to Section 3.07 hereof, then, upon acceleration of the Senior Notes, an equivalent premium shall also become and be immediately due and payable, to the extent permitted by law, anything in this Indenture or in the Senior Notes to the contrary notwithstanding. If an Event of Default occurs prior to August 1, 2001, by reason of any willful action (or inaction) taken (or not taken) by or on behalf of the Company with the intention of avoiding the prohibition on redemption of the Senior Notes prior to such date, then, upon acceleration of the Senior Notes, an additional premium shall also become and be immediately due and payable in an amount equal to 5.750% of the principal amount to the date of payment that would otherwise be due but for the provisions of this sentence.

SECTION 6.03.   Other Remedies.

          If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy to collect the payment of principal or interest on the Senior Notes, to enforce the performance of any provision of the Senior Notes, this Indenture, the Subsidiary Guarantees and the Related Agreements and the Collateral Agent may pursue any available remedy under the Collateral Agreements.

          The Trustee may maintain a proceeding even if it does not possess any of the Senior Notes or does not produce any of them in the proceeding. A delay or omission by the Trustee or any Holder of a Senior Note in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. All remedies are cumulative to the extent permitted by law.

SECTION 6.04.   Waiver Of Past Defaults.

          Holders of not less than a majority in aggregate principal amount of the then outstanding Senior Notes by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive an existing Default or Event of Default and its consequences hereunder, except a continuing Default or Event of Default in the payment of the principal of, premium, if any, or interest on, the Senior Notes (including in connection with an offer to purchase) (provided, however, that the Holders of a majority in aggregate principal amount of the then outstanding Senior Notes may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration). Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

SECTION 6.05.   Control By Majority.

          Holders of a majority in principal amount of the then outstanding Senior Notes may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on it. However, the Trustee may refuse to follow any direction that conflicts with law or this Indenture, that the Trustee determines may be unduly prejudicial to the rights of other Holders of Senior Notes, or that may involve the Trustee in personal liability.

SECTION 6.06.   Limitation On Suits.

          A Holder may pursue a remedy with respect to this Indenture or the Senior Notes only if:

                    (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

                    (b) the Holders of at least 25% in principal amount of the then outstanding Senior Notes make a written request to the Trustee to pursue the remedy;

                    (c) such Holder or Holders offer and, if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

                    (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity; and

                    (e) during such 60-day period the Holders of a majority in principal amount of the then outstanding Senior Notes do not give the Trustee a direction inconsistent with the request.

A Holder may not use this Indenture to prejudice the rights of another Holder or to obtain a preference or priority over another Holder. Holders of the Senior Notes may not enforce this Indenture or the Senior Notes except as provided in this Indenture.

SECTION 6.07.   Rights Of Holders To Receive Payment.

          Notwithstanding any other provision of this Indenture, the right of any Holder of a Senior Note to receive payment of principal, premium, if any, and interest on the Senior Note, on or after the respective due dates expressed in the Senior Note including in connection with an offer to purchase, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

SECTION 6.08.   Collection Suit By Trustee.

          If an Event of Default specified in Section 6.01(a) or (b) occurs and is continuing, the Trustee is authorized to recover judgment in its own name and as trustee of an express trust against the Company for the whole amount of principal of, premium, if any, and interest remaining unpaid on the Senior Notes and interest on overdue principal and, to the extent lawful, interest and such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

SECTION 6.09.   Trustee May File Proofs Of Claim.

          The Trustee is authorized to file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the Holders of the Senior Notes allowed in any judicial proceedings relative to the Company (or any other obligor upon the Senior Notes), its creditors or its property and shall be entitled and empowered to collect, receive and distribute any money or other property payable or deliverable on any such claims and any custodian in any such judicial proceeding is hereby authorized by each Holder to make such payments to the Trustee, and in the event that the Trustee shall consent to the making of such payments directly to the Holders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under Section 7.07 hereof. To the extent that the payment of any such compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due the Trustee under
Section 7.07 hereof out of the estate in any such proceeding, shall be denied for any reason, payment of the same shall be secured by a Lien on, and shall be paid out of, any and all distributions, dividends, money, securities and other properties that the Holders may be entitled to receive in such proceeding whether in liquidation or under any plan of reorganization or arrangement or otherwise. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder any plan of reorganization, arrangement, adjustment or composition affecting the Senior Notes or the rights of any Holder, or to authorize the Trustee to vote in respect of the claim of any Holder in any such proceeding.

SECTION 6.10.   Priorities.

          If the Trustee collects any money pursuant to this Article, it shall pay out the money in the following order:

                    First: to the Trustee, its agents and attorneys for amounts due under Section 7.07 hereof, including payment of all compensation, expense and liabilities incurred, and all advances made, by the Trustee and the costs and expenses of collection;

                    Second: to Holders of Senior Notes for amounts due and unpaid on the Senior Notes for principal, premium, if any, and interest, ratably, without preference or priority of any kind, according to the amounts due and payable on the Senior Notes for principal, premium, if any and interest, respectively; and

                    Third: to the Company or to such party as a court of competent jurisdiction shall direct.

          The Trustee may fix a record date and payment date for any payment to Holders of Senior Notes pursuant to this Section 6.10.

SECTION 6.11.   Undertaking For Costs.

          In any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as a Trustee, a court in its discretion may require the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. This Section does not apply to a suit by the Trustee, a suit by a Holder of a Senior Note pursuant to Section 6.07 hereof, or a suit by Holders of more than 10% in principal amount of the then outstanding Senior Notes. Without limiting the foregoing, following an Event of Default, the Company agrees to pay the reasonable fees and expenses incurred by one law firm representing the Holders or Beneficial Holders of a majority in principal amount of the outstanding Senior Notes.

                                  ARTICLE SEVEN

                                     TRUSTEE

          The Trustee hereby accepts the trust imposed upon it by this Indenture and covenants and agrees to perform the same, as herein expressed.

SECTION 7.01.   Duties of Trustee.

          (a) If a Default or an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in its exercise thereof as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

          (b) Except during the continuance of a Default or an Event of Default:

                    (i) The Trustee need perform only those duties as are specifically set forth in this Indenture and no covenants or obligations shall be implied in this Indenture that are adverse to the Trustee.

                    (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. In the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture (but need not confirm or investigate the accuracy of mathematical calculations or other facts stated therein).

          (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

                    (i) This paragraph does not limit the effect of paragraph
          (b) of this Section 7.01.

                    (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

                    (iii) the Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 6.5 hereof.

          (d) Whether or not therein expressly so provided, every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs
(a), (b), and (c) of this Section 7.01.

          (e) No provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder or in the exercise of any of its rights or powers if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (f) Except for proceeds from the sale or disposition of Collateral which shall be deposited into a segregated account containing only proceeds of Collateral, Assets held in trust by the Trustee need not be segregated from other assets except to the extent required by law. The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 7.02.   Rights of Trustee.

          Subject to Section 7.01:

          (a) The Trustee may conclusively rely on any document believed by it to be genuine and to have been signed or presented by the proper Person. The Trustee need not investigate any fact or matter stated in the document;

          (b) Before the Trustee acts or refrains from acting, it may consult with counsel of its selection and may require an Officers' Certificate and/or an Opinion of Counsel, which shall conform to Sections 13.04 and 13.05. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion;

          (c) The Trustee may act through its attorneys and agents and shall not be responsible for the misconduct or negligence of any agent appointed with due care;

          (d) The Trustee shall not be liable for any action that it takes or omits to take in good faith which it believes to be authorized or within its rights or powers;

          (e) The Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, notice, request, direction, consent, order, bond, debenture, or other paper or document, but the Trustee, in its discretion, may make such further inquiry or investigation into such facts or matters as it may see fit and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney at the sole cost of the Company and shall incur no liability or additional liability of any kind by reason of such inquiry or investigation;

          (f) The Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request, order or direction of any of the Holders pursuant to the provisions of this Indenture, unless such Holders shall have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby;

          (g) Any permissive right or power available to the Trustee under this Indenture shall not be construed to be a mandatory duty or obligation.

          (h) The Trustee shall not be deemed to have notice of any Default or Event of Default, [other than a payment default], unless a Responsible Officer of the Trustee has actual knowledge thereof or unless written notice of any event which is in fact such a default is received by the Trustee at the Corporate Trust Office of the Trustee, and such notice references the Notes and this Indenture.

          (i) the rights, privileges, protections, immunities and benefits given to the Trustee, including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and to each agent, custodian and other Person employed to act hereunder; and

          (j) the Trustee may request that the Company deliver an Officers' Certificate setting forth the names of individuals and/or titles of officers authorized at such time to take specified actions pursuant to this Indenture, which Officers' Certificate may be signed by any person authorized to sign an Officers' Certificate, including any person specified as so authorized in any such certificate previously delivered and not superseded.


SECTION 7.03.   Individual Rights of Trustee.

          The Trustee in its individual or any other capacity may become the owner or pledgee of Senior Notes and may otherwise deal with the Company or any Subsidiary Guarantor, or their respective Affiliates with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee must comply with Sections 7.10 and 7.11.

SECTION 7.04.   Trustee's Disclaimer.

          The Trustee makes no representation as to the validity or adequacy of this Indenture or the Senior Notes, it shall not be accountable for the Company's use of the proceeds from the Senior Notes, and it shall not be responsible for any statement in the Senior Notes other than the Trustee's certificate of authentication.

SECTION 7.05.   Notice of Default.

          If a Default or an Event of Default occurs and is continuing and if it is known to the Trustee, the Trustee shall mail to each Holder notice of the uncured Default or Event of Default within 90 days after such Default or Event of Default occurs. Except in the case of a Default or an Event of Default in payment of principal of, or interest on, any Senior Note, the failure to make payment on the Change of Control Payment Date pursuant to a Change of Control Offer, and the failure to make payment upon a mandatory redemption, the Trustee may withhold the notice if and so long as its Board of Directors, the executive committee of its Board of Directors or a committee of its directors and/or Responsible Officers in good faith determines that withholding the notice is in the interest of the Holders.

SECTION 7.06.   Reports by Trustee to Holders.

          Within 60 days after each May 15 beginning with the May 15, 2000 following the date of this Indenture, the Trustee shall, to the extent that any of the events described in TIA Section 313(a) occurred within the previous twelve months, but not otherwise, mail to each Holder a brief report dated as of such May 15 that complies with TIA Section 313(a). The Trustee also shall comply with TIA Sections 313(b) and 313(c).

          A copy of each report at the time of its mailing to Holders shall be mailed to the Company and filed with the SEC and each stock exchange, if any, on which the Senior Notes are listed. The Company shall notify the Trustee if the Senior Notes become listed on any stock exchange, and any delisting thereof.

SECTION 7.07.   Compensation and Indemnity.

          The Company shall pay to the Trustee from time to time such compensation as shall from time to time be agreed to in writing for its acceptance of this Indenture and services hereunder. The Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

          The Company shall indemnify the Trustee against any and all losses, liabilities or expenses, including taxes (other than taxes based upon, measured by or determined by the income of the Trustee) incurred by the Trustee arising out of or in connection with the acceptance or administration of its duties under this Indenture, including the costs and expenses of enforcing this Indenture against the Company (including this Section 7.07) and defending itself against any claim (whether asserted by the Company or any Holder or any other person) or liability in connection with the exercise or performance of any of its powers or duties hereunder, except to the extent any such loss, liability or expense may be attributable to the Trustee's negligence, bad faith or willful misconduct. The Trustee shall notify the Company promptly of any claim asserted against the Trustee for which it may seek indemnity. Failure by the Trustee to so notify the Company shall not relieve the Company of its obligations hereunder. The Company shall defend the claim and the Trustee shall cooperate in the defense. The Trustee may have separate counsel and the Company shall pay the reasonable fees and expenses of such counsel. The Company need not pay for any settlement made without its written consent. The Company need not reimburse any expense or indemnify against any loss or liability to the extent incurred by the Trustee through its negligence, bad faith or willful misconduct.

          To secure the Company's payment obligations in this Section 7.07, the Trustee shall have a lien prior to the Senior Notes on all assets held or collected by the Trustee, in its capacity as Trustee, except assets held in trust to pay principal of or interest on particular Senior Notes.

          When the Trustee incurs expenses or renders services after an Event of Default specified in Section 6.01(h) or (i) occurs, the expenses and the compensation for the services are intended to constitute expenses of administration under any Bankruptcy Law.

          The obligations of the Company under this Section 7.07 shall survive the satisfaction and discharge of this Indenture and the resignation or removal of the Trustee.

SECTION 7.08.   Replacement of Trustee.

          The Trustee may resign by so notifying the Company. The Holders of a majority in principal amount of the outstanding Senior Notes may at any time remove the Trustee by so notifying the Company and the Trustee and may appoint a successor trustee with the Company's consent, provided that after the occurrence of an Event of Default, the Company's consent shall not be required. The Company may remove the Trustee if:

                    (1)   the Trustee fails to comply with Section 7.10;

                    (2)   the Trustee is adjudged a bankrupt or an insolvent;

                    (3) a receiver or other public officer takes charge of the Trustee or its property; or

                    (4)   the Trustee becomes incapable of acting.

          If the Trustee resigns or is removed or if a vacancy exists in the office of Trustee for any reason, the Company shall notify each Holder of such event and shall promptly appoint a successor Trustee. The Holders of a majority in principal amount of the Senior Notes may with the consent of the Company (which consent shall not be required after the occurrence of an Event of Default) appoint a successor Trustee to replace the successor Trustee appointed by the Company.

          A successor Trustee shall deliver a written acceptance of its appointment to the retiring Trustee and to the Company. Immediately after that, the retiring Trustee shall transfer all property held by it as Trustee to the successor Trustee, subject to the lien provided in Section 7.07, the resignation or removal of the retiring Trustee shall become effective, and the successor Trustee shall have all the rights, powers and duties of the Trustee under this Indenture. A successor Trustee shall mail notice of its succession to each Holder.

          If a successor Trustee does not take office within 60 days after the retiring Trustee resigns or is removed, the retiring Trustee, the Company or the Holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor Trustee.

          If the Trustee fails to comply with Section 7.10, any Holder may petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

          Notwithstanding replacement of the Trustee pursuant to this Section 7.08, the Company's obligations under Section 7.07 shall continue for the benefit of the retiring Trustee.

SECTION 7.09.   Successor Trustee by Merger, Etc.

          If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another corporation, the resulting, surviving or transferee corporation without any further act shall, if such resulting, surviving or transferee corporation is otherwise eligible hereunder, be the successor Trustee.

SECTION 7.10.   Eligibility; Disqualification.

          This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a). The Trustee shall have a combined capital and surplus of at least $50 million (or be a member or subsidiary of a bank holding system with aggregate combined capital and surplus of at least $50 million) as set forth in its most recent published annual report of condition. The Trustee shall comply with TIA Section 310(b).

SECTION 7.11.   Preferential Collection of Claims Against the Company.

          The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

                                  ARTICLE EIGHT

                    LEGAL DEFEASANCE AND COVENANT DEFEASANCE

SECTION 8.01.   Option to Effect Legal Defeasance or Covenant Defeasance.

          The Company may, at the option of its Board of Directors evidenced by a resolution set forth in an Officers' Certificate, at any time, elect to have either Section 8.02 or 8.03 hereof be applied to all outstanding Senior Notes upon compliance with the conditions set forth below in this Article Eight.

SECTION 8.02.   Legal Defeasance and Discharge.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.02, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be deemed to have been discharged from its obligations with respect to all outstanding Senior Notes on the date the conditions set forth below are satisfied (hereinafter, "Legal Defeasance"). For this purpose, Legal Defeasance means that the Company shall be deemed to have paid and discharged the entire indebtedness represented by the outstanding Senior Notes, which shall thereafter be deemed to be "outstanding" only for the purposes of Section 8.05 and the other Sections of this Indenture referred to in (i) through (iv) below, and to have satisfied all its other obligations under such Senior Notes and this Indenture (and the Trustee, on demand of and at the expense of the Company, shall execute proper instruments acknowledging the same), except for the following provisions which shall survive until otherwise terminated or discharged hereunder: (i) the rights of Holders of such outstanding Senior Notes to receive, solely from the trust fund described in Section 8.05, payments in respect of the principal of, premium, if any, and interest on such Senior Notes when such payments are due, (ii) the Company's obligations with respect to the Senior Notes under Article Two and Section 4.02 hereof, (iii) the rights, powers, trust, duties and immunities of the Trustee, and the Company's obligations in connection therewith and (iv) this Article Eight. Subject to compliance with this Article Eight, the Company may exercise its option under this Section 8.02 notwithstanding the prior exercise of its option under Section 8.03 hereof.

SECTION 8.03.   Covenant Defeasance.

          Upon the Company's exercise under Section 8.01 hereof of the option applicable to this Section 8.03, the Company shall, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, be released from its obligations under the covenants contained in Sections 4.07, 4.08, 4.09, 4.10, 4.11, 4.12, 4.13, 4.14, 4.15, 4.17, 4.18, 4.19, 4.20, 4.21, 4.22, 4.23, 4.24,
4.25, 4.26, 4.27, 4.28 and Article Five hereof with respect to the outstanding Senior Notes on and after the date the conditions set forth below are satisfied (hereinafter, "Covenant Defeasance"), and the Senior Notes shall thereafter be deemed not "outstanding" for the purposes of any direction, waiver, consent or declaration or act of Holders (and the consequences of any thereof) in connection with such covenants, but shall continue to be deemed "outstanding" for all other purposes hereunder (it being understood that such Senior Notes shall not be deemed outstanding for accounting purposes). For this purpose, such Covenant Defeasance means that, with respect to the outstanding Senior Notes, the Company may omit to comply with and shall have no liability in respect of any term, condition or limitation set forth in any such covenant, whether directly or indirectly, by reason of any reference elsewhere herein to any such covenant or by reason of any reference in any such covenant to any other provision herein or in any other document and such omission to comply shall not constitute a Default or an Event of Default under Section 6.01 hereof, but, except as specified above, the remainder of this Indenture and such Senior Notes shall be unaffected thereby. In addition, upon the Company's exercise under
Section 8.01 hereof of the option applicable to this Section 8.03, subject to the satisfaction of the conditions set forth in Section 8.04 hereof, Sections 6.01(f) and 6.01(g) shall not constitute Events of Default.

SECTION 8.04.   Conditions to Legal or Covenant Defeasance.

          The following shall be the conditions to the application of either
Section 8.02 or 8.03 hereof to the outstanding Senior Notes:

          In order to exercise either Legal Defeasance or Covenant Defeasance:

                    (a) the Company must irrevocably deposit with the Trustee or Paying Agent, in trust, for the benefit of the Holders, U.S. Legal Tender, U.S. Government Obligations, or a combination thereof, in such amounts as will be sufficient, in the opinion of a nationally recognized firm of independent public accountants, to pay the principal of, premium, if any, and interest on the Senior Notes on the stated date for payment thereof or on the applicable Redemption Date, as the case may be, of such principal or installment of principal of, premium, if any, or interest on the Senior Notes;

                    (b) in the case of an election under Section 8.02 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel who shall be a nationally-recognized tax counsel reasonably acceptable to the Trustee confirming that (A) the Company has received from, or there has been published by, the Internal Revenue Service a ruling or
          (B) since the date of this Indenture, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such Opinion of Counsel shall confirm that, the Holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

                    (c) in the case of an election under Section 8.03 hereof, the Company shall have delivered to the Trustee an Opinion of Counsel who shall be a nationally-recognized tax counsel reasonably acceptable to the Trustee confirming that the Holders of the Senior Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

                    (d) no Default or Event of Default shall have occurred and be continuing on the date of such deposit (other than a Default or Event of Default resulting from the incurrence of Indebtedness all or a portion of the proceeds of which will be used to defease the Senior Notes pursuant to this Article Eight concurrently with such incurrence) or insofar as Sections 6.01(h) hereof are concerned, at any time in the period ending on the 91st day after the date of such deposit;

                    (e) such Legal Defeasance or Covenant Defeasance shall not result in a breach or violation of, or constitute a Default under, this Indenture or a default under any other material agreement or instrument to which the Company or any of its Subsidiaries is a party or by which the Company or any of its Subsidiaries is bound;

                    (f) the Company shall have delivered to the Trustee an Opinion of Counsel who shall be a nationally-recognized bankruptcy counsel to the effect that after the 91st day following the deposit, the trust funds will not be subject to avoidance under Section 547 of the Bankruptcy Code, shall not be property of the estate under Section 541 of the Bankruptcy Code and shall not be subject to avoidance under any Bankruptcy Law or any proceeding applicable to the Company or to any Subsidiary Guarantor;

                    (g) the Company shall have delivered to the Trustee an Officers' Certificate stating that the deposit was not made by the Company with the intent of preferring the Holders over any other creditors of the Company or with the intent of defeating, hindering, delaying or defrauding any other creditors of the Company; and

                    (h) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that all conditions precedent provided for or relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

SECTION 8.05. Deposited U.S. Legal Tender and U.S. Government Obligations to be Held in Trust; Other Miscellaneous Provisions.

          (a) Subject to Section 8.06 hereof, all U.S. Legal Tender and U.S. Government Obligations (including the proceeds thereof) deposited with the Trustee (or other qualifying trustee, collectively for purposes of this Section 8.05, the "Trustee") pursuant to Section 8.04 hereof in respect of the outstanding Senior Notes shall be segregated, held in trust and applied by the Trustee, in accordance with the provisions of such Senior Notes and this Indenture, to the payment, either directly or through any Paying Agent, as the Trustee may determine, to the Holders of such Senior Notes of all sums due and to become due thereon in respect of principal, premium, if any, and interest.

          (b) The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed on or assessed against the U.S. Legal Tender or U.S. Government Obligations deposited pursuant to Section 8.04 hereof or the principal and interest received in respect thereof other than any such tax, fee or other charge which by law is for the account of the Holders of the outstanding Senior Notes.

          (c) Anything in this Article Eight to the contrary notwithstanding, the Trustee shall deliver or pay to the Company from time to time upon the Company's request any U.S. Legal Tender or U.S. Government Obligations held by it as provided in Section 8.04 hereof which, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee (which may be the opinion delivered under Section 8.04(a) hereof), are in excess of the amount thereof that would then be required to be deposited to effect an equivalent Legal Defeasance or Covenant Defeasance in accordance with Section 8.04.

SECTION 8.06.   Repayment to the Company.

          Any U.S. Legal Tender or U.S. Government Obligations deposited with the Trustee or any Paying Agent, in trust for the payment of the principal of, premium, if any, or interest on any Senior Note and remaining unclaimed for two years after such principal, and premium, if any, or interest has become due and payable shall be paid to the Company on its request or shall be discharged from such trust; and the Holder of such Senior Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease; provided, however, that the Trustee or such Paying Agent, before being required to make any such repayment, may at the expense of the Company cause to be published once, in The New York Times and The Wall Street Journal (national edition), notice that such money remains unclaimed and that, after a date specified therein, which shall not be less than 30 days from the date of such notification or publication, any unclaimed balance of such money then remaining will be repaid to the Company.

SECTION 8.07.   Reinstatement.

          If the Trustee or Paying Agent is unable to apply any U.S. Legal Tender or U.S. Government Obligations in accordance with Section 8.04(a) or 8.05(a) hereof, as the case may be, by reason of any order or judgment of any court or governmental authority enjoining, restraining or otherwise prohibiting such application, then the Company's obligations under this Indenture and the Senior Notes shall be revived and reinstated as though no deposit had occurred pursuant to Section 8.04(a) or 8.05(a) hereof until such time as the Trustee or Paying Agent is permitted to apply all such U.S. Legal Tender and U.S. Government Obligations in accordance with Section 8.04(a) or 8.05(a) hereof, as the case may be; provided, however, that, if the Company makes any payment of principal of, premium, if any, or interest on any Senior Note following the reinstatement of its obligations, the Company shall be subrogated to the rights of the Holders of such Senior Notes to receive such payment from the U.S. Legal Tender and U.S. Government Obligations held by the Trustee or Paying Agent.

                                  ARTICLE NINE

                       AMENDMENTS, SUPPLEMENTS AND WAIVER

SECTION 9.01.   Without Consent of Holders.

          Notwithstanding Section 9.02 hereof and except as otherwise provided in this Indenture or the respective Senior Notes, Subsidiary Guarantees or the Collateral Agreements, the Company and the Subsidiary Guarantors, when authorized by Board Resolutions of the Company, and the Trustee, together, may amend or supplement this Indenture, the Senior Notes, the Subsidiary Guarantees or the Collateral Agreements without notice to or consent of any Holder:

                    (1) to cure any ambiguity, defect or inconsistency; provided that such amendment or supplement does not adversely affect the legal rights of any Holder;

                    (2) to comply with Article Five and Section 11.03;

                    (3) to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes (provided that the uncertificated Notes are issued in registered form for purposes of
          Section 163(f) of the Code, or in a manner such that the uncertificated Notes are described in Section 163(f)(2)(B) of the
          Code);

                    (4) to make any other change that would provide any additional rights and benefits to the Holders of the Senior Notes and that does not adversely affect the legal rights under this Indenture of any such Holder;

                    (5) to provide for the assumption of the Company's and the Subsidiary Guarantors' obligations to the Holders in the case of a merger or consolidation not prohibited by this Indenture;

                    (6) to comply with any requirements of the SEC in order to effect or maintain the qualification of this Indenture and the Collateral Agreements under the TIA;

                    (7) to provide for additional Subsidiary Guarantors pursuant to Section 4.16 or otherwise;

                    (8) to provide for the appointment of a successor Trustee, as provided in Section 7.08 hereof or a successor collateral agent, as provided in the Collateral Agreements.

provided that the Company has delivered to the Trustee an Opinion of Counsel and Officers' Certificate stating that such amendment or supplement complies with the provisions of this Section 9.01.

          Upon the request of the Company accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon receipt by the Trustee of the documents described in Section
7.02 hereof, the Trustee shall join with the Company in the execution of any amended or supplemental Indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained, but the Trustee shall not be obligated to enter into such amended or supplemental Indenture that adversely affects its own rights, duties or immunities under this Indenture or otherwise.

          After an amendment or supplement under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment or supplement. Any failure of the Company to mail such notice, or a defect in such notice, shall not, however, in any way impair or affect the validity of any such amendment or supplement.

SECTION 9.02.   With Consent of Holders.

          Subject to Section 6.07, the Company and each Subsidiary Guarantor, when authorized by Board Resolutions of the Company, and the Trustee, together, with the written consent of the Holder or Holders of at least a majority in aggregate principal amount of the outstanding Senior Notes may amend or supplement this Indenture, the Subsidiary Guarantees, the Senior Notes or the Collateral Agreements, without notice to any other Holders (including consents obtained in connection with a tender offer or exchange offer for the Notes). Subject to Section 6.07, the Holder or Holders of a majority in aggregate principal amount of the outstanding Senior Notes may waive compliance by the Company and its Subsidiaries with any provision of this Indenture, the Subsidiary Guarantees, the Senior Notes or the Collateral Agreements without notice to any other Holder. Without the consent of each Holder affected, however, no amendment, supplement or waiver, including a waiver pursuant to
Section 6.04, may (with respect to any Senior Notes held by a non-consenting Holder of Senior Notes):

                    (1) reduce the principal amount of Senior Notes whose Holders must consent to an amendment, supplement or waiver of any provision of this Indenture or the Senior Notes or otherwise amend this Section 9.02;

                    (2) reduce the principal of, premium (if any) or change the fixed maturity of any Senior Note or alter the provisions with respect to the redemption of Senior Notes pursuant to Article Three of this Indenture or alter the provisions, including the purchase price payable, with respect to repurchases or redemptions of the Senior Notes pursuant to Section 3.07 or 4.15 hereof;

                    (3) reduce the rate of or change the time for payment of interest, including default interest, on any Senior Note;

                    (4) waive a Default or Event of Default in the payment of principal of or premium, if any, or interest on the Senior Notes or that resulted from a failure to comply with Section 3.07 or 4.15 hereof (except a rescission of acceleration of the Senior Notes by the Holders of at least a majority in aggregate principal amount of the Senior Notes and a waiver of the payment default that resulted from such acceleration);

                    (5) make the principal of, or the interest on, any Senior Note payable in any manner other than that stated in this Indenture and the Senior Notes on the Issue Date;

                    (6) make any change in the provisions of this Indenture relating to waivers of past Defaults or the rights of Holders of Senior Notes to receive payments of principal of, premium (if any) or interest on the Senior Notes;

                    (7) waive a redemption payment with respect to any Senior Note; (other than a payment required by Section 4.15 hereof);

                    (8) alter the ranking of the Senior Notes relative to other Indebtedness of the Company or the Subsidiary Guarantors;

                    (9) make any change in the foregoing amendment and waiver provisions;

                    (10) impair the right of any Holder to receive payment of principal of and interest on such Holder's Senior Notes on or after the due dates therefor or to institute suit for the enforcement of any payment on or with respect to such Holder's Senior Notes;

                    (11) release any Collateral from the Lien of the Collateral Agreements except in accordance with terms thereof, or the terms of this Indenture (including, without limitation, Section 12.03), or amend the terms thereof or the terms of the Indenture relating to such release; or

                    (12) release any Subsidiary Guarantor from its Subsidiary Guarantee.

          It shall not be necessary for the consent of the Holders under this Section to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

          Upon the request of the Company and each Subsidiary Guarantor accompanied by a resolution of its Board of Directors authorizing the execution of any such amended or supplemental Indenture, and upon the filing with the Trustee of evidence satisfactory to the Trustee of the consent of the Holders of Notes as aforesaid, and upon receipt by the Trustee of the documents described in Section 7.2 hereof, the Trustee shall join with the Company and the Subsidiary Guarantors in the execution of such amended or supplemental Indenture unless such amended or supplemental Indenture affects the Trustee's own rights, duties or immunities under this Indenture or otherwise, in which case the Trustee may in its discretion, but shall not be obligated to, enter into such amended or supplemental Indenture.

          After an amendment, supplement or waiver under this Section becomes effective, the Company shall mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect in such notice, shall not, however, in any way impair or affect the validity of any such supplemental indenture.

SECTION 9.03.   Compliance with TIA.

          Every amendment, waiver or supplement of this Indenture or the Senior Notes shall comply with the TIA.

SECTION 9.04.   Revocation and Effect of Consents.

          Until an amendment, waiver or supplement becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note, even if notation of the consent is not made on any Senior Note. However, any such Holder or subsequent Holder may revoke the consent as to his Senior Note or portion of his Senior Note by notice to the Trustee or the Company received before the date on which the Trustee receives an Officers' Certificate certifying that the Holders of the requisite principal amount of Senior Notes have consented (and not theretofore revoked such consent) to the amendment, supplement or waiver.

          The Company may, but shall not be obligated to, fix a record date for the purpose of determining the Holders entitled to consent to any amendment, supplement or waiver, which record date shall be at least 30 days prior to the first solicitation of such consent. If a record date is fixed, then notwithstanding the last sentence of the immediately preceding paragraph, those Persons who were Holders at such record date (or their duly designated proxies), and only those Persons, shall be entitled to revoke any consent previously given, whether or not such Persons continue to be Holders after such record date. No such consent shall be valid or effective for more than 90 days after such record date.

          After an amendment, supplement or waiver becomes effective, it shall bind every Holder, unless it makes a change described in any of clauses (1) through (12) of Section 9.02, in which case, the amendment, supplement or waiver shall bind only each Holder of a Senior Note who has consented to it and every subsequent Holder of a Senior Note or portion of a Senior Note that evidences the same debt as the consenting Holder's Senior Note; provided that any such waiver shall not impair or affect the right of any Holder to receive payment of principal of and interest on a Senior Note, on or after the respective due dates expressed in such Senior Note, or to bring suit for the enforcement of any such payment on or after such respective dates without the consent of such Holder.

SECTION 9.05.   Notation on or Exchange of Senior Notes.

          If an amendment, supplement or waiver changes the terms of a Senior Note, the Trustee may require the Holder of the Senior Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Senior Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Senior Note shall issue and the Trustee shall authenticate a new Senior Note that reflects the changed terms. Any such notation or exchange shall be made at the sole cost and expense of the Company.

SECTION 9.06.   Trustee to Sign Amendments, Etc.

          The Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article Nine; provided that the Trustee may, but shall not be obligated to, execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture. The Trustee shall receive, and shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of any amendment, supplement or waiver authorized pursuant to this Article Nine is authorized or permitted by this Indenture.

                                   ARTICLE TEN

                               MEETINGS OF HOLDERS

SECTION 10.01.  Purposes for Which Meetings May Be Called.

          A meeting of Holders may be called at any time and from time to time pursuant to the provisions of this Article Ten for any of the following purposes:

                    (a) to give any notice to the Company or to the Trustee, or to give any directions to the Trustee, or to waive or to consent to the waiving of any Default or Event of Default hereunder and its consequences, or to take any other action authorized to be taken by Holders pursuant to any of the provisions of Article Six;

                    (b) to remove the Trustee or appoint a successor Trustee pursuant to the provisions of Article Seven;

                    (c) to consent to an amendment, supplement or waiver pursuant to the provisions of Section 9.02; or

                    (d) to take any other action (i) authorized to be taken by or on behalf of the Holders of any specified aggregate principal amount of the Senior Notes under any other provision of this Indenture, or authorized or permitted by law or (ii) which the Trustee deems necessary or appropriate in connection with the administration of this Indenture.

SECTION 10.02.  Manner of Calling Meetings.

          The Trustee may at any time call a meeting of Holders to take any action specified in Section 10.01, to be held at such time and at such place in The City of New York, New York or elsewhere as the Trustee shall determine. Notice of every meeting of Holders, setting forth the time and place of such meeting and in general terms the action proposed to be taken at such meeting, shall be mailed by the Trustee, first-class postage prepaid, to the Company and to the Holders at their last addresses as they shall appear on the registration books of the Registrar not less than 10 nor more than 60 days prior to the date fixed for a meeting.

          Any meeting of Holders shall be valid without notice if the Holders of all Senior Notes then outstanding are present in Person or by proxy, or if notice is waived before or after the meeting by the Holders of all Senior Notes outstanding, and if the Company, the Subsidiary Guarantors and the Trustee are either present by duly authorized representatives or have, before or after the meeting, waived notice.

SECTION 10.03.  Call of Meetings by the Company or Holders.

          In case at any time the Company, pursuant to a Board Resolution or the Holders of not less than 10% in aggregate principal amount of the Senior Notes then outstanding shall have requested the Trustee to call a meeting of Holders to take any action specified in Section 10.01, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 20 days after receipt of such request, then the Company or the Holders of Senior Notes in the amount above specified may determine the time and place in The City of New York, New York or elsewhere for such meeting and may call such meeting for the purpose of taking such action, by mailing or causing to be mailed notice thereof as provided in Section 10.02.

SECTION 10.04.  Who May Attend and Vote at Meetings.

          To be entitled to vote at any meeting of Holders, a Person shall (a) be a registered Holder of one or more Senior Notes, or (b) be a Person appointed by an instrument in writing as proxy for the registered Holder or Holders of Senior Notes. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel and any representatives of the Trustee and its counsel and any representatives of the Company, the Subsidiary Guarantors and their respective counsel.

SECTION 10.05. Regulations May Be Made by Trustee; Conduct of the Meeting; Voting Rights; Adjournment.

          Notwithstanding any other provision of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any action by or any meeting of Holders, in regard to proof of the holding of Senior Notes and of the appointment of proxies, and in regard to the appointment and duties of inspectors of votes, and submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall think appropriate. Such regulations may fix a record date and time for determining the Holders of record of Senior Notes entitled to vote at such meeting, in which case those and only those Persons who are Holders of Senior Notes at the record date and time so fixed, or their proxies, shall be entitled to vote at such meeting whether or not they shall be such Holders at the time of the meeting.

          The Trustee shall, by an instrument in writing, appoint a temporary chairman of the meeting, unless the meeting shall have been called by Holders as provided in Section 10.03, in which case the Holders calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Holders of a majority in principal amount of the Senior Notes represented at the meeting and entitled to vote.

          At any meeting each Holder or proxy shall be entitled to one vote for each $1,000 principal amount of Senior Notes held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Senior Notes challenged as not outstanding and ruled by the Trustee to be not outstanding. The chairman may adjourn any such meeting if he is unable to determine whether any Holder or proxy shall be entitled to vote at such meeting. The chairman of the meeting shall have no right to vote other than by virtue of Senior Notes held by him or instruments in writing as aforesaid duly designating him as the proxy to vote on behalf of other Holders. Any meeting of Holders duly called pursuant to the provisions of Section 10.02 or
Section 10.03 may be adjourned from time to time by vote of the Holders of a majority in aggregate principal amount of the Senior Notes represented at the meeting and entitled to vote, and the meeting may be held as so adjourned without further notice.

SECTION 10.06.  Voting at the Meeting and Record to Be Kept.

          The vote upon any resolution submitted to any meeting of Holders shall be by written ballots on which shall be subscribed the signatures of the Holders of Senior Notes or of their representatives by proxy and the principal amount of the Senior Notes voted by the ballot. The permanent chairman of the meeting shall appoint two inspectors of votes, who cast proxies at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record in duplicate of the proceedings of each meeting of the Holders shall be prepared by the secretary of the meeting and there shall be attached to such record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts, setting forth a copy of the notice of the meeting and showing that such notice was mailed as provided in Section 10.02 or Section 10.03. The record shall be signed and verified by the affidavits of the permanent chairman and the secretary of the meeting and one of the duplicates shall be delivered to the Company and the other to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.

          Any record so signed and verified shall be conclusive evidence of the matters therein stated.

SECTION 10.07. Exercise of Rights of Trustee or Holders May Not Be Hindered or Delayed by Call of Meeting.

          Nothing contained in this Article Ten shall be deemed or construed to authorize or permit, by reason of any call of a meeting of Holders or any rights expressly or impliedly conferred hereunder to make such call, any hindrance or delay in the exercise of any right or rights conferred upon or reserved to the Trustee or to the Holders under any of the provisions of this Indenture or of the Senior Notes.

                                 ARTICLE ELEVEN

                            GUARANTEE OF SENIOR NOTES

SECTION 11.01.  Subsidiary Guarantee.

          Each of the Subsidiary Guarantors hereby, jointly and severally, fully and unconditionally guarantees to each Holder of a Senior Note authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of this Indenture, the Senior Notes or the obligations of the Company hereunder or thereunder, that: (a) the principal of and interest on the Senior Notes will be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on the overdue principal of and interest on the Senior Notes, if any, if lawful, and all other Guaranteed Obligations of the Company and each Subsidiary Guarantor to the Holders or the Trustee hereunder or thereunder or under the Collateral Agreements or the Related Agreements will be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Guaranteed Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay and to perform the same immediately. The Subsidiary Guarantors hereby agree that their obligations hereunder shall be unconditional, irrespective of the validity, regularity or enforceability of the Senior Notes, this Indenture, the Collateral Agreements or the Related Agreements, the absence of any action to enforce the same, any waiver or consent by any Holder of the Senior Notes with respect to any provisions hereof or thereof, the recovery of any judgment against the Company or other Subsidiary Guarantor, any action to enforce the same or any other circumstance which might otherwise constitute a legal or equitable discharge or defense of a Subsidiary Guarantor. Each Subsidiary Guarantor hereby waives diligence, presentment, demand of payment, filing of claims with a court in the event of insolvency or bankruptcy of the Company, any right to require a proceeding first against the Company or other Subsidiary Guarantor, protest, notice and all demands whatsoever and covenant that the Subsidiary Guarantee will not be discharged except by complete payment and performance of the obligations contained in the Senior Notes, this Indenture, the Collateral Agreements and the Related Agreements. If any Holder, Beneficial Holder or the Trustee is required by any court or otherwise to return to the Company or Subsidiary Guarantors, or any Custodian, Trustee, liquidator or other similar official acting in relation to either the Company or Subsidiary Guarantors, any amount paid by any such entity to the Trustee or such Holder or Beneficial Holder, this Subsidiary Guarantee, to the extent theretofore discharged, shall be reinstated in full force and effect. Each Subsidiary Guarantor agrees that it shall not be entitled to any right of subrogation in relation to the Holders in respect of any obligations guaranteed hereby until payment in full to the Holders and performance of all obligations guaranteed hereby. Each Subsidiary Guarantor further agrees that, as between the Subsidiary Guarantors, on the one hand, and the Holders and the Trustee, on the other hand,
(x) the maturity of the obligations guaranteed hereby may be accelerated as provided in Article 6 for the purposes of the Subsidiary Guarantee, notwithstanding any stay, injunction or other prohibition preventing such acceleration in respect of the obligations guaranteed hereby, and (y) in the event of any declaration of acceleration of such obligations as provided in
Article 6, such obligations (whether or not due and payable) shall forthwith become due and payable by the Subsidiary Guarantors for the purpose of this Subsidiary Guarantee. The Subsidiary Guarantors shall have the right to seek contribution from the Company and from any non-paying Subsidiary Guarantor so long as the exercise of such right does not impair the rights of the Holders under the Subsidiary Guarantee.

          For the purposes hereof, each Subsidiary Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor hereunder, but shall be limited to the lesser of (i) or
(ii) below: (i) the aggregate amount of the Guaranteed Obligations, which includes all obligations of the Company and of each Subsidiary Guarantor under the Senior Notes, the Indenture, the Collateral Agreements and the Related Agreements and (ii) the greater of the following (x) and (y): (x) the amount of the reasonably equivalent value (as such term is used or defined in Section 548 of the United States Bankruptcy Code) or fair consideration (as such term is used or defined in the Debtor and Creditor Law of the State of New York in the case of Subsidiary Guarantors other than the Residual Collateral Trusts, and in the Commerce and Trade Law of the State of Delaware) in the case of the Residual Collateral Trusts, whichever statute is determined to be applicable, received by such Subsidiary Guarantor in connection with the loans and the proceeds of loans represented by the Original Notes or the exchange of the Original Notes for the Senior Notes, and (y) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code, and as such term is defined in the Debtor and Creditor Law of the State of New York, in the case of Subsidiary Guarantors other than the Residual Collateral Trusts, and in the Commerce and Trade Law of the State of Delaware in the case of the Residual Collateral Trusts, whichever statute is determined to be applicable) or (B) left it with unreasonably small capital, in each case, at the time when it entered into its Subsidiary Guarantee of the Original Notes or of its Subsidiary Guarantee of the Senior Notes whichever first occurred, and, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; PROVIDED THAT, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee hereunder is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from the Company and from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

SECTION 11.02.  Execution And Delivery Of Subsidiary Guarantee.

          To evidence its Subsidiary Guarantee set forth in Section 11.01, each Subsidiary Guarantor hereby agrees that a notation on such Subsidiary Guarantee substantially in the form of Exhibit B, which is part of this Indenture, shall be endorsed by an Officer of such Subsidiary Guarantor on each Senior Note authenticated and delivered by the Trustee and that this Indenture shall be executed on behalf of such Subsidiary Guarantor by its President or one of its Vice Presidents.

          Each Subsidiary Guarantor hereby agrees that its Subsidiary Guarantee set forth in Section 11.01 shall remain in full force and effect notwithstanding any failure to endorse on each Senior Note a notation of such Subsidiary Guarantee.

          If an Officer whose signature is on this Indenture or on the Subsidiary Guarantee no longer holds that office at the time the Trustee authenticates the Senior Note on which a Subsidiary Guarantee is endorsed, the Subsidiary Guarantee shall be valid nevertheless.

          The delivery of any Senior Note by the Trustee, after the authentication thereof hereunder, shall constitute due delivery of the Subsidiary Guarantee set forth in this Indenture on behalf of the Subsidiary Guarantors.

SECTION 11.03.  Subsidiary Guarantors May Consolidate, Etc., On Certain Terms.

          (a) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Subsidiary Guarantor (other than the Residual Collateral Trusts) with or into the Company or another Subsidiary Guarantor, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor (other than the Residual Collateral Trusts) as an entirety, or substantially as an entirety, to the Company, unless immediately after giving effect to such transaction, a Default or Event of Default exists.

          (b) Except as set forth in Articles 4 and 5, nothing contained in this Indenture or in any of the Senior Notes shall prevent any consolidation or merger of a Subsidiary Guarantor (other than the Residual Collateral Trusts) with or into (whether or not such Subsidiary Guarantor is the surviving Person) another corporation, Person or entity, whether or not affiliated with such Subsidiary Guarantor, or successive consolidations or mergers in which a Subsidiary Guarantor or its successor or successors shall be a party or parties, or shall prevent any sale or conveyance of the property of a Subsidiary Guarantor (other than the Residual Collateral Trusts) as an entirety or substantially as an entirety, to a corporation other than the Company (whether or not affiliated with the Subsidiary Guarantor) authorized to acquire and operate the same if immediately after giving effect to such transaction, no Default or Event of Default exists; provided, however, that each Subsidiary Guarantor hereby covenants and agrees that, upon any such consolidation, merger, sale or conveyance, the Subsidiary Guarantee endorsed on the Senior Notes, and the due and punctual performance and observance of all of the covenants and conditions of this Indenture, the Collateral Agreements and the Related Agreements to be performed by such Subsidiary Guarantor, shall be expressly assumed (in the event that the Subsidiary Guarantor is not the surviving corporation in the merger), by supplemental indenture satisfactory in form and substance to the Trustee, executed and delivered to the Trustee, by the corporation formed by such consolidation or into which the Subsidiary Guarantor shall have been merged, or by the corporation which shall have acquired such property. In addition, the requirements of Section 5.01(a)(ii) (with respect to the Subsidiary Guarantor's obligations), (iii), (iv), (v) and (vi) shall be satisfied with respect to any such consolidation or merger. In case of any such consolidation, merger, sale or conveyance and upon the assumption by the successor corporation, by supplemental indenture, executed and delivered to the Trustee and satisfactory in form and substance to the Trustee, of the Subsidiary Guarantee endorsed upon the Senior Notes and the due and punctual performance of all of the covenants and conditions of this Indenture, the Collateral Agreements and the Related Agreements to be performed by the Subsidiary Guarantor, such successor corporation shall succeed to and be substituted for the Subsidiary Guarantor with the same effect as if it had been named herein as a Subsidiary Guarantor. Such successor corporation thereupon may cause to be signed any or all of the Subsidiary Guarantees to be endorsed upon all of the Senior Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee. All the Subsidiary Guarantees so issued shall in all respects have the same legal rank and benefit under this Indenture as the Subsidiary Guarantees theretofore and thereafter issued in accordance with the terms of this Indenture as though all of such Subsidiary Guarantees had been issued at the date of the execution hereof. Notwithstanding the foregoing, the Residual Collateral Trusts shall not merge or consolidate into any other Person, and no Person shall merge or consolidate into the Residual Collateral Trusts.

SECTION 11.04.  Representations and Warranties on Subsidiary Guarantees.

          The Company, Delta Funding, DF Special Holdings and the Residual Collateral Trusts hereby jointly and severally represent and warrant to the Trustee and to the Holders and Beneficial Holders as follows:

          a. As of the Issue Date and as of the date of the Original Subsidiary Guarantee (as that term is defined below) issued by DF Special Holdings and at all times between such dates, DF Special Holdings has been a wholly owned subsidiary of Delta Funding, Delta Funding has been a wholly owned subsidiary of the Company, and each of the Company, Delta Funding and DF Special Holding has had assets in excess of liabilities and was solvent calculated in accordance with GAAP.

          b. Delta Funding and DF Special Holding each entered into a Subsidiary Guarantee (the "Original Subsidiary Guarantee") in connection with (and as that term is defined in) and substantially contemporaneous with the execution of the Indenture dated July 23, 1997 (the "Original Indenture") relating to the Company's $150,000,000 9 1/2% Senior Notes Due 2004 (the "Original Notes"). At the time of entering into of the Original Subsidiary Guarantee, and after giving effect to the transactions contemplated thereby and the rights to contribution from the Company (and from each other party executing an Original Subsidiary Guarantee) for any payments made by it on the Original Subsidiary Guarantee, each of Delta Funding and DF Special Holding were not insolvent or rendered "insolvent" (as such term is defined in the United States Bankruptcy Code and in the Debtor and Creditor Law of the State of New York) and were not left with unreasonably small working capital. The Original Subsidiary Guarantees entered into by each of Delta Funding and DF Special Holdings remained continuously in full force and effect from the date each entered into the Original Subsidiary Guarantee through the Issue Date.

          c. Following the issuance of the Original Notes, the Company contributed approximately $144 million of the net proceeds (the "Proceeds") received therefrom to Delta Funding. Delta Funding, in turn, has used such Proceeds to fund its operations in the ordinary course of its business, including, without limitation, to originate and purchase mortgage loans (the "Loans") aggregating more than $4 billion since the issuance of the Original Notes. Delta Funding regularly sold the Loans through its ongoing securitization program, receiving back a par dollar price in consideration of such sale in connection with the sale of the senior certificates to asset-backed investors and contributing the Residual Receivables it retained to its wholly owned subsidiary DF Special Holdings. At the time of the issuance of the Original Notes, DF Special Holdings owned approximately $44 million of Residuals Receivables. Since that time, Delta Funding has contributed to DF Special Holdings Residual Receivables having a current aggregate book value of at least $180 million. As of the Issue Date and immediately prior to the transactions contemplated by
                    Section 4.27(c), DF Special Holdings owned Residual Receivables with an aggregate value of at least $201.5 million.

          d. DF Special Holdings is the Depositor and Original Certificate holder under (and as those terms are defined in) the 2000-1 Trust Agreement. All Residual Receivables deposited as of the date hereof or hereafter by DF Special Holdings into Delta Funding Residual Holding Trust 2000-1 Residual Collateral Trust pursuant to Section 4.27 of the Indenture were and will at all times be Residual Receivables which prior to such deposit had been retained by Delta Funding as part of its securitization program referenced in subsection (c), above, and contributed to DF Special Holdings by Delta Funding, and were and will be property solely of DF Special Holdings, free and clear of all Liens, in each case immediately prior to the deposit thereof into Delta Funding Residual Holding Trust 2000-1.

          e. Delta Funding is the Depositor and Original Certificate holder under (as those terms are defined in) the 2000-2 Trust Agreement. All Residual Receivables deposited by Delta Funding into Delta Funding Residual Holding Trust 2000-2 Residual Collateral Trust pursuant to Section 4.27 of the Indenture were and will at all times be Residual Receivables which had been retained by Delta Funding as part of its securitization program referenced in subsection (c), above, and were and will be the property solely of Delta Funding, free and clear of all Liens, in each case immediately prior to the deposit thereof into Delta Funding Residual Holding Trust 2000-2.

          f. Neither of Delta Funding Residual Holding Trust 2000-1 or Delta Funding Residual Holding Trust 2000-2 has any creditors or liabilities, or will engage in any business, other than liability for the Subsidiary Guarantees and liabilities to the respective Owner Trustee for costs of administration arising under the respective Residual Collateral Trust Agreements. All liabilities to the respective Owner Trustee arising under the respective Residual Collateral Trust Agreements are secured by a lien on the Trust Estate (as that term is defined in the respective Residual Collateral Trust Agreements).

                                 ARTICLE TWELVE

                             COLLATERAL AND SECURITY

SECTION 12.01.  Collateral Agreements.

          The due and punctual payment of the principal of and interest on the Senior Notes when and as the same shall be due and payable, whether on an Interest Payment Date, at maturity, by acceleration, repurchase, redemption or otherwise, and interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Senior Notes and performance of all other obligations of the Company and the Subsidiary Guarantors to the Holders of Senior Notes or the Trustee under this Indenture, the Senior Notes, the Subsidiary Guarantees and the Related Agreements, according to the terms hereunder or thereunder, shall be secured as provided in the Collateral Agreements which the Company and certain Subsidiaries have entered into simultaneously with the execution of this Indenture. Each Holder of Senior Notes, by its acceptance thereof, consents and agrees to the terms of the Collateral Agreements as the same may be in effect or may be amended from time to time in accordance with its terms and authorizes and directs the Collateral Agent to enter into the Collateral Agreements and to perform its obligations and exercise its rights thereunder in accordance therewith. The Collateral Agent agrees that it will not consent to any action or proposed action under any of the Related Agreements (except with respect to the release of the Remaining Interest as provided in Section 12.03) without obtaining the prior consent of the Holders or Beneficial Holders of a majority of the principal amount of the then outstanding Senior Notes. The Company shall deliver to the Trustee copies of all documents delivered to the Collateral Agent pursuant to the Collateral Agreements, and shall do or cause to be done all such acts and things as may be necessary or proper, or as may be required by the provisions of the Collateral Agreements, to assure and confirm to the Trustee and the Collateral Agent the security interest in the Collateral, by the Collateral Agreements or any part thereof, as from time to time constituted, so as to render the same available for the security and benefit of this Indenture and of the Senior Notes secured hereby, according to the intent and purposes herein expressed. The Company and the Subsidiary Guarantors shall take, and the Company shall cause its Subsidiaries to take, upon request of the Trustee or Collateral Agent, any and all actions reasonably required to cause the Collateral Agreements to create and maintain, as security for the Guaranteed Obligations of the Company and the Subsidiary Guarantors hereunder, a valid and enforceable perfected first priority Lien in and on all the Collateral, in favor of the Collateral Agent for the benefit of the Holders of Senior Notes, superior to and prior to the rights of all third Persons and subject to no other Liens.

SECTION 12.02.  Recording and Opinions.

          (a) The Company shall furnish to the Trustee simultaneously with the execution and delivery of this Indenture an Opinion of Counsel either (i) stating that in the opinion of such counsel all action has been taken with respect to the recording, registering, filing and perfection of this Indenture, financing statements or other instruments necessary to make effective the Liens intended to be created by the Collateral Agreements, or (ii) stating that, in the opinion of such counsel, no such action is necessary to make such Liens effective and (iii) the due execution and enforceability (subject to customary exceptions) of the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements.

          (b) The Company shall furnish to the Collateral Agent and the Trustee on September 30 in each year beginning with 2001, an Opinion of Counsel, dated as of such date, either (i) (A) stating that, in the opinion of such counsel, action has been taken with respect to the recording, registering, filing, perfecting, re-recording, re-registering and refiling of all supplemental indentures, financing statements, continuation statements or other instruments of further assurance as is necessary to maintain the Liens of the Collateral Agreements, and (B) stating that, based on relevant laws as in effect on the date of such Opinion of Counsel, all financing statements and continuation statements have been executed and filed that are necessary as of such date and during the succeeding 12 months fully to preserve and protect, to the extent such protection and preservation are possible by filing, the rights of the Holders of Senior Notes and the Collateral Agent and the Trustee hereunder and under the Collateral Agreements with respect to the security interests in the Collateral, or (ii) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien and assignment.

          (c) The Subsidiary Guarantors shall otherwise comply with the provisions of TIA Section 314(b).

SECTION 12.03.  Release of Collateral.

          (a) Subject to subsections (b) and (c) of this Section 12.03, with the consent of the holders of a majority in aggregate principal amount of outstanding Senior Notes, Collateral may be released from the Lien and security interest created by the Collateral Agreements. Such consent shall not be required with respect to the release of the Remaining Earnings in accordance with the terms of the Escrow Agreement.

          (b) At any time when a Default or Event of Default shall have occurred and be continuing and the maturity of the Senior Notes shall have been accelerated (whether by declaration or otherwise) and the Trustee shall have delivered a notice of acceleration to the Collateral Agent, no release of Collateral pursuant to the provisions of the Collateral Agreement shall be effective as against the Holders of Senior Notes.

          (c) The release of the Remaining Earnings under the Escrow Agreement shall not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Remaining Earnings are released pursuant to the terms of the Escrow Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Liens and security interest of the Collateral Agreements and relating to the substitution therefor of any property or securities to be subjected to the Liens and security interest of the Collateral Agreements to be complied with. Any certificate or opinion required by TIA
Section 314(d) may be made by an Officer of the Company except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent Person, which Person shall be an independent engineer, appraiser or other expert selected or approved by the Trustee and the Collateral Agent in the exercise of reasonable care.

SECTION 12.04.  Certificates of the Company.

          The Company shall furnish to the Trustee and the Collateral Agent, prior to each proposed release of Collateral in accordance with the terms hereof, [and, in the case of the Remaining Earnings, the Escrow Agreement] (i) all documents required by TIA Section 314(d) and (ii) an Opinion of Counsel, which may be rendered by internal counsel to the Company, to the effect that such accompanying documents constitute all documents required by TIA Section 314(d). The Trustee may, to the extent permitted by Sections 7.01 and 7.02 hereof, accept as conclusive evidence of compliance with the foregoing provisions the appropriate statements contained in such documents and such Opinion of Counsel.

SECTION 12.05.  Certificates of the Trustee.

          In the event that the Company wishes to release Collateral and has obtained the consent of the Holders of a majority in aggregate principal amount of the outstanding Senior Notes [(other than the Remaining Earnings in accordance with the Escrow Agreement as to which no consent is required)] and has delivered the certificates and documents required by such Collateral Agreements and Sections 12.03 and 12.04 hereof, the Trustee shall determine whether it has received all documentation required by TIA Section 314(d) in connection with such release and, based on such determination and the Opinion of Counsel delivered pursuant to Section 12.04(ii), shall deliver a certificate to the Collateral Agent setting forth such determination.

SECTION 12.06. Authorization of Receipt of Funds by the Trustee Under the Collateral Agreements.

          The Trustee is authorized to receive any funds for the benefit of the Holders of Senior Notes distributed under the Collateral Agreements, and to make further distributions of such funds to the Holders of Senior Notes according to the provisions of this Indenture.

SECTION 12.07.  Termination of Security Interest.

          Upon the payment in full of all Obligations of the Company under this Indenture and the Senior Notes, or upon Legal Defeasance in accordance with
Section 8.02, the Trustee shall, at the request of the Company, deliver a certificate to the Collateral Agent stating that such Obligations have been paid in full, and instruct the Collateral Agent to release the Liens pursuant to this Indenture and the Collateral Agreements.

                                ARTICLE THIRTEEN

                                  MISCELLANEOUS

SECTION 13.01.  TIA Controls.

          If any provision of this Indenture limits, qualifies, or conflicts with the duties imposed by operation of Section 318(c) of the TIA, the imposed duties shall control.

SECTION 13.02.  Notices.

          Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing (including by telecopy or telex), and shall be deemed to have been duly given or made when delivered by hand, or five days after being deposited in the United States mail, postage prepaid, or, in the case of telex notice, when sent, answer-back received, or in the case of telecopy notice, when sent, or in the case of a nationally recognized overnight courier service, one Business Day after deposit with such nationally recognized overnight courier service, to the address set forth below or to such other address as may be designated by any party in a written notice to the other party hereto:

                  IF TO THE COMPANY OR SUBSIDIARY GUARANTORS:

                           Delta Financial Corporation, Inc.
                           1000 Woodbury Road, Suite 200
                           Woodbury, New York 11797-9003
                           Attention:  Marc Miller, Esq., General Counsel
                           Telephone: (516) 812-8850
                           Facsimile:  (516) 364-8976

                  WITH A COPY TO:

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York  10038
                           Attention: Bradley Kulman, Esq.
                           Telephone: (212) 806-5400
                           Facsimile:  (212) 806-6006

                  IF TO TRUSTEE:

                           U.S. Bank Trust National Association
                           100 Wall Street, 16th Floor
                           New York, NY 10005
                           Attention:  [ John Bowman]
                           Telephone: ____________
                           Facsimile:  212-809-5459



SECTION 13.03.  Communications by Holders with Other Holders.

          Holders may communicate pursuant to TIA Section 312(b) with other Holders with respect to their rights under this Indenture or the Senior Notes. The Company, the Subsidiary Guarantors, the Trustee, the Registrar and any other Person shall have the protection of TIA Section 312(c).

SECTION 13.04.  Certificate and Opinion as to Conditions Precedent.

          Upon any request or application by the Company to the Trustee to take any action under this Indenture, the Company shall furnish to the Trustee:

                    (1) an Officer's Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

                    (2) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent have been complied with.

SECTION 13.05.  Statements Required in Certificate or Opinion.

          Each certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture, other than the Officers' Certificate required by Section 4.04, shall include:

                    (1) a statement that the Person making such certificate or opinion has read such covenant or condition;

                    (2) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

                    (3) a statement that, in the opinion of such Person, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not such covenant or condition has been complied with; and

                    (4) a statement as to whether or not, in the opinion of each such Person, such condition or covenant has been complied with; provided, however, that with respect to matters of fact an Opinion of Counsel may rely on an Officers' Certificate or certificates of public officials.

SECTION 13.06.  Rules by Trustee, Paying Agent, Registrar.

          The Trustee may make reasonable rules for action by or at a meeting of Holders. The Paying Agent or Registrar may make reasonable rules for its functions.

SECTION 13.07.  Governing Law.

          THIS INDENTURE AND THE SENIOR NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW. Each of the parties hereto agrees to submit to the jurisdiction of the courts of the State of New York located in The City of New York in any action or proceeding arising out of or relating to this Indenture.

SECTION 13.08.  No Adverse Interpretation of Other Agreements.

          This Indenture may not be used to interpret another indenture, loan or debt agreement of any of the Company or any of its Subsidiaries. Any such indenture, loan or debt agreement may not be used to interpret this Indenture.

SECTION 13.09.  No Recourse Against Others.

          A director, officer, employee, stockholder or incorporator, as such, of the Company, or any Subsidiary Guarantor shall not have any liability under this Indenture, the Senior Notes, the Subsidiary Guaranties, the Collateral Agreements or the Related Agreements for any obligations of the Company or any Subsidiary Guarantor under this Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements or the Related Agreements or for any claim based on, in respect of or by reason of such obligations or their creations. Each Holder by accepting a Senior Note waives and releases all such liability. Such waiver and release are part of the consideration for the issuance of the Senior Notes.

SECTION 13.10.  Successors.

          All agreements of the Company and each Subsidiary Guarantor in this Indenture and the Senior Notes shall bind their respective successors. All agreements of the Trustee in this Indenture shall bind its successor.

SECTION 13.11.  Duplicate Originals.

          All parties may sign any number of copies of this Indenture. Each signed copy shall be an original, but all of them together shall represent the same agreement.

SECTION 13.12.  Severability.

          In case any one or more of the provisions in this Indenture or in the Senior Notes shall be held invalid, illegal or unenforceable, in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions shall not in any way be affected or impaired thereby, it being intended that all of the provisions hereof shall be enforceable to the full extent permitted by law.

SECTION 13.13.  Table of Contents, Headings, Etc.

          The Table of Contents, Cross-Reference Table and Headings of the Articles and Sections of this Indenture have been inserted for convenience of reference only, are not to be considered a part of this Indenture and shall in no way modify or restrict any of the terms or provisions hereof.

SECTION 13.14.  Legal Holidays.

          In any case where any Interest Payment Date, Redemption Date or Maturity Date of any Senior Note shall not be a Business Day, then (notwithstanding any other provision of this Indenture or the Senior Notes) payment of interest or principal and premium, if any, need not be made on such date, but may be made on the next succeeding Business Day with the same force and effect as if made on the Interest Payment Date, Redemption Date or Maturity Date, provided that no interest shall accrue for the period from and after such Interest Payment Date, Redemption Date or Maturity Date, as the case may be.

          SIGNATURES

          IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed, and their respective corporate seals to be hereunto affixed and attested, all as of the date first written above.

Dated: ____________, 2000

                                       DELTA FINANCIAL CORPORATION

                                       By:
                                          ----------------------------
                                          Name:
                                          Title:

Attest:
       -----------------------------


                                       U.S. BANK TRUST NATIONAL ASSOCIATION
                                       as Trustee

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

Attest:
       ------------------------------

                                       DELTA FUNDING CORPORATION

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

Attest:
       ------------------------------


                                       DF SPECIAL HOLDINGS CORPORATION

                                       By:
                                          -----------------------------------
                                          Name:
                                          Title:

Attest:
       -------------------------------

                                       FIDELITY MORTGAGE INC.

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

Attest:
       --------------------------------


                                       DFC FINANCIAL CORPORATION

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

Attest:
       --------------------------------


                                       DFC FINANCIAL OF CANADA LIMITED

                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

Attest:
       --------------------------------


                                       DFC FUNDING OF CANADA LIMITED

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

Attest:
       ---------------------------------


                                       CONTINENTAL PROPERTY MANAGEMENT CORP.

                                       By:
                                          --------------------------------
                                          Name:
                                          Title:

Attest:
       --------------------------------


                                       DELTA FUNDING RESIDUAL HOLDING TRUST
                                       2000-1

                                       By:
                                          ---------------------------------
                                          Name:
                                          Title:

Attest:
       -------------------------------


                                       DELTA FUNDING RESIDUAL HOLDING TRUST
                                       2000-2

                                       By:
                                          ----------------------------------
                                          Name:
                                          Title:

Attest:
       ------------------------------

                                                          Exhibit A to Indenture

                              (Face of Senior Note)
 ==============================================================================


                                                         CUSIP/CINS ____________

                      9 1/2% Senior Secured Notes due 2004

REGISTERED                                               REGISTERED
No. R-___                                                  $___________

                           DELTA FINANCIAL CORPORATION

promises to pay to ________________________________________or registered assigns,
the principal sum of $__________________ (_________________DOLLARS)

on August 1, 2004.

Interest Payment Dates:  August 1 and February 1

Record Dates:  January 15 and July 15

DATED:

DELTA FINANCIAL CORPORATION

By:_________________       By:__________________
   Name:                      Name:
   Title:                     Title:

This is one of the Senior Notes referred to in the within-mentioned Indenture:

DATED:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Trustee

By:
      --------------------------------

 ==============================================================================

                              (Back of Senior Note)

                           DELTA FINANCIAL CORPORATION

                      9 1/2% Senior Secured Notes due 2004

          Capitalized terms used herein shall have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

          1. INTEREST. Delta Financial Corporation, a Delaware corporation (the "Company"), promises to pay interest on the principal amount of this Senior Note at 9 1/2% per annum from _____, 2000 until maturity. The Company will pay interest semi-annually on February 1 and August 1 of each year, or if any such day is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on the Senior Notes will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from August 1, 2000; provided that if there is no existing Default in the payment of interest, and if this Senior Note is authenticated between a record date referred to on the face hereof and the next succeeding Interest Payment Date, interest shall accrue from such next succeeding Interest Payment Date; provided, further, that the first Interest Payment Date shall be February 1, 2001. The Company shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue principal at the then applicable interest rate on the Senior Notes to the extent lawful; it shall pay interest (including post-petition interest in any proceeding under any Bankruptcy Law) on overdue installments of interests (without regard to any applicable grace period) at the same rate to the extent lawful. Interest will be computed on the basis of a 360-day year of twelve 30-day months.

          2. METHOD OF PAYMENT. The Company will pay interest on the Senior Notes (except defaulted interest) to the Persons who are registered Holders of Senior Notes at the close of business on the January 15th or July 15th next preceding the Interest Payment Date, even if such Senior Notes are cancelled after such record date and on or before such Interest Payment Date, except as provided in Section 2.12 of the Indenture with respect to defaulted interest. The Senior Notes will be payable as to principal, premium, if any, and interest at the office or agency of the Company maintained for such purpose within or without The City and State of New York, or, at the option of the Company, payment of interest may be made by check mailed to the Holders at their addresses set forth in the register of Holders, and provided that payment by wire transfer of immediately available funds will be required with respect to principal of and interest, premium on, all Senior Notes and all other Senior Notes the Holders of which shall have provided wire transfer instructions to the Company or the Paying Agent. Such payment shall be in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts.

          3. PAYING AGENT AND REGISTRAR. Initially, U.S. Bank Trust National Association, the Trustee under the Indenture, will act as Paying Agent and Registrar. The Company may change any Paying Agent or Registrar without notice to any Holder. Except for the purposes of Articles Three and Eight and Section
4.15 of the Indenture, the Company or any of its Subsidiaries may act as its own Paying Agent or Registrar.

          4. INDENTURE, SUBSIDIARY GUARANTEES AND COLLATERAL. The Company issued the Senior Notes under an Indenture dated _______, 2000 ("Indenture") between the Company, the Subsidiary Guarantors and the Trustee. The terms of the Senior Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (15 U.S. Code Sections 77aaa-77bbbb). The Senior Notes are subject to all such terms, and Holders are referred to the Indenture and such Act for a statement of such terms. To the extent any provision of this Senior Note conflicts with the express provisions of the Indenture, the provisions of the indenture shall govern and be controlling. The Senior Notes are obligations of the Company limited to $150,000,000.00 in aggregate principal amount. Payment on the Senior Notes is guaranteed, jointly and severally, by the Subsidiary Guarantors pursuant to Article Eleven of the Indenture. The Senior Notes and certain of the Subsidiary Guarantees are secured by a first priority lien on the Collateral or as provided in the Collateral Agreements.

          5. OPTIONAL REDEMPTION. The Company shall not have the option to redeem the Senior Notes pursuant to Section 3.07 of the Indenture prior to August 1, 2001. Thereafter, the Company shall have the option to redeem the Senior Notes, in whole or in part, at any time or from time to time, upon not less than 30 nor more than 60 days' prior notice to each Holder, at the following redemption prices (expressed as percentages of principal amount) plus accrued and unpaid interest thereon to the applicable redemption date, if redeemed during the twelve-month period beginning on August 1 of the years indicated below:


Year                                                         Percentage

2001..................................................       104.750%
2002..................................................       102.375%
2003 and thereafter...................................       100.000%

          Any redemption pursuant to Section 3.07 of the Indenture shall be made pursuant to the provisions of Sections 3.01 through 3.06 thereof.

          6. MANDATORY REDEMPTION. The Company shall not be required to make mandatory redemption or sinking fund payments with respect to the Senior Notes.

          7. REPURCHASE AT OPTION OF HOLDER.

          Upon the occurrence of a Change of Control, each Holder of the Senior Notes will have the right to require the Company to repurchase all or any part (equal to $1,000 or an integral multiple thereof) of such Holder's Senior Notes (the "Change of Control Offer") at an offer price in cash equal to 101% of the aggregate principal amount thereof plus accrued and unpaid interest thereon, if any, to the date of purchase. Within ten days following any Change of Control, the Company shall mail a notice to each Holder setting forth the procedures governing the Change of Control Offer as required by the Indenture.

          8. NOTICE OF REDEMPTION. Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder whose Senior Notes are to be redeemed at its registered address. Senior Notes in denominations larger than $1,000 may be redeemed in part but only in whole multiples of $1,000, unless all of the Senior Notes held by a Holder are to be redeemed. On and after the redemption date interest ceases to accrue on Senior Notes or portions thereof called for redemption.

          9. DENOMINATIONS, TRANSFER, EXCHANGE. The Senior Notes are in registered form without coupons in denominations of $1,000 and integral multiples of $1,000. The transfer of Senior Notes may be registered and Senior Notes may be exchanged as provided in the Indenture. The Registrar and the Trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and the Company may require a Holder to pay any taxes and fees required by law or permitted by the Indenture. The Company need not exchange or register the transfer of any Senior Note or portion of a Senior Note selected for redemption, except for the unredeemed portion of any Senior Note being redeemed in part. Also, it need not exchange or register the transfer of any Senior Notes for a period of 15 days before a selection of Senior Notes to be redeemed or during the period between a record date and the corresponding Interest Payment Date.

          10. PERSONS DEEMED OWNERS. The registered Holder of a Senior Note may be treated as its owner for all purposes.

          11. AMENDMENT, SUPPLEMENT AND WAIVER. Subject to certain exceptions, the Indenture or the Senior Notes may be amended or supplemented with the consent of the Holders of at least a majority in principal amount of the then outstanding Senior Notes, and any existing default or compliance with any provision of the Indenture or the Senior Notes may be waived with the consent of the Holders of a majority in principal amount of the then outstanding Senior Notes. Without the consent of any Holder of a Senior Note, the Indenture, the Collateral Agreements or the Senior Notes may be amended or supplemented to cure any ambiguity, defect or inconsistency, to provide for uncertificated Senior Notes in addition to or in place of certificated Senior Notes, to provide for the assumption of the Company's obligations to Holders of the Senior Notes in case of a merger or consolidation, to make any change that would provide any additional rights and benefits to the Holders of the Senior Notes or that does not adversely affect the legal rights under the Indenture of any such Holder, or to comply with the requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

          12. DEFAULTS AND REMEDIES. Events of Default include, without limitation: (i) default for 30 days in the payment when due of interest on the Senior Notes; (ii) default in payment when due of principal of or premium, if any, on the Senior Notes when the same becomes due and payable at maturity, upon redemption (including in connection with an offer to purchase) or otherwise;
(iii) the Company or any Restricted Subsidiary defaults in payment of interest or principal under any of the Warehouse Facilities (whether due at maturity, by acceleration or otherwise) and such default continues beyond the grace period (if any) provided in the applicable Warehouse Facility; (iv) failure by the Company to comply with Section 4.07, 4.09, 4.11, 4.15, 4.17, 4.18, 4.21, 4.22,
4.23, 4.24, 4.25, 4.26, 4.27 or 5.01 of the Indenture; (v) failure by the
Company to observe or perform any other covenant, representation, warranty or other agreement in the Indenture or the Senior Notes and such failure to observe or perform remains uncured for 30 days (or, if the Company has failed to notify the Holders of a Default or an Event of Default as required by Section 4.28 of the Indenture, that number of days equal to 30 days minus the number of days during which the Company is in Default of its obligation under such Section 4.28, but in no event less than five (5) days) after notice to the Company by the Trustee or the Holders or Beneficial Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding; (vi) default under certain other agreements relating to Indebtedness of the Company which default constitutes a Payment Default or results in the acceleration of such Indebtedness prior to its express maturity; (vii) certain final judgments for the payment of money that remain undischarged for a period of 60 days; (viii) certain events of bankruptcy or insolvency with respect to the Company, any of its Restricted Subsidiaries (other than Continental Property Management Corp.) or any of its Significant Subsidiaries; (ix) certain events relating to the invalidity or unenforceability of any Subsidiary Guarantee, Collateral Agreements or Related Agreements and (x) failure by the Company or any Restricted Subsidiary for 15 days after notice to the Company by the Trustee, other parties to such agreements or the Holders or Beneficial Holders of at least 25% in principal amount of the Senior Notes outstanding to comply with any material provision of the Collateral Agreements or Related Agreements. If any Event of Default occurs and is continuing, the Trustee or the Holders of at least 25% in principal amount of the then outstanding Senior Notes may declare all the Senior Notes to be due and payable. Notwithstanding the foregoing, in the case of an Event of Default arising from certain events of bankruptcy or insolvency, all outstanding Senior Notes will become due and payable without further action or notice. Holders may not enforce the Indenture or the Senior Notes except as provided in the Indenture. Subject to certain limitations, Holders of a majority in principal amount of the then outstanding Senior Notes may direct the Trustee in its exercise of any trust or power. The Trustee may withhold from Holders of the Senior Notes notice of any continuing Default or Event of Default (except a Default or Event of Default relating to the payment of principal or interest) if it determines that withholding notice is in their interest. The Holders of a majority in aggregate principal amount of the Senior Notes then outstanding by notice to the Trustee may on behalf of the Holders of all of the Senior Notes waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest on, or the principal of, the Senior Notes. The Company is required to deliver to the Trustee annually a statement regarding compliance with the Indenture, and the Company is required upon becoming aware of any Default or Event of Default, to deliver to the Trustee a statement specifying such Default or Event of Default.

          13. TRUSTEE DEALINGS WITH COMPANY. The Trustee, in its individual or any other capacity, may make loans to, accept deposits from, and perform services for the Company or its Affiliates, and may otherwise deal with the Company or its Affiliates, as if it were not the Trustee.

          14. NO RECOURSE AGAINST OTHERS. A director, officer, employee, incorporator or stockholder, of the Company, as such, shall not have any liability for any obligations of the Company under the Senior Notes or the Indenture or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each Holder by accepting a Senior Note waives and releases all such liability. The waiver and release are part of the consideration for the issuance of the Senior Notes.

          15. AUTHENTICATION. This Senior Note shall not be valid until authenticated by the manual signature of the Trustee or an authenticating agent.

          16. ABBREVIATIONS. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

          17. CUSIP NUMBERS. Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on the Senior Notes and the Trustee may use CUSIP numbers in notices of redemption as a convenience to Holders. No representation is made as to the accuracy of such numbers either as printed on the Senior Notes or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

          18. GOVERNING LAW. THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS INDENTURE, THE SENIOR NOTES AND THE SUBSIDIARY GUARANTEES, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS.

          The Company will furnish to any Holder upon written request and without charge a copy of the Indenture. Requests may be made to:

                  DELTA FINANCIAL CORPORATION
                  1000 WOODBURY ROAD, SUITE 200
                  WOODBURY, NEW YORK 11797-9003
                  ATTENTION: HUGH MILLER

                                 ASSIGNMENT FORM

          To assign this Senior Note, fill in the form below: (I) or
          (we) assign and transfer this Senior Note, for value received, to

-------------------------------------------------------------------------------
                  (Insert assignee's soc. sec. or tax I.D. no.)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
              (Print or type assignee's name, address and zip code)

and irrevocably appoint________________________________________________________
attorney to transfer this Senior Note on the books of the Company. The agent may substitute another to act for him.


-------------------------------------------------------------------------------
Date:______________________________________________________________

                         Your Signature________________________________________
                         (Sign exactly as your name appears on the face of this Senior Note)

Signature Guarantee:*

*NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Senior Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed. The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockholders, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

                       OPTION OF HOLDER TO ELECT PURCHASE

          If you want to elect to have this Senior Note purchased by the Company pursuant to Section 4.15 of the Indenture, check the box below:

                           / / Section 4.15

          If you want to elect to have only part of the Senior Note purchased by the Company pursuant to Section 4.15 of the Indenture, state the amount you elect to have purchased:

$_______________

Date:______________________               Your Signature: _____________________
                                          (Sign exactly as your name appears on
                                          the Senior Note)

                                          Tax Identification No.:______________


Signature Guarantee:*

*NOTICE: The signature on this assignment must correspond with the name as it appears upon the face of the within Senior Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed. The signature(s) should be guaranteed by an eligible guarantor institution (banks, stockholders, savings and loan associations and credit unions with membership in an approved signature guarantee medallion program), pursuant to Rule 17Ad-15 of the Securities Exchange Act of 1934, as amended.

                                                  Exhibit B to Indenture

                         (Form of Subsidiary Guarantee)

                              SUBSIDIARY GUARANTEE

          For value received, each Subsidiary Guarantor, hereby, jointly and severally with the other Subsidiary Guarantors, fully and unconditionally guarantees to each Holder of Senior Notes authenticated and delivered by the Trustee and to the Trustee and its successors and assigns, irrespective of the validity and enforceability of the Indenture, the Senior Notes or the obligations of the Company to the Holders or the Trustee under the Senior Notes or under the Indenture, that: (a) the principal of, and premium, if any, and interest on the Senior Notes shall be promptly paid in full when due, whether at maturity, by acceleration, redemption or otherwise, and interest on overdue principal of interest on the Senior Note, if any, if lawful and all other Guaranteed Obligations of the Company and each Subsidiary Guarantor to the Holders or the Trustee under the Indenture, under the Senior Notes, under the Collateral Agreements or under the Related Agreements shall be promptly paid in full or performed, all in accordance with the terms hereof and thereof; and (b) in case of any extension of time of payment or renewal of any Senior Notes or any of such other Guaranteed Obligations, the same will be promptly paid in full when due or performed in accordance with the terms of the extension or renewal, whether at stated maturity, by acceleration or otherwise. Failing payment when due of any amount so guaranteed or any performance so guaranteed, for whatever reason, the Subsidiary Guarantors will be jointly and severally obligated to pay and perform the same immediately. In the Indenture, each Subsidiary Guarantor waives legal and equitable defenses, including suretyship defenses, to its Subsidiary Guarantee.

          The Obligations of the Subsidiary Guarantors to the Holders and to the Trustee pursuant to this Subsidiary Guarantee and the Indenture are expressly set forth in Article 11 of the Indenture, and reference is hereby made to such Indenture for the precise terms of this Subsidiary Guarantee. The terms of
Article 11 of the Indenture are incorporated herein by reference.

          No director, officer, employee, incorporator or stockholder, as such, past, present or future, of the Subsidiary Guarantor shall have any personal liability under this Subsidiary Guarantee by reason of his or its status as such director, officer, employee, incorporator or stockholder.

          This is a continuing Subsidiary Guarantee and shall remain in full force and effect and shall be binding upon each Subsidiary Guarantor and its respective successors and assigns to the extent set forth in the Indenture until full and final payment and performance of all of the Company's obligations under the Senior Notes, the Indenture, the Collateral Agreements and the Related Agreements and shall inure to the benefit of the successors and assigns of the Trustee and the Holders and, in the event of any transfer or assignment of rights by any Holder of or the Trustee, the rights and privileges herein conferred upon that party shall automatically extend to and be vested in such transferee or assignee, all subject to the terms and conditions hereof. This a Subsidiary Guarantee of payment and not a guarantee of collection.

          For purposes hereof, each Subsidiary Guarantor's liability will be that amount from time to time equal to the aggregate liability of such Subsidiary Guarantor hereunder, but shall be limited to the lesser of (i) or
(ii) below: (i) the aggregate amount of the Guaranteed Obligations, which includes all obligations of the Company and of each Subsidiary Guarantor under the Senior Notes, the Indenture, the Collateral Agreements and the Related Agreements and (ii) the greater of the following (x) and (y): (x) the amount of the reasonably equivalent value (as such term is defined in Section 548 of the United States Bankruptcy Code) or fair consideration (as such term is used or defined in the Debtor and Creditor Law of the State of New York, in the case of the Subsidiary Guarantors other than the Residual Collateral Trusts, and in the Commerce and Trade Law of the State of Delaware in the case of the Residual Collateral Trusts), whichever statute is determined to be applicable, received by such Subsidiary Guarantor in connection with the loans and the proceeds of loans represented by the Original Senior Notes or the exchange of the Original Senior Notes for the Senior Senior Notes, and (y) the amount, if any, which would not have (A) rendered such Subsidiary Guarantor "insolvent" (as such term is defined in the United States Bankruptcy Code, and as such term is defined in the Debtor and Creditor Law of the State of New York, in the case of Subsidiary Guarantors other than the Residual Collateral Trusts, and in the Commerce and Trade Law of the State of Delaware in the case of the Residual Collateral Trusts, whichever statute is determined to be applicable) or (B) left it with unreasonably small capital, in each case, at the time when it entered into its Subsidiary Guarantee of the Original Senior Notes or of its Subsidiary Guarantee of the Senior Senior Notes whichever first occurred, and, after giving effect to the incurrence of existing Indebtedness immediately prior to such time; PROVIDED THAT, it shall be a presumption in any lawsuit or other proceeding in which such Subsidiary Guarantor is a party that the amount guaranteed pursuant to its Subsidiary Guarantee is the amount set forth in clause (i) above unless any creditor, or representative of creditors of such Subsidiary Guarantor, or debtor in possession or trustee in bankruptcy of such Subsidiary Guarantor, otherwise proves in such a lawsuit that the aggregate liability of such Subsidiary Guarantor is limited to the amount set forth in clause (ii). In making any determination as to the solvency or sufficiency of capital of a Subsidiary Guarantor in accordance with the previous sentence, the right of such Subsidiary Guarantor to contribution from the Company and from other Subsidiary Guarantors and any other rights such Subsidiary Guarantor may have, contractual or otherwise, shall be taken into account.

          This Subsidiary Guarantee shall remain in full force and effect and continue to be effective should any petition be filed by or against the Company for liquidation or reorganization, should the Company become insolvent or make an assignment for the benefit of creditors or should a receiver or trustee be appointed for all or any part of the Company's assets, and shall, to the fullest extent permitted by law, continue to be effective or be reinstated, as the case may be, if at any time payment and performance of the Senior Notes is, pursuant to applicable law, rescinded or reduced in amount, or must otherwise be restored or returned by any Holder of the Senior Notes, whether as a "voidable preference," "fraudulent transfer," or otherwise, all as though such payment or performance had not been made. In the event that any payment, or any part thereof, is rescinded, reduced, restored or returned, the Senior Notes shall, to the fullest extent permitted by law, be reinstated and deemed reduced only by such amount paid and not so rescinded, reduced, restored or returned.

          By delivery of a supplemental indenture to the Trustee in accordance with the terms of the Indenture, each Person that becomes a Subsidiary Guarantor after the date of the Indenture will be deemed to have executed and delivered this Subsidiary Guarantee for the benefit of the Holder of the Senior Notes upon which this Subsidiary Guarantee is endorsed with the same effect as if such Subsidiary Guarantor was named below and has executed and delivered this Subsidiary Guarantee.

         Subject to the next following paragraph, each Subsidiary Guarantor hereby certifies and warrants that all acts, conditions and things required to be done and performed and to have happened precedent to the creation and issuance of this Subsidiary Guarantee and to constitute the same valid obligation of the Subsidiary Guarantor have been done and performed and have happened in due compliance with all applicable laws.

          This Subsidiary Guarantee shall not be valid or obligatory for any purpose until the certificate of authentication on the Senior Note upon which this Subsidiary Guarantee is endorsed shall have been executed by the Trustee under the Indenture.

          Reference is made to the Indenture for further provisions with respect to this Subsidiary Guarantee.

          THIS SUBSIDIARY GUARANTEE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICTS OF LAWS PRINCIPLES THEREOF.

          Capitalized terms used herein have the same meanings given in the Indenture unless otherwise indicated.


                                   SIGNATURES

DATED:                           DELTA FUNDING CORPORATION


                                 BY:
                                    ----------------------------------
                                    NAME:
                                    TITLE:


DATED:                           DF SPECIAL HOLDINGS CORPORATION


                                 BY:
                                    ----------------------------------
                                    NAME:
                                    TITLE:



DATED:                           DFC FINANCIAL CORPORATION


                                 BY:
                                    ----------------------------------
                                    NAME:
                                    TITLE:



DATED:                           FIDELITY MORTGAGE, INC.


                                 BY:
                                    ----------------------------------
                                    NAME:
                                    TITLE:



DATED:                           DFC FINANCIAL OF CANADA LIMITED


                                 BY:
                                    ----------------------------------
                                    NAME:
                                    TITLE:



DATED:                           DFC FUNDING OF CANADA LIMITED


                                 BY:
                                    ----------------------------------
                                    NAME:
                                    TITLE:



DATED:                           CONTINENTAL PROPERTY MANAGEMENT CORP.


                                 BY:
                                    ----------------------------------
                                    NAME:
                                    TITLE:



DATED:                           DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1


                                 BY:
                                    ----------------------------------
                                    NAME:
                                    TITLE:



DATED:                           DELTA FUNDING RESIDUAL HOLDING TRUST 2000-2


                                 BY:
                                    ----------------------------------
                                    NAME:
                                    TITLE:

                                                       Exhibit C to Indenture

                                PLEDGE AGREEMENT

          PLEDGE AND SECURITY AGREEMENT dated as of November ___, 2000, made by DELTA FINANCIAL CORPORATION, a Delaware corporation, (the "PLEDGOR"), in favor of U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee and collateral agent (the "AGENT") under that certain Indenture dated as of the date hereof (the "INDENTURE") among Pledgor, the parties whose names and signatures appear on the signature pages thereto under the heading "Subsidiary Guarantors" and the Agent.

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, it is a condition precedent to the effectiveness of the Indenture that the Pledgor shall have executed and delivered to the Agent a pledge and security agreement providing for the pledge to the Agent of, and the grant to the Agent of a security interest in (i) one hundred percent (100%) by number all of the issued and outstanding shares of capital stock of the Domestic Pledged Subsidiaries (as defined herein) from time to time owned by the Pledgor, and (ii) sixty six percent (66.00%) by number all of the issued and outstanding shares of capital stock of the Foreign Pledged Subsidiaries (as defined herein) from time to time owned by the Pledgor;

          WHEREAS, the Pledgor have determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of the Pledgor;

          NOW, THEREFORE, in consideration of the premises and the agreements herein and of other good and valuable consideration, the Pledgor hereby agrees with the Agent as follows:

          SECTION 1. DEFINITIONS. As used in this Agreement, capitalized terms used herein without definition have the meanings specified in the Indenture or if not defined in the Indenture, then in Article 8 or Article 9 of the Uniform Commercial Code (the "CODE") currently in effect in the State of New York, and the following terms shall have the following meanings:

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          SECTION 2. PLEDGE AND GRANT OF SECURITY INTEREST. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and collaterally assigns to the Agent, and grants to the Agent a continuing security interest in, the following (collectively, the "PLEDGED COLLATERAL"):

          (a) the shares of stock, partnership interests, membership interests and all other equity interests now or hereafter owned that are issued by any corporation, partnership, limited liability company, trust or any other Person formed in the United States, whether or not evidenced or represented by any stock certificate, certificated security or any other instrument, including, without limitation, the shares of stock, partnership interests and membership interests set forth in Schedule I hereto (individually, a "DOMESTIC PLEDGED SECURITY" and collectively, the "DOMESTIC PLEDGED SECURITIES") issued by Delta Funding Corporation, a New York corporation, Fidelity Mortgage, Inc., a Delaware corporation, and DFC Financial Corporation, a Delaware corporation, (each a "DOMESTIC PLEDGED SUBSIDIARY" and collectively, the "DOMESTIC PLEDGED SUBSIDIARIES"), the certificates representing the Domestic Pledged Securities, all warrants, options and other rights, contractual or otherwise, in respect thereof, and all dividends, interest, cash, instruments and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Domestic Pledged Securities, including, without limitation, by way of redemption, bonus, preference, option rights or otherwise;

          (b) (i) all additional shares of stock, partnership interests, membership interests and all other equity interests from time to time acquired of any Domestic Pledged Subsidiary, (ii) the certificates representing such additional shares, partnership interests, membership interests or other equity interests, as the case may be, and (iii) all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares;

          (c) the shares of stock, partnership interests, membership interests and all other equity interests ("FOREIGN PLEDGED SECURITIES") now or hereafter owned that are issued by any corporation, partnership, limited liability company, trust or any other Person formed in any jurisdiction other than within the United States (each, a "FOREIGN PLEDGED SUBSIDIARY" and collectively, the "FOREIGN PLEDGED SUBSIDIARIES"), to the extent such securities and interests would not cause the total securities pledged to exceed sixty six percent (66.00%) of the aggregate securities or interests owned by the Pledgor, whether or not evidenced or represented by any stock certificate, certificated security or any other instrument, the certificates representing the Foreign Pledged Securities, all warrants, options and other rights, contractual or otherwise, in respect thereof, and all dividends, interest, cash, instruments and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Foreign Pledged Securities, including, without limitation, by way of redemption, bonus, preference, option rights or otherwise; and

          (d) all proceeds of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever its respective interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

          SECTION 3. SECURITY FOR OBLIGATIONS. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations whether now existing or hereafter incurred (collectively, the "OBLIGATIONS"):

          (a) the due and punctual payment of the principal and premium, if any, of, and interest on, the Senior Notes when and as the same shall be due and payable, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Senior Notes and under the Indenture (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Pledgor);

          (b) the due performance and observance by the Pledgor of all of its other obligations from time to time existing in respect of the Indenture, the Senior Notes, the Collateral Agreements and the Related Agreements; and

          (c) all fees, costs, charges and expenses paid or incurred by the Agent in connection with the creation, protection and preservation or enforcement of its rights under any of the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements, on a full indemnity basis.

          SECTION 4. DELIVERY OF THE PLEDGED COLLATERAL.

          (a) All certificates evidencing shares of stock (except for certain Foreign Pledged Subsidiaries where interests in such entities are not certificated), partnership interests, member interests and all other equity interests currently representing Domestic Pledged Securities or the Foreign Pledged Securities (collectively, the "PLEDGED SECURITIES") shall be delivered to the Agent, together with any necessary endorsement and/or appropriate stock transfer form duly executed in blank with respect to such Pledged Securities, on or prior to the execution and delivery of this Agreement. All certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities hereafter owned by the Pledgor from time to time are hereby pledged to the Agent pursuant to the terms of this Agreement (the "ADDITIONAL COLLATERAL") shall be delivered to the Agent within ten (10) Business Days of receipt thereof by or on behalf of the Pledgor. All such certificated shares of stock, partnership interests, member interests and all other equity interest evidencing the Pledged Securities held by or on behalf of the Agent pursuant hereto shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. Within ten (10) Business Days of the receipt by the Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a "PLEDGE AMENDMENT") shall be delivered to the Agent, in respect of the Additional Collateral which are to be pledged pursuant to this Agreement. Each Pledge Amendment shall be deemed (i) to amend Schedule I to this Agreement in case the Additional Collateral consists of Domestic Pledged Securities and (ii) to constitute a separate schedule to this Agreement in case the Additional Collateral consists of Foreign Pledged Securities; in either case the absence of any Pledge Amendment shall not in any way effect the validity of the pledge of the Pledged Collateral made pursuant to this Agreement. The Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agree that all certificates or instruments listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Collateral and the Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 with respect to such Additional Collateral.

          (b) If the Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off) or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 7 hereof) or in securities or other property, or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received, with any necessary endorsement and/or appropriate stock powers or stock transfer forms duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

          (a) The Pledged Securities have been duly authorized and validly issued, are fully paid and nonassessable and constitute the percentage by number of the capital stock of each Pledged Subsidiary as set forth in Schedule I as of the date hereof. The Pledgor is the beneficial and record owner of the percentage by number of the Pledged Securities as set forth in Schedule I hereto as of the date hereof. Except for the Pledged Securities set forth on Schedule I hereto, the Pledgor does not own, beneficially or of record, any equity securities of any Subsidiary that the Pledgor is permitted to pledge under the terms of such Subsidiary's organizational documents or other contracts. All other shares of stock constituting Pledged Collateral will be, when issued, duly authorized and validly issued, fully paid and nonassessable. As of the date hereof, the Pledgor does not own, beneficially or of record, any Foreign Pledged Securities.

          (b) It is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

          (c) The exercise by the Agent of any of its rights and remedies hereunder will not contravene any law or any material contractual restriction binding on or affecting it or any of its properties, and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than pursuant to this Agreement or other Collateral Agreements.

          (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by it for (i) the due execution, delivery and performance of this Agreement, (ii) the grant, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral, or (iii) the exercise by the Agent of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

          (e) This Agreement creates a valid security interest in favor of the Agent in the Pledged Collateral, as security for the Obligations; PROVIDED, HOWEVER, that the Agent has not required perfection to the extent that perfection would be required under the laws of a country or jurisdiction other than the United States of America. The possession by the Agent (or its custodian, nominee or other designee) of the certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities, and all other certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities from time to time, and the filing under the Code of the financing statement(s) in the offices described in Schedule [ ] to the Security Agreement results in the perfection of such security interest in any instruments and certificated securities constituting Pledged Collateral. If any Pledged Collateral consists of uncertificated securities, unless the immediately succeeding sentence is applicable thereto, the Agent's security interest therein will be perfected when the Agent (or its custodian, nominee or other designee ) becomes the registered holder thereof, or upon the agreement of each issuer that it will comply with instructions originated by the Agent with respect to such securities without further consent by the Pledgor. If any Pledged Collateral consists of security entitlements, the Agent's security interest therein will be perfected upon the filing of appropriate UCC-1 Financing Statements, signed by the Pledgor, or upon the agreement of any applicable securities intermediary to comply with entitlement orders by the Agent without further consent by the Pledgor. Such security interest is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary to perfect and protect such security interest has been duly taken, except for the Agent's (or the Agent's custodian, nominee or other designee ) having possession of the certificated shares of stock, partnership interests, member interests and all other equity interests constituting the Additional Collateral, after the date hereof and obtaining control of uncertificated securities and securities entitlements constituting Additional Collateral after the date hereof.

          (f) There is no pending or, to the best of its knowledge, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or arbitrator, that may adversely affect the grant or the perfection of the security interest purported to be created hereby in the Pledged Collateral, or the exercise by the Agent of any of its rights or remedies hereunder.

          SECTION 6. COVENANTS AS TO THE PLEDGED COLLATERAL. So long as any Obligations shall remain outstanding, the Pledgor will, unless the Agent shall otherwise consent in writing:

          (a) keep adequate records concerning the Pledged Collateral and permit the Agent or any agents or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records;

          (b) at its expense, upon the request of the Agent, promptly deliver to the Agent a copy of each material notice or other communication received by it in respect of the Pledged Collateral;

          (c) at its expense, defend the Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

          (d) at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Agent may reasonably request in order to (i) perfect and protect the security interest purported to be created hereby,
(ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Agent, after the occurrence and during the continuation of an Event of Default irrevocable proxies in respect of the Pledged Collateral;

          (e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as permitted by Section 7(a)(i) hereof;

          (f) not create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby;

          (g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant to the Collateral Agreements and applicable securities laws;

          (h) not permit the issuance of (i) any additional shares of any class of capital stock of a Pledged Subsidiary, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of capital stock, or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of capital stock; and

          (i) not take or fail to take any action which would in any manner impair the enforceability of the Agent's security interest in any Pledged Collateral.

          SECTION 7. VOTING RIGHTS, DIVIDENDS, ETC. IN RESPECT OF THE PLEDGED COLLATERAL.

          (a) So long as no Event of Default shall have occurred and be continuing:

               (i) the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Indenture, the Senior Notes or the other Collateral Agreements;

               (ii) the Pledgor may receive and retain any and all dividends, interest or other amounts paid in respect of the Pledged Collateral; PROVIDED, HOWEVER, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall forthwith be delivered to the Agent to hold as, Pledged Collateral or be applied to the Obligations at the direction of the Pledgor, and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Agent in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations; and

               (iii) the Agent will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) of this
Section 7(a).

          (b) Upon the occurrence and during the continuance of an Event of
Default:

               (i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 7, and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 7, shall cease, and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

               (ii) without limiting the generality of the foregoing, the Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of a Pledged Subsidiary, or upon the exercise by a Pledged Subsidiary of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

               (iii) all dividends and interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 8. ADDITIONAL PROVISIONS CONCERNING THE PLEDGED COLLATERAL.

          (a) The Pledgor hereby authorizes the Agent to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

          (b) The Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion exercised reasonably and during the continuance of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or reasonably advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 7(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same.

          (c) During the occurrence and continuance of an Event of Default, if the Pledgor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor (such obligation being joint and several in nature) pursuant to
Section 10 hereof.

          (d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          (e) The Agent may at any time after the occurrence and during the continuation of an Event of Default in its discretion (i) without notice to the Pledgor, transfer or register in the name of the Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 9. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) The Pledgor recognizes that it is impracticable to effect a public sale of all or any part of the Pledged Securities or any other securities constituting Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a BONA FIDE basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) BONA FIDE offerees shall be deemed to involve a "public sale" for the purposes of Section 9-504(3) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Agent may, in such event, bid for the purchase of such securities.

          (c) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 10 hereof) in whole or in part by the Agent against, all or any part of the Obligations as directed by the Pledgor consistent with the provisions of the Indenture. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor or to such person as may be lawfully entitled to receive such surplus.

          (d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Senior Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees and expenses of any attorneys employed by the Agent to collect such deficiency.

          SECTION 10. INDEMNITY AND EXPENSES.

          (a) The Pledgor agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

          (b) The Pledgor shall be obligated for, and will promptly pay to the Agent, the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of the Agent's counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by any of the Pledgor to perform or observe any of the provisions hereof.

          SECTION 11. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Pledgor, to the address for the Pledgor specified in the Indenture, and if to the Agent, to it at its address specified in the Indenture, or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective
(i) if sent by certified mail, return receipt requested, when received or three
(3) Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

          SECTION 12. CONSENT TO JURISDICTION, ETC.

          (a) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of New York located in the borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Pledgor hereby accepts unconditionally the jurisdiction of the aforesaid courts. The Pledgor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which the Pledgor may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) The Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Pledgor at its address referred to in Section 11 hereof.

          (c) Nothing contained in this Section 12 shall affect the right of the Agent to serve legal process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

          SECTION 13. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE AGENT (BY ACCEPTING THIS AGREEMENT) WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER COLLATERAL AGREEMENTS OR ARISING FROM ANY OTHER COLLATERAL AGREEMENT AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          SECTION 14. MISCELLANEOUS.

          (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor, the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under any other document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent under any document against any party thereto are not conditional or contingent on any attempt by the Agent to exercise any of its rights under any other document against such party or against any other person.

          (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment and performance in full or release of the Obligations and the termination of the Indenture, and (ii) be binding on the Pledgor and by its acceptance hereof, the Agent, and their respective successors and assigns and shall inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Pledgor, the Agent and its successors, transferees and assigns. The Agent may resign at any time upon giving the Pledgor and the Trustee thirty (30) days' prior written notice. The Agent shall continue to serve until its successor, appointed by notice of the Pledgor, accepts appointment as successor collateral agent and receives all property held by the Agent under this Agreement. The holders of a majority in principal amount of the outstanding Senior Notes may at any time remove the Agent by so notifying the Pledgor and the Agent and may appoint a successor agent with the Pledgor's consent, provided that after the occurrence of an Event of Default, the Pledgor's consent shall not be required. The Pledgor may remove the Agent if:

                    (1) the Agent fails to fulfill its obligations hereunder;

                    (2) the Agent is adjudged a bankrupt or an insolvent;

                    (3) a receiver or other public officer takes charge of the
              Agent or its property; or

                    (4) the Agent becomes incapable of acting.

          If the Agent resigns or is removed or if a vacancy exists in the office of Agent for any reason, the Company shall notify each Holder of such event and the Holders of a majority in principal amount of the Senior Notes shall promptly appoint a successor Agent. A successor Agent shall deliver a written acceptance of its appointment to the retiring Agent, the Trustee and the Pledgor. Immediately after that, the retiring Agent shall transfer all property held by the retiring Agent under this Agreement to the successor, the resignation or removal of the retiring Agent shall become effective, and the successor Agent shall have all the rights, powers and duties of the Agent under this Agreement. If a successor Agent does not take office within 60 days after the retiring Agent resigns or is removed, the retiring Agent, the Company or the Holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor collateral agent. The terms and conditions of this Agreement will remain unimpaired by resignation of the Agent or the appointment of a successor collateral agent. Following the appointment of a successor collateral agent, such person shall for all intents and purposes of this Agreement be the "Agent" hereunder. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

          (e) Upon the satisfaction in full of Obligations and the termination of the Indenture, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Agent will, upon the Pledgor's request, and at the Pledgor's expense, promptly (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

          (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

          (g) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                         PLEDGOR:


                                         DELTA FINANCIAL CORPORATION

                                         By:
                                            --------------------------
                                            Name:
                                            Title:

ACCEPTED AND AGREED:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Agent


By:
  -------------------
     Name:
     Title:

                                   SCHEDULE I

                                       TO

                                PLEDGE AGREEMENT

                               PLEDGED SECURITIES



                               NUMBER OF                            CERTIFICATE
NAME OF ISSUER             SHARES/PERCENTAGE OF         CLASS          NO.(S)
                           OUTSTANDING SECURITY

Delta Funding
Corporation                        100%

Fidelity Mortgage, Inc.            100%

DFC Financial
Corporation                        100%

                                   SCHEDULE II

                                       TO

                                PLEDGE AGREEMENT

                                PLEDGE AMENDMENT

          This Pledge Amendment, dated ___________________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated November __, 2000, as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time and that the shares listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all of the Obligations referred to in said Pledge Agreement.



                           DOMESTIC PLEDGED SECURITIES

NAME OF ISSUER        NUMBER OF SHARES          CLASS        CERTIFICATE NO.(S)
--------------        ----------------          -----        ------------------





                           FOREIGN PLEDGED SECURITIES

NAME OF ISSUER        NUMBER OF SHARES          CLASS        CERTIFICATE NO.(S)
--------------        ----------------          -----        ------------------



                                         --------------------------------------



                                         By:
                                            ---------------------------
                                            Name:
                                                 ----------------------
                                            Title:

                                                       Exhibit C to Indenture

                                PLEDGE AGREEMENT

          PLEDGE AND SECURITY AGREEMENT dated as of November ___, 2000, made by DELTA FUNDING CORPORATION, a New York corporation, (the "PLEDGOR"), in favor of U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee and collateral agent (the "AGENT") under that certain Indenture dated as of the date hereof (the "INDENTURE") among DELTA FINANCIAL CORPORATION, as issuer, the parties whose names and signatures appear on the signature pages thereto under the heading "Subsidiary Guarantors" and the Agent.

                              W I T N E S S E T H:

          WHEREAS, it is a condition precedent to the effectiveness of the Indenture that the Pledgor shall have executed and delivered to the Agent a pledge and security agreement providing for the pledge to the Agent of, and the grant to the Agent of a security interest in (i) one hundred percent (100%) by number all of the issued and outstanding shares of capital stock of the Domestic Pledged Subsidiaries (as defined herein) from time to time owned by the Pledgor, and (ii) sixty six percent (66.00%) by number all of the issued and outstanding shares of capital stock of the Foreign Pledged Subsidiary (as defined herein) from time to time owned by the Pledgor;

          WHEREAS, the Pledgor have determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of the Pledgor;

          NOW, THEREFORE, in consideration of the premises and the agreements herein and of other good and valuable consideration, the Pledgor hereby agrees with the Agent as follows:

          SECTION 1. DEFINITIONS. As used in this Agreement, capitalized terms used herein without definition have the meanings specified in the Indenture or if not defined in the Indenture, then in Article 8 or Article 9 of the Uniform Commercial Code (the "CODE") currently in effect in the State of New York, and the following terms shall have the following meanings:

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          SECTION 2. PLEDGE AND GRANT OF SECURITY INTEREST. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and collaterally assigns to the Agent, and grants to the Agent a continuing security interest in, the following (collectively, the "PLEDGED COLLATERAL"):

          (a) the shares of stock, partnership interests, membership interests and all other equity interests now or hereafter owned that are issued by any corporation, partnership, limited liability company, trust or any other Person formed in the United States, whether or not evidenced or represented by any stock certificate, certificated security or any other instrument, including, without limitation, the shares of stock, partnership interests and membership interests set forth in Schedule I hereto (individually, a "DOMESTIC PLEDGED SECURITY" and collectively, the "DOMESTIC PLEDGED SECURITIES") issued by DF Special Holdings Corporation, a Delaware corporation, and Continental Property Management Corp., a New York corporation (each a "DOMESTIC PLEDGED SUBSIDIARY" and collectively, the "DOMESTIC PLEDGED SUBSIDIARIES"), the certificates representing the Domestic Pledged Securities, all warrants, options and other rights, contractual or otherwise, in respect thereof, and all dividends, interest, cash, instruments and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Domestic Pledged Securities, including, without limitation, by way of redemption, bonus, preference, option rights or otherwise;

          (b) (i) all additional shares of stock, partnership interests, membership interests and all other equity interests from time to time acquired of any Domestic Pledged Subsidiary, (ii) the certificates representing such additional shares, partnership interests, membership interests or other equity interests, as the case may be, and (iii) all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares;

          (c) the shares of stock, partnership interests, membership interests and all other equity interests now or hereafter owned that are issued by any corporation, partnership, limited liability company, trust or any other Person formed in any jurisdiction other than within the United States, whether or not evidenced or represented by any stock certificate, certificated security or any other instrument to the extent such securities would not cause the total securities pledged to exceed sixty six percent (66.00%) of the aggregate securities or interests owned by the Pledgor, including, without limitation, the shares of stock, partnership interests and membership interests set forth in
Schedule II hereto (individually, a "FOREIGN PLEDGED SECURITY" and collectively, the "FOREIGN PLEDGED SECURITIES") issued by DFC Financial of Canada Limited, an Ontario, Canada corporation (the "FOREIGN PLEDGED SUBSIDIARY"), the certificates representing the Foreign Pledged Securities, all warrants, options and other rights, contractual or otherwise, in respect thereof, and all dividends, interest, cash, instruments and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Foreign Pledged Securities, including, without limitation, by way of redemption, bonus, preference, option rights or otherwise;

          (d) (i) all additional shares of stock, partnership interests, membership interests and all other equity interests from time to time acquired of the Foreign Pledged Subsidiary to the extent such additional shares and interests would not cause the total shares pledged to exceed sixty six percent (66.00%) of the aggregate shares or interests owned by the Pledgor, (ii) the certificates representing such additional shares, partnership interests, membership interests or other equity interests, as the case may be, and (iii) all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares; and

          (e) all proceeds of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever its respective interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

          SECTION 3. SECURITY FOR OBLIGATIONS. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations whether now existing or hereafter incurred (collectively, the "OBLIGATIONS"):

          (a) the due and punctual payment of any and all amounts due and owing by the Pledgor under the Subsidiary Guaranty;

          (b) the due performance and observance by the Pledgor of all of its other obligations from time to time existing in respect of the Indenture, the Senior Notes, the Collateral Agreements and the Related Agreements; and

          (c) all fees, costs, charges and expenses paid or incurred by the Agent in connection with the creation, protection and preservation or enforcement of its rights under any of the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements, on a full indemnity basis.

          SECTION 4. DELIVERY OF THE PLEDGED COLLATERAL.

          (a) All certificates evidencing shares of stock ([except for certain Foreign Pledged Subsidiaries where interests in such entities are not certificated]), partnership interests, member interests and all other equity interests currently representing the Domestic Pledged Securities or the Foreign Pledged Securities (collectively, the "Pledged Securities") shall be delivered to the Agent, together with any necessary endorsement and/or appropriate stock transfer form duly executed in blank with respect to such Pledged Securities, on or prior to the execution and delivery of this Agreement. All certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities hereafter owned by the Pledgor from time to time are hereby pledged to the Agent pursuant to the terms of this Agreement (the "ADDITIONAL COLLATERAL") shall be delivered to the Agent within ten (10) Business Days of receipt thereof by or on behalf of the Pledgor. All such certificated shares of stock, partnership interests, member interests and all other equity interest evidencing the Pledged Securities held by or on behalf of the Agent pursuant hereto shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. Within ten (10) Business Days of the receipt by the Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Schedule III hereto (a "PLEDGE AMENDMENT") shall be delivered to the Agent, in respect of the Additional Collateral which are to be pledged pursuant to this Agreement, which Pledge Amendment shall from and after delivery thereof constitute part of Schedules I and II hereto. Each Pledge Amendment shall be deemed to amend only the Schedules I and II to this Agreement, and the absence of any Pledge Amendment shall not in any way effect the validity of the pledge of the Pledged Collateral made pursuant to this Agreement. The Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Collateral and the Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in
Section 5 with respect to such Additional Collateral.

          (b) If the Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off) or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 7 hereof) or in securities or other property, or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received, with any necessary endorsement and/or appropriate stock powers or stock transfer forms duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

          (a) The Pledged Securities have been duly authorized and validly issued, are fully paid and nonassessable and constitute the percentage by number of the capital stock of each Pledged Subsidiary as set forth in Schedules I and II hereto as of the date hereof. The Pledgor is the beneficial and record owner of the percentage by number of the Pledged Securities as set forth in Schedules I and II hereto as of the date hereof. Except for the Pledged Securities set forth on Schedules I and II hereto, the Pledgor does not own, beneficially or of record, any equity securities of any Subsidiary that the Pledgor is permitted to pledge under the terms of such Subsidiary's organizational documents or other contracts. All other shares of stock constituting Pledged Collateral will be, when issued, duly authorized and validly issued, fully paid and nonassessable.

          (b) It is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

          (c) The exercise by the Agent of any of its rights and remedies hereunder will not contravene any law or any material contractual restriction binding on or affecting it or any of its properties, and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than pursuant to this Agreement or other Collateral Agreements.

          (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by it for (i) the due execution, delivery and performance of this Agreement, (ii) the grant, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral, or (iii) the exercise by the Agent of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

          (e) This Agreement creates a valid security interest in favor of the Agent in the Pledged Collateral, as security for the Obligations; PROVIDED, HOWEVER, that the Agent has not required perfection to the extent that perfection would be required under the laws of a country or jurisdiction other than the United States of America. The possession by the Agent (or its custodian, nominee or other designee) of the certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities, and all other certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities from time to time, and the filing under the Code of the financing statement(s) in the offices described in
Schedule VIII to the Security Agreement results in the perfection of such security interest in any instruments and certificated securities constituting Pledged Collateral. If any Pledged Collateral consists of uncertificated securities, unless the immediately succeeding sentence is applicable thereto, the Agent's security interest therein will be perfected when the Agent (or its custodian, nominee or other designee ) becomes the registered holder thereof, or upon the agreement of each issuer that it will comply with instructions originated by the Agent with respect to such securities without further consent by the Pledgor. If any Pledged Collateral consists of security entitlements, the Agent's security interest therein will be perfected upon the filing of appropriate UCC-1 Financing Statements, signed by the Pledgor, or upon the agreement of any applicable securities intermediary to comply with entitlement orders by the Agent without further consent by the Pledgor. Such security interest is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary to perfect and protect such security interest has been duly taken, except for the Agent's (or the Agent's custodian, nominee or other designee ) having possession of the certificated shares of stock, partnership interests, member interests and all other equity interests constituting the Additional Collateral, after the date hereof and obtaining control of uncertificated securities and securities entitlements constituting Additional Collateral after the date hereof.

          (f) There is no pending or, to the best of its knowledge, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or arbitrator, that may adversely affect the grant or the perfection of the security interest purported to be created hereby in the Pledged Collateral, or the exercise by the Agent of any of its rights or remedies hereunder.

          SECTION 6. COVENANTS AS TO THE PLEDGED COLLATERAL. So long as any Obligations shall remain outstanding, the Pledgor will, unless the Agent shall otherwise consent in writing:

          (a) keep adequate records concerning the Pledged Collateral and permit the Agent or any agents or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records;

          (b) at its expense, upon the request of the Agent, promptly deliver to the Agent a copy of each material notice or other communication received by it in respect of the Pledged Collateral;

          (c) at its expense, defend the Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

          (d) at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Agent may reasonably request in order to (i) perfect and protect the security interest purported to be created hereby,
(ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Agent, after the occurrence and during the continuation of an Event of Default, irrevocable proxies in respect of the Pledged Collateral;

          (e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as permitted by Section 7(a)(i) hereof;

          (f) not create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby;

          (g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant to the Collateral Agreements and applicable securities laws;

          (h) not permit the issuance of (i) any additional shares of any class of capital stock of a Pledged Subsidiary, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of capital stock, or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of capital stock; and

          (i) not take or fail to take any action which would in any manner impair the enforceability of the Agent's security interest in any Pledged Collateral.

          SECTION 7. VOTING RIGHTS, DIVIDENDS, ETC. IN RESPECT OF THE PLEDGED COLLATERAL.


          (a) So long as no Event of Default shall have occurred and be continuing:

                    (i) the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Indenture, the Senior Notes or the other Collateral Agreements;

                    (ii) the Pledgor may receive and retain any and all dividends, interest or other amounts paid in respect of the Pledged Collateral; PROVIDED, HOWEVER, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall forthwith be delivered to the Agent to hold as, Pledged Collateral or be applied to the Obligations at the direction of the Pledgor, and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Agent in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations; and

                    (iii) the Agent will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) of this
Section 7(a).

          (b) Upon the occurrence and during the continuance of an Event of
Default:

                    (i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 7, and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 7, shall cease, and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

                    (ii) without limiting the generality of the foregoing, the Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of a Pledged Subsidiary, or upon the exercise by a Pledged Subsidiary of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                    (iii) all dividends and interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 8. ADDITIONAL PROVISIONS CONCERNING THE PLEDGED COLLATERAL.

          (a) The Pledgor hereby authorizes the Agent to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

          (b) The Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion exercised reasonably and during the continuance of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or reasonably advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 7(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same.

          (c) During the occurrence and continuance of an Event of Default, if the Pledgor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor (such obligation being joint and several in nature) pursuant to
Section 10 hereof.

          (d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          (e) The Agent may at any time after the occurrence and during the continuation of an Event of Default in its discretion (i) without notice to the Pledgor, transfer or register in the name of the Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 9. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) The Pledgor recognizes that it is impracticable to effect a public sale of all or any part of the Pledged Securities or any other securities constituting Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a BONA FIDE basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) BONA FIDE offerees shall be deemed to involve a "public sale" for the purposes of Section 9-504(3) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Agent may, in such event, bid for the purchase of such securities.

          (c) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 10 hereof) in whole or in part by the Agent against, all or any part of the Obligations as directed by the Pledgor consistent with the provisions of the Indenture. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor or to such person as may be lawfully entitled to receive such surplus.

          (d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Senior Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees and expenses of any attorneys employed by the Agent to collect such deficiency.

          SECTION 10. INDEMNITY AND EXPENSES.

          (a) The Pledgor agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

          (b) The Pledgor shall be obligated for, and will promptly pay to the Agent, the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of the Agent's counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by any of the Pledgor to perform or observe any of the provisions hereof.

          SECTION 11. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Pledgor, to the address for the Pledgor specified in the Indenture, and if to the Agent, to it at its address specified in the Indenture, or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective
(i) if sent by certified mail, return receipt requested, when received or three
(3) Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

          SECTION 12. CONSENT TO JURISDICTION, ETC.

          (a) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of New York located in the borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Pledgor hereby accepts unconditionally the jurisdiction of the aforesaid courts. The Pledgor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which the Pledgor may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) The Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Pledgor at its address referred to in Section 11 hereof.

          (c) Nothing contained in this Section 12 shall affect the right of the Agent to serve legal process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

          SECTION 13. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE AGENT (BY ACCEPTING THIS AGREEMENT) WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER COLLATERAL AGREEMENTS OR ARISING FROM ANY OTHER COLLATERAL AGREEMENT AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          SECTION 14. MISCELLANEOUS.

          (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor, the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under any other document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent under any document against any party thereto are not conditional or contingent on any attempt by the Agent to exercise any of its rights under any other document against such party or against any other person.

          (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment and performance in full or release of the Obligations and the termination of the Indenture, and (ii) be binding on the Pledgor and by its acceptance hereof, the Agent, and their respective successors and assigns and shall inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Pledgor, the Agent and its successors, transferees and assigns. The Agent may resign at any time upon giving the Pledgor and the Trustee thirty (30) days' prior written notice. The Agent shall continue to serve until its successor, appointed by notice of the Pledgor, accepts appointment as successor collateral agent and receives all property held by the Agent under this Agreement. The holders of a majority in principal amount of the outstanding Senior Notes may at any time remove the Agent by so notifying the Pledgor and the Agent and may appoint a successor agent with the Pledgor's consent, provided that after the occurrence of an Event of Default, the Pledgor's consent shall not be required. The Pledgor may remove the Agent if:

                    (1)   the Agent fails to fulfill its obligations hereunder;

                    (2)   the Agent is adjudged a bankrupt or an insolvent;

                    (3) a receiver or other public officer takes charge of the Agent or its property; or

                    (4)   the Agent becomes incapable of acting.

          If the Agent resigns or is removed or if a vacancy exists in the office of Agent for any reason, the Company shall notify each Holder of such event and the Holders of a majority in principal amount of the Senior Notes shall promptly appoint a successor Agent. A successor Agent shall deliver a written acceptance of its appointment to the retiring Agent, the Trustee and the Pledgor. Immediately after that, the retiring Agent shall transfer all property held by the retiring Agent under this Agreement to the successor, the resignation or removal of the retiring Agent shall become effective, and the successor Agent shall have all the rights, powers and duties of the Agent under this Agreement. If a successor Agent does not take office within 60 days after the retiring Agent resigns or is removed, the retiring Agent, the Company or the Holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor collateral agent. The terms and conditions of this Agreement will remain unimpaired by resignation of the Agent or the appointment of a successor collateral agent. Following the appointment of a successor collateral agent, such person shall for all intents and purposes of this Agreement be the "Agent" hereunder. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

          (e) Upon the satisfaction in full of Obligations and the termination of the Indenture, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Agent will, upon the Pledgor's request, and at the Pledgor's expense, promptly (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

          (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

          (g) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.




          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                          PLEDGOR:


                                          DELTA FUNDING CORPORATION

                                          By:
                                             --------------------------
                                             Name:
                                             Title:

ACCEPTED AND AGREED:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Agent


By:
   -------------------
     Name:
     Title:

                         SCHEDULE I TO PLEDGE AGREEMENT

                           DOMESTIC PLEDGED SECURITIES

                           NUMBER OF                                CERTIFICATE
NAME OF ISSUER         SHARES/PERCENTAGE OF           CLASS           NO.(S)
                       OUTSTANDING SECURITY

DF Special Holdings
Corporation                   100%

Continental Property
Management Corp.              100%

                         SCHEDULE II TO PLEDGE AGREEMENT

                           FOREIGN PLEDGED SECURITIES

                                 NUMBER OF                          CERTIFICATE
NAME OF ISSUER             SHARES/PERCENTAGE OF           CLASS         NO.(S)
                           OUTSTANDING SECURITY

DFC Financial of
Canada Limited                 66%

                                  SCHEDULE III

                                       TO

                                PLEDGE AGREEMENT

                                PLEDGE AMENDMENT

          This Pledge Amendment, dated ___________________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated November __, 2000, as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time and that the shares listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all of the Obligations referred to in said Pledge Agreement.



                           DOMESTIC PLEDGED SECURITIES

NAME OF ISSUER      NUMBER OF SHARES        CLASS           CERTIFICATE NO.(S)






                           FOREIGN PLEDGED SECURITIES

NAME OF ISSUER      NUMBER OF SHARES        CLASS           CERTIFICATE NO.(S)




                                      --------------------------------------



                                      By:
                                         -----------------------------
                                         Name:
                                              ------------------------
                                         Title:

                                                       Exhibit C to Indenture

                                PLEDGE AGREEMENT

          PLEDGE AND SECURITY AGREEMENT dated as of November ___, 2000, made by DFC FINANCIAL OF CANADA LIMITED, an Ontario, Canada corporation (the "PLEDGOR"), in favor of U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee and collateral agent (the "AGENT") under that certain Indenture dated as of the date hereof (the "INDENTURE") among DELTA FINANCIAL CORPORATION, a Delaware corporation, as issuer, the parties whose names and signatures appear on the signature pages thereto under the heading "Subsidiary Guarantors" and the Agent.

                              W I T N E S S E T H:

          WHEREAS, it is a condition precedent to the effectiveness of the Indenture that the Pledgor shall have executed and delivered to the Agent a pledge and security agreement providing for the pledge to the Agent of, and the grant to the Agent of a security interest in (i) one hundred percent (100%) by number all of the issued and outstanding shares of capital stock of the Domestic Pledged Subsidiaries (as defined herein) from time to time owned by the Pledgor, and (ii) sixty six percent (66.00%) by number all of the issued and outstanding shares of capital stock of the Foreign Pledged Subsidiary (as defined herein) from time to time owned by the Pledgor;

          WHEREAS, the Pledgor have determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of the Pledgor;

          NOW, THEREFORE, in consideration of the premises and the agreements herein and of other good and valuable consideration, the Pledgor hereby agrees with the Agent as follows:

          SECTION 1. DEFINITIONS. As used in this Agreement, capitalized terms used herein without definition have the meanings specified in the Indenture or if not defined in the Indenture, then in Article 8 or Article 9 of the Uniform Commercial Code (the "CODE") currently in effect in the State of New York, and the following terms shall have the following meanings:

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          SECTION 2. PLEDGE AND GRANT OF SECURITY INTEREST. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and collaterally assigns to the Agent, and grants to the Agent a continuing security interest in, the following (collectively, the "PLEDGED COLLATERAL"):

          (a) the shares of stock, partnership interests, membership interests and all other equity interests now or hereafter owned (the "DOMESTIC PLEDGED SECURITIES") that are issued by any corporation, partnership, limited liability company, trust or any other Person formed in the United States (each a "DOMESTIC PLEDGED SUBSIDIARY"), whether or not evidenced or represented by any stock certificate, certificated security or any other instrument the certificates representing the Domestic Pledged Securities, all warrants, options and other rights, contractual or otherwise, in respect thereof, and all dividends, interest, cash, instruments and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Domestic Pledged Securities, including, without limitation, by way of redemption, bonus, preference, option rights or otherwise;

          (b) the shares of stock, partnership interests, membership interests and all other equity interests now or hereafter owned that are issued by any corporation, partnership, limited liability company, trust or any other Person formed in any jurisdiction other than within the United States, whether or not evidenced or represented by any stock certificate, certificated security or any other instrument to the extent such securities and interests would not cause the total securities pledged to exceed sixty six percent (66.00%) of the aggregate securities or interests owned by the Pledgor, including, without limitation, the shares of stock, partnership interests and membership interests set forth in
Schedule I hereto (individually, a "FOREIGN PLEDGED SECURITY" and collectively, the "FOREIGN PLEDGED SECURITIES" and together with the Domestic Pledged Securities, the "FOREIGN PLEDGED SECURITIES") issued by DFC Funding of Canada Limited, an Ontario, Canada corporation (the "FOREIGN PLEDGED SUBSIDIARY"); the Domestic Pledged Subsidiaries and the Foreign Pledged Subsidiary shall be referred to herein collectively as the "FOREIGN PLEDGED SUBSIDIARIES"), the certificates representing the Foreign Pledged Securities, all warrants, options and other rights, contractual or otherwise, in respect thereof, and all dividends, interest, cash, instruments and other property (including but not limited to, any stock dividend and any distribution in connection with a stock split) from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of the Foreign Pledged Securities, including, without limitation, by way of redemption, bonus, preference, option rights or otherwise;

          (c) (i) all additional shares of stock, partnership interests, membership interests and all other equity interests from time to time acquired of the Foreign Pledged Subsidiary to the extent such additional shares and interests would not cause the total shares pledged to exceed sixty six percent (66.00%) of the aggregate shares or interests owned by the Pledgor, (ii) the certificates representing such additional shares, partnership interests, membership interests or other equity interests, as the case may be, and (iii) all options and other rights, contractual or otherwise, in respect thereof and all dividends, distributions, cash, instruments and other property from time to time received, receivable or otherwise distributed in respect of or in exchange for any or all of such additional shares; and

          (d) all proceeds of any and all of the foregoing;

in each case, whether now owned or hereafter acquired by the Pledgor and howsoever its respective interest therein may arise or appear (whether by ownership, security interest, claim or otherwise).

          SECTION 3. SECURITY FOR OBLIGATIONS. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations whether now existing or hereafter incurred (collectively, the "OBLIGATIONS"):

          (a) the due and punctual payment of any and all amounts due and owing by the Pledgor under the Subsidiary Guaranty to which the Pledgor is a party;

          (b) the due performance and observance by the Pledgor of all of its other obligations from time to time existing in respect of the Indenture, the Senior Notes, the Collateral Agreements and the Related Agreements; and

          (c) all fees, costs, charges and expenses paid or incurred by the Agent in connection with the creation, protection and preservation or enforcement of its rights under any of the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements, on a full indemnity basis.

          SECTION 4. DELIVERY OF THE PLEDGED COLLATERAL.

          (a) All certificates evidencing shares of stock [(except for certain Foreign Pledged Subsidiaries where interests in such entities are not certificated)], partnership interests, member interests and all other equity interests currently representing the Domestic Pledged Securities or the Foreign Pledged Securities (collectively, the "Pledged Securities") shall be delivered to the Agent, together with any necessary endorsement and/or appropriate stock transfer form duly executed in blank with respect to such Pledged Securities, on or prior to the execution and delivery of this Agreement. All certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities hereafter owned by the Pledgor from time to time are hereby pledged to the Agent pursuant to the terms of this Agreement (the "ADDITIONAL COLLATERAL") shall be delivered to the Agent within ten (10) Business Days of receipt thereof by or on behalf of the Pledgor. All such certificated shares of stock, partnership interests, member interests and all other equity interest evidencing the Pledged Securities held by or on behalf of the Agent pursuant hereto shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. Within ten (10) Business Days of the receipt by the Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a "PLEDGE AMENDMENT") shall be delivered to the Agent, in respect of the Additional Collateral which are to be pledged pursuant to this Agreement. Each Pledge Amendment shall be deemed (i) to amend Schedule I to this Agreement in case the Additional Collateral consists of Foreign Pledged Securities and (ii) to constitute a separate schedule to this Agreement in case the Additional Collateral consists of Domestic Pledged Securities; in either case the absence of any Pledge Amendment shall not in any way effect the validity of the pledge of the Pledged Collateral made pursuant to this Agreement. The Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Collateral and the Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 with respect to such Additional Collateral.

          (b) If the Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off) or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 7 hereof) or in securities or other property, or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, the Pledgor shall receive such stock certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received, with any necessary endorsement and/or appropriate stock powers or stock transfer forms duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

          (a) The Pledged Securities have been duly authorized and validly issued, are fully paid and nonassessable and constitute the percentage by number of the capital stock of each Pledged Subsidiary as set forth in Schedule I hereto as of the date hereof. The Pledgor is the beneficial and record owner of the percentage by number of the Pledged Securities as set forth in Schedule I hereto as of the date hereof. Except for the Pledged Securities set forth on
Schedule I hereto, the Pledgor does not own, beneficially or of record, any equity securities of any Subsidiary that the Pledgor is permitted to pledge under the terms of such Subsidiary's organizational documents or other contracts. All other shares of stock constituting Pledged Collateral will be, when issued, duly authorized and validly issued, fully paid and nonassessable. As of the date hereof, the Pledgor does not own, beneficially or of record, any Domestic Pledged Securities.

          (b) It is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

          (c) The exercise by the Agent of any of its rights and remedies hereunder will not contravene any law or any material contractual restriction binding on or affecting it or any of its properties, and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than pursuant to this Agreement or other Collateral Agreements.

          (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by it for (i) the due execution, delivery and performance of this Agreement, (ii) the grant, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral, or (iii) the exercise by the Agent of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

          (e) This Agreement creates a valid security interest in favor of the Agent in the Pledged Collateral, as security for the Obligations; PROVIDED, HOWEVER, that the Agent has not required perfection to the extent that perfection would be required under the laws of a country or jurisdiction other than the United States of America. The possession by the Agent (or its custodian, nominee or other designee) of the certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities, and all other certificates evidencing shares of stock, partnership interests, member interests and all other equity interests constituting the Pledged Securities from time to time, and the filing under the Code of the financing statement(s) in the offices described in Schedule [ ] to the Security Agreement results in the perfection of such security interest in any instruments and certificated securities constituting Pledged Collateral. If any Pledged Collateral consists of uncertificated securities, unless the immediately succeeding sentence is applicable thereto, the Agent's security interest therein will be perfected when the Agent (or its custodian, nominee or other designee ) becomes the registered holder thereof, or upon the agreement of each issuer that it will comply with instructions originated by the Agent with respect to such securities without further consent by the Pledgor. If any Pledged Collateral consists of security entitlements, the Agent's security interest therein will be perfected upon the filing of appropriate UCC-1 Financing Statements, signed by the Pledgor, or upon the agreement of any applicable securities intermediary to comply with entitlement orders by the Agent without further consent by the Pledgor. Such security interest is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary to perfect and protect such security interest has been duly taken, except for the Agent's (or the Agent's custodian, nominee or other designee ) having possession of the certificated shares of stock, partnership interests, member interests and all other equity interests constituting the Additional Collateral, after the date hereof and obtaining control of uncertificated securities and securities entitlements constituting Additional Collateral after the date hereof.

          (f) There is no pending or, to the best of its knowledge, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or arbitrator, that may adversely affect the grant or the perfection of the security interest purported to be created hereby in the Pledged Collateral, or the exercise by the Agent of any of its rights or remedies hereunder.

          SECTION 6. COVENANTS AS TO THE PLEDGED COLLATERAL. So long as any Obligations shall remain outstanding, the Pledgor will, unless the Agent shall otherwise consent in writing:

          (a) keep adequate records concerning the Pledged Collateral and permit the Agent or any agents or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records;

          (b) at its expense, upon the request of the Agent, promptly deliver to the Agent a copy of each material notice or other communication received by it in respect of the Pledged Collateral;

          (c) at its expense, defend the Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

          (d) at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Agent may reasonably request in order to (i) perfect and protect the security interest purported to be created hereby,
(ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Agent, after the occurrence and during the continuation of an Event of Default, irrevocable proxies in respect of the Pledged Collateral;

          (e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as permitted by Section 7(a)(i) hereof;

          (f) not create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby;

          (g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant to the Collateral Agreements and applicable securities laws;

          (h) not permit the issuance of (i) any additional shares of any class of capital stock of a Pledged Subsidiary, (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any such shares of capital stock, or (iii) any warrants, options, contracts or other commitments entitling any Person to purchase or otherwise acquire any such shares of capital stock; and

          (i) not take or fail to take any action which would in any manner impair the enforceability of the Agent's security interest in any Pledged Collateral.

          SECTION 7. VOTING RIGHTS, DIVIDENDS, ETC. IN RESPECT OF THE PLEDGED COLLATERAL.

          (a) So long as no Event of Default shall have occurred and be continuing:

                    (i) the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Indenture, the Senior Notes or the other Collateral Agreements;

                    (ii) the Pledgor may receive and retain any and all dividends, interest or other amounts paid in respect of the Pledged Collateral; PROVIDED, HOWEVER, that any and all (A) dividends and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) dividends and other distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, and (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, shall be, and shall forthwith be delivered to the Agent to hold as, Pledged Collateral or be applied to the Obligations at the direction of the Pledgor, and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Agent in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations; and

                    (iii) the Agent will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) of this
Section 7(a).

          (b) Upon the occurrence and during the continuance of an Event of
Default:

                    (i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 7, and to receive the dividends and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this Section 7, shall cease, and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

                    (ii) without limiting the generality of the foregoing, the Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of a Pledged Subsidiary, or upon the exercise by a Pledged Subsidiary of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                    (iii) all dividends and interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this Section 7(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate stock powers duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 8. ADDITIONAL PROVISIONS CONCERNING THE PLEDGED COLLATERAL.

          (a) The Pledgor hereby authorizes the Agent to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

          (b) The Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion exercised reasonably and during the continuance of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or reasonably advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 7(a) hereof), including, without limitation, to receive, indorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same.

          (c) During the occurrence and continuance of an Event of Default, if the Pledgor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor (such obligation being joint and several in nature) pursuant to
Section 10 hereof.

          (d) Other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          (e) The Agent may at any time after the occurrence and during the continuation of an Event of Default in its discretion (i) without notice to the Pledgor, transfer or register in the name of the Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 9. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) The Pledgor recognizes that it is impracticable to effect a public sale of all or any part of the Pledged Securities or any other securities constituting Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a BONA FIDE basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) BONA FIDE offerees shall be deemed to involve a "public sale" for the purposes of Section 9-504(3) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Agent may, in such event, bid for the purchase of such securities.

          (c) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 10 hereof) in whole or in part by the Agent against, all or any part of the Obligations as directed by the Pledgor consistent with the provisions of the Indenture. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor or to such person as may be lawfully entitled to receive such surplus.

          (d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Senior Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees and expenses of any attorneys employed by the Agent to collect such deficiency.

          SECTION 10. INDEMNITY AND EXPENSES.

          (a) The Pledgor agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

          (b) The Pledgor shall be obligated for, and will promptly pay to the Agent, the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of the Agent's counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by any of the Pledgor to perform or observe any of the provisions hereof.

          SECTION 11. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Pledgor, to the address for the Pledgor specified in the Indenture, and if to the Agent, to it at its address specified in the Indenture, or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective
(i) if sent by certified mail, return receipt requested, when received or three
(3) Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

          SECTION 12. CONSENT TO JURISDICTION, ETC.

          (a) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of New York located in the borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Pledgor hereby accepts unconditionally the jurisdiction of the aforesaid courts. The Pledgor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which the Pledgor may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) The Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Pledgor at its address referred to in Section 11 hereof.

          (c) Nothing contained in this Section 12 shall affect the right of the Agent to serve legal process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

          SECTION 13. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE AGENT (BY ACCEPTING THIS AGREEMENT) WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER COLLATERAL AGREEMENTS OR ARISING FROM ANY OTHER COLLATERAL AGREEMENT AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          SECTION 14. MISCELLANEOUS.

          (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor, the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under any other document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent under any document against any party thereto are not conditional or contingent on any attempt by the Agent to exercise any of its rights under any other document against such party or against any other person.

          (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment and performance in full or release of the Obligations and the termination of the Indenture, and (ii) be binding on the Pledgor and by its acceptance hereof, the Agent, and their respective successors and assigns and shall inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Pledgor, the Agent and its successors, transferees and assigns. The Agent may resign at any time upon giving the Pledgor and the Trustee thirty (30) days' prior written notice. The Agent shall continue to serve until its successor, appointed by notice of the Pledgor, accepts appointment as successor collateral agent and receives all property held by the Agent under this Agreement. The holders of a majority in principal amount of the outstanding Senior Notes may at any time remove the Agent by so notifying the Pledgor and the Agent and may appoint a successor agent with the Pledgor's consent, provided that after the occurrence of an Event of Default the Pledgor's consent shall not be required. The Pledgor may remove the Agent if:

                   (1)   the Agent fails to fulfill its obligations hereunder;

                   (2)   the Agent is adjudged a bankrupt or an insolvent;

                   (3) a receiver or other public officer takes charge of the Agent or its property; or

                   (4)   the Agent becomes incapable of acting.

          If the Agent resigns or is removed or if a vacancy exists in the office of Agent for any reason, the Company shall notify each Holder of such event and the Holders of a majority in principal amount of the Senior Notes shall promptly appoint a successor Agent. A successor Agent shall deliver a written acceptance of its appointment to the retiring Agent, the Trustee and the Pledgor. Immediately after that, the retiring Agent shall transfer all property held by the retiring Agent under this Agreement to the successor, the resignation or removal of the retiring Agent shall become effective, and the successor Agent shall have all the rights, powers and duties of the Agent under this Agreement. If a successor Agent does not take office within 60 days after the retiring Agent resigns or is removed, the retiring Agent, the Company or the Holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor collateral agent. The terms and conditions of this Agreement will remain unimpaired by resignation of the Agent or the appointment of a successor collateral agent. Following the appointment of a successor collateral agent, such person shall for all intents and purposes of this Agreement be the "Agent" hereunder. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

          (e) Upon the satisfaction in full of Obligations and the termination of the Indenture, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Agent will, upon the Pledgor's request, and at the Pledgor's expense, promptly (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

          (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

          (g) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.



          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                        PLEDGOR:


                                        DFC FINANCIAL OF CANADA LIMITED

                                        By:
                                           ----------------------------
                                           Name:
                                           Title:

ACCEPTED AND AGREED:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Agent


By:
   ---------------------------
   Name:
   Title:

                         SCHEDULE I TO PLEDGE AGREEMENT

                           FOREIGN PLEDGED SECURITIES

                                                                    CERTIFICATE
NAME OF ISSUER            NUMBER OF                   CLASS            NO.(S)
                        SHARES/PERCENTAGE OF
                       OUTSTANDING SECURITY


DFC Funding of
Canada Limited                  66%

                                   SCHEDULE II

                                       TO

                                PLEDGE AGREEMENT

                                PLEDGE AMENDMENT

          This Pledge Amendment, dated ___________________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated November __, 2000, as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time and that the shares listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all of the Obligations referred to in said Pledge Agreement.



                           DOMESTIC PLEDGED SECURITIES

NAME OF ISSUER         NUMBER OF SHARES        CLASS         CERTIFICATE NO.(S)




                           FOREIGN PLEDGED SECURITIES

NAME OF ISSUER         NUMBER OF SHARES        CLASS         CERTIFICATE NO.(S)




                                       --------------------------------------



                                       By:
                                          -----------------------------
                                          Name:
                                               ------------------------
                                          Title:

                                                       Exhibit D to Indenture

                                PLEDGE AGREEMENT

          PLEDGE AND SECURITY AGREEMENT dated as of November ___, 2000, made by DELTA FUNDING CORPORATION, a New York corporation, (the "PLEDGOR"), in favor of U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee and collateral agent (the "AGENT") under that certain Indenture dated as of the date hereof (the "INDENTURE") among DELTA FINANCIAL CORPORATION, as issuer, the parties whose names and signatures appear on the signature pages thereto under the heading "Subsidiary Guarantors" and the Agent.

                              W I T N E S S E T H:

          WHEREAS, it is a condition precedent to the effectiveness of the Indenture that the Pledgor shall have executed and delivered to the Agent a pledge and security agreement providing for the pledge to the Agent of, and the grant to the Agent of a security interest in one hundred percent (100%) by number all of the issued and outstanding Owner Trust Certificates (as defined herein) from time to time owned by the Pledgor;

          WHEREAS, the Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of the Pledgor;

          NOW, THEREFORE, in consideration of the premises and the agreements herein and of other good and valuable consideration, the Pledgor hereby agrees with the Agent as follows:

          SECTION 1. DEFINITIONS. As used in this Agreement, capitalized terms used herein without definition have the meanings specified in the Indenture or if not defined in the Indenture, then in Article 8 or Article 9 of the Uniform Commercial Code (the "CODE") currently in effect in the State of New York, and the following terms shall have the following meanings:

          "DEPOSIT TRUST AGREEMENT" shall mean that Deposit Trust Agreement dated as of _______, 2000 by and between the Pledgor, as depositor and Wilmington Trust Company, a Delaware banking corporation, as owner trustee.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "OWNER TRUST CERTIFICATES" shall mean the certificates issued under the Deposit Trust Agreement evidencing beneficial ownership interests in the Trust described in Schedule I hereto.

          "TRUST" shall mean the Delta Funding Residual Holding Trust 2000-2 established under the Deposit Trust Agreement.

          SECTION 2. PLEDGE AND GRANT OF SECURITY INTEREST. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and collaterally assigns to the Agent, and grants to the Agent a continuing security interest in all of the Pledgor's right, title and interest in and to the Owner Trust Certificates, whether now owned or hereafter acquired by the Pledgor and howsoever its respective interest therein may arise or appear (whether by ownership, security interest, claim or otherwise) and all proceeds of any and all of the foregoing (collectively, the "PLEDGED COLLATERAL").

          SECTION 3. SECURITY FOR OBLIGATIONS. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations whether now existing or hereafter incurred (collectively, the "OBLIGATIONS"):

          (a) the due and punctual payment of any and all amounts due and owing by the Pledgor under the Subsidiary Guaranty;

          (b) the due performance and observance by the Pledgor of all of its other obligations from time to time existing in respect of the Indenture, the Senior Notes, the Collateral Agreements and the Related Agreements; and

          (c) all fees, costs, charges and expenses paid or incurred by the Agent in connection with the creation, protection and preservation or enforcement of its rights under any of the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements, on a full indemnity basis.

          SECTION 4. DELIVERY OF THE OWNER TRUST CERTIFICATES.

          (a) All certificates evidencing the Pledged Collateral shall be delivered to the Agent, together with any necessary endorsement and/or appropriate transfer form duly executed in blank with respect to such Pledged Collateral, on or prior to the execution and delivery of this Agreement. All certificates evidencing Pledged Collateral hereafter owned by the Pledgor from time to time are hereby pledged to the Agent pursuant to the terms of this Agreement (the "ADDITIONAL COLLATERAL") shall be delivered to the Agent within ten (10) Business Days of receipt thereof by or on behalf of the Pledgor. All such certificates evidencing the Pledged Collateral held by or on behalf of the Agent pursuant hereto shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. Within ten (10) Business Days of the receipt by the Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a "PLEDGE AMENDMENT") shall be delivered to the Agent, in respect of the Additional Collateral which are to be pledged pursuant to this Agreement. The absence of any Pledge Amendment shall not in any way effect the validity of the pledge of the Pledged Collateral made pursuant to this Agreement. The Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Collateral and the Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 with respect to such Additional Collateral.

          (b) If the Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off) or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 7 hereof) or in securities or other property, or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, the Pledgor shall receive such certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received, with any necessary endorsement and/or appropriate transfer forms duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

          (a) The Owner Trust Certificates pledged hereunder have been duly [authorized and validly issued, are fully paid and nonassessable] and evidence 100% of the beneficial ownership interests in the Trust. The Pledgor is the beneficial and record owner of the Owner Trust Certificates pledged hereunder. All other certificates evidencing beneficial ownership interests in the Trust will be, when issued, duly authorized and validly issued, fully paid [and nonassessable].

          (b) It is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

          (c) The exercise by the Agent of any of its rights and remedies hereunder will not contravene any law or any material contractual restriction binding on or affecting it or any of its properties, and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than pursuant to this Agreement or other Collateral Agreements.

          (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by it for (i) the due execution, delivery and performance of this Agreement, (ii) the grant, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral, or (iii) the exercise by the Agent of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

          (e) This Agreement creates a valid security interest in favor of the Agent in the Pledged Collateral, as security for the Obligations; PROVIDED, HOWEVER, that the Agent has not required perfection to the extent that perfection would be required under the laws of a country or jurisdiction other than the United States of America. The possession by the Agent (or its custodian, nominee or other designee) of the certificates constituting the Pledged Collateral, and all other certificates constituting the Pledged Securities from time to time, and the filing under the Code of the financing statement(s) in the offices described in Schedule [ ] to the Security Agreement results in the perfection of such security interest in any instruments and certificated securities constituting Pledged Collateral. If any Pledged Collateral consists of uncertificated securities, unless the immediately succeeding sentence is applicable thereto, the Agent's security interest therein will be perfected when the Agent (or its custodian, nominee or other designee ) becomes the registered holder thereof, or upon the agreement of each issuer that it will comply with instructions originated by the Agent with respect to such securities without further consent by the Pledgor. If any Pledged Collateral consists of security entitlements, the Agent's security interest therein will be perfected upon the filing of appropriate UCC-1 Financing Statements, signed by the Pledgor, or upon the agreement of any applicable securities intermediary to comply with entitlement orders by the Agent without further consent by the Pledgor. Such security interest is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary to perfect and protect such security interest has been duly taken, except for the Agent's (or the Agent's custodian, nominee or other designee ) having possession of the certificated Owner Trust Certificates constituting the Additional Collateral, after the date hereof and obtaining control of uncertificated securities and securities entitlements constituting Additional Collateral after the date hereof.

          (f) There is no pending or, to the best of its knowledge, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or arbitrator, that may adversely affect the grant or the perfection of the security interest purported to be created hereby in the Pledged Collateral, or the exercise by the Agent of any of its rights or remedies hereunder.

          SECTION 6. COVENANTS AS TO THE PLEDGED COLLATERAL. So long as any Obligations shall remain outstanding, the Pledgor will, unless the Agent shall otherwise consent in writing:

          (a) keep adequate records concerning the Pledged Collateral and permit the Agent or any agents or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records;

          (b) at its expense, upon the request of the Agent, promptly deliver to the Agent a copy of each material notice or other communication received by it in respect of the Pledged Collateral;

          (c) at its expense, defend the Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

          (d) at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Agent may reasonably request in order to (i) perfect and protect the security interest purported to be created hereby,
(ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Agent, after the occurrence and during the continuation of an Event of Default, irrevocable proxies in respect of the Pledged Collateral;

          (e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as permitted by Section 7(a)(i) hereof;

          (f) not create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby;

          (g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant to the Collateral Agreements and applicable securities laws;

          (h) not permit the issuance of (i) any additional beneficial ownership interests in the Trust or (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any beneficial ownership interests in the Trust; and

          (i) not take or fail to take any action which would in any manner impair the enforceability of the Agent's security interest in any Pledged Collateral.

          SECTION 7. VOTING RIGHTS, DISTRIBUTIONS, AGENT'S CONSENTS, ETC. IN RESPECT OF THE PLEDGED COLLATERAL.

          (a) So long as no Event of Default shall have occurred and be continuing:

                    (i) except where the Deposit Trust Agreement requires the consent of the Collateral Agent (the same being the Agent hereunder), in which case the consent of the Agent shall be required, the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Depositary Trust Agreement, the Indenture, the Senior Notes or the other Collateral Agreements;

                    (ii) the Pledgor may receive and retain any and all distributions, interest or other amounts paid in respect of the Pledged Collateral; PROVIDED, HOWEVER, that any and all (A) distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, and (D) any distribution and interest paid or payable when Section 4.15 of the Indenture is not complied with, shall be, and shall forthwith be delivered to the Agent to hold as, Pledged Collateral or be applied to the Obligations at the direction of the Pledgor, and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Agent in the exact form received with any necessary endorsement and/or appropriate transfer forms duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations; and

                    (iii) the Agent will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) of this
Section 7(a);

                    (iv) the Agent will not consent to any action or proposed action under the Deposit Trust Agreement or any of the Related Agreements without obtaining the prior consent of the Holders or Beneficial Holders of a majority of the principal amount of the then outstanding Senior Notes; and

                    (v) the Agent shall promptly deliver to each Holder or Beneficial Holder who requests the Agent to do so a copy of each Compliance Certification, Release Certification, Certificate Schedule and any notices, communications or reports received by the Agent with respect to the Trust or the administration thereof or the Pledged Collateral.

          (b) Upon the occurrence and during the continuance of an Event of
Default:

                    (i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 7, and to receive the distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this
Section 7, shall cease, and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

                    (ii) without limiting the generality of the foregoing, the Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of the Trust, or upon the exercise by the Trust of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                    (iii) all distributions and interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this
Section 7(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate transfer forms duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 8. ADDITIONAL PROVISIONS CONCERNING THE PLEDGED COLLATERAL.

          (a) The Pledgor hereby authorizes the Agent to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

          (b) The Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion exercised reasonably and during the continuance of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or reasonably advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 7(a) hereof), including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same.

          (c) During the occurrence and continuance of an Event of Default, if the Pledgor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor (such obligation being joint and several in nature) pursuant to
Section 10 hereof.

          (d) Except as provided in Section 7(a)(iv) hereof, other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) except as provided in Section 7(a)(iv) hereof, taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          (e) The Agent may at any time after the occurrence and during the continuation of an Event of Default in its discretion (i) without notice to the Pledgor, transfer or register in the name of the Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 9. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) The Pledgor recognizes that it is impracticable to effect a public sale of all or any part of the Pledged Securities or any other securities constituting Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a BONA FIDE basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) BONA FIDE offerees shall be deemed to involve a "public sale" for the purposes of Section 9-504(3) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Agent may, in such event, bid for the purchase of such securities.

          (c) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 10 hereof) in whole or in part by the Agent against, all or any part of the Obligations as directed by the Pledgor consistent with the provisions of the Indenture. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor or to such person as may be lawfully entitled to receive such surplus.

          (d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Senior Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees and expenses of any attorneys employed by the Agent to collect such deficiency.

          SECTION 10. INDEMNITY AND EXPENSES.

          (a) The Pledgor agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

          (b) The Pledgor shall be obligated for, and will promptly pay to the Agent, the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of the Agent's counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by any of the Pledgor to perform or observe any of the provisions hereof.

          SECTION 11. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Pledgor, to the address for the Pledgor specified in the Indenture, and if to the Agent, to it at its address specified in the Indenture, or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective
(i) if sent by certified mail, return receipt requested, when received or three
(3) Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

          SECTION 12. CONSENT TO JURISDICTION, ETC.

          (a) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of New York located in the borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Pledgor hereby accepts unconditionally the jurisdiction of the aforesaid courts. The Pledgor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which the Pledgor may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) The Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Pledgor at its address referred to in Section 11 hereof.

          (c) Nothing contained in this Section 12 shall affect the right of the Agent to serve legal process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

          SECTION 13. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE AGENT (BY ACCEPTING THIS AGREEMENT) WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER COLLATERAL AGREEMENTS OR ARISING FROM ANY OTHER COLLATERAL AGREEMENT AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          SECTION 14. MISCELLANEOUS.

          (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor, the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under any other document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent under any document against any party thereto are not conditional or contingent on any attempt by the Agent to exercise any of its rights under any other document against such party or against any other person.

          (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment and performance in full or release of the Obligations and the termination of the Indenture, and (ii) be binding on the Pledgor and by its acceptance hereof, the Agent, and their respective successors and assigns and shall inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Pledgor, the Agent and its successors, transferees and assigns. The Agent may resign at any time upon giving the Pledgor and the Trustee thirty (30) days' prior written notice. The Agent shall continue to serve until its successor, appointed by notice of the Pledgor, accepts appointment as successor collateral agent and receives all property held by the Agent under this Agreement. The holders of a majority in principal amount of the outstanding Senior Notes may at any time remove the Agent by so notifying the Pledgor and the Agent and may appoint a successor agent with the Pledgor's consent, provided that after the occurrence of an Event of Default, the Pledgor's consent shall not be required. The Pledgor may remove the Agent if:

                    (1)   the Agent fails to fulfill its obligations hereunder;

                    (2)   the Agent is adjudged a bankrupt or an insolvent;

                    (3) a receiver or other public officer takes charge of the Agent or its property; or

                    (4)   the Agent becomes incapable of acting.

          If the Agent resigns or is removed or if a vacancy exists in the office of Agent for any reason, the Company shall notify each Holder of such event and the Holders of a majority in principal amount of the Senior Notes shall promptly appoint a successor Agent. A successor Agent shall deliver a written acceptance of its appointment to the retiring Agent, the Trustee and the Pledgor. Immediately after that, the retiring Agent shall transfer all property held by the retiring Agent under this Agreement to the successor, the resignation or removal of the retiring Agent shall become effective, and the successor Agent shall have all the rights, powers and duties of the Agent under this Agreement. If a successor Agent does not take office within 60 days after the retiring Agent resigns or is removed, the retiring Agent, the Company or the Holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor collateral agent. The terms and conditions of this Agreement will remain unimpaired by resignation of the Agent or the appointment of a successor collateral agent. Following the appointment of a successor collateral agent, such person shall for all intents and purposes of this Agreement be the "Agent" hereunder. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

          (e) Upon the satisfaction in full of Obligations and the termination of the Indenture, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Agent will, upon the Pledgor's request, and at the Pledgor's expense, promptly (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

          (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

          (g) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.



          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                               PLEDGOR:


                                               DELTA FUNDING CORPORATION

                                               By:
                                                  -------------------------
                                                  Name:
                                                  Title:

ACCEPTED AND AGREED:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Agent


By:
   -----------------------
     Name:
     Title:


                                   SCHEDULE I

                                       TO


                                PLEDGE AGREEMENT

                         ------------------------------

                            OWNER TRUST CERTIFICATES



                             PERCENTAGE OF                         CERTIFICATE
  NAME OF ISSUER          OUTSTANDING SECURITY       CLASS           NO.(S)
  --------------          --------------------       -----         -----------

Delta Funding
Residual Holding
Trust 2000-2                  100%

                                   SCHEDULE II

                                       TO

                                PLEDGE AGREEMENT

                                PLEDGE AMENDMENT

          This Pledge Amendment, dated ___________________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated November __, 2000, as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time and that the Owner Trust Certificates listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all of the Obligations referred to in said Pledge Agreement.



                            OWNER TRUST CERTIFICATES




                                       --------------------------------------


                                       By:
                                          ---------------------------
                                          Name:
                                               ----------------------
                                          Title:

                                                       Exhibit D to Indenture

                                PLEDGE AGREEMENT

          PLEDGE AND SECURITY AGREEMENT dated as of November ___, 2000, made by DF SPECIAL HOLDINGS CORPORATION, a Delaware corporation, (the "PLEDGOR"), in favor of U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee and collateral agent (the "AGENT") under that certain Indenture dated as of the date hereof (the "INDENTURE") among DELTA FINANCIAL CORPORATION, as issuer, the parties whose names and signatures appear on the signature pages thereto under the heading "Subsidiary Guarantors" and the Agent.

                              W I T N E S S E T H:

          WHEREAS, it is a condition precedent to the effectiveness of the Indenture that the Pledgor shall have executed and delivered to the Agent a pledge and security agreement providing for the pledge to the Agent of, and the grant to the Agent of a security interest in one hundred percent (100%) by number all of the issued and outstanding Owner Trust Certificates (as defined herein) from time to time owned by the Pledgor;

          WHEREAS, the Pledgor has determined that the execution, delivery and performance of this Agreement directly benefits, and is in the best interest of the Pledgor;

          NOW, THEREFORE, in consideration of the premises and the agreements herein and of other good and valuable consideration, the Pledgor hereby agrees with the Agent as follows:

          SECTION 1. DEFINITIONS. As used in this Agreement, capitalized terms used herein without definition have the meanings specified in the Indenture or if not defined in the Indenture, then in Article 8 or Article 9 of the Uniform Commercial Code (the "CODE") currently in effect in the State of New York, and the following terms shall have the following meanings:

          "DEPOSIT TRUST AGREEMENT" shall mean that Deposit Trust Agreement dated as of _______, 2000 by and between the Pledgor, as depositor and Wilmington Trust Company, a Delaware banking corporation, as owner trustee.

          "GOVERNMENTAL AUTHORITY" shall mean any nation or government, any federal, state, city, town, municipality, county, local or other political subdivision thereof or thereto and any department, commission, board, bureau, instrumentality, agency or other entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

          "OWNER TRUST CERTIFICATES" shall mean the certificates issued under the Deposit Trust Agreement evidencing beneficial ownership interests in the Trust described in Schedule I hereto.

          "TRUST" shall mean Delta Funding Residual Holding Trust 2000-1 established under the Deposit Trust Agreement.

          SECTION 2. PLEDGE AND GRANT OF SECURITY INTEREST. As collateral security for all of the Obligations (as defined in Section 3 hereof), the Pledgor hereby pledges and collaterally assigns to the Agent, and grants to the Agent a continuing security interest in all of the Pledgor's right, title and interest in and to the Owner Trust Certificates, whether now owned or hereafter acquired by the Pledgor and howsoever its respective interest therein may arise or appear (whether by ownership, security interest, claim or otherwise) and all proceeds of any and all of the foregoing (collectively, the "PLEDGED COLLATERAL").

          SECTION 3. SECURITY FOR OBLIGATIONS. The security interest created hereby in the Pledged Collateral constitutes continuing collateral security for all of the following obligations whether now existing or hereafter incurred (collectively, the "OBLIGATIONS"):

          (a) the due and punctual payment of any and all amounts due and owing by the Pledgor under the Subsidiary Guaranty;

          (b) the due performance and observance by the Pledgor of all of its other obligations from time to time existing in respect of the Indenture, the Senior Notes, the Collateral Agreements and the Related Agreements; and

          (c) all fees, costs, charges and expenses paid or incurred by the Agent in connection with the creation, protection and preservation or enforcement of its rights under any of the Indenture, the Senior Notes, the Subsidiary Guarantees, the Collateral Agreements and the Related Agreements, on a full indemnity basis.

          SECTION 4. DELIVERY OF THE OWNER TRUST CERTIFICATES.

          (a) All certificates evidencing the Pledged Collateral shall be delivered to the Agent, together with any necessary endorsement and/or appropriate transfer form duly executed in blank with respect to such Pledged Collateral, on or prior to the execution and delivery of this Agreement. All certificates evidencing Pledged Collateral hereafter owned by the Pledgor from time to time are hereby pledged to the Agent pursuant to the terms of this Agreement (the "ADDITIONAL COLLATERAL") shall be delivered to the Agent within ten (10) Business Days of receipt thereof by or on behalf of the Pledgor. All such certificates evidencing the Pledged Collateral held by or on behalf of the Agent pursuant hereto shall be delivered in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance reasonably satisfactory to the Agent. Within ten (10) Business Days of the receipt by the Pledgor of any Additional Collateral, a Pledge Amendment, duly executed by the Pledgor, in substantially the form of Schedule II hereto (a "PLEDGE AMENDMENT") shall be delivered to the Agent, in respect of the Additional Collateral which are to be pledged pursuant to this Agreement. The absence of any Pledge Amendment shall not in any way effect the validity of the pledge of the Pledged Collateral made pursuant to this Agreement. The Pledgor hereby authorizes the Agent to attach each Pledge Amendment to this Agreement and agrees that all certificates or instruments listed on any Pledge Amendment delivered to the Agent shall for all purposes hereunder constitute Pledged Collateral and the Pledgor shall be deemed upon delivery thereof to have made the representations and warranties set forth in Section 5 with respect to such Additional Collateral.

          (b) If the Pledgor shall receive, by virtue of its being or having been an owner of any Pledged Collateral, any (i) stock certificate (including, without limitation, any certificate representing a stock dividend or distribution in connection with any increase or reduction of capital, reclassification, merger, consolidation, sale of assets, combination of shares, stock split, spin-off or split-off) or other instrument, (ii) option or right, whether as an addition to, substitution for, or in exchange for, any Pledged Collateral, or otherwise, (iii) dividends payable in cash (except such dividends permitted to be retained by the Pledgor pursuant to Section 7 hereof) or in securities or other property, or (iv) dividends or other distributions in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid in surplus, the Pledgor shall receive such certificate, promissory note, instrument, option, right, payment or distribution in trust for the benefit of the Agent, shall segregate it from the Pledgor's other property and shall deliver it forthwith to the Agent in the exact form received, with any necessary endorsement and/or appropriate transfer forms duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 5. REPRESENTATIONS AND WARRANTIES. The Pledgor represents and warrants as follows:

          (a) The Owner Trust Certificates pledged hereunder have been duly [authorized and validly issued, are fully paid and nonassessable] and evidence 100% of the beneficial ownership interests in the Trust. The Pledgor is the beneficial and record owner of the Owner Trust Certificates pledged hereunder. All other certificates evidencing beneficial ownership interests in the Trust will be, when issued, duly authorized and validly issued, fully paid [and nonassessable].

          (b) It is and will be at all times the legal and beneficial owner of the Pledged Collateral free and clear of any Lien, security interest, option or other charge or encumbrance except for the security interest created by this Agreement.

          (c) The exercise by the Agent of any of its rights and remedies hereunder will not contravene any law or any material contractual restriction binding on or affecting it or any of its properties, and will not result in or require the creation of any Lien, security interest or other charge or encumbrance upon or with respect to any of its properties other than pursuant to this Agreement or other Collateral Agreements.

          (d) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority is required to be obtained or made by it for (i) the due execution, delivery and performance of this Agreement, (ii) the grant, or the perfection, of the security interest purported to be created hereby in the Pledged Collateral, or (iii) the exercise by the Agent of its rights and remedies hereunder, except as may be required in connection with any sale of any Pledged Collateral by laws affecting the offering and sale of securities generally.

          (e) This Agreement creates a valid security interest in favor of the Agent in the Pledged Collateral, as security for the Obligations; PROVIDED, HOWEVER, that the Agent has not required perfection to the extent that perfection would be required under the laws of a country or jurisdiction other than the United States of America. The possession by the Agent (or its custodian, nominee or other designee) of the certificates constituting the Pledged Collateral, and all other certificates constituting the Pledged Securities from time to time, and the filing under the Code of the financing statement(s) in the offices described in Schedule [ ] to the Security Agreement results in the perfection of such security interest in any instruments and certificated securities constituting Pledged Collateral. If any Pledged Collateral consists of uncertificated securities, unless the immediately succeeding sentence is applicable thereto, the Agent's security interest therein will be perfected when the Agent (or its custodian, nominee or other designee ) becomes the registered holder thereof, or upon the agreement of each issuer that it will comply with instructions originated by the Agent with respect to such securities without further consent by the Pledgor. If any Pledged Collateral consists of security entitlements, the Agent's security interest therein will be perfected upon the filing of appropriate UCC-1 Financing Statements, signed by the Pledgor, or upon the agreement of any applicable securities intermediary to comply with entitlement orders by the Agent without further consent by the Pledgor. Such security interest is, or in the case of Pledged Collateral in which the Pledgor obtains rights after the date hereof, will be, a perfected, first priority security interest. All action necessary to perfect and protect such security interest has been duly taken, except for the Agent's (or the Agent's custodian, nominee or other designee ) having possession of the certificated Owner Trust Certificates constituting the Additional Collateral, after the date hereof and obtaining control of uncertificated securities and securities entitlements constituting Additional Collateral after the date hereof.

          (f) There is no pending or, to the best of its knowledge, threatened action, suit, proceeding or claim before any court or other Governmental Authority or any arbitrator, or any order, judgment or award by any court or other Governmental Authority or arbitrator, that may adversely affect the grant or the perfection of the security interest purported to be created hereby in the Pledged Collateral, or the exercise by the Agent of any of its rights or remedies hereunder.

          SECTION 6. COVENANTS AS TO THE PLEDGED COLLATERAL. So long as any Obligations shall remain outstanding, the Pledgor will, unless the Agent shall otherwise consent in writing:

          (a) keep adequate records concerning the Pledged Collateral and permit the Agent or any agents or representatives thereof at any time or from time to time to examine and make copies of and abstracts from such records;

          (b) at its expense, upon the request of the Agent, promptly deliver to the Agent a copy of each material notice or other communication received by it in respect of the Pledged Collateral;

          (c) at its expense, defend the Agent's right, title and security interest in and to the Pledged Collateral against the claims of any Person;

          (d) at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be necessary or that the Agent may reasonably request in order to (i) perfect and protect the security interest purported to be created hereby,
(ii) enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Pledged Collateral, or (iii) otherwise effect the purposes of this Agreement, including, without limitation, delivering to the Agent, after the occurrence and during the continuation of an Event of Default, irrevocable proxies in respect of the Pledged Collateral;

          (e) not sell, assign (by operation of law or otherwise), exchange or otherwise dispose of any Pledged Collateral or any interest therein except as permitted by Section 7(a)(i) hereof;

          (f) not create or suffer to exist any Lien, security interest or other charge or encumbrance upon or with respect to any Pledged Collateral except for the security interest created hereby;

          (g) not make or consent to any amendment or other modification or waiver with respect to any Pledged Collateral or enter into any agreement or permit to exist any restriction with respect to any Pledged Collateral other than pursuant to the Collateral Agreements and applicable securities laws;

          (h) not permit the issuance of (i) any additional beneficial ownership interests in the Trust or (ii) any securities convertible voluntarily by the holder thereof or automatically upon the occurrence or non-occurrence of any event or condition into, or exchangeable for, any beneficial ownership interests in the Trust; and

          (i) not take or fail to take any action which would in any manner impair the enforceability of the Agent's security interest in any Pledged Collateral.

          SECTION 7. VOTING RIGHTS, DISTRIBUTIONS, AGENT'S CONSENT, ETC. IN RESPECT OF THE PLEDGED COLLATERAL.

          (a) So long as no Event of Default shall have occurred and be continuing:

                    (i) except where the Deposit Trust Agreement requires the consent of the Collateral Agent (the same being the Agent hereunder), in which case the consent of the Agent shall be required, the Pledgor may exercise any and all voting and other consensual rights pertaining to any Pledged Collateral for any purpose not inconsistent with the terms of this Agreement, the Deposit Trust Agreement, the Indenture, the Senior Notes or the other Collateral Agreements;

                    (ii) the Pledgor may receive and retain any and all distributions, interest or other amounts paid in respect of the Pledged Collateral; PROVIDED, HOWEVER, that any and all (A) distributions and interest paid or payable other than in cash in respect of, and instruments and other property received, receivable or otherwise distributed in respect of or in exchange for, any Pledged Collateral, (B) distributions paid or payable in cash in respect of any Pledged Collateral in connection with a partial or total liquidation or dissolution or in connection with a reduction of capital, capital surplus or paid-in surplus, (C) cash paid, payable or otherwise distributed in redemption of, or in exchange for, any Pledged Collateral, and (D) any distribution and interest paid or payable when Section 4.17 of the Indenture is not complied with, shall be, and shall forthwith be delivered to the Agent to hold as, Pledged Collateral or be applied to the Obligations at the direction of the Pledgor, and shall, if received by the Pledgor, be received in trust for the benefit of the Agent, shall be segregated from the other property or funds of the Pledgor, and shall be forthwith delivered to the Agent in the exact form received with any necessary endorsement and/or appropriate transfer forms duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations; and

                    (iii) the Agent will execute and deliver (or cause to be executed and delivered) to the Pledgor all such proxies and other instruments as the Pledgor may reasonably request in writing for the purpose of enabling the Pledgor to exercise the voting and other rights which it is entitled to exercise pursuant to paragraph (i) of this Section 7(a) and to receive the dividends which it is authorized to receive and retain pursuant to paragraph (ii) of this
Section 7(a);

                    (iv) the Agent will not consent to any action or proposed action under the Deposit Trust Agreement or any of the Related Agreements without obtaining the prior consent of the Holders or Beneficial Holders of a majority of the principal amount of the then outstanding Senior Notes; and

                    (v) the Agent shall promptly deliver to each Holder or Beneficial Holder who requests the Agent to do so a copy of each Compliance Certification, Release Certification, Certificate Schedule and any notices, communications or reports received by the Agent with respect to the Trust or the administration thereof or the Pledged Collateral.

          (b) Upon the occurrence and during the continuance of an Event of
Default:

                    (i) all rights of the Pledgor to exercise the voting and other consensual rights which it would otherwise be entitled to exercise pursuant to paragraph (i) of subsection (a) of this Section 7, and to receive the distributions and interest payments which it would otherwise be authorized to receive and retain pursuant to paragraph (ii) of subsection (a) of this
Section 7, shall cease, and all such rights shall thereupon become vested in the Agent which shall thereupon have the sole right to exercise such voting and other consensual rights and to receive and hold as Pledged Collateral such dividends and interest payments;

                    (ii) without limiting the generality of the foregoing, the Agent may at its option exercise any and all rights of conversion, exchange, subscription or any other rights, privileges or options pertaining to any of the Pledged Collateral as if it were the absolute owner thereof, including, without limitation, the right to exchange, in its discretion, any and all of the Pledged Collateral upon the merger, consolidation, reorganization, recapitalization or other adjustment of the Trust, or upon the exercise by the Trust of any right, privilege or option pertaining to any Pledged Collateral, and, in connection therewith, to deposit and deliver any and all of the Pledged Collateral with any committee, depository, transfer agent, registrar or other designated agent upon such terms and conditions as it may determine; and

                    (iii) all distributions and interest payments which are received by the Pledgor contrary to the provisions of paragraph (i) of this
Section 7(b) shall be received in trust for the benefit of the Agent, shall be segregated from other funds of the Pledgor, and shall be forthwith paid over to the Agent as Pledged Collateral in the exact form received with any necessary endorsement and/or appropriate transfer forms duly executed in blank, to be held by the Agent as Pledged Collateral and as further collateral security for the Obligations.

          SECTION 8. ADDITIONAL PROVISIONS CONCERNING THE PLEDGED COLLATERAL.

                  (a) The Pledgor hereby authorizes the Agent to file, without the signature of the Pledgor where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Pledged Collateral.

          (b) The Pledgor hereby irrevocably appoints the Agent the Pledgor's attorney-in-fact and proxy, with full authority in the place and stead of the Pledgor and in the name of the Pledgor or otherwise, from time to time in the Agent's discretion exercised reasonably and during the continuance of an Event of Default, to take any action and to execute any instrument which the Agent may deem necessary or reasonably advisable to accomplish the purposes of this Agreement (subject to the rights of the Pledgor under Section 7(a) hereof), including, without limitation, to receive, endorse and collect all instruments made payable to the Pledgor representing any dividend, interest payment or other distribution in respect of any Pledged Collateral and to give full discharge for the same.

          (c) During the occurrence and continuance of an Event of Default, if the Pledgor fails to perform any agreement or obligation contained herein, the Agent itself may perform, or cause performance of, such agreement or obligation, and the expenses of the Agent incurred in connection therewith shall be payable by the Pledgor (such obligation being joint and several in nature) pursuant to
Section 10 hereof.

          (d) Except as provided in Section 7(a)(iv), other than the exercise of reasonable care to assure the safe custody of the Pledged Collateral while held hereunder, the Agent shall have no duty or liability to preserve rights pertaining thereto and shall be relieved of all responsibility for the Pledged Collateral upon surrendering it or tendering surrender of it to the Pledgor. The Agent shall be deemed to have exercised reasonable care in the custody and preservation of the Pledged Collateral in its possession if the Pledged Collateral is accorded treatment substantially equal to that which the Agent accords its own property, it being understood that the Agent shall not have responsibility for (i) ascertaining or taking action with respect to calls, conversions, exchanges, maturities, tenders, or other matters relating to any Pledged Collateral, whether or not the Agent has or is deemed to have knowledge of such matters, or (ii) except as provided in Section 7(a)(iv), taking any necessary steps to preserve rights against any parties with respect to any Pledged Collateral.

          (e) The Agent may at any time after the occurrence and during the continuation of an Event of Default in its discretion (i) without notice to the Pledgor, transfer or register in the name of the Agent or any of its nominees any or all of the Pledged Collateral, subject only to the revocable rights of the Pledgor under Section 7(a) hereof, and (ii) exchange certificates or instruments constituting Pledged Collateral for certificates or instruments of smaller or larger denominations.

          SECTION 9. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Pledged Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party on default under the Code then in effect in the State of New York; and without limiting the generality of the foregoing and without notice except as specified below, sell the Pledged Collateral or any part thereof in one or more parcels at public or private sale, at any exchange or broker's board or elsewhere, at such price or prices and on such other terms as the Agent may deem commercially reasonable. The Pledgor agrees that, to the extent notice of sale shall be required by law, at least ten (10) Business Days' notice to the Pledgor of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Pledged Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned.

          (b) The Pledgor recognizes that it is impracticable to effect a public sale of all or any part of the Pledged Securities or any other securities constituting Pledged Collateral and that the Agent may, therefore, determine to make one or more private sales of any such securities to a restricted group of purchasers who will be obligated to agree, among other things, to acquire such securities for their own account, for investment and not with a view to the distribution or resale thereof. The Pledgor acknowledges that any such private sale may be at prices and on terms less favorable to the seller than the prices and other terms which might have been obtained at a public sale and, notwithstanding the foregoing, agrees that such private sales shall be deemed to have been made in a commercially reasonable manner and that the Agent shall have no obligation to delay sale of any such securities for the period of time necessary to permit the issuer of such securities to register such securities for public sale under the Securities Act of 1933, as amended (the "SECURITIES ACT"). The Pledgor further acknowledges and agrees that any offer to sell such securities which has been (i) publicly advertised on a BONA FIDE basis in a newspaper or other publication of general circulation in the financial community of New York, New York (to the extent that such an offer may be so advertised without prior registration under the Securities Act), or (ii) made privately in the manner described above to not less than fifteen (15) BONA FIDE offerees shall be deemed to involve a "public sale" for the purposes of Section 9-504(3) of the Code (or any successor or similar, applicable statutory provision) as then in effect in the State of New York, notwithstanding that such sale may not constitute a "public offering" under the Securities Act, and that the Agent may, in such event, bid for the purchase of such securities.

          (c) Any cash held by the Agent as Pledged Collateral and all cash proceeds received by the Agent in respect of any sale of, collection from, or other realization upon, all or any part of the Pledged Collateral shall be held by the Agent as collateral for, and/or then or at any time thereafter applied (after payment of any amounts payable to the Agent pursuant to Section 10 hereof) in whole or in part by the Agent against, all or any part of the Obligations as directed by the Pledgor consistent with the provisions of the Indenture. Any surplus of such cash or cash proceeds held by the Agent and remaining after payment in full of all of the Obligations shall be paid over to the Pledgor or to such person as may be lawfully entitled to receive such surplus.

          (d) In the event that the proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent is legally entitled, the Pledgor shall be liable for the deficiency, together with interest thereon at the highest rate specified in the Senior Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees and expenses of any attorneys employed by the Agent to collect such deficiency.

          SECTION 10. INDEMNITY AND EXPENSES.

          (a) The Pledgor agrees to indemnify the Agent from and against any and all claims, losses and liabilities growing out of or resulting from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting from the Agent's gross negligence or willful misconduct as determined by a final judgment of a court of competent jurisdiction.

          (b) The Pledgor shall be obligated for, and will promptly pay to the Agent, the amount of any and all reasonable costs and expenses, including the reasonable fees and disbursements of the Agent's counsel and of any experts and agents, which the Agent may incur in connection with (i) the administration of this Agreement, (ii) the custody, preservation, use or operation of, or the sale of, collection from, or other realization upon, any Pledged Collateral, (iii) the exercise or enforcement of any of the rights of the Agent hereunder, or (iv) the failure by any of the Pledgor to perform or observe any of the provisions hereof.

          SECTION 11. NOTICES, ETC. All notices and other communications provided for hereunder shall be in writing and shall be mailed (by certified mail, postage prepaid and return receipt requested), telecopied or delivered, if to the Pledgor, to the address for the Pledgor specified in the Indenture, and if to the Agent, to it at its address specified in the Indenture, or as to either such Person at such other address as shall be designated by such Person in a written notice to such other Person complying as to delivery with the terms of this Section 11. All such notices and other communications shall be effective
(i) if sent by certified mail, return receipt requested, when received or three
(3) Business Days after mailing, whichever first occurs, (ii) if telecopied, when transmitted and confirmation is received, provided same is on a Business Day and, if not, on the next Business Day, or (iii) if delivered, upon delivery, provided same is on a Business Day and, if not, on the next Business Day.

          SECTION 12. CONSENT TO JURISDICTION, ETC.

          (a) Any legal action or proceeding with respect to this Agreement or any document related thereto may be brought in the courts of the State of New York located in the borough of Manhattan or of the United States of America for the Southern District of New York, and, by execution and delivery of this Agreement, the Pledgor hereby accepts unconditionally the jurisdiction of the aforesaid courts. The Pledgor hereby irrevocably waives any objection, including, without limitation, any objection to the laying of venue or based on the grounds of FORUM NON CONVENIENS, which the Pledgor may now or hereafter have to the bringing of any such action or proceeding in such respective jurisdictions.

          (b) The Pledgor irrevocably consents to the service of process of any of the aforementioned courts in any such action or proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to the Pledgor at its address referred to in Section 11 hereof.

          (c) Nothing contained in this Section 12 shall affect the right of the Agent to serve legal process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against the Pledgor in any other jurisdiction.

          SECTION 13. WAIVER OF JURY TRIAL. THE PLEDGOR AND THE AGENT (BY ACCEPTING THIS AGREEMENT) WAIVE ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS AGREEMENT OR ANY OTHER COLLATERAL AGREEMENTS OR ARISING FROM ANY OTHER COLLATERAL AGREEMENT AND AGREE THAT ANY SUCH ACTION, PROCEEDING OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

          SECTION 14. MISCELLANEOUS.

          (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Pledgor, the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and no waiver of any provision of this Agreement, and no consent to any departure by the Pledgor therefrom, shall be effective unless it is in writing and signed by the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under any other document shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent provided herein are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent under any document against any party thereto are not conditional or contingent on any attempt by the Agent to exercise any of its rights under any other document against such party or against any other person.

          (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) This Agreement shall create a continuing security interest in the Pledged Collateral and shall (i) remain in full force and effect until the payment and performance in full or release of the Obligations and the termination of the Indenture, and (ii) be binding on the Pledgor and by its acceptance hereof, the Agent, and their respective successors and assigns and shall inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Pledgor, the Agent and its successors, transferees and assigns. The Agent may resign at any time upon giving the Pledgor and the Trustee thirty (30) days' prior written notice. The Agent shall continue to serve until its successor, appointed by notice of the Pledgor, accepts appointment as successor collateral agent and receives all property held by the Agent under this Agreement. The holders of a majority in principal amount of the outstanding Senior Notes may at any time remove the Agent by so notifying the Pledgor and the Agent and may appoint a successor agent with the Pledgor's consent, provided that after the occurrence of an Event of Default, the Pledgor's consent shall not be required. The Pledgor may remove the Agent if:

                    (1)   the Agent fails to fulfill its obligations hereunder;

                    (2)   the Agent is adjudged a bankrupt or an insolvent;

                    (3) a receiver or other public officer takes charge of the Agent or its property; or

                    (4)   the Agent becomes incapable of acting.

          If the Agent resigns or is removed or if a vacancy exists in the office of Agent for any reason, the Company shall notify each Holder of such event and the Holders of a majority in principal amount of the Senior Notes shall promptly appoint a successor Agent. A successor Agent shall deliver a written acceptance of its appointment to the retiring Agent, the Trustee and the Pledgor. Immediately after that, the retiring Agent shall transfer all property held by the retiring Agent under this Agreement to the successor, the resignation or removal of the retiring Agent shall become effective, and the successor Agent shall have all the rights, powers and duties of the Agent under this Agreement. If a successor Agent does not take office within 60 days after the retiring Agent resigns or is removed, the retiring Agent, the Company or the Holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor collateral agent. The terms and conditions of this Agreement will remain unimpaired by resignation of the Agent or the appointment of a successor collateral agent. Following the appointment of a successor collateral agent, such person shall for all intents and purposes of this Agreement be the "Agent" hereunder. None of the rights or obligations of the Pledgor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent.

          (e) Upon the satisfaction in full of Obligations and the termination of the Indenture, (i) this Agreement and the security interest created hereby shall terminate and all rights to the Pledged Collateral shall revert to the Pledgor, and (ii) the Agent will, upon the Pledgor's request, and at the Pledgor's expense, promptly (A) return to the Pledgor such of the Pledged Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Pledgor, without recourse, representation or warranty, such documents as the Pledgor shall reasonably request to evidence such termination.

          (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Pledged Collateral are governed by the law of a jurisdiction other than the State of New York.

          (g) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, the Pledgor has caused this Agreement to be executed and delivered by its officer thereunto duly authorized, as of the date first above written.

                                     PLEDGOR:


                                     DF SPECIAL HOLDINGS CORPORATION

                                     By:
                                        -------------------------
                                        Name:
                                        Title:

ACCEPTED AND AGREED:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Agent


By:
   -----------------------
   Name:
   Title:


                                   SCHEDULE I

                                       TO


                                PLEDGE AGREEMENT

                         ------------------------------

                            OWNER TRUST CERTIFICATES



                          PERCENTAGE OF                            CERTIFICATE
  NAME OF ISSUER          OUTSTANDING SECURITY       CLASS         NO.(S)
  --------------          -------------------        -----         ------

Delta Funding
Residual Holding
Trust 2000-2                       100%

                                   SCHEDULE II

                                       TO

                                PLEDGE AGREEMENT


                                PLEDGE AMENDMENT


          This Pledge Amendment, dated ___________________, is delivered pursuant to Section 4 of the Pledge Agreement referred to below. The undersigned hereby agrees that this Pledge Amendment may be attached to the Pledge Agreement, dated November __, 2000, as it may heretofore have been or hereafter may be amended or otherwise modified or supplemented from time to time and that the Owner Trust Certificates listed on this Pledge Amendment shall be and become part of the Pledged Collateral referred to in said Pledge Agreement and shall secure all of the Obligations referred to in said Pledge Agreement.




                            OWNER TRUST CERTIFICATES



                                    --------------------------------------


                                    By:
                                       -----------------------------------
                                       Name:
                                            -------------------------------
                                       Title:

                                                       Exhibit E to Indenture

                               SECURITY AGREEMENT

          SECURITY AGREEMENT dated as of October __, 2000 (this "AGREEMENT") made by [DELTA FINANCIAL CORPORATION, a Delaware corporation], [LIST ALL RESTRICTED SUBSIDIARIES OTHER THAN THE RESIDUAL COLLATERAL TRUSTS] (individually a "Grantor" and collectively the "Grantor" or "Grantors"), in favor of U.S. BANK TRUST NATIONAL ASSOCIATION, as trustee (the "AGENT") under that certain Indenture dated as of the date hereof (the "INDENTURE") among the Grantor, as issuer, the parties whose names and signatures appear on the signature pages thereto under the heading "Subsidiary Guarantors" and the Agent.

                              W I T N E S S E T H:

          WHEREAS, it is a condition precedent to the effectiveness of the Indenture that the Grantor shall have executed and delivered to the Agent a security agreement providing for the grant to the Agent of a lien on and security interest in certain personal property of the Grantor as set forth herein.

          NOW, THEREFORE, in consideration of the premises and the agreements herein and of other good and valuable consideration, the Grantor hereby agrees with the Agent as follows:

          SECTION 1. DEFINED TERMS. As used in this Agreement, capitalized terms used herein without definition have the meanings specified in the Indenture or if not defined in the Indenture, then in Article 9 of the Uniform Commercial Code (the "CODE") currently in effect in the State of New York, and the following terms have the following meanings:

          "POOLING AGREEMENTS" means the Pooling Agreements [list all Pooling and Servicing Agreements relating to public securitizations starting with Series 1997-1 and all subsequent Pooling and Servicing Agreements relating to public securitizations] set forth on Schedule I hereto and all now existing or future pooling and serving agreements relating to public securitizations in which one or more Grantors is both the sponsor and the servicer or otherwise holds or has retained the right to be or to select the servicer.

          "PLEDGED SERVICING RIGHTS" means all Servicing Rights relating to Residual Receivables (and to the underlying Receivable pool of any Securitization Trust for Residual Receivables) for all Residual Receivables (whether or not such are Senior Residual Receivables) now or hereafter on deposit in any of the Residual Collateral Trusts.

          "SERVICING RIGHTS". The contractual right, now existing or hereafter arising, of a Grantor to be or to select the servicer, whether arising under any Pooling Agreement or any other agreement.

          "PROCEEDS" has the meaning assigned to it under the Code and, in any event, shall include, but not be limited to, any and all other monies or other property from time to time paid or payable or distributed or distributable under or in connection with any of the Collateral.

          SECTION 2. GRANT OF SECURITY INTEREST. As collateral security for the payment and performance of all of the Obligations (as defined in Section 3 hereof), each Grantor hereby pledges and assigns to the Agent, and grants to the Agent a continuing security interest of first priority in and to all Pledged Servicing Rights, now existing or hereafter arising, and in and to the [SERVICING CONTRACT WITH THE "WARM" BACK-UP SERVICER] and in all Proceeds thereof (collectively, the "COLLATERAL").

          Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and the Grantor shall not be deemed to have granted a security interest in (x) any rights arising by virtue of a Grantor being the servicer including, without limitation, Servicing Receivables owed to a Grantor (or the rights to which have been assigned by a Grantor), compensation payable to the servicer and optional purchase or repurchase rights owned by a Grantor (or the rights to which have been assigned by a Grantor and (y) any rights or interests in any license, contract or agreement to which the Grantor is a party or any of its rights or interests thereunder to the extent that such a grant would, under the express terms of such license, contract or agreement or otherwise, result in a breach of the terms of, or constitute a default under such license, contract or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-318(4) of the Code of any relevant jurisdiction or any other applicable law (including the Bankruptcy
Code) or principles of equity); PROVIDED, HOWEVER, that the Collateral shall include (x) any and all Proceeds to the extent that the assignment or encumbering of Proceeds is not so restricted, and (y) upon any such licensor or other applicable party's consent with respect to any such otherwise excluded item of Collateral being obtained, thereafter such item of Collateral as well as any Proceeds thereof that might theretofore have been excluded from such grant, assignment, transfer, and conveyance of a security interest and the term Collateral.

          SECTION 3. SECURITY FOR OBLIGATIONS. The security interests created hereby in the Collateral constitute continuing collateral security for all of the following obligations, whether now existing or hereafter incurred (the "OBLIGATIONS"):

          (a) the due and punctual payment of the principal and premium, if any, of, and interest on, the Senior Notes when and as the same shall be due and payable, by acceleration, repurchase, redemption or otherwise, interest on the overdue principal of and interest (to the extent permitted by law), if any, on the Senior Notes and under the Indenture (including, without limitation, all interest that accrues after the commencement of any case, proceeding or other action relating to the bankruptcy, insolvency or reorganization of the Grantor);

          (b) the due performance and observance by the Grantor of all of its other obligations from time to time existing in respect of the Indenture, the Senior Notes and the Collateral Agreements; and

          (c) all fees, costs, charges and expenses paid or incurred by the Agent in connection with the creation, protection and preservation or enforcement of its rights under the Indenture, the Senior Notes, the Subsidiary Guarantees or the Collateral Agreements, on a full indemnity basis.

          SECTION 4. REPRESENTATIONS AND WARRANTIES. Each Grantor jointly and severally represents and warrants as follows:

          (a) It is and will be at all times the sole and exclusive owner of the Collateral now or hereafter owned by it free and clear of any Lien, except for Liens created hereby. No effective financing statement or other instrument similar in effect covering all or any part of the Collateral is on file in any recording or filing office except such as may have been filed in favor of the Agent relating to this Agreement.

          (b) No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other regulatory body, or any other Person, is required for (i) the grant by it, or the perfection, of the security interest purported to be created hereby in the Collateral or (ii) the exercise by the Agent of any of its rights and remedies hereunder.

          (c) This Agreement creates valid security interests of first priority in favor of the Agent in the Collateral, as security for the Obligations. The Agent's filing of the financing statements described in Schedule II hereto will result in the perfection of such security interests. Upon such filings, such security interests are, or in the case of Collateral in which it obtains rights after the date hereof, will be perfected first priority security interests. Such filings and all other action necessary or desirable to perfect and protect such security interest have been duly taken.

          SECTION 5. COVENANTS AS TO THE COLLATERAL. So long as any of the Obligations shall remain outstanding, unless the Agent shall otherwise consent in writing:

          (a) FURTHER ASSURANCES. Each Grantor will at its expense, at any time and from time to time, promptly execute and deliver all further instruments and documents and take all further action that may be reasonably necessary or reasonably desirable or that the Agent may reasonably request in order (i) to perfect and protect the security interest purported to be created hereby, (ii) to enable the Agent to exercise and enforce its rights and remedies hereunder in respect of the Collateral, or (iii) otherwise to effect the purposes of this Agreement, including, without limitation (A) executing and filing such financing or continuation statements, or amendments thereto, as may be necessary or desirable or that the Agent may request in order to perfect and preserve the security interest purported to be created hereby, and (B) furnishing to the Agent from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Agent may reasonably request, all in reasonable detail.

          (b) PROVISIONS CONCERNING CORPORATE MATTERS.

               Each Grantor will (A) give the Agent at least thirty (30) days' prior written notice of any change in its name, identity or organizational structure and, in the event of any such change, shall take all actions necessary to preserve the Agent's rights in the Collateral, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Collateral and (B) keep its chief place of business and chief executive office at the location(s) specified therefor in Schedule III hereof or at such other locations of which it has given the Agent thirty (30) days' prior written notice; PROVIDED, HOWEVER, in the event of any such change, shall take all actions necessary to preserve the Agent's rights in the Collateral, including, without limitation, the existence, perfection and priority of the security interest created hereby in such Collateral.

          (c) TRANSFERS AND OTHER LIENS.

               (i) Each Grantor will not sell, assign (by operation of law or otherwise), lease, exchange or otherwise transfer or dispose of any of the Collateral.

               (ii) Each Grantor will not create or suffer to exist any Lien upon or with respect to any Collateral except for Liens created hereby.

          SECTION 6. ADDITIONAL PROVISIONS CONCERNING THE COLLATERAL.

          (a) Each Grantor hereby authorizes the Agent to file, without its signature where permitted by law, one or more financing or continuation statements, and amendments thereto, relating to the Collateral.

          (b) Each Grantor hereby irrevocably appoints the Agent its attorney-in-fact and proxy, with full authority in its place and stead and in its name or otherwise, from time to time in the Agent's discretion, to take any action and to execute any instrument which the Agent may deem reasonably necessary or reasonably advisable to accomplish the purposes of this Agreement, including, without limitation, (i) upon the occurrence and during the continuance of an Event of Default, to ask, demand, collect, sue for, recover, compound, receive and give acquittance and receipts for moneys due and to become due under or in respect of any Collateral, (ii) upon the occurrence and during the continuance of an Event of Default, to receive, endorse, and collect any drafts or other instruments, documents and chattel paper in connection with clause (i) above, and (iii) upon the occurrence of an Event of Default, to file any claims or take any action or institute any proceedings which the Agent may deem reasonably necessary or reasonably desirable for the collection of any Collateral or otherwise to enforce the rights of the Agent with respect to any Collateral.

          (c) If any Grantor fails to perform any agreement contained herein, the Agent may itself perform, or cause performance of, such agreement or obligation, in the name of the Grantor or the Agent, and the expenses of the Agent incurred in connection therewith shall be payable by the Grantor pursuant to Section 8 hereof.

          (d) The powers conferred on the Agent hereunder are solely to protect its interest in the Collateral and shall not impose any duty upon it to exercise any such powers. Except for the safe custody of any Collateral in its possession and the accounting for moneys actually received by it hereunder, the Agent shall have no duty as to any Collateral or as to the taking of any necessary steps to preserve rights against prior parties or any other rights pertaining to any Collateral.

          SECTION 7. REMEDIES UPON EVENT OF DEFAULT. If any Event of Default shall have occurred and be continuing:

          (a) The Agent may exercise in respect of the Collateral, in addition to other rights and remedies provided for herein or otherwise available to it, all of the rights and remedies of a secured party upon default under the Code (whether or not the Code applies to the affected Collateral), and also may (i) require the Grantor to, and the Grantor hereby agrees that it will at its expense and upon request of the Agent forthwith, assemble all or part of the Collateral as directed by the Agent and make it available to the Agent at a place or places to be designated by the Agent which is reasonably convenient to both parties, and (ii) without notice except as specified below, sell the Collateral or any part thereof in one or more parcels at public or private sale, at any of the Agent's offices or elsewhere, for cash, on credit or for future delivery, and at such price or prices and upon such other terms as the Agent may deem commercially reasonable. Each Grantor agrees that, to the extent notice of sale shall be required by law, at least ten (10) days' notice to it of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Agent shall not be obligated to make any sale of Collateral regardless of notice of sale having been given. The Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed therefor, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Each Grantor hereby waives any claims against the Agent and the Holders arising by reason of the fact that the price at which the Collateral may have been sold at a private sale was less than the price which might have been obtained at a public sale or was less than the aggregate amount of the Obligations, even if the Agent accepts the first offer received and does not offer the Collateral to more than one offeree and waives all rights which it may have to require that all or any part of the Collateral be marshalled upon any sale (public or private) thereof.

          (b) All Proceeds received by the Agent in respect of any sale or collection from, or other realization upon, all or any part the Collateral, shall be promptly applied by the Agent against all or any part of the Obligations as follows:

               (i) first, to the payment of the reasonable costs and expenses of such sale, collection or other realization, including the reasonable out-of-pocket costs and expenses of the Agent and the reasonable fees, costs, expenses and other client charges of counsel employed in connection therewith, to the payment of all advances made by the Agent for the account of the Grantor hereunder and to the payment of all costs and expenses incurred by the Agent in connection with the administration and enforcement of this Agreement;

               (ii) second, at the option of the Agent, to the payment or other satisfaction of any Liens and other encumbrances upon any of the Collateral;

               (iii) third, to the payment of all other Obligations then due and payable under the Indenture, the Subsidiary Guarantee and the Senior Notes;

               (iv) fourth, to the payment of any other amounts required by applicable law; and

               (v) fifth, to the respective Grantor or to whomsoever shall be lawfully entitled to receive the same or as a court of competent jurisdiction shall direct.

          (c) In the event that the Proceeds of any such sale, collection or realization are insufficient to pay all amounts to which the Agent is legally entitled, the Grantors, jointly and severally, shall be liable for the deficiency, together with interest thereon at the rate specified in the Senior Notes for interest on overdue principal thereof or such other rate as shall be fixed by applicable law, together with the costs of collection and the reasonable fees, costs, expenses and other client charges of any attorneys employed by the Agent to collect such deficiency.

          SECTION 8. INDEMNITY AND EXPENSES.

          (a) Each Grantor, jointly and severally, agrees to indemnify and hold the Agent harmless from and against any and all claims, damages, losses, liabilities, obligations, penalties, costs or expenses (including, without limitation, legal fees, costs, expenses and other client charges) to the extent that they arise out of or otherwise result from this Agreement (including, without limitation, enforcement of this Agreement), except claims, losses or liabilities resulting solely and directly from the Agent's gross negligence or willful misconduct.

          (b) The Grantors, jointly and severally, will promptly pay to the Agent and each Holder (i) the amount of any and all reasonable costs and expenses, including the reasonable fees, costs, expenses and other client charges of counsel for the Agent and each Holder and of any experts and agents (including, without limitation, any Person which may act as agent of the Agent or any Holder), which the Agent or any Holder may incur in connection with (A) the preparation, negotiation, execution, delivery, recordation, administration, amendment, waiver or other modification or termination of this Agreement, or (B) the custody, preservation, use or operation of, the Collateral, and (ii) the amount of any and all costs and expenses, including the fees, costs, expenses and other client charges of counsel for the Agent and each Holder and of any experts and agents (including, without limitation, any Person which may act as agent of the Agent or any Holder), which the Agent or any Holder may incur in connection with (A) the sale of, collection from, or other realization upon, any Collateral, (B) the exercise or enforcement of any of the rights of the Agent and each Holder hereunder, or (C) the failure by a Grantor to perform or observe any of the provisions hereof. In connection with any demand for payment under this Section 8(b), the Agent shall deliver to the Grantor a certificate setting forth in reasonable detail any amount or amounts that the Agent or any Holder is entitled to receive pursuant to this Section 8(b) and shall be conclusive and binding absent manifest error.

          SECTION 9. NOTICES, ETC. Any notices hereunder shall be given and shall be effective in the manner set forth in the Indenture.

          SECTION 10. MISCELLANEOUS.

          (a) No amendment of any provision of this Agreement shall be effective unless it is in writing and signed by the Grantors, the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and no waiver of any provision of this Agreement, and no consent to any departure by the Grantor therefrom, shall be effective unless it is in writing and signed by the Agent and the holders of more than 50% of the outstanding principal amount of the Senior Notes, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

          (b) No failure on the part of the Agent to exercise, and no delay in exercising, any right hereunder or under the Indenture or any Collateral Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies of the Agent provided herein and in the Indenture or any Collateral Agreement are cumulative and are in addition to, and not exclusive of, any rights or remedies provided by law. The rights of the Agent under the Indenture or any Collateral Agreement against any party thereto are not conditional or contingent on any attempt by the Agent to exercise any of its rights under the Indenture or any Collateral Agreement against such party or against any other Person.

          (c) Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or thereof or affecting the validity or enforceability of such provision in any other jurisdiction.

          (d) This Agreement shall create a continuing security interest in the Collateral and shall (i) remain in full force and effect until the payment in full or release of the Obligations and (ii) be binding on each Grantor and each of its successors and assigns and shall inure, together with all rights and remedies of the Agent hereunder, to the benefit of the Agent and its respective permitted successors, transferees and assigns. Without limiting the generality of clause (ii) of the immediately preceding sentence and subject to Sections
7.08 and 7.09 of the Indenture, the Agent may assign or otherwise transfer its rights under this Agreement to any other Person who is the Trustee or successor Trustee under the Indenture and such other Person shall thereupon become vested with all of the benefits in respect thereof granted to the Agent herein or otherwise. None of the rights or obligations of the Grantor hereunder may be assigned or otherwise transferred without the prior written consent of the Agent and the Holders of more than 50% of the outstanding amount of the Senior Notes, and any such assignment or transfer without such consents shall be null and void.

          (e) Upon the satisfaction in full of the Obligations, (i) this Agreement and the security interests created hereby shall terminate and all rights to the Collateral shall revert to the respective Grantors, and (ii) the Agent will, upon the respective Grantor's request and at the Grantor's expense,
(A) return to the Grantor such of the Collateral as shall not have been sold or otherwise disposed of or applied pursuant to the terms hereof, and (B) execute and deliver to the Grantor such documents as the Grantor shall reasonably request to evidence such termination, all without any representation, warranty or recourse whatsoever.

          (f) This Agreement shall be governed by and construed in accordance with the law of the State of New York, except as required by mandatory provisions of law and except to the extent that the validity and perfection or the perfection and the effect of perfection or non-perfection of the security interest created hereby, or remedies hereunder, in respect of any particular Collateral are governed by the law of a jurisdiction other than the State of New York.

          (g) The Grantor hereby expressly and irrevocably submits to the jurisdiction of the courts of the State of New York located in the borough of Manhattan and of the United States District Court for the Southern District of New York for the purpose of any litigation arising out of, under or in connection with, this Agreement, or any course of conduct, course of dealing, statement (whether verbal or written) or action of it or of the Agent, and the Grantor irrevocably agrees to be bound by any judgment rendered thereby in connection with such litigation; PROVIDED, HOWEVER, any suit seeking enforcement against any Collateral may be brought, at the Agent's option, in the courts of any jurisdiction where such Collateral or other property may be found. To the extent that the Grantor has or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) with respect to itself or its property, the Grantor hereby irrevocably waives such immunity in respect of its obligations under this Agreement and any other Collateral Agreement.

          (h) The Grantor hereby expressly and irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any such litigation brought in any such court referred to above and any claim that any such litigation has been brought in an inconvenient forum.

          (i) The Grantor further irrevocably consents to the service of process
(i) by registered or certified mail, postage prepaid, to its address for notices contained in the Indenture, such service to become effective five (5) days after such mailing, or (ii) by personal service within or without the State of New York. Nothing contained herein shall affect the right of the Agent to serve process in any other manner permitted by law.

          (j) BY ITS EXECUTION AND DELIVERY OF THIS AGREEMENT THE GRANTOR AND THE AGENT KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE ANY RIGHTS EACH MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH, THIS AGREEMENT OR ANY OTHER COLLATERAL AGREEMENT, ANY OF THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF IT OR THE AGENT IN CONNECTION HEREWITH OR THEREWITH. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE AGENT AND THE GRANTOR TO ENTER INTO THIS AGREEMENT.

          (k) This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts each of which, when so executed, shall be deemed an original, but all such counterparts shall constitute but one and the same instrument.

          IN WITNESS WHEREOF, each of the signatories hereto have caused this Agreement to be executed and delivered by its officer thereunto duly authorized as of the date first above written.


                                         GRANTORS

                                         DELTA FINANCIAL CORPORATION


                                         By:
                                            ------------------------
                                            Name:
                                            Title:

                                         [LIST ALL RESTRICTED SUBS OTHER THAN
                                           THE RESIDUAL COLLATERAL TRUSTS]


ACCEPTED AND AGREED:

U.S. BANK TRUST NATIONAL ASSOCIATION,
as Agent


By:
   --------------------------------
   Name:
   Title:

                                   SCHEDULE I

                               Pooling Agreements

                                   SCHEDULE II



                              Financing Statements

                                  SCHEDULE III

               Chief Place of Business and Chief Executive Offices

                                                          Exhibit G to Indenture


                            ADMINISTRATION AGREEMENT

          THIS ADMINISTRATION AGREEMENT, dated as of __________, 2000 (this "Agreement"), by and among DELTA FUNDING RESIDUAL HOLDINGS TRUST 2000-1, a Delaware business trust (the "Trust"), DELTA FUNDING CORPORATION, a New York corporation ("Delta Funding"), as administrator of the Trust under this Agreement (in such capacity, an "Administrator") and U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association incorporated under the laws of the United States, ("U.S. Bank") (the "Bank"), as administrator of the Trust under this Agreement (in such capacity, an "Administrator" and together with Delta Funding, the "Administrators").

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, the Trust is a business trust under the Delaware Business Trust Act (12 Del.C. ss. 3801 ET SEQ.) created pursuant to a Deposit Trust Agreement, dated as of ______, 2000 (the "Trust Agreement"), between DF Special Holdings Corporation, a Delaware corporation, as depositor (in such capacity, the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee");

          WHEREAS, the Owner Trust Certificates are being issued pursuant to the Trust Agreement and will represent the ownership of the beneficial interests in the Trust;

          WHEREAS, the Trust desires to have each Administrator perform certain duties of the Trust and the Owner Trustee under the Trust Agreement; and

          WHEREAS, each Administrator has the capacity to provide the services required hereby and is willing to perform such services for the Trust and the Owner Trustee on the terms set forth herein.

          NOW, THEREFORE, in consideration of the mutual covenants contained herein, and other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

          Section 1. DEFINITIONS. Capitalized terms used but not otherwise defined herein shall have the respective meanings assigned thereto in the Trust Agreement as in effect on the date hereof.

          Section 2. DUTIES OF THE ADMINISTRATORS.

               (a) DUTIES WITH RESPECT TO THE TRUST AGREEMENT.

                    (i) The Administrator shall perform such calculations and shall prepare for execution by the Trust, the Owner Trustee or the Certificateholders or shall cause the preparation by other appropriate Persons of all such documents, reports, filings, instruments, certificates and opinions as it shall be the duty of the Trust or the Owner Trustee to prepare, file or deliver pursuant to the Trust Agreement, including, without limitation, pursuant to the following sections of the Trust Agreement: Sections 4.2 (with respect to the final payment on the Owner Trust Certificates), 4.3 (with respect to statements to Certificateholders), and 12.1 (with respect to transfers of Owner Trust Certificates). In accordance with the directions of the Trust or the Owner Trustee, the Administrator shall administer, perform or supervise the performance of such other activities in connection with the Trust Agreement as are not covered by any of the foregoing provisions and as are expressly requested by the Trust or the Owner Trustee in writing and are reasonably within the capability of the Administrator. In addition, the Owner Trustee on behalf of the Trust retains the right to give instructions and directions to the Administrators with respect to all of the foregoing provisions and the Administrators shall follow any such directions or instructions of the Owner Trustee. The Owner Trustee agrees to provide promptly to the Administrator any information in its possession requested by the Administrator or necessary for the Administrator to perform its duties hereunder.

                    (ii) The Administrator shall be responsible for promptly notifying the Owner Trustee in the event that any withholding tax is imposed on the Trust's payments (or allocations of income) to a Certificateholder. Any such notice shall be in writing and specify the amount of any withholding tax required to be withheld by the Owner Trustee pursuant to such provision.

                    (iii) So long as Delta Funding is an Administrator, Delta Funding shall perform the obligations in this subsection (a), provided however that the Owner Trustee only, and not Delta Funding, shall at all times have custody of all Trust Account Property and of the Trust Estate, and that Delta Funding shall not administer any of the Trust Accounts or any payments or transfers out of the Trust Accounts or the Trust Estate.

               (b) PERFORMANCE OF DUTIES.

                    (i) In carrying out its duties hereunder each Administrator may enter into transactions or otherwise deal with any of its Affiliates; PROVIDED, HOWEVER, that the terms of any such transactions or dealings shall be in accordance with any written directions received from the Owner Trustee and shall be, in the applicable Administrator's opinion, no less favorable to the Trust than would be available from unaffiliated parties.

                    (ii) In carrying out any of its obligations under this Agreement, each Administrator may act either directly or through agents, attorneys, accountants, independent contractors and auditors and enter into agreements with any of them. Neither Administrator shall be responsible for the actions of any such Persons appointed with due care.

               (c) NON-MINISTERIAL MATTERS.

                    (i) Notwithstanding anything to the contrary herein, with respect to matters that in the reasonable judgment of the applicable Administrator are non-ministerial, such Administrator shall not be under any obligation to take any action, and in any event shall not take any action.

                    (ii) Notwithstanding anything to the contrary in this Agreement, neither Administrator shall be obligated to, and shall not, take any action that the Owner Trustee directs in writing that such Administrator not to take on its behalf or on behalf of the Trust.

               (d) ADDITIONAL INFORMATION TO BE FURNISHED TO THE OWNER TRUSTEE. Each Administrator shall furnish to the Owner Trustee from time to time such additional information in such Administrator's possession regarding the Trust or the Trust Agreement as the Owner Trustee shall reasonably request.

          Section 3. RECORDS. Each Administrator shall maintain appropriate books of account and records relating to the Trust and the services performed hereunder, which books of account and records shall be accessible for inspection by the Trust and the Depositor at any time during normal business hours.

          Section 4. COMPENSATION. [TBD]

          Section 5. INDEPENDENCE OF THE ADMINISTRATORS. For all purposes of this Agreement, each Administrator shall be an independent contractor and shall not be subject to the supervision of the Trust or the Owner Trustee with respect to the manner in which it accomplishes the performance of its obligations hereunder. Unless expressly set forth herein or otherwise authorized by the Trust, neither Administrator shall have any authority to act for or represent the Trust or the Owner Trustee in any way and shall not otherwise be deemed an agent of the Trust or the Owner Trustee.

          Section 6. NO JOINT VENTURE. Nothing contained in this Agreement (i) shall constitute either Administrator and the Trust, the Owner Trustee or the Depositor as members of any partnership, joint venture, association, syndicate, unincorporated business or other separate entity, (ii) shall be construed to impose any liability as such on any of them or (iii) shall be deemed to confer on any of them any express, implied or apparent authority to incur any obligation or liability on behalf of the others.

          Section 7. OTHER ACTIVITIES OF THE ADMINISTRATORS. Nothing herein shall prevent either Administrator or its Affiliates from engaging in other businesses or, in its sole discretion, from acting in a similar capacity as an administrator for any other Person even though such Person may engage in business activities similar to those of the Trust or the Owner Trustee.

          Section 8. TERM OF AGREEMENT; RESIGNATION AND REMOVAL OF
ADMINISTRATORS.

               (a) This Agreement shall continue in force until the termination of the Trust, upon which event this Agreement shall automatically terminate.

               (b) U.S. Bank shall not be permitted to resign from the obligations and duties hereby imposed on it, except either:

                    (i) upon the determination that such obligations and duties hereunder are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it; or

                    (ii) at any time it ceases for any reason whatsoever to perform its obligations as Trustee under the Indenture, in which case U.S. Bank must resign as Administrator hereunder.

         Any determination permitting the resignation of U.S. Bank under clause
(i) above shall be evidenced by an opinion of counsel to such effect delivered to the Trust; PROVIDED, HOWEVER, that U.S. Bank may resign from its obligations as an Administrator hereunder at any time that it determines in its sole discretion that events have occurred which create a conflict between its duties hereunder and its duties as Trustee under the Indenture, any such determination to be evidenced by an officers' certificate of U.S. Bank to such effect.

               (c) Delta Funding shall not resign from the obligations and duties hereby imposed on it except upon the determination that its duties hereunder are no longer permissible under applicable law. Any such determination pursuant to the preceding sentence permitting the resignation of Delta Funding shall be evidenced by an opinion of counsel to such effect obtained at the expense of Delta Funding and delivered to the Trust and the Collateral Agent.

               (d) Subject to Section 8(f) of this Agreement, the Trust may remove either Administrator without cause by providing such Administrator with at least 30 days' prior written notice.

               (e) Subject to Section 8(f) of this Agreement, at the sole option of the Trust, either Administrator may be removed immediately upon written notice of termination from the Trust to such Administrator if any of the following events shall occur:

                    (i) the Administrator shall default in the performance of any of its duties under this Agreement and, after notice of such default, shall not cure such default within ten days (or, if such default cannot be cured in such time, shall not give within ten days such assurance of cure as shall be reasonably satisfactory to the Trust);

                    (ii) a court having jurisdiction in the premises shall (x) enter a decree or order for relief, and such decree or order shall not have been vacated within 60 days, in respect of the Administrator in any involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect or (y) appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator or similar official for the Administrator or any substantial part of its property or (z) order the winding-up or liquidation of the Administrator's affairs; or

                    (iii) the Administrator shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, shall consent to the entry of an order for relief in an involuntary case under any such law, or shall consent to the appointment of a receiver, liquidator, assignee, trustee, custodian, sequestrator or similar official for the Administrator or any substantial part of its property, shall consent to the taking of possession by any such official of any substantial part of its property, shall make any general assignment for the benefit of creditors or shall fail generally to pay its debts as they become due.

               Each Administrator agrees that if any of the events specified in clauses (ii) or (iii) of this Section shall occur, it shall give written notice thereof to the Trust, the Owner Trustee, and the other Administrator within one day after the happening of such event.

               (f) No resignation or removal of U.S. Bank pursuant to this Section shall be effective until (i) a successor Administrator shall have been appointed by Delta Funding (with the consent of the Owner Trustee which consent shall not be unreasonably withheld and, so long as the Notes are outstanding, the consent of the Collateral Agent) and (ii) such successor Administrator shall have agreed in writing to be bound by the terms of this Agreement in the same manner as the Administrator is bound hereunder.

          No resignation or removal of Delta Funding pursuant to this Section shall be effective until U.S. Bank (or any successor to U.S. Bank as an Administrator hereunder) has assumed Delta Funding's duties as a successor Administrator pursuant to the terms of this Agreement as set forth below. In furtherance of the foregoing, on and after the time Delta Funding resigns or receives notice of removal under this Agreement, U.S. Bank (or any successor to U.S. Bank as an Administrator hereunder) shall be the successor in all respects to Delta Funding in its capacity as an Administrator under this Agreement and shall be subject to all the responsibilities and duties relating thereto and arising thereafter by the terms and provisions hereof.

          Section 9. ACTION UPON TERMINATION, RESIGNATION OR REMOVAL. Promptly upon the effective date of termination of this Agreement pursuant to Section 8(a) of this Agreement or the resignation or removal of either Administrator pursuant to Section 8(b), 8(c), 8(d) or 8(e) of this Agreement, respectively, the Administrators, in the case of termination of this Agreement pursuant to
Section 8(a), or the related Administrator, in the case of resignation or removal of such Administrator pursuant to Section 8(b), 8(c), 8(d) or 8(e) shall be entitled to be paid all reimbursable expenses accruing to it to the date of such termination, resignation or removal. Each Administrator shall forthwith upon such termination pursuant to Section 8(a) of this Agreement deliver to the Trust all property and documents of or relating to the Owner Trust Certificates or the Trust Estate then in the custody of the Administrator. In the event of the resignation or removal of either Administrator pursuant to Section 8(b), 8(c), 8(d) or 8(e) of this Agreement, such Administrator shall cooperate with the Trust and take all reasonable steps requested to assist the Trust in making an orderly transfer of the duties of such Administrator.

          Section 10. NOTICES. Any notice, report or other communication given hereunder shall be in writing and addressed as follows: (a) in the case of the Trust or the Owner Trustee, Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention: Corporate Trust Administration, (b) in the case of Delta Funding, 1000 Woodbury Road, Woodbury, New York 11797 Attention: Marc Miller, General Counsel; and (c) in the case of U.S. Bank 100 Wall Street, 16th Floor, New York, NY 10005, Attention:
____________________; or as to each such Person such other address as any such party shall have provided to the other parties in writing. Any notice required to be in writing hereunder shall be deemed given if such notice is mailed by certified mail, postage prepaid, or hand-delivered to the address of such party as provided above.

          Section 11. AMENDMENTS.

          This Agreement may be amended from time to time by the parties hereto.

          Section 12. SUCCESSORS AND ASSIGNS. This Agreement may not be assigned by either Administrator unless such assignment is previously consented to in writing by the Trust and, so long as the Notes are outstanding, the consent of the Collateral Agent. An assignment with such consent, if accepted by the assignee, shall bind the assignee hereunder in the same manner as the applicable Administrator is bound hereunder. Notwithstanding the foregoing, this Agreement may be assigned by either Administrator without the consent of the Trust or the Owner Trustee to a corporation or other organization that is a successor (by merger, consolidation or purchase of assets) to the business of the Administrator; PROVIDED, HOWEVER, that such successor organization executes and delivers to the Trust and the Owner Trustee an agreement in which such corporation or other organization agrees to be bound hereunder by the terms of said assignment in the same manner as such Administrator is bound hereunder. Subject to the foregoing, this Agreement shall bind any successors or assigns of such parties hereto.

          Section 13. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          Section 14. HEADINGS. The section headings hereof have been inserted for convenience of reference only and shall not be construed to affect the meaning, construction or effect of this Agreement.

          Section 15. COUNTERPARTS. This Agreement may be executed in counterparts, each of which when so executed shall together constitute but one and the same agreement.

          Section 16. SEVERABILITY. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          Section 17. LIMITATION OF LIABILITY.

          Notwithstanding anything contained herein to the contrary, this instrument has been executed by Wilmington Trust Company not in its individual capacity but solely in its capacity as Owner Trustee of the Trust and in no event shall Wilmington Trust Company in its individual capacity have any liability for the representations, warranties, covenants, agreements or other obligations of the Trust hereunder, as to all of which recourse shall be had solely to the assets of the Trust.

          IN WITNESS WHEREOF, the parties have caused this Agreement to be duly executed and delivered as of the day and year first above written.

                                       DELTA FUNDING RESIDUAL HOLDINGS
                                       TRUST 2000-1,


                                       By:    WILMINGTON TRUST COMPANY,
                                                not in its individual capacity
                                                but solely as Owner Trustee


                                       By: ____________________________________
                                           Name:
                                           Title:


                                       U.S. BANK TRUST NATIONAL ASSOCIATION,
                                         as Administrator



                                       By: ____________________________________
                                           Name:
                                           Title:


                                       DELTA FUNDING CORPORATION,
                                         as Administrator



                                       By: ____________________________________
                                           Name:
                                           Title:

                                                          Exhibit H to Indenture
===============================================================================

                             DEPOSIT TRUST AGREEMENT



                            dated as of ______, 2000


                                     between


                         DF SPECIAL HOLDINGS CORPORATION
                                  as Depositor,



                                       and



                            WILMINGTON TRUST COMPANY,
                                as Owner Trustee




                   DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1

===============================================================================

                                TABLE OF CONTENTS

                                                                           PAGE
                                                                           ----


                                    ARTICLE I


                                   DEFINITIONS


                                   ARTICLE II


   AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS; DECLARATION OF BUSINESS
                               TRUST BY THE BANK

   SECTION 2.1  Declaration of Business Trust by the Bank....................11
   SECTION 2.2  Transfer of Trust Estate to Owner Trustee....................11
   SECTION 2.3  Authority to Execute and Perform Various Documents...........13
   SECTION 2.4  Execution and Delivery of Owner Trust Certificates...........13
   SECTION 2.5  Activities of the Trust......................................14

                                   ARTICLE III

                         ESTABLISHMENT OF TRUST ACCOUNTS

   SECTION 3.1  Establishment of Certificate Account.........................16
   SECTION 3.2  Permitted Withdrawals From the Trust Accounts................16
   SECTION 3.3  Transfer to and from the Cash Collateral Account.............17
   SECTION 3.4  Investment of Cash Collateral Account........................17

                                   ARTICLE IV

      RECEIPT, DISTRIBUTION AND APPLICATION OF INCOME FROM THE TRUST ESTATE

   SECTION 4.1  Released Certificates........................................18
   SECTION 4.2  Payments.....................................................18
   SECTION 4.3  Statements to Certificateholders.............................20
   SECTION 4.4  Access to Certain Documentation and Information..............20
   SECTION 4.5  Compliance with Withholding Requirements.....................20

                                    ARTICLE V

                           DUTIES OF THE OWNER TRUSTEE

   SECTION 5.1  Notice of Certain Events; Action by the Owner Trustee....... 21
   SECTION 5.2  Distribution of Reports.................................... .21
   SECTION 5.3  Action Required Only if Owner Trustee is Indemnified.........21
   SECTION 5.4  No Duties Except as Specified in Agreement or Instructions...22

                                   ARTICLE VI

                                THE OWNER TRUSTEE

   SECTION 6.1  Acceptance of Trust and Duties..... .........................22
   SECTION 6.2  Limited Representations or Warranties of the Owner Trustee...23
   SECTION 6.3  Certain Duties and Responsibilities..........................24
   SECTION 6.4  Reliance; Advice of Counsel..................................25
   SECTION 6.5  Books and Records; Tax Election..............................25

                                   ARTICLE VII

      COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION OF THE OWNER TRUSTEE

   SECTION 7.1  Compensation of the Owner Trustee............................26
   SECTION 7.2  Reimbursement and Indemnification of the Owner Trustee.......26
   SECTION 7.3  Not Obligations of the Trust.................................27

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

   SECTION 8.1  Termination..................................................27
   SECTION 8.2  Further Assurances by the Owner Trustee upon Termination.....27
   SECTION 8.3  Insolvency of a Certificateholder............................28

                                   ARTICLE IX

     SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES AND SEPARATE OWNER TRUSTEES

   SECTION 9.1  Resignation of the Owner Trustee; Appointment of Successor...28
   SECTION 9.2  Co-Trustees and Separate Trustees............................29

                                    ARTICLE X

                           SUPPLEMENTS AND AMENDMENTS

   SECTION 10.1 Supplements and Amendments...................................30
   SECTION 10.2 Additional Amendment Provisions..............................30

                                   ARTICLE XI

           REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE DEPOSITOR

   SECTION 11.1  Representations and Warranties of the Depositor.............31
   SECTION 11.2  Accrued Interest, Etc...................................... 32
   SECTION 11.3  Additional Covenants of the Depositor.......................32

                                   ARTICLE XII

                      TRANSFER OF OWNER TRUST CERTIFICATES

   SECTION 12.1  Registration of Transfer and Exchange of Owner Trust
                 Certificates................................................33
   SECTION 12.2  Mutilated, Destroyed, Lost or Stolen Owner Trust
                 Certificates................................................35
   SECTION 12.3  Persons Deemed Owners.......................................35
   SECTION 12.4  Access to Names and Addresses...............................36
   SECTION 12.5  Actions of Certificateholders and Others....................36

                                  ARTICLE XIII

                                  MISCELLANEOUS

   SECTION 13.1  No Legal Title to Trust Estate in the Certificateholders....37
   SECTION 13.2  Reserved....................................................37
   SECTION 13.3  Action by the Owner Trustee is Binding......................37
   SECTION 13.4  Limitation on Rights of Others..............................37
   SECTION 13.5  Notices.....................................................37
   SECTION 13.6  Severability................................................37
   SECTION 13.7  Limitation on the Depositor's and the Certificateholder's
                 Respective Liability........................................38
   SECTION 13.8  Separate Counterparts.......................................38
   SECTION 13.9  Successors and Assigns......................................38
   SECTION 13.10 Headings....................................................38
   SECTION 13.11 Governing Law...............................................38
   SECTION 13.12 Administration of Trust.....................................38
   SECTION 13.13 Performance by the Depositor or the Administrators..........39
   SECTION 13.14 No Implied Waiver............................................9
   SECTION 13.16 References...................................................9
   SECTION 13.17 Tax Matters..................................................9

   Schedule I     -       Schedule of Underlying Certificates

   Exhibit A      -       Form of Owner Trust Certificate

   Exhibit B-1    -       Form of Transferor Certificate

   Exhibit B-2    -       Form of Transferee Certificate

   Exhibit C      -       Form of Certificate of Trust

   Exhibit D      -       Compliance Certification

   Exhibit E      -       Release Certification

                             DEPOSIT TRUST AGREEMENT

          THIS DEPOSIT TRUST AGREEMENT, dated as of _______, 2000 (the "Agreement"), by and between DF SPECIAL HOLDINGS CORPORATION, a Delaware corporation, as depositor (in such capacity, the "Depositor") and WILMINGTON TRUST COMPANY, a Delaware banking corporation, as owner trustee (the "Owner Trustee").

                              W I T N E S S E T H:
                               - - - - - - - - - -

          WHEREAS, the Depositor desires to form the trust to be created hereby (the "Trust") for the purpose of (i) accepting from or on behalf of the Depositor from time to time the Underlying Certificates (as defined herein), and holding for the benefit of the holders of the Owner Trust Certificates (the "Holders" or "Certificateholders") the Trust Estate (as defined herein), (ii) issuing certificates evidencing the entire beneficial ownership interest in the Trust (such certificates, the "Owner Trust Certificates"), (iii) releasing from time to time certain of the Underlying Certificates or other assets in the Trust Estate and (iv) engaging in certain activities incidental to the foregoing; and

          WHEREAS, Wilmington Trust Company, a Delaware banking corporation, is willing to act as owner trustee hereunder (in its individual capacity, the "Bank", and solely in its capacity as owner trustee hereunder, with its successors in interest in such capacity and its permitted assigns, the "Owner Trustee") and to accept the Trust created hereby.

          NOW THEREFORE, in consideration of the premises and of the mutual agreements herein contained and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                    ARTICLE I

                                   DEFINITIONS

          All capitalized terms used herein and not otherwise defined, unless the context otherwise requires, shall have the meanings set forth below.

          "Administration Agreement" shall mean the administration agreement, dated as of ______, 2000, between the Trust and the Administrators, pursuant to which the Administrators shall perform various obligations of the Trust and the Owner Trustee under this Agreement.

          "Administrators" shall mean the Persons acting as an "Administrator" from time to time under the Administration Agreement, which initially shall be Delta Funding and The Bank of New York.

          "Affiliate" shall mean, with respect to any specified Person, any other Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such specified Person. For the purposes of this definition, "control" when used with respect to any specified Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities or other beneficial interest, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the meaning of "control".

          "Agent" shall mean any agent or attorney of the Owner Trustee or the Trust appointed to execute one or more of the trust or powers hereunder, and shall include the Administrators.

          "Agreement" shall mean this Deposit Trust Agreement, as the same may be amended or supplemented from time to time.

          "Applicant" shall have the meaning specified in Section 12.4(a) of this Agreement. "Back-Up Servicing Agreement" shall mean the agreement to be entered into, pursuant to the Indenture, between the Company and a nationally recognized back-up servicer, as such agreement may be amended, modified or supplemented from time to time.

          "Bank" shall have the meaning assigned to that term in the preamble above.

          "Business Day" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in New York, New York or Wilmington, Delaware are authorized or obligated by law or executive order to be closed.

          "Business Trust Statute" shall mean Chapter 38 of Title 12 of the Delaware Code, 12 Del. C.ss.3801 ET SEQ. as the same may be amended or supplemented from time to time

          "Cash Collateral Account" shall mean the Eligible Account established pursuant to Section 3.1(b) of this Agreement.

          "Cash Escrow Account" shall mean the cash escrow account established by an escrow agreement of even date with the Indenture into which Delta Financial Corporation shall deposit funds to pay accrued interest on the Notes pursuant to Section 4.24 of the Indenture.

          "Certificate Account" shall mean the segregated trust account established in the name of the Owner Trustee pursuant to Section 3.1(a) of this Agreement.

          "Certificateholder" or "Holder" shall mean, with respect to any Owner Trust Certificate, the Person in whose name such Owner Trust Certificate is registered on the Certificate Register. Initially, the Depositor shall be the sole Holder of all the Owner Trust Certificates.

          "Certificateholder Funds" shall mean, with respect to any Payment Date, an amount equal to all amounts on deposit in the Certificate Account as of the commencement of business on such Payment Date, net of (i) any amounts payable or reimbursable to the Owner Trustee from the Certificate Account pursuant to Section 7.2 hereunder and (ii) any amounts deposited in the Certificate Account in error.

          "Certificate of Trust" shall mean the Certificate of Trust in the form of Exhibit C to be filed for the Trust pursuant to Section 3810(a) of the Business Trust Statute.

          "Certificate Register" and "Certificate Registrar" shall mean the register of Owner Trust Certificates maintained, and the registrar appointed, respectively, pursuant to Section 12.1.

          "Certificate Schedule" shall mean the schedule of Underlying Certificates which shall include the following information with respect to each Underlying Certificate:

          1.   the series, class and percentage interest;

          2.   the identity of the related Underlying Agreement; and

          3. the Value as of the Closing Date or the related Transfer Date, as applicable.

          "Closing Date" shall mean [ ___, 2000].

          "Collateral Agent" shall mean the Person acting in the role of agent under the Pledge Agreement which, as of the date hereof is U.S. Bank Trust National Association.

          "Collateral Agreements" means, collectively the Pledge Agreements, the Security Agreements, the Escrow Agreement and any other document or instrument executed or delivered in connection with any of the foregoing, in each case, as the same may be in force from time to time.

          "Collateral Test" shall mean (i) the aggregate Value of the Underlying Certificates and the amount of the Trust Account Property held in the Trust and in Delta Funding Residual Holding Trust 2000-2 at least equals the applicable amount:


TIME PERIOD                                                               MINIMUM APPLICABLE AMOUNT
-----------                                                               --------------------------

From the Issue Date of the Notes to September 29, 2001                    $165,000,000

From September 30, 2001 to September 29, 2002                             $170,000,000

From September 30, 2002 to September 29, 2003                             $175,000,000

From and after September 30, 2003 until the Notes are paid in full.       $200,000,000

and (ii) the aggregate Value of Senior Residuals constituting a portion of the trust estates of the Collateral Trusts shall not be less than the Minimum Senior Residual Amount.

          For the purposes of the Collateral Test, residual receivables arising from net interest margin securities transactions ("NIMS") shall be deemed to be Senior Residuals when the outstanding principal amount of all other securities issued in such NIMS is equal to or less than 20% of the aggregate original principal amount of such securities when originally issued.

          "Collateral Trusts" shall mean the Trust and Delta Funding Residual Holding Trust 2002, a Delaware business trust formed pursuant to the Deposit Trust Agreement, dated as of _________________, 2000, between Delta Funding, as depositor, and Wilmington Trust Company, as owner trustee.

          "Code" shall mean the Internal Revenue Code of 1986, as amended.

          "Compliance Certificate" shall mean a certificate by the Depositor as to compliance with the Collateral Test in the form of Exhibit D attached hereto.

          "Corporate Trust Office" shall mean the principal corporate trust office of the Owner Trustee at which, at any particular time, its corporate trust business with respect to this Agreement is administered, which office at the date hereof is located at the address of the Owner Trustee set forth in
Section 13.5.

          "Default" shall have the meaning specified in Section 4.2(d)

          "Delta Funding" shall mean Delta Funding Corporation, a New York corporation, and its successors in interest.

          "Depositor" shall mean DF Special Holdings Corporation, a Delaware corporation, and its successors in interest.

          "Eligible Account" shall mean a segregated account that is (i) maintained with a depository institution whose debt obligations at the time of any deposit therein have the highest short-term debt rating by a Rating Agency and whose accounts are insured to the maximum extent provided by either the Savings Association Insurance Fund ("SAIF") or the Bank Insurance Fund ("BIF") of the Federal Deposit Insurance Corporation established by such fund with a minimum long-term unsecured debt rating of A or equivalent by a Rating Agency, and which is any of (A) a federal savings and loan association duly organized, validly existing and in good standing under the federal banking laws, (B) an institution duly organized, validly existing and in good standing under the applicable banking laws of any state, (C) a national banking association duly organized, validly existing and in good standing under the federal banking laws,
(D) a principal subsidiary of a bank holding company; or (ii) a segregated trust account maintained with the corporate trust department of a federal or state chartered depository institution or trust company, having capital and surplus of not less than $50,000,000, acting in its fiduciary capacity.

          "Eligible Investments" shall mean or more of the following (excluding any callable investments purchased at a premium):

               (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, PROVIDED that such obligations are backed by the full faith and credit of the United States;

               (ii) repurchase agreements on obligations specified in clause (i) maturing not more than three months from the date of acquisition thereof, PROVIDED that the short-term unsecured debt obligations of the party agreeing to repurchase such obligations are at the time rated by a Rating Agency in its highest short-term rating category (which is "A-1+" for S&P, "P-1" for Moody's, and "F-1+" for Fitch);

               (iii) certificates of deposit, time deposits and bankers' acceptances (which, if Moody's is the relevant Rating Agency, shall each have an original maturity of not more than 90 days) of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof and subject to supervision and examination by federal and/or state banking authorities, PROVIDED that the unsecured short-term debt obligations of such depository institution or trust company at the date of acquisition thereof have been rated by a Rating Agency in its highest unsecured short-term debt rating category;

               (iv) commercial paper (having original maturities of not more than 90 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by a Rating Agency in its highest short-term rating categories;

               (v) short term investment funds ("STIFS") sponsored by any trust company or national banking association incorporated under the laws of the United States or any state thereof which on the date of acquisition has been rated by a Rating Agency in its highest rating category of long term unsecured debt; and

               (vi) interests in any money market fund which at the date of acquisition of the interests in such fund and throughout the time as the interest is held in such fund has a rating of either "AAA" by S&P, "AAA" by Fitch, or "Aaa" by Moody's;

PROVIDED that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provided a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations; PROVIDED, FURTHER, that no instrument described hereunder may be purchased at a price greater than par if such instrument may be prepaid or called at a price less than its purchase price prior to its stated maturity.

          "Eligible Trustee" shall mean a bank (within the meaning of Section 2(a)(5) of the Investment Company Act) that meets the requirements of Section 26(a)(1) of the Investment Company Act, that is not an Affiliate of the Depositor or an Affiliate of any Person involved in the organization or operation of the Depositor, that is organized and doing business under the laws of the United States of America, any state thereof or the District of Columbia, that is authorized under such laws to exercise corporate trust powers and to accept the trust conferred under this Agreement, that has a combined capital and surplus and undivided profits of at least $100,000,000 and that is subject to supervision or examination by federal or state authority. If such bank publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this definition the combined capital, surplus and undivided profits of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.

          "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

          "Escrow Agreement" means that certain Escrow Agreement, dated the date of the Indenture, between Delta Financial Corporation and the Indenture Trustee, as such agreement may be amended, modified or supplemented from time to time.

          "Fitch" shall mean Fitch Inc. and its successors in interest.

          "Governmental Authority" shall mean any government, or any commission, authority, board, agency, division, subdivision or any court or tribunal of the government, of the United States of America or of any state, territory, city, municipality, county or town thereof or of the District of Columbia, or of any foreign jurisdiction, including the employees or agents thereof.

          "Indenture" shall mean that certain indenture, dated as of ____, 2000, by and among Delta Financial Corporation, as issuer, and each of Delta Funding Corporation, a New York Corporation, DF Special Holdings Corporation, a Delaware corporation, DFC Financial Corporation, a Delaware corporation, Fidelity Mortgage, Inc., a Delaware Corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation, and the Collateral Trusts, as subsidiary guarantors, and the Indenture Trustee, pursuant to which the Notes are being issued, as the same may be from time to time supplemented or amended.

          "Indenture Trustee" shall mean U.S. Bank Trust National Association, [a New York banking corporation], in its capacity as trustee under the Indenture, or its successor in interest, or any successor trustee appointed as provided in the Indenture.

          "Investment Company Act" shall mean the Investment Company Act of 1940, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.

          "IRS" shall mean the Internal Revenue Service.

          "Issue Date" shall mean __________, 2000, which is the date of first issuance of the Notes under the Indenture.

          "Liabilities" shall have the meaning specified in Section 7.2(b) of this Agreement.

          "Lien" shall mean any lien, pledge, encumbrance or security interest on or in any particular asset or property.

          "Minimum Senior Residual Amount" shall mean $150,000,000; provided, however, that if $7,125,000 is deposited in the Cash Escrow Account prior to the third anniversary of the Issue Date, the Minimum Senior Residual Amount shall be $112,500,000 until the third anniversary of the Issue Date.

          "Moody's" shall mean Moody's Investor Service, Inc. and its successors in interest.

          "Noteholder" or "Holder" shall mean those Persons holding the Notes from time to time as shown on the Note Register maintained under the Indenture.

          "Notes" shall mean the 9 1/2% Senior Secured Notes of Delta Financial Corporation due August 1, 2004.

          "Officer's Certificate" shall mean a certificate signed on behalf of the applicable entity by the Chairman of the Board, the Vice Chairman of the Board, the President, any Vice President or Managing Director, an Assistant Vice President or any other authorized officer (however denominated), the Treasurer, the Secretary, one of the Assistant Treasurers or Assistant Secretaries, or, another officer customarily performing functions similar to those performed by any of the above designated officers or, with respect to a particular matter, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "Operative Agreements" shall mean, collectively, this Agreement, the Owner Trust Certificates, the Administration Agreement, the Underlying Agreements and the Underlying Certificates, as each of them may, from time to time, be amended or supplemented.

          "Opinion of Counsel" shall mean a written opinion of counsel, who may, without limitation, be employees or other counsel for the Depositor which are reasonably acceptable to the Owner Trustee. The cost of such opinion shall be born by the Certificateholders.

          "Owner Trust Certificates" shall mean the certificates issued hereunder evidencing beneficial ownership interests in the Trust.

          "Owner Trustee" shall have the meaning assigned to that term in the preamble above.

          "Owner Trustee Fee" shall mean _______________.

          "Ownership Interest" shall mean as to any Owner Trust Certificate, any ownership or security interest in such Owner Trust Certificate, including any interest in such Owner Trust Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial, as owner or as pledgee.

          "Payment Date" shall mean the [first] Business Day following any Underlying Distribution Date of each month, commencing in __________ 2000.

          "Percentage Interest" shall mean, with respect to any Owner Trust Certificate, the percentage interest of beneficial ownership in the Trust evidenced by such Owner Trust Certificate as specified on the face thereof.

          "Person" shall mean any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, estate, trust, unincorporated organization or government or any agency or political subdivision thereof.

          "Plan" shall have the meaning specified in Section 12.1(c) of this Agreement.

          "Pledge Agreement" shall mean any of those certain Pledge Agreements dated as of the date of the Indenture, as such agreements may be amended, modified or supplemented from time to time.

          "QIB" shall mean a "qualified institutional buyer" within the meaning Rule 144A under the Securities Act.

          "Rating Agency" shall mean any of Fitch, Moody's or S&P.

          "Record Date" shall mean, with respect to the Owner Trust Certificates for any Payment Date, the last Business Day of the month immediately preceding such Payment Date. For the first Payment Date, the Record Date shall be the Closing Date.

          "Registration Rights Agreement" means that certain Registration Rights Agreement, dated the date of the Indenture, between Delta Financial Corporation and ChaseMellon Shareholder Services, L.L.C., as warrant agent, as such agreement may be amended, modified or supplemented from time to time.

          "Related Agreements" means this Agreement, that certain Deposit Trust Agreement, dated as of the date hereof, by and between Delta Funding Corporation and Wilmington Trust Company, the Warrant Agreement, the Registration Rights Agreement, the Escrow Agreement, the Administration Agreements and the Back-up Servicing Agreement.

          "Release Certification" shall mean the certification by the Depositor in connection with the release of (i) any Underlying Certificates or (ii) amounts in the Cash Collateral Account pursuant to Section 4.1 or 3.3, respectively, in the form attached as Exhibit F hereto.

          "Released Certificates" shall mean the Underlying Certificates that are the subject of a Release Certification.

          "Responsible Officer" shall mean any officer of the Owner Trustee customarily performing functions with respect to corporate trust matters and having direct responsibility for the administration of this Agreement and, with respect to a particular corporate trust matter under this Agreement, any other officer to whom such matter is referred because of such officer's knowledge of and familiarity with the particular subject.

          "S&P" shall mean Standard & Poor's Rating Service and its successors in interest.

          "SEC" shall mean the Securities and Exchange Commission.

          "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules, regulations and published interpretations of the SEC promulgated thereunder from time to time.

          "Security Agreement" means that certain Security Agreement, by and among _________, dated as of the date of the Indenture, as such agreement may be amended, modified or supplemented from time to time.

          "Senior Residual" shall mean (i) an asset-backed certificate the cashflow on which is not subordinated except as provided in the related pooling and servicing agreement and (ii) an owner trust certificate from and after the time the principal amount of securities issued by the trust the ownership of which is evidenced by such owner trust certificate is reduced to 20% or less of the principal amount of such securities on the date of issuance thereof.

          "Subsidiary Guarantee" shall have the meaning assigned to such term in the Indenture.

          "Tax Return" shall have the meaning specified in Section 6.5 of this Agreement.

          "Transfer" shall mean any direct or indirect transfer or other form of assignment of any Owner Trust Certificate.

          "Transfer Date" shall mean each date after the Closing Date on which Underlying Certificates become part of the Trust Estate.

          "Trust" shall mean the trust established under this Agreement.

          "Trust Account" or "Trust Accounts" shall mean either or both of the Cash Collateral Account or the Certificate Account, as the context requires.

          "Trust Account Property" shall mean the Trust Accounts, all amounts held from time to time in the Trust Accounts, and all proceeds of the foregoing.

          "Trust Estate" shall mean the corpus of the trust created as of the Closing Date and to be administered hereunder, consisting of (i) all the right, title and interest of the Depositor in and to the Underlying Certificates and all distributions thereon after the Closing Date or Transfer Date, as applicable, and in and to the Underlying Agreements, (ii) the Trust Account Property, (iii) the rights of the Trust to enforce remedies against the Administrators under the Administration Agreement, and against the Depositor under this Agreement, (iv) all present and future claims, demands, causes and chooses in action in respect of the foregoing, including the rights of the Trust under the Underlying Certificates and the Underlying Agreements, and (v) all proceeds of the foregoing of every kind and nature whatsoever, including, without limitation, all proceeds of the conversion thereof, voluntary or involuntary, into cash or other liquid property, all cash proceeds, accounts receivable, notes, drafts, acceptances, chattel paper, checks, deposit accounts, rights to payment of any and every kind and other forms of obligations and receivables, instruments and other property that at any time constitute all or part of or are included in the proceeds of the foregoing.

          "Underlying Agreements" shall mean as of any date of determination any or all of the pooling and servicing agreements and/or trust agreements pursuant to which the Underlying Certificates, other than any Released Certificates, were issued.

          "Underlying Certificates" shall mean as of any date of determination, any or all of the asset-backed certificates and/or owner trust certificates at the time held as part of the Trust Estate as set forth in the Certificate Schedule maintained with the Owner Trustee.

          "Underlying Distribution Date" shall mean, with respect to each Underlying Certificate, the monthly date on which payments are made to the registered holder of such Underlying Certificate in accordance with the applicable Underlying Agreement.

          "Uniform Commercial Code" shall mean the Uniform Commercial Code as in effect in any applicable jurisdiction.

          "Warrant Agreement" means that certain Warrant Agreement, dated the date of the Indenture, between Delta Financial Corporation and ChaseMellon Shareholder Services, L.L.C., as warrant agent, as such agreement may be amended, modified or supplemented from time to time.

          "Value" shall mean with respect to any Underlying Certificate the book value thereof determined in accordance with generally accepted accounting principles but using a discount rate of 12% in the case of an Underlying Certificate that is a Senior Residual and 18% in the case of any other Underlying Certificate.

                                   ARTICLE II

               AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS;
                    DECLARATION OF BUSINESS TRUST BY THE BANK

          SECTION 2.1 DECLARATION OF BUSINESS TRUST BY THE BANK.

          The Trust will be known as "Delta Funding Residual Holding Trust 2000-1," in which name the Owner Trustee may conduct the affairs of the Trust. The Bank is hereby appointed to hold and agrees to hold the Trust Estate as Owner Trustee in trust upon the terms and conditions and for the use and benefit of the Certificateholders as herein set forth.

          It is the intention of the parties hereto that the trust created by this Agreement constitute a "business trust" under the Business Trust Statute and that this Agreement constitute the governing instrument of such business trust. This Declaration of Business Trust is not intended to create a partnership, a joint-stock association, a "taxable mortgage pool" or any association taxable as a corporation for federal income tax purposes. Prior to or as of the date hereof, the Owner Trustee shall file the Certificate of Trust in the office of the Secretary of State of the State of Delaware. Effective as of the date hereof, the Owner Trustee shall have all the rights, powers and duties set forth herein and in the Business Trust Statute with respect to accomplishing the purposes of the Trust.

          SECTION 2.2 TRANSFER OF TRUST ESTATE TO OWNER TRUSTEE.

          (a) Effective as of the date hereof, the Depositor does hereby assign, transfer, and otherwise convey to, and deposit with, the Trust, the initial Underlying Certificates identified on the Certificate Schedule, such conveyance to be made in exchange for the Owner Trust Certificates. Such assignment includes, without limitation, all amounts payable to, and all rights of, the holder of the Underlying Certificates after the Closing Date pursuant to the Underlying Agreements. The Depositor also shall deliver on such date to the Owner Trustee a copy of the Indenture, the Pledge Agreement and any documents the Trust signs or is bound by (e.g. the Collateral Agreements, the Subsidiary Guarantees).

          (b) From time to time during the term of this Agreement the Depositor may assign, or cause to be assigned, to the Trust additional Underlying Certificates. Any such conveyance shall be either a contribution by the Depositor to the capital of the Trust or a sale. Each such assignment shall include, without limitation, all amounts payable to, and all rights of, the holder of the related Underlying Certificates after the applicable Transfer Date pursuant to the related Underlying Agreements. On each Transfer Date, the Depositor shall revise the Certificate Schedule to reflect the additional Underlying Certificates and deliver such revised schedule to the Owner Trustee, with a copy to the Collateral Agent.

          (c) In connection with each transfer and assignment, the Depositor shall deliver or cause to be delivered to, and deposit or cause to be deposited with, the Trust each of the following documents or instruments relating to each Underlying Certificate:

               (i) such Underlying Certificate, duly endorsed in the name of "Delta Funding Residual Holding Trust 2000-1," together with all documentation and opinions required under the related Underlying Agreement to obtain a duly issued and authenticated physical certificate registered in such name;

               (ii) a copy (which may be on electronic media) of the Underlying Agreement; and

               (iii) all other items relating to the foregoing as reasonably requested by the Owner Trustee.

          (d) The conveyance of the Trust Estate as contemplated hereby is absolute and is intended by the parties to constitute a sale or contribution of the Underlying Certificates and all other assets constituting the Trust Estate by the Depositor to the Trust. It is, further, not intended that any such conveyance be deemed a pledge of security for a loan. If any such conveyance is deemed to be a pledge of security for a loan, however, the Depositor intends that the rights and obligations of the parties to such loan shall be established pursuant to the terms of this Agreement. The Depositor also intends and agrees that, in such event, (i) this Agreement shall constitute a security agreement under applicable law, (ii) the Depositor shall be deemed to have granted to the Trust a first priority perfected security interest in the Depositor's entire right, title and interest in and to the assets constituting the Trust Estate, including, without limitation, the Underlying Certificates and all payments thereon from and after the Closing Date or Transfer Date, as applicable, (iii) the possession by the Owner Trustee on behalf of the Trust or its agent of the Underlying Certificates and such other items of property as constitute instruments, money, negotiable documents or chattel paper, shall be deemed to be "possession by the secured party" or possession by a purchaser or person designated by such secured party for the purpose of perfecting such security interest under applicable law, and (iv) notifications to, and acknowledgments, receipts or confirmations from, Persons holding such property, shall be deemed to be notifications to, or acknowledgments, receipts or confirmations from, financial intermediaries, bailees or agents (as applicable) of the Owner Trustee on behalf of the Trust for the purpose of perfecting such security interest under applicable law. The Depositor shall, to the extent consistent with this Agreement, take such reasonable actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Underlying Certificates and the other assets of the Trust Estate, such security interest would be a perfected security interest of first priority under applicable law and will be maintained as such throughout the life of this Agreement. In connection therewith, the Depositor shall file or cause to be filed financing statements under the Uniform Commercial Code with respect to the Trust Estate.

          (e) The Owner Trustee hereby acknowledges the receipt by it of the Trust Estate, and declares that it holds and will hold the Trust Estate and that it holds and will hold all other assets and documents to be included in the Trust Estate, in trust for the exclusive use and benefit of all present and future Certificateholders.

          (f) Except as expressly provided in Section 8.1, neither the Depositor nor any Certificateholder shall be able to revoke the Trust established hereunder.

          SECTION 2.3 AUTHORITY TO EXECUTE AND PERFORM VARIOUS DOCUMENTS.

          The Trust shall have the power and authority, and the Owner Trustee on behalf of the Trust or, in the case of tax administration matters, its Agent, is hereby authorized: (i) to execute and deliver the Operative Agreements to which the Trust is a party, all other agreements, documents, instruments and certificates contemplated to be executed and delivered by the Trust pursuant to any of the Operative Agreements, the Collateral Agreements, the Related Agreements and the Subsidiary Guarantees or the Indenture; (ii) to execute, authenticate and deliver the Owner Trust Certificates to the Depositor; (iii) to take whatever action shall be required to be taken by the Trust by the terms of, and exercise its rights and perform its duties under, each of the documents, agreements, instruments and certificates referred to in clauses (i) and (ii) above as set forth in such documents, agreements, instruments and certificates; and (iv) subject to the terms of this Agreement, to take such other action in connection with the foregoing as the Certificateholders may from time to time direct; PROVIDED, HOWEVER, that the Owner Trustee shall have no duty to perform the obligations of the Trust except as expressly set forth in this Agreement.

          SECTION 2.4 EXECUTION AND DELIVERY OF OWNER TRUST CERTIFICATES.

          (a) The Owner Trustee shall, on the date hereof, execute and cause to be authenticated and delivered to and upon the order of the Depositor, the Owner Trust Certificates in authorized denominations evidencing the entire beneficial ownership of the Trust. The rights of the Certificateholders to receive distributions from the proceeds of the Trust in respect of the Owner Trust Certificates shall be as set forth in this Agreement.

          (b) The Owner Trust Certificates will be substantially in the form attached hereto as EXHIBIT A; PROVIDED, HOWEVER, that any of the Owner Trust Certificates may at the request of the Depositor be issued with appropriate insertions, omissions, substitutions and variations, and may have imprinted or otherwise reproduced thereon such legend or legends, not inconsistent with the provisions of this Agreement, as may be required to comply with any law or with rules or regulations pursuant thereto, or with the rules of any securities market in which the Owner Trust Certificates are admitted to trading, or to conform to general usage.

          (c) Each Owner Trust Certificate may be printed or in typewritten or similar form, and each Owner Trust Certificate shall, upon original issue and at the direction of the Depositor, be executed by the Trust and authenticated by the Certificate Registrar and delivered to or upon the order of the Depositor. All Owner Trust Certificates shall be executed by manual or facsimile signature on behalf of the Trust by an authorized officer of the Owner Trustee, not individually, but solely as Owner Trustee hereunder. Owner Trust Certificates bearing the signatures of individuals who were at any time the proper officers of the Owner Trustee shall bind the Owner Trustee, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the delivery of such Owner Trust Certificates or did not hold such offices at the date of such Owner Trust Certificates. No Owner Trust Certificates shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless there appears on such Owner Trust Certificate a certificate of authentication in the form set forth on the signature page of the form of Owner Trust Certificates attached as EXHIBIT A, executed by the Certificate Registrar by manual signature, and such certificate of authentication upon any Owner Trust Certificate shall be conclusive evidence, and the only evidence, that such Owner Trust Certificate has been duly authenticated and delivered hereunder. All Owner Trust Certificates shall be dated the date of their authentication.

          SECTION 2.5 ACTIVITIES OF THE TRUST.

          It is the intention of the parties hereto that the Trust shall not engage in any business or activities other than in connection with, or relating to, the purposes specified in Section 2.3. The operations of the Trust will be conducted in accordance with the following standards (and the Depositor hereby agrees to use its best efforts to cause the operations of the Trust to be conducted in accordance herewith):

               (i) The Trust will observe all procedures required by this Agreement.

               (ii) Except as otherwise provided in Sections 5.1 and 5.4, the business and affairs of the Trust will be managed by or under the direction of the Owner Trustee. Except as otherwise expressly provided in this Agreement, the Depositor will have no authority to act for, or to assume any obligation or responsibility on behalf of, the Trust. The Administrators may act on behalf of the Owner Trustee solely as provided in the Administration Agreement (which Administration Agreement may not be amended except with consent of the Collateral Agent.)

               (iii) Any books and records of accounts and minutes of the meetings and other proceedings of the trustees of the Trust shall be kept by the Owner Trustee or the Administrators, as the case may be, separate from those of the Depositor or any subsidiary, Affiliate or separate account of the Depositor. Any such resolutions, agreements and other instruments will be continuously maintained by the Administrators as official records of the Trust.

               (iv) Each of the Depositor and the Trust will provide for its own operating expenses and liabilities from its own funds. General overhead and administrative expenses of the Trust will not be charged or otherwise allocated to the Depositor (except indirectly, insofar as the Depositor owns the Owner Trust Certificates) and such expenses of the Depositor will not be charged or otherwise allocated to the Trust.

               (v) The Trust will conduct its business under names or tradenames so as not to mislead others as to the identity of the Trust. Without limiting the generality of the foregoing, all oral and written communications, including letters, invoices, contracts, statements and applications will be made solely in the name of the Trust if related to the Trust. The Depositor and the Trust each will have separate stationery and other business forms.

               (vi) Other than the Subsidiary Guarantees, there will be no guarantees made by the Trust, and there shall be no liens on the Trust Estate (other than as provided in Section 7.2(d)), with respect to obligations of the Depositor. There will not be any indebtedness relating to borrowings or loans between the Trust and the Depositor or its Affiliates.

               (vii) The Trust will act solely in its name and through its or the Owner Trustee's duly authorized officers or agents in the conduct of its business. The Trust will not: (A) operate or purport to operate as an integrated, single economic unit with respect to the Depositor or any other affiliated or unaffiliated entity; (B) seek or obtain credit or incur any obligation to any third party based upon the assets of the Depositor; or (C) induce any such third party to reasonably rely on the creditworthiness of the Depositor or any other affiliated or unaffiliated entity.

               (viii) The Trust will maintain its principal place of business in the State of Delaware.

               (ix) The Trust and the Depositor shall keep separate their respective funds and other assets and shall not commingle such funds and other assets with those of any other Affiliates thereof.

               (x) If and to the extent applicable, the Trust will prepare financial statements of the Trust that are separate from those of the Depositor and any other Affiliates (although it may be presented as part of the consolidated financial statements of an Affiliate).

               (xi) The Trust will not engage in any transaction with an Affiliate on any terms other than would be obtained in an arm's-length transaction with a non-Affiliate.

                                   ARTICLE III

                         ESTABLISHMENT OF TRUST ACCOUNTS

          SECTION 3.1 ESTABLISHMENT OF TRUST ACCOUNTS.

          (a) The Owner Trustee, for the benefit of the Certificateholders, shall establish with the Owner Trustee and maintain a non-interest bearing trust account (the "Certificate Account"), entitled "Delta Funding Residual Holding Trust 2000-1 Owner Trust Certificate Account" and held in trust by the Owner Trustee for the benefit of the Certificateholders. The foregoing requirements for the establishment of the Certificate Account shall be exclusive.

          (b) The Depositor shall establish and maintain a separate trust account (the "Cash Collateral Account") entitled "Delta Funding Residual Holding Trust 2000-1 Cash Collateral Account." The Cash Collateral Account shall be an Eligible Account with respect to which the Owner Trustee or its Agent, other than the Depositor or any Affiliate thereof, shall have the sole right of withdrawal.

          SECTION 3.2 PERMITTED WITHDRAWALS FROM THE TRUST ACCOUNTS.

          The Owner Trustee may from time to time withdraw or cause the withdrawal of funds from the Trust Accounts for the following purposes:

               (i) to reimburse or indemnify the Owner Trustee for expenses and other liabilities incurred by and reimbursable to the Owner Trustee, pursuant to Section 7.2 hereunder, except as otherwise provided in such section and to pay or make reasonable provision for the payment of all other liabilities of the Trust;

               (ii) to make payments on the Owner Trust Certificates in the amounts and in the manner provided for in Section 4.2 hereunder;

               (iii) to transfer amounts from the Certificate Account to the Cash Collateral Account as provided in Section 4.2(a);

               (iv) to make payments from the Cash Collateral Account as provided in Section 3.3(b);

               (v) to clear and terminate the Trust Accounts upon the termination of this Agreement;

               (vi) to return to the appropriate Person any amounts remitted by such Person to the Owner Trustee in error; and

               (vii) to make payments to the Indenture Trustee as provided in
               Section 4.2(d).

          SECTION 3.3 TRANSFERS TO AND FROM THE CASH COLLATERAL ACCOUNT.

          (a) From time to time the Depositor may deposit, or cause to be deposited, amounts into the Cash Collateral Account. Amounts so deposited shall be invested in Eligible Investments as provided in Section 3.4 and shall be retained therein until released as provided in Section 3.3(b).

          (b) Upon satisfaction of the conditions to a release from the Cash Collateral Account as set forth in the Release Certification, and subject to the provisions of Section 4.2(d), the Depositor may from time to time deliver to the Owner Trustee, with a copy to the Collateral Agent, a Release Certification and, upon receipt thereof, the Owner Trustee shall cause the institution maintaining the Cash Collateral Account to withdraw the amount specified therein and to pay such amount to or to the order of the Depositor. Upon such payment, such amount shall no longer be part of the Trust Estate.

          SECTION 3.4 INVESTMENT OF CASH COLLATERAL ACCOUNT.

          (a) All or a portion of the Cash Collateral Account shall be invested and reinvested, as directed in writing by the Depositor, in one or more Eligible Investments bearing interest or sold at a discount. If the Depositor does not provide investment directions, the Owner Trustee shall cause the investment in Eligible Investments described in paragraph (vi) of the definition of Eligible Investments. [No such investment shall mature later than the Business Day immediately preceding the next Payment Date.]

          (b) If any amounts are needed for disbursement from the Cash Collateral Account and sufficient uninvested funds are not available to make such disbursement, the Owner Trustee shall cause to be sold or otherwise converted to cash a sufficient amount of the investments in such Account. The Owner Trustee shall not be liable for any investment loss or other charge resulting therefrom.

          (c) All net income and gain realized from investment of, and all earning on, funds deposited in the Cash Collateral Account shall remain on deposit therein until released as provided in Section 3.3(b). Any loss incurred in respect of any Eligible Investment shall be charged to the Cash Collateral Account.

                                   ARTICLE IV

                      RECEIPT, DISTRIBUTION AND APPLICATION
                         OF INCOME FROM THE TRUST ESTATE

          SECTION 4.1 RELEASED CERTIFICATES.

          Upon satisfaction of the conditions to release as set forth in the Release Certification, from time to time, the Depositor may deliver to the Owner Trustee and the Administrators, with a copy to the Collateral Agent, a Release Certification with respect to specified Underlying Certificates, together with such documentation as is required under the related Underlying Agreements to be provided by the transferor. Upon receipt of such certification and documents, the specified Underlying Certificates shall become Released Certificates which are not part of the Trust Estate and the Owner Trustee shall endorse the applicable Released Certificates on behalf of the Trust, execute the transfer documentation provided by the Depositor and deliver such certificates and documentation to or to the order of the Depositor. At such time, the Depositor also shall amend the Certificate Schedule and deliver it to the Owner Trustee.

          SECTION 4.2 PAYMENTS.

          (a) On each Underlying Distribution Date on which amounts are distributed to the Trust, the Owner Trustee shall deposit such amounts into the Certificate Account. On each Payment Date, the Owner Trustee (or its Agent other than the Depositor or any Affiliate) shall withdraw from the Certificate Account all Certificateholder Funds then on deposit therein, and the Owner Trustee (or its Agent) shall, subject to Section 4.2(d), either (i) pay such Certificateholder Funds to the Certificateholders if, as shown on the most recent Compliance Certification or Release Certification, the Collateral Test was satisfied or (ii) otherwise transfer such funds to the Cash Collateral Account.

          (b) All distributions of the Certificateholder Funds on any Payment Date shall be allocated PRO RATA among the Owner Trust Certificates based upon their respective Percentage Interests. Payments to the Certificateholders on each Payment Date will be made to the Certificateholders of record on the related Record Date. Payments to any Certificateholder on any Payment Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Owner Trustee in writing at least five Business Days prior to the related Record Date, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. Final payment on each Owner Trust Certificate will be made in like manner, but only upon presentment and surrender of such Owner Trust Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final payment.

          (c) Whenever the Owner Trustee is notified that the final payment with respect to the Owner Trust Certificates will be made on the next Payment Date, whether in connection with the final distribution on the Underlying Certificates remaining outstanding or upon a termination of the Trust in accordance with
Section 8.1, the Owner Trustee (or its Agent) shall mail to each Holder, with a copy to the Collateral Agent, on such date a notice to the effect that the Owner Trustee expects that the final payment with respect to the Owner Trust Certificates will be made on such Payment Date but only upon presentation and surrender of the Owner Trust Certificates at the office of the Owner Trustee therein specified. Upon presentation and surrender of the Owner Trust Certificates by the Certificateholders on the final Payment Date in respect of the Owner Trust Certificates, the Owner Trustee shall distribute to the Certificateholders the amounts otherwise distributable on such Payment Date. Any funds not distributed on such Payment Date because of the failure of any Certificateholders to tender their Owner Trust Certificates shall be set aside and held in trust for the account of the appropriate non-tendering Certificateholders. If any Owner Trust Certificate, as to which notice has been given pursuant to this Section 4.2(c) shall not have been surrendered for cancellation within six months after the time specified in such notice, the Owner Trustee shall mail a second notice to the related Certificateholders, at their last addresses shown in the Certificate Register, to surrender such Owner Trust Certificates for cancellation in order to receive, from the funds held, the final payment with respect thereto. If within one year after the second notice any Owner Trust Certificate shall not have been surrendered for cancellation, the Owner Trustee shall pay such funds to the Depositor who, subject to escheat laws, shall thereafter hold such amounts uninvested for the benefit of such Holders. The costs and expenses of maintaining such funds and of contacting Certificateholders shall be paid out of the assets which remain held. No interest shall accrue or be payable to any Certificateholder on any amount held as a result of such Certificateholder's failure to surrender its Owner Trust Certificate for final payment thereof in accordance with this Section 4.2(c).

          (d) Notwithstanding any provision in this Agreement to the contrary, upon receipt by the Owner Trustee of a notice from any of the Indenture Trustee, the Collateral Agent, the Warrant Agent, the Owner Trustee, or Administrators that an Event of Default, or an event which with the giving of notice and passage of time would constitute an Event of Default (a "Default"), has occurred, then the Owner Trustee shall not remit funds on deposit in the Cash Collateral Account, or Certificateholder Funds, or other funds in the possession of the Owner Trustee, to either of the Depositor or the Certificateholders unless and until (i) the [Escrow Agent]receives written notice from the Indenture Trustee that all such Defaults or Events of Default as the case may be have been cured or waived and (ii) the Depositor provides to the Owner Trustee an Officers' Certificate that there is then no Default or Event of Default that has occurred and that is then continuing which has not been waived. Notwithstanding any provision in this Agreement to the contrary, upon receipt by the Owner Trustee of a notice from the Indenture Trustee that the Notes have been or thereby are declared to be due and payable immediately, the Owner Trustee shall forthwith remit all funds then or which thereafter come into its possession, including all funds on deposit in the Cash Collateral Account, all Certificateholder Funds, and all other funds then or thereafter in the possession of the Owner Trustee, to the Indenture Trustee for application in accordance with Section 6.10 of the Indenture.

          SECTION 4.3 STATEMENTS TO CERTIFICATEHOLDERS.

          (a) On each Payment Date, upon request the Owner Trustee (or its Agent) shall prepare, and shall make available, a statement to each Certificateholder, the Collateral Agent and to the Depositor stating the Certificateholder Funds for such Payment Date.

          (b) Within 60 days after the end of each calendar year, the Owner Trustee (or its Agent) shall furnish to the Collateral Agent and to each Person (upon the written request of such Person), who at any time during the previous calendar year was a Certificateholder, a statement containing information regarding payments of amounts on such Person's Owner Trust Certificates, aggregated for such calendar year or the applicable portion thereof during which such Person was a Certificateholder. Such obligation shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided pursuant to any requirements of the Code and regulations thereunder as from time to time are in force.

          SECTION 4.4 ACCESS TO CERTAIN DOCUMENTATION AND INFORMATION.

          The Owner Trustee shall provide to the Certificateholders and the Collateral Agent access to all the reports, documents and records maintained by the Owner Trustee in respect of its duties hereunder, such access being afforded without charge but only upon reasonable written request and during normal business hours at offices designated by the Owner Trustee.

          SECTION 4.5 COMPLIANCE WITH WITHHOLDING REQUIREMENTS.

          In the event that the Owner Trustee is required (whether on liquidation of the Trust or otherwise) to make payments to the Depositor or the Certificateholders, notwithstanding any other provisions of this Agreement, the Owner Trustee (or its Agent) shall comply with all federal withholding requirements with respect to payments to the Depositor or the Certificateholders that the Owner Trustee reasonably believes are applicable under the Code. The consent of the Depositor or the Certificateholders, as the case may be, shall not be required for any such withholding. The parties hereto understand and agree that the Owner Trustee shall not be required to gross up any such payments for the amount of such withholding (or any other amounts).

          The Owner Trustee agrees, to the extent required by the Internal Revenue Code of 1986, as amended (the "Code"), and applicable federal regulations thereunder, to withhold from each payment due hereunder or under any Certificate, United States withholding taxes at the appropriate rate. In the event that any withholding tax is imposed on the payment to a Certificate Holder, such tax shall reduce the amount otherwise distributable to the Certificate Holder in accordance with this Section. Any Certificate Holder which is organized under the laws of a jurisdiction outside the United States shall, on or prior to the date such Certificate Holder becomes a Certificate Holder,
(a) so notify the Owner Trustee, (b) (i) provide the Owner Trustee with Internal Revenue Service form 1001, 4224, 8709 or W-8, as appropriate, or (ii) notify the Owner Trustee that it is not entitled to an exemption from United States withholding tax or a reduction in the rate thereof on payments of interest. Any such Certificate Holder agrees by its acceptance of a Certificate, on an ongoing basis, to provide like certification for each taxable year and to notify the Owner Trustee should subsequent circumstances arise affecting the information provided the Owner Trustee in clauses (a) and (b) above. The Owner Trustee shall be fully protected in relying upon, and each Certificate Holder by its acceptance of a Certificate hereunder agrees to indemnify and hold the Owner Trustee harmless against all claims or liability of any kind arising in connection with or related to the Owner Trustee's reliance upon any documents, forms or information provided by any Certificate Holder to the Owner Trustee.

                                    ARTICLE V

                           DUTIES OF THE OWNER TRUSTEE

          SECTION 5.1 NOTICE OF CERTAIN EVENTS; ACTION BY THE OWNER TRUSTEE.

          (a) Whenever the Owner Trustee, on behalf of the Trust as holder of the Underlying Certificates, is requested or, as to any particular matter, notified of its authority, by any Person, to take any action or to give any consent, approval or waiver that it is entitled to take or give on behalf of the Trust in such capacity, the Owner Trustee shall promptly notify all the Certificateholders and the Collateral Agent of such request or notice in such detail as is made available to it.

          (b) Subject to the Owner Trustee's rights in this Agreement to be indemnified for its acts and omissions with respect to matters concerning the Operative Agreements, the Trust Estate or the Underlying Certificates, the Owner Trustee shall take or refrain from taking such action as the Certificateholders owning a majority of the Percentage Interests shall so direct, with the written consent of the Collateral Agent. The Owner Trustee may, from time to time, request in writing instructions from the Certificateholders and shall request in writing instructions from the Certificateholders if the Owner Trustee receives notice that a default shall have occurred and is continuing under the Administration Agreement.

          SECTION 5.2 DISTRIBUTION OF REPORTS.

          Upon receipt of a written request, the Owner Trustee shall promptly (but no later than five Business Days following receipt thereof) distribute to the Depositor, the Collateral Agent and the Certificateholders such reports, notices, statements and written materials relating to the Trust (other than such documents which have been delivered pursuant to Section 4.3 of this Agreement).

          SECTION 5.3 ACTION REQUIRED ONLY IF OWNER TRUSTEE IS INDEMNIFIED.

          The Owner Trustee shall not be required to take any action under
Section 5.1(b) if the Owner Trustee shall reasonably determine, or shall have been advised in writing by counsel, that such action is likely to result in personal liability for which the Owner Trustee has not been and will not be adequately indemnified or is contrary to the terms hereof or of any Operative Agreement or is otherwise contrary to law.

          SECTION 5.4 NO DUTIES EXCEPT AS SPECIFIED IN AGREEMENT OR
INSTRUCTIONS.

          (a) The Owner Trustee shall not have any duty or obligation to manage, control, use, make any payment in respect of, register, record, insure, inspect, sell, dispose of or otherwise deal with the Underlying Certificates or any other part of the Trust Estate, or to otherwise take or refrain from taking any action under or in connection with any Operative Agreement to which the Owner Trustee is a party, except as expressly provided by the terms of this Agreement or in written instructions from the Certificateholders, provided such instructions are consented to by the Collateral Agent, received pursuant to Section 5.1(b); and no implied duties or obligations shall be read into this Agreement against the Owner Trustee. The Bank in its individual capacity, nevertheless agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on the Trust Estate arising by, through or under the Bank which are unrelated to the transactions contemplated hereby. Any successor trustee, in its individual capacity, agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on the Trust Estate arising by, through or under the successor trustee which are unrelated to the transactions contemplated hereby. Any co-trustee, in its individual capacity, agrees that it will, at its own cost and expense, promptly take all action as may be necessary to discharge any Liens on the Trust Estate arising by, through or under the co-trustee which are unrelated to the transactions contemplated hereby.

          (b) Without limiting the generality of the foregoing subsection (a), except as otherwise explicitly provided in this Agreement, the Owner Trustee shall not have any duty to (i) file or record any Operative Agreement or any other document (including financing or continuation statements), or to maintain or continue any such filing or recording or to refile or rerecord any such document, (ii) pay or discharge any tax or any Lien owing with respect to or assessed or levied against any part of the Trust Estate, other than to forward notice of such tax or Lien received by the Owner Trustee to the Certificateholders, (iii) confirm, verify, investigate or inquire into the failure of any Person to receive any payments, notices, reports or financial statements in connection with the Underlying Certificates, (iv) ascertain or inquire as to the performance or observance of any Person under or of any of the Operative Agreements, (v) manage, control, sell, dispose of or otherwise deal with the Underlying Certificates or any part thereof or any other part of the Trust Estate or (vi) to prepare or file any document under state or federal tax or securities laws.

                                   ARTICLE VI

                                THE OWNER TRUSTEE

          SECTION 6.1 ACCEPTANCE OF TRUST AND DUTIES.

          The Bank accepts the trust hereby created and agrees to perform the same, but only upon the terms of this Agreement. The Bank agrees to receive, manage and disburse all moneys constituting part of the Trust Estate actually received by it as Owner Trustee in accordance with the terms of this Agreement. Neither the Bank nor the Owner Trustee shall be answerable or accountable under any circumstances, except for (i) its own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any of its representations or warranties contained in Section 6.2 of this Agreement, (iii) taxes based on or measured by any fees, commissions or compensation received by it for acting as Owner Trustee in connection with any of the transactions contemplated by this Agreement or any other Operative Agreements and (iv) its failure to use reasonable care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof.

          SECTION 6.2 LIMITED REPRESENTATIONS OR WARRANTIES OF THE OWNER
TRUSTEE.

          Neither the Bank nor the Owner Trustee makes (i) any representation or warranty, either express or implied, as to the title to or value of the Underlying Certificates, and (ii) any representation or warranty as to the validity or enforceability of any Operative Agreement except as set forth below or as to the correctness of any statement made by a Person other than the Bank or the Owner Trustee contained in any Operative Agreement. The Bank represents, warrants and covenants to and for the benefit of the Depositor and the Certificateholders that:

          (a) The Bank is a banking corporation, duly organized, validly existing and in good standing under the laws of the state of Delaware;

          (b) The execution and delivery by the Bank, and the performance and compliance by the Bank with the terms of, this Agreement and any and all documents to be executed or delivered by the Bank in its individual capacity in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement and such other documents executed in connection herewith to which the Bank is a party, will not violate any provisions of the Bank's charter or bylaws;

          (c) The Bank, in its individual capacity, has full power and authority and has taken all action necessary to execute and deliver this Agreement and any and all documents to be executed or delivered by it in its individual capacity in connection with this Agreement and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement and such other documents executed in connection herewith to which it is a party, and this Agreement is the legal, valid and binding obligation of the Bank, in its individual capacity, enforceable against the Bank in accordance with its terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

          (d) The consummation of the transactions hereby contemplated do not conflict with, violate or contravene any law, rule, regulation or judicial, governmental or administrative order of the State of Delaware or of the United States governing the banking and trust powers of the Bank or conflict with, result in a breach of or constitute a default under any of the terms, conditions or provisions of any agreement or instrument to which the Bank is a party or by which it is bound, or any order or decree applicable to the Bank, which would materially and adversely affect the ability of the Bank to carry out the transactions contemplated by this Agreement; and

          (e) There is no action, suit or proceeding pending against the Bank in any court or by or before any other governmental agency or instrumentality of the State of Delaware or of the United States governing the banking and trust powers of the Bank which would materially and adversely affect the ability of the Bank to carry out the transactions contemplated by this Agreement.

          SECTION 6.3 CERTAIN DUTIES AND RESPONSIBILITIES.

          (a) The Owner Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Owner Trustee was grossly negligent in ascertaining the pertinent facts.

          (b) The Owner Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Certificateholders and, where required by this Agreement, with the written consent of the Collateral Agent.

          (c) The Owner Trustee shall not be liable for interest on any money received by it except as the Owner Trustee may otherwise agree with the Certificateholders.

          (d) No provision of this Agreement shall require the Owner Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

          (e) The permissive right of the Owner Trustee to take actions enumerated in this Agreement shall not be construed as a duty and the Owner Trustee shall not be answerable for other than its own willful misconduct, bad faith or gross negligence.

          (f) The Owner Trustee shall be under no obligation to institute any suit, or to take any remedial proceeding under this Agreement, or to enter any appearance or in any way defend in any suit in which it may be made a defendant, or in the enforcement of any rights and powers hereunder, if the Owner Trustee reasonably believes that it will not be adequately indemnified against any and all costs and expenses, outlays, and counsel fees and other reasonable disbursements and against all liability.

          (g) Under no circumstances shall the Owner Trustee be personally liable for any indebtedness or obligation of the Trust.

          (h) The Owner Trustee shall not be liable for the default or misconduct of the Depositor, the Administrators or any other Person and shall not be responsible for performing any duties or obligations of the Trust or the Owner Trustee that are the responsibility of the Depositor, the Administrators or any other Person.

          (i) Every provision of this Agreement relating to the Owner Trustee shall be subject to the provisions of this Section 6.3.

          SECTION 6.4 RELIANCE; ADVICE OF COUNSEL.

          Neither the Bank nor the Owner Trustee shall incur any liability to any Person in acting upon any signature, instrument, notice, resolution, request, consent, order, certificate, report, opinion, bond or other document or paper believed by it to be genuine and believed by it in good faith to be signed by the proper party or parties. The Owner Trustee may accept and rely upon a certified copy of a resolution of the board of directors or other governing body of any corporate party as conclusive evidence that such resolution has been duly adopted by such body and that the same is in full force and effect. As to any fact or matter the manner of ascertainment of which is not specifically prescribed herein, the Owner Trustee may for all purposes hereof rely on an Officers' Certificate of the relevant party, as to such fact or matter, and such Officers' Certificate shall constitute full protection to the Owner Trustee for any action taken or omitted to be taken by it in good faith in reliance thereon. In the administration of the Trust hereunder, the Owner Trustee may execute any of the trusts or powers hereof and perform its powers and duties hereunder directly or through Agents and the Owner Trustee shall not be liable for the acts or omissions of any Agent selected by it in good faith. The Owner Trustee may consult with counsel, accountants and other skilled Persons to be selected and employed by it, and the Owner Trustee shall not be liable for anything done, suffered or omitted in good faith by it in accordance with the written advice or opinion of counsel, accountant or other skilled Persons, so long as the Owner Trustee exercised due care in the selection of such Persons, and had no actual knowledge that it could not reasonably rely on such advice or opinion or by any such Persons appointed in good faith.

          SECTION 6.5 BOOKS AND RECORDS; TAX ELECTION.

          The Owner Trustee shall be responsible for the keeping of all appropriate books and records relating to the receipt and disbursement of all moneys that the Owner Trustee actually receives hereunder or under any other Operative Agreement. In the event that the Owner Trust Certificates are held by more than one Holder, the Administrator shall file an application with the IRS for a taxpayer identification number with respect to the Trust and prepare or cause to be prepared and filed a tax return in connection with the transactions contemplated hereby (the "Tax Return"); PROVIDED, HOWEVER, that the Administrator shall send or cause to be sent a copy of the completed Tax Return to the Owner Trustee (which shall sign such return), the Depositor and the Certificateholders not more than 60 nor less than 30 days prior to the due date of the Tax Return. The Depositor and any Certificateholders shall each, upon request by the Administrator furnish the Administrator with all such information as may be reasonably required from the Depositor or the Certificateholders in connection with the preparation of such Tax Return. The Owner Trustee shall keep copies of the Tax Returns delivered to the Owner Trustee by the Administrator.

                                   ARTICLE VII

                 COMPENSATION, REIMBURSEMENT AND INDEMNIFICATION
                              OF THE OWNER TRUSTEE

          SECTION 7.1 COMPENSATION OF THE OWNER TRUSTEE.

          The Owner Trustee shall be entitled to receive the Owner Trustee Fee [how paid] as compensation for its services. The Owner Trustee shall also be entitled to receive such additional fees as are set forth in a separate Fee Agreement with the Depositor.

          SECTION 7.2 REIMBURSEMENT AND INDEMNIFICATION OF THE OWNER TRUSTEE.

          (a) The Owner Trustee shall be entitled to be reimbursed for its reasonable expenses (including reasonable attorneys' fees) incurred in the performance of its duties as Owner Trustee hereunder, and to be compensated reasonably for any extraordinary services rendered under Section 5.1(b), except to the extent that such expenses arise out of or result from (i) the Owner Trustee's own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any of the Bank's representations or warranties contained in
Section 6.2 of this Agreement, (iii) taxes based on or measured by any fees, commissions or compensation received by the Owner Trustee for acting as such in connection with any of the transactions contemplated by this Agreement or any other Operative Agreements, and (iv) the Owner Trustee's failure to use reasonable care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof.

          (b) Subject to Section 7.2(c) hereof, the Bank is hereby indemnified and held harmless by the [Certificateholders] from and against any and all liabilities, obligations, indemnity obligations, losses (excluding loss of anticipated profits), damages, claims, actions, suits, judgments, out-of-pocket costs, expenses and disbursements (including legal and consultants' fees and expenses) and taxes of any kind and nature whatsoever (collectively, the "Liabilities") which may be imposed on, incurred by or asserted at any time against the Bank or the Owner Trustee in any way relating to or arising out of the Trust Estate, any of the properties included therein, the administration of the Trust Estate or any action or inaction of the Owner Trustee hereunder or under the Operative Agreements, except to the extent that such Liabilities arise out of or result from (i) the Owner Trustee's own willful misconduct, bad faith or gross negligence, (ii) the inaccuracy of any of the Bank's representations or warranties contained in Section 6.2 of this Agreement, (iii) taxes based on or measured by any fees, commissions or compensation received by the Owner Trustee for acting as such in connection with any of the transactions contemplated by this Agreement or any other Operative Agreement, and (iv) the Owner Trustee's failure to use reasonable care to receive, manage and disburse moneys actually received by it in accordance with the terms hereof. The indemnities contained in this Section 7.2(b) shall survive the termination of this Agreement and the removal or resignation of the Owner Trustee hereunder.

          (c) Any reimbursements and indemnities to the Owner Trustee pursuant to this Section 7.2 shall be payable solely: first, out of amounts on deposit in the Certificate Account; second, out of amounts, if any, on deposit in the Cash Collateral Account; and, third, to the extent not paid pursuant to clause first or second within 60 days of first being incurred, by the Certificateholders, on a joint and several basis.

          (d) The Owner Trustee shall have a lien on the Trust Accounts for payment of amounts due under this Article VII.

          SECTION 7.3 NOT OBLIGATIONS OF THE TRUST.

          None of the fees, expenses and other liabilities referred to in Sections 7.1 and 7.2 shall be obligations of the Trust or otherwise chargeable to the Trust Estate, provided that the Owner Trustee is authorized to pay such amounts from the Trust Accounts in accordance with Sections 3.2 and 7.2(c). The Owner Trustee hereby agrees not to cause or participate in the filing of a petition in bankruptcy against the Trust for the non-payment to the Owner Trustee of any amounts provided by this Agreement until 91 days after the payment in full of all the Notes issued under the Indenture.

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

          SECTION 8.1 TERMINATION.

          The Trust may not be dissolved until the termination of the security interests under Section 12.07 of the Indenture. After the termination of the security interests under Section 12.07 of the Indenture, the Trust may be dissolved by the Certificateholders holding 100% of the Percentage Interests in the Trust at any time, provided, however, that prior to termination of the Indenture, the prior written consent of the Collateral Agent shall be required. After payment of all amounts in the order set forth in Section 3.2, all right, title and interest in the Trust Estate still held by the Owner Trustee at the time of such dissolution shall be transferred, assigned and paid over to the Certificateholders or their designee in proportion to their Percentage Interests in accordance with Section 8.2, and thereafter the Owner Trustee shall file a certificate of cancellation under Section 3810 of the Business Trust Statute and the Trust shall terminate.

          SECTION 8.2 FURTHER ASSURANCES BY THE OWNER TRUSTEE UPON TERMINATION.

          Upon dissolution of this Trust as provided in Section 8.1, the Owner Trustee shall take such action as may be requested by, and at the expense of, the Certificateholders owning a majority of the Percentage Interests to transfer the remaining assets of the Trust to the Certificateholders or the Certificateholders' designee, including the execution of instruments of transfer or assignment with respect to the Underlying Certificates and any of the Operative Agreements to which the Owner Trustee is a party.

          SECTION 8.3 INSOLVENCY OF A CERTIFICATEHOLDER.

          The insolvency or other similar incapacity of a Certificateholder shall not (i) operate to terminate this Agreement and the Trust, (ii) entitle the Certificateholder's legal representatives to claim an accounting or to take any action in any court for a partition or winding up of the Trust Estate or
(iii) otherwise affect the rights, obligations and liabilities of the parties hereto.

                                   ARTICLE IX

                   SUCCESSOR OWNER TRUSTEES, CO-OWNER TRUSTEES
                           AND SEPARATE OWNER TRUSTEES

          SECTION 9.1 RESIGNATION OF THE OWNER TRUSTEE; APPOINTMENT OF
SUCCESSOR.

          (a) The Owner Trustee may resign at any time (and shall immediately resign if it ceases to be an Eligible Trustee) by giving at least [60] [30] days written notice to the Certificateholders, the Depositor, the Collateral Agent and the Administrators, such resignation to be effective on the acceptance of appointment by a successor Owner Trustee under Section 9.1(b) hereof. The Depositor shall remove the Owner Trustee by written notice, a copy of which shall be concurrently delivered by the Depositor to the Certificateholders, the Collateral Agent and the Administrators, if the Owner Trustee ceases to be an Eligible Trustee and fails to resign immediately. The Owner Trustee otherwise may be removed with or without cause at any time by the Certificateholders with 60 days' prior written notice, a copy of which shall be concurrently delivered by the Certificateholders to the Depositor, the Collateral Agent and the Administrators. Any such removal shall be effective upon the acceptance of appointment by a successor Owner Trustee under Section 9.1(b) hereof. In case of the resignation or removal of the Owner Trustee, the Certificateholders may appoint a successor Owner Trustee by an instrument signed by the Certificateholders. If a successor Owner Trustee shall not have been appointed within [60] [30] days after the giving of written notice of such resignation or the delivery of the written instrument with respect to such removal, the Owner Trustee, the Depositor, the Administrators or the Certificateholders may apply to any court of competent jurisdiction to appoint a successor Owner Trustee to act until such time, if any, as a successor shall have been appointed and shall have accepted its appointment as above provided. Any successor Owner Trustee so appointed by such court shall immediately and without further act be superseded by any successor Owner Trustee appointed as above provided within one year from the date of the appointment by such court.

          (b) Any successor Owner Trustee, however appointed, shall execute and deliver to the predecessor Owner Trustee and the Depositor an instrument accepting such appointment and shall furnish a photocopy of such instrument to the Certificateholders and the Collateral Agent, and thereupon such successor Owner Trustee, without further act, shall become vested with all the estates, properties, rights, powers, duties and trusts of the predecessor Owner Trustee herein; but nevertheless, upon the written request of such successor Owner Trustee such predecessor Owner Trustee shall execute and deliver an instrument transferring to such successor Owner Trustee, upon the trusts herein expressed, all the estates, properties, rights, powers, duties and trusts of such predecessor Owner Trustee and such predecessor Owner Trustee shall duly assign, transfer, deliver and pay over to such successor Owner Trustee all moneys or other property then held by such predecessor Owner Trustee upon the trusts herein expressed.

          (c) Any successor Owner Trustee shall promptly file a certificate of amendment to the Certificate of Trust, identifying the name and principal place of business of such successor Owner Trustee in the State of Delaware.

          (d) Any successor Owner Trustee shall be an Eligible Trustee, willing, able and legally qualified to perform the duties of the Owner Trustee hereunder.

          (e) Any corporation into which the Owner Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Owner Trustee shall be a party, or any corporation to which substantially all the corporate trust business of the Owner Trustee may be transferred, shall, subject to the terms of
Section 9.1(c) hereof, be the Owner Trustee under this Agreement without any further act.

          SECTION 9.2 CO-TRUSTEES AND SEPARATE TRUSTEES.

          Whenever the Owner Trustee shall deem it necessary or prudent in order to conform to any law of any jurisdiction in which all or any part of the Trust Estate shall be situated or to make any claim or be a party to any suit with respect to the Trust Estate, the Owner Trust Certificates or any Operative Agreement, or the Owner Trustee shall be advised in writing by counsel reasonably satisfactory to it that it is so necessary or prudent, the Owner Trustee and the Certificateholders shall execute and deliver an agreement supplemental hereto and all other instruments and agreements, and shall take all other action, necessary or proper to constitute one or more Persons, who need not meet the requirements of Section 9.1(c) hereof (and the Owner Trustee may appoint one or more of its officers), either as co-trustees or co-trustees jointly with the Owner Trustee of all or any part of the Trust Estate, or as separate trustee or separate trustees of all or any part of the Trust Estate, and to vest in such Persons, in such capacity, such title to the Trust Estate or any part thereof and such rights or duties as may be necessary or desirable, all for such period and under such terms and conditions as are reasonably satisfactory to the Owner Trustee and the Certificateholders. In case any co-trustee or separate trustee shall die, become incapable of acting, resign or be removed, the title to the Trust Estate and all rights and duties of such co-trustee or separate trustee shall, so far as permitted by law, vest in and be exercised by the Owner Trustee, without the appointment of a successor to such co-trustee or separate trustee.

                                    ARTICLE X

                           SUPPLEMENTS AND AMENDMENTS

          SECTION 10.1 SUPPLEMENTS AND AMENDMENTS.

          Subject to Section 10.2 of this Agreement, at the written request of the Certificateholders and, prior to the termination of the Indenture, with the prior written consent of the Collateral Agent, this Agreement may be amended by a written instrument signed by the Owner Trustee and the Certificateholders (and, if its rights hereunder are adversely affected, the Depositor), but if any instrument required to be so executed materially and adversely affects any right, duty or liability of, or immunity or indemnity in favor of the Bank or the Owner Trustee under this Agreement or any of the other Operative Agreements to which the Owner Trustee is a party, or would cause or result in any conflict with or breach of any terms, conditions or provisions of, or default under, the Bank's charter documents or by-laws or any document contemplated hereby to which the Owner Trustee is a party, the Owner Trustee may in its sole discretion decline to execute such instrument.

          In the event that there is more than one Certificateholder (as shown on the Certificate Register), the consent to an amendment by Certificateholders owning a majority of the Percentage Interests shall be sufficient to bind all of such Holders; PROVIDED, HOWEVER, that no such amendment shall: (i) reduce in any manner the amount of, or delay the timing of, payments received on any Owner Trust Certificate without the consent of the affected Holder; or (ii) amend this
Section 10.1, without the consent of all of the Holders then outstanding.

          SECTION 10.2 ADDITIONAL AMENDMENT PROVISIONS.

          (a) It shall not be necessary for the consent of the Certificateholders under this Article X to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof shall be subject to such reasonable regulations as the Owner Trustee may prescribe.

          (b) The Owner Trustee, at any time from time to time, upon the request of either Administrator but without the consent of the Certificateholders, may amend this Agreement to modify, eliminate or add to any of its provisions, to such extent as shall be necessary to prevent or reduce the imposition on the Trust of any material federal, state or local taxes, at all time prior to the liquidation of the Trust; PROVIDED, HOWEVER, that such action, as evidenced by an Opinion of Counsel acceptable to the Owner Trustee, is necessary or helpful to prevent the imposition on the Trust of any such taxes.

          (c) Prior to the execution of any amendment to this Agreement, the Owner Trustee shall be entitled to receive and rely upon an Opinion of Counsel, at the expense of the party requesting such amendment (or, if such amendment is requested by the Owner Trustee, then at the expense of the Certificateholders) stating that the execution of such amendment is authorized or permitted by this Agreement.

                                   ARTICLE XI

                         REPRESENTATIONS, WARRANTIES AND
                           COVENANTS OF THE DEPOSITOR

          SECTION 11.1 REPRESENTATIONS AND WARRANTIES OF THE DEPOSITOR.

          (a) The Depositor represents and warrants as follows for the benefit of the Owner Trustee and any Certificateholder:

          (i) the Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, has full power and authority, and has taken all action necessary, to execute and deliver this Agreement, and any and all other documents to be executed or delivered by it in connection with this Agreement, and to fulfill its obligations under, and to consummate the transactions contemplated by, this Agreement, and this Agreement and such other documents executed in connection herewith are the legal, valid and binding obligations of the Depositor, enforceable against it in accordance with their respective terms, except as such terms may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights of creditors generally and by general principles of equity;

          (ii) the execution and delivery of this Agreement and each other document to be executed or delivered by it in connection with this Agreement, and the performance of its obligations hereunder and thereunder by the Depositor will not violate the provisions of its organizational documents, conflict with any provision of any law or regulation to which it is subject, or conflict with, result in a breach of, or constitute a default under any of the terms, conditions or provisions of, any agreement or instrument to which the Depositor is a party or by which it is bound, or any order or decree applicable to the Depositor, or result in the creation or imposition of any Lien on any of the Depositor's assets or property, which would materially and adversely affect the ability of the Depositor to carry out the transactions contemplated by this Agreement or such other documents executed in connection herewith; no consent, approval, authorization or order of or filing with or notice to any court or governmental agency or body is required for the execution, delivery and performance by the Depositor of this Agreement or such other documents;

          (iii) there is no action, suit or proceeding pending against the Depositor in any court or by or before any other governmental agency or instrumentality which would materially and adversely affect the validity of the Underlying Certificates or the ability of the Depositor or the Certificateholders to carry out the transactions contemplated by this Agreement; and

          (iv) as of the Closing Date or the applicable Transfer Date, that immediately prior to the conveyance of the Underlying Certificates to the Trust, the Depositor had good title to, and was the sole owner of, the related Underlying Certificates, free and clear of any pledge, lien, encumbrance or security interest and such assignment validly transfers all right, title and interest of such Underlying Certificates to the Trust, free and clear of any pledge, lien, encumbrance or security interest. After giving effect to such assignment, the Trust has all right, title and interest in the related Underlying Certificates free and clear any pledge, lien, encumbrance or security interest.

          (b) It is understood and agreed that each of the foregoing representations and warranties of the Depositor shall survive delivery of the Underlying Certificates to the Trust. Upon discovery or receipt of notice by the Depositor or a Responsible Officer of the Owner Trustee of a breach of any of the foregoing representations and warranties that materially and adversely affects the interests of the Owner Trustee for the benefit of the Certificateholders in the Underlying Certificates, the party discovering such breach shall give prompt written notice to the other party hereto.

          SECTION 11.2 ACCRUED INTEREST, ETC.

          The Depositor agrees that any income, interest, fees and other payments that it may receive in respect of the Underlying Certificates applicable to a period on or after the Closing Date or Transfer Date, as applicable, shall inure to the benefit of the Trust, and the Depositor shall pay such amounts to the Trust promptly upon receipt (but in no event later than one Business Day thereafter).

          SECTION 11.3 ADDITIONAL COVENANTS OF THE DEPOSITOR.

          The Depositor hereby covenants and agrees for the benefit of the Owner Trustee and the Certificateholders that:

          (a) The business and affairs of the Depositor will be managed by or under the direction of its board of directors in accordance with its certificate of incorporation and by-laws. The Depositor will keep correct and complete books and records of accounts and minutes of the meetings and other proceedings of the board of directors. Any such resolutions, agreements and other instruments will be continuously maintained as official records by the Depositor.

          (b) The Depositor will at all times ensure that its capitalization is adequate in light of its business and purposes. The Depositor will pay from its own funds and assets (and not the Trust's) all obligations and indebtedness incurred by it.

          (c) The Depositor will not conduct its business in the name of the Trust.

          (d) The Depositor will not guarantee any obligations of the Trust (including the Owner Trust Certificates). The Depositor will not operate or purport to operate as an integrated, single economic unit with respect to the Trust or seek or obtain credit or incur any obligation to any third party (other than the Notes) based on the assets of the Trust or induce any such third party to reasonably rely on the creditworthiness of the Trust in connection therewith.

          (e) The accounting records of the Depositor will disclose the effect of the transactions in accordance with generally accepted accounting principles and relevant pronouncements.

                                   ARTICLE XII

                      TRANSFER OF OWNER TRUST CERTIFICATES

          SECTION 12.1 REGISTRATION OF TRANSFER AND EXCHANGE OF OWNER TRUST CERTIFICATES.

          (a) At all times during the term of this Agreement, there shall be maintained at the office of a registrar appointed by the Depositor (the "Certificate Registrar") a register (the "Certificate Register") in which, subject to such reasonable regulations as the Certificate Registrar may prescribe, the Certificate Registrar shall provide for the registration of Owner Trust Certificates and of transfers and exchanges of Owner Trust Certificates as herein provided. The Owner Trustee is hereby initially appointed (and hereby agrees to act in accordance with the terms hereof) as Certificate Registrar for the purpose of registering Owner Trust Certificates and transfers and exchanges of Owner Trust Certificates as herein provided. The Owner Trustee may appoint, by a written instrument delivered to the Depositor, any other bank or trust company to act as Certificate Registrar under such conditions as the Owner Trustee may prescribe, provided that the Owner Trustee shall not be relieved of any of its duties or responsibilities hereunder as Certificate Registrar by reason of such appointment. If the Owner Trustee resigns or is removed in accordance with the terms hereof, the successor trustee shall immediately succeed to its predecessor's duties as Certificate Registrar. The Depositor, the Administrators and the Owner Trustee shall have the right to inspect the Certificate Register or to obtain a copy thereof at all reasonable times, and to rely conclusively upon a certificate of the Certificate Registrar as to the information set forth in the Certificate Register.

          (b) No transfer, sale, pledge or other disposition of any Owner Trust Certificate or interest therein shall be made unless that transfer, sale, pledge or other disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. Neither the Trust nor any trust fund in which an Underlying Certificate evidences a beneficial ownership interest has been registered as an investment company under the Investment Company Act, and no transfer of an Owner Trust Certificate may be made (i) to any Person other than a QIB, the Collateral Agent or an Affiliate of the Depositor or (ii) to any Person that would require the Trust or any such trust fund to be registered as an investment company under the Investment Company Act. If such transfer is to be made to any Person who, to the knowledge of the Certificate Registrar, is not the Collateral Agent or an Affiliate of the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either (x) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 hereto and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 hereto or (y) an Opinion of Counsel to the effect that such transfer is not required to be registered under the Securities Act. None of the Trust, the Depositor, the Owner Trustee or the Certificate Registrar is obligated to register or qualify any Owner Trust Certificate under the Securities Act or any other securities laws or to take any action not otherwise required under this Agreement to permit the transfer of any Owner Trust Certificate or interest therein without registration or qualification. Any Certificateholder desiring to effect a transfer of an Owner Trust Certificate or an interest therein shall, and does hereby agree to, indemnify the Trust, the Depositor, the Administrators, the Owner Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          (c) No transfer of any Owner Trust Certificate or any interest therein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing such Owner Trust Certificate or interest therein on behalf of, or with assets of, a Plan.

          (d) No transfer of any Owner Trust Certificate shall be made to any Person that is not a "United States person" as defined in Section 7701(a)(30) of the Code if such Person is exempt from taxation under Section 501(a) of the Code.

          (e) The Owner Trust Certificates shall bear a legend describing or referencing the restrictions on transferability set forth in Sections 12.1(b),
(c) and (d).

          (f) Subject to compliance with Sections 12.1(b), (c) and (d), upon surrender for registration of transfer of the Owner Trust Certificates at the office of the Certificate Registrar or at the office of its Agent in Wilmington, Delaware, the Owner Trustee shall execute, and the Certificate Registrar shall deliver and authenticate, in the name of the designated transferee or transferees, one or more new Owner Trust Certificates, in authorized denominations, evidencing in the aggregate a like aggregate Percentage Interest and dated the date of authentication by the Certificate Registrar.

          (g) At the option of any Certificateholder, Owner Trust Certificates may be exchanged for other Owner Trust Certificates, in authorized denominations, evidencing in the aggregate a like aggregate Percentage Interest upon surrender of the Owner Trust Certificates to be exchanged at the office of the Certificate Registrar, or the office of its Agent in Wilmington, Delaware. Whenever any Owner Trust Certificates are so surrendered for exchange, the Owner Trustee shall execute and the Certificate Registrar shall authenticate and deliver, the Owner Trust Certificates which the Certificateholder is entitled to receive.

          (h) If the Owner Trustee or the Certificate Registrar so requires, every Owner Trust Certificate presented or surrendered for registration of transfer or exchange shall be duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Owner Trustee and the Certificate Registrar duly executed by, the Certificateholder thereof or such person's attorney duly authorized in writing.

          (i) No service charge shall be made to the requesting
Certificateholder for any registration of transfer or exchange of Owner Trust Certificates, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed or any reasonable expenses in connection with any registration of transfer or exchange of Owner Trust Certificates.

          (j) The Certificate Registrar shall cancel and retain or destroy, in accordance with the Owner Trustee's retention policy then in effect, all Owner Trust Certificates surrendered for registration of transfer or exchange.

          SECTION 12.2 MUTILATED, DESTROYED, LOST OR STOLEN OWNER TRUST CERTIFICATES.

          If (i) any mutilated Owner Trust Certificate is surrendered to the Owner Trustee or the Certificate Registrar, or the Owner Trustee and the Certificate Registrar receive evidence to their satisfaction of the destruction, loss or theft of any Owner Trust Certificate, and (ii) there is delivered to the Owner Trustee and the Certificate Registrar such security or indemnity as may be required by them to save each of them harmless, then, in the absence of actual knowledge by a Responsible Officer of the Owner Trustee or the Certificate Registrar that such Owner Trust Certificate has been acquired by a bona fide purchaser, the Owner Trustee shall execute and the Certificate Registrar shall authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Owner Trust Certificate, a new Owner Trust Certificate of like tenor. Upon the issuance of any new Owner Trust Certificate under this
Section 12.2, the Owner Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Certificate Registrar) connected therewith. Any replacement Owner Trust Certificate issued pursuant to this Section shall constitute complete and indefeasible evidence of ownership of the corresponding interest in the Trust, as if originally issued, whether or not the lost, stolen or destroyed Owner Trust Certificate shall be found at any time and such original Owner Trust Certificate shall thereby be deemed canceled.

          SECTION 12.3 PERSONS DEEMED OWNERS.

          Prior to due presentation of an Owner Trust Certificate for registration of transfer, the Owner Trustee, the Certificate Registrar and any agent of any of them may treat the Person in whose name any Owner Trust Certificate is registered as the owner of such Owner Trust Certificate for the purpose of receiving distributions to Certificateholders pursuant to Section 4.2 hereof and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

          SECTION 12.4 ACCESS TO NAMES AND ADDRESSES.

          (a) If any Certificateholder, the Depositor or an Administrator (each, in such capacity, an "Applicant") applies in writing to the Owner Trustee, and such application states that the Applicant desires to communicate with Certificateholders with respect to their rights under this Agreement or the Owner Trust Certificates and is accompanied by a copy of the communication which such Applicant proposes to transmit, then the Owner Trustee shall, at the expense of such Applicant, within ten Business Days after the receipt of such application, furnish or cause to be furnished to such Applicant a list of the names and addresses of the Certificateholders as set forth in the Certificate Register.

          (b) Every Certificateholder consents to the disclosure to any Applicant of its identity and status as a Certificateholder and agrees with the Owner Trustee that the Owner Trustee and the Certificate Registrar shall not be held accountable in any way by reason of the disclosure of any information as to the names and addresses of the Certificateholders hereunder, regardless of the source from which such information was derived.

          SECTION 12.5 ACTIONS OF CERTIFICATEHOLDERS AND OTHERS.

          (a) Any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Agreement to be given or taken by Certificateholders or the Collateral Agent may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Certificateholders or the Collateral Agent in person or by agent duly appointed in writing; and except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Owner Trustee. Proof of execution of any such instrument or of a writing appointing any such agent shall be sufficient for any purpose of this Agreement and conclusive in favor of the Owner Trustee, if made in the manner provided in this
Section 12.5.

          (b) The fact and date of the execution by any Certificateholder or the Collateral Agent of any such instrument or writing may be proved in any reasonable manner which the Owner Trustee deems sufficient.

          (c) Any request, demand, authorization, direction, notice, consent, waiver or other action by a Certificateholder shall bind every transferee of every Owner Trust Certificate issued upon the registration of transfer of such Certificateholder's Owner Trust Certificate or in exchange therefor or in lieu thereof, in respect of anything done, or omitted to be done, by the Owner Trustee, in reliance thereon, whether or not notation of such action is made upon such Owner Trust Certificate.

          (d) The Owner Trustee may require such additional proof of any matter referred to in this Section 12.5 as it shall deem reasonably necessary.

                                  ARTICLE XIII

                                  MISCELLANEOUS

          SECTION 13.1 NO LEGAL TITLE TO TRUST ESTATE IN THE CERTIFICATEHOLDERS.

          The Certificateholders shall not have legal title to any part of the Trust Estate; PROVIDED, HOWEVER, that the Certificateholders have a beneficial interest in the Trust Estate (and initially shall have all right, title and interest in and to the Owner Trust Certificates). No transfer by operation of law or otherwise of any right, title or interest of the Certificateholders in and to the Trust Estate or hereunder shall operate to terminate this Agreement or the Trust or the trusts hereunder or entitle any successor or transferee to an accounting or to the transfer to it of legal title to any part of the Trust Estate.

          SECTION 13.2 RESERVED.

          SECTION 13.3 ACTION BY THE OWNER TRUSTEE IS BINDING.

          Any actions, directions, approvals or consents by the Owner Trustee so long as such actions, directions, consents or approvals are made pursuant to the terms of this Agreement shall bind the Certificateholders and shall be effective to consent to action taken by the parties. No such party shall be required to inquire as to the authorization, necessity, expediency or regularity of such consent by the Owner Trustee.

          SECTION 13.4 LIMITATION ON RIGHTS OF OTHERS.

          Nothing in this Agreement, whether express or implied, shall be construed to give to any Person, other than the Bank, the Owner Trustee, the Depositor and the Certificateholders, any legal or equitable right, remedy or claim under or in respect of this Agreement; provided, however, that the Collateral Agent shall be a third-party beneficiary of this Agreement.

          SECTION 13.5 NOTICES. All demands, notices and communications hereunder shall be in writing, may be given by facsimile transmission, shall be deemed to have been given upon receipt (except that notices being sent by first class mail, postage prepaid, shall be deemed to be received five Business Days following the mailing thereof) as follows: (i) in the case of the Owner Trustee, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890,
Attention: Corporate Trust Administration; (ii) in the case of the Depositor, 1000 Woodbury Road, Woodbury, New York 11797, Attention: General Counsel, Tel.
(516) 364-8500, Fax: (516) 364-9450; (iii) in the case of the Collateral Agent, ____________________________________; and (iv) in the case of a
Certificateholder, to that Person's name and address as set forth from time to time in the Certificate Register; or as to each such Person such other address and/or facsimile number as any of them shall specify by written notice to the other parties.

          SECTION 13.6 SEVERABILITY.

          To the extent permitted by law, any provision of this Agreement that may be determined by competent authority to be prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          SECTION 13.7 LIMITATION ON THE DEPOSITOR'S AND THE CERTIFICATEHOLDER'S RESPECTIVE LIABILITY.

          Neither the Depositor nor any Certificateholder shall have any liability for the performance of this Agreement except as expressly set forth herein.

          SECTION 13.8 SEPARATE COUNTERPARTS.

          This Agreement may be executed by the parties hereto in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute but one and the same instrument.

          SECTION 13.9 SUCCESSORS AND ASSIGNS.

          All covenants and agreements contained herein shall be binding upon, and inure to the benefit of, the Bank, the Owner Trustee and its successors and assigns, the Certificateholders and the Depositor and its or their respective successors and assigns, and the Collateral Agent, as third-party beneficiary, and its successors all as herein provided. Any request, notice, direction, consent, waiver or other instrument or action by the Depositor shall bind the successors and assigns of the Depositor and any request, notice, direction, consent, waiver or other instrument or action by a Certificateholder shall bind the successors and assigns of such Certificateholder.

          SECTION 13.10 HEADINGS.

          The headings of the various articles and sections herein are for convenience of reference only and shall not define or limit any of the terms or provision hereof.

          SECTION 13.11 GOVERNING LAW.

          THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF DELAWARE, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

          SECTION 13.12 ADMINISTRATION OF TRUST.

          The principal place of administration of the Trust shall be in the State of Delaware.

          SECTION 13.13 PERFORMANCE BY THE DEPOSITOR OR THE ADMINISTRATORS.

          Any obligation of the Owner Trustee hereunder or under any Operative Agreement or other document contemplated herein may be performed by the Depositor or either Administrator and any such performance shall not be construed as a revocation of the trusts created hereby.

          SECTION 13.14 NO IMPLIED WAIVER.

          No term or provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing entered into as provided in Section 10.1 hereof; and any such waiver of the terms hereof shall be effective only in the specific instance and for the specific purpose given.

          SECTION 13.15 REFERENCES.

          The definitions in Article I shall apply equally to both the singular and plural forms of the terms defined. "Include", "included", "includes" and "including" shall be deemed to be followed by "without limitation". "Writing", "written" and comparable terms refer to printing, typing, lithography or other means of reproducing words in a visible form. Any agreement or instrument or any law, rule or regulation of any Governmental Authority defined or referred to in
Article I means such agreement or instrument or such law, rule or regulation as from time to time amended, modified or supplemented in accordance with the terms thereof, including (in the case of agreements or instruments) by waiver or consent and (in the case of such law, rule or regulation) by succession of any comparable successor law, rule or regulation and includes (in the case of agreements or instruments) references to all attachments thereto and instruments incorporated therein. References to a Person are also to its successors and permitted assigns. Any term defined above by reference to any agreement or instrument or any law, rule or regulation of any Governmental Authority has such meaning whether or not such agreement, instrument or law, rule or regulation is in effect. "Agreement", "hereof", "herein", "hereto", "hereunder" and comparable terms refer to this Agreement (including all exhibits and schedules hereto) and not to any particular article, section, clause or other subdivision hereof or attachment hereto. References to any gender include, unless the context otherwise requires, references to all genders, and references to the singular include, unless the context other requires, references to the plural and vice versa. References in this Agreement to "Article", "Section", "Clause" or another subdivision or to an attachment are, unless the context otherwise requires, to an article, clause or subdivision of or attachment to this Agreement.

          SECTION 13.16 TAX MATTERS.

          (a) It is the intention of the parties hereto that, solely for income and franchise tax purposes, the Trust, shall be treated as a partnership if, for federal income tax purposes, the Trust is considered to have more than one Certificateholder, or as a division of the Certificateholder that is ignored as an entity separate from the Certificateholder if, for federal income tax purposes, there is a single Certificateholder. The parties agree that, unless otherwise required by appropriate tax authorities, the Trust will file or cause to be filed annual or other necessary returns, reports and other forms consistent with the characterization of the Trust, as it relates to the assets in the Trust and the Owner Trust Certificates, as a partnership or division of the Certificateholder, as just described, for such tax purposes.

          (b) Net income of the Trust for any month as determined for federal income tax purposes (and each item of income, gain, loss, credit and deduction entering into the computation thereof) shall be allocated to the Certificateholders, and apportioned among the Certificateholders pro rata based upon their respective Percentage Interests.

          (c) In the Administration Agreement, the Administrators have agreed that they shall (i) deliver (or cause to be delivered) to each Certificateholder, as may be required by the Code and applicable Treasury Regulations, such information as may be required (including Schedule K-1 to IRS Form 1065), if the Trust is treated as a partnership for federal income tax purposes, to enable each Certificateholder to prepare its federal and state income tax returns, (ii) prepare or cause to be prepared, and file or cause to be filed, all tax returns relating to the Trust (including a partnership information return, IRS Form 1065), if the Trust is treated as a partnership for federal income tax purposes, and make such elections as may from time to time be required or appropriate under any applicable state or federal statute or rule or regulation thereunder so as to maintain the characterization of the Trust as a partnership or division of a single Certificateholder, as the case may be, for federal income tax purposes and (iii) prepare or cause to be prepared, and file or cause to be filed, deliver or cause to be delivered any annual or other necessary returns, reports or forms relating to the Owner Trust Certificates (including information returns on IRS Form 1099). The Trust shall make all elections pursuant to this Section as directed in writing by the Depositor or Administrators. The Owner Trustee shall sign all tax information returns relating to the Owner Trust Certificates, if any, furnished to it in execution form by the Depositor or Administrators and any other returns as may be required by law and so furnished to it by and at the direction of the Depositor or the Administrators, and in doing so shall be entitled to, and shall be fully protected if it shall, rely entirely upon, and shall have no liability for, information or calculations provided by the Depositor or the Administrators. All tax returns shall be signed by the Depositor, and if the Depositor shall no longer hold any Owner Trust Certificates, the Certificateholder holding of the greatest amount of Percentage Interest, unless some other party is required by law to sign such return (in which case such other party shall sign). If the Trust is characterized as a partnership for federal income tax purposes the Depositor, and if the Depositor shall no longer hold any Owner Trust Certificates, the Certificateholder holding of the greatest amount of Percentage Interest, shall be the "tax matters partner" of the Trust pursuant to the Code.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective officers hereunto duly authorized, as of the date hereof.


                                       DF SPECIAL HOLDINGS CORPORATION,
                                       as Depositor



                                       By: ____________________________________
                                           Name:
                                           Title:



                                       WILMINGTON TRUST COMPANY,
                                           in its individual capacity and as
                                           Owner Trustee



                                       By: ____________________________________
                                           Name:
                                           Title:

                                   SCHEDULE I

                 CERTIFICATE SCHEDULE OF UNDERLYING CERTIFICATES


        UNDERLYING CERTIFICATE                         PERCENTAGE INTEREST
        ----------------------                         -------------------

                      EXHIBIT A TO DEPOSIT TRUST AGREEMENT

                        [FORM OF OWNER TRUST CERTIFICATE]

                   DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1
                             OWNER TRUST CERTIFICATE


Date of Deposit Trust Agreement:       Percentage Interest in Trust Evidenced
_____, 2000                            by this Owner Trust Certificate:  100%

Depositor:  DF Special Holdings        Closing Date:______, 2000
            Corporation

Owner Trust Certificate No. 1          Owner Trustee:  Wilmington Trust Company

          THIS OWNER TRUST CERTIFICATE DOES NOT REPRESENT AN INTEREST IN, OR OBLIGATION OF, THE DEPOSITOR, THE OWNER TRUSTEE, ANY OF THEIR RESPECTIVE AFFILIATES, OR ANY OTHER PERSON. NEITHER THIS OWNER TRUST CERTIFICATE NOR THE UNDERLYING CERTIFICATES ARE INSURED OR GUARANTEED, IN WHOLE OR IN PART, BY ANY GOVERNMENTAL ENTITY OR INSTRUMENTALITY OR ANY PRIVATE INSURER OR GUARANTOR.

          THIS OWNER TRUST CERTIFICATE HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE RESOLD OR TRANSFERRED UNLESS IT IS REGISTERED PURSUANT TO SUCH ACT AND LAWS OR IS SOLD OR TRANSFERRED IN TRANSACTIONS THAT ARE EXEMPT FROM REGISTRATION UNDER SUCH ACT AND UNDER APPLICABLE STATE LAW AND IS TRANSFERRED IN ACCORDANCE WITH THE PROVISIONS OF SECTION 12.1 OF THE TRUST AGREEMENT (AS DEFINED HEREIN).

          NO TRANSFER OF THIS OWNER TRUST CERTIFICATE TO (A) AN EMPLOYEE BENEFIT PLAN OR OTHER RETIREMENT ARRANGEMENT (EACH, A "PLAN") SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), AND/OR THE INTERNAL REVENUE CODE OF 1986 (THE "CODE"), OR (B) TO ANY PERSON WHO IS DIRECTLY OR INDIRECTLY PURCHASING THIS OWNER TRUST CERTIFICATE OR INTEREST HEREIN ON BEHALF OF, OR WITH ASSETS OF, A PLAN WILL BE REGISTERED.

          THIS OWNER TRUST CERTIFICATE WILL NOT BE TRANSFERABLE TO ANY PERSON THAT IS NOT A "UNITED STATES PERSON" AS DEFINED IN SECTION 7701(A)(30) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), IF SUCH PERSON IS EXEMPT FROM TAXATION UNDER SECTION 501(A) OF THE CODE.

          This Owner Trust Certificate is issued pursuant to, and in accordance with, the terms of a Deposit Trust Agreement, dated as of ______, 2000 (the "Trust Agreement"; terms not otherwise defined herein shall have the meanings assigned to those terms in the Trust Agreement), between DF Special Holdings Corporation, as depositor (the "Depositor"), and Wilmington Trust Company, not in its individual capacity but solely as owner trustee (the "Owner Trustee"), a summary of certain of the pertinent provisions of which are set forth herein. This Owner Trust Certificate is issued under and is subject to the terms, provisions and conditions of the Trust Agreement, to which Trust Agreement the holder of this Owner Trust Certificate by virtue of the acceptance hereof assents and by which such Certificateholder is bound. In the event of a conflict between the provisions of this Owner Trust Certificate and those of the Trust Agreement, the provisions of the Trust Agreement shall control.

          This certifies that _____________ (the "Certificateholder") is the registered owner of the Percentage Interest evidenced by this Owner Trust Certificate in the trust established pursuant to the Trust Agreement and designated as Delta Funding Residual Holdings Trust 2000-1 (the "Trust"). The assets of the Trust include the Underlying Certificates and the proceeds thereof.

          Except to the extent of their execution and authentication, respectively, of the Owner Trust Certificates, the Owner Trustee and the Certificate Registrar make no representation or warranty as to any of the statements contained herein or the validity or sufficiency of this Owner Trust Certificate, the Underlying Certificates or the assets in which the Underlying Certificates evidence an interest. The Owner Trustee has executed this Owner Trust Certificate in its limited capacity as Owner Trustee under the Trust Agreement, and the Certificate Registrar has authenticated this Owner Trust Certificate in its limited capacity as Certificate Registrar under the Trust Agreement.

          Distributions on the Owner Trust Certificates will be made with respect to the Underlying Certificates on the payment date for each such Underlying Certificate. As more fully described in the Trust Agreement, distributions allocable to the Owner Trust Certificates may be made on each Payment Date up to the amount of Certificateholder Funds for the related Payment Date and, to the extent not previously paid, for all prior Payment Dates. As and to the extent described in the Trust Agreement, distributions of Certificateholder Funds will be limited to the amount available for such purpose in the Certificate Account.

          Pursuant to the Trust Agreement, all payments made with respect to the Owner Trust Certificates on any Payment Date shall be allocated PRO RATA among the Certificateholders based upon their respective Percentage Interests. Payments to the Certificateholders on each Payment Date will be made to the Certificateholders of record on the related Record Date. Payments to any Certificateholder on any Payment Date shall be made by wire transfer of immediately available funds to the account of such Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Owner Trustee in writing at least five Business Days prior to the related Record Date, or otherwise by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. Final payment on each Owner Trust Certificate will be made in like manner, but only upon presentment and surrender of such Owner Trust Certificate at the Corporate Trust Office or such other location specified in the notice to Certificateholders of such final payment.

          This Owner Trust Certificate does not purport to summarize the Trust Agreement and reference is made to the Trust Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced hereby and the rights, duties and immunities of the Owner Trustee.

          No transfer, sale, pledge or other disposition of this Owner Trust Certificate or interest herein shall be made unless that transfer, sale, pledge or the disposition is exempt from the registration and/or qualification requirements of the Securities Act and any applicable state securities laws, or is otherwise made in accordance with the Securities Act and such state securities laws. Neither the Trust nor any trust fund in which an Underlying Certificate evidences a beneficial ownership interest has been registered as an investment company under the Investment Company Act, and no transfer of an Owner Trust Certificate may be made (i) to any Person other than a QIB, the Collateral Agent or an Affiliate of the Depositor or (ii) to any Person that would require the Trust or any such trust fund to be registered as an investment company under the Investment Company Act. If such transfer is to be made to any Person who to the knowledge of the Certificate Registrar, is not the Collateral Agent or an Affiliate of the Depositor, then the Certificate Registrar shall refuse to register such transfer unless it receives (and upon receipt, may conclusively rely upon) either (x) a certificate from the Certificateholder desiring to effect such transfer substantially in the form attached as Exhibit B-1 to the Trust Agreement and a certificate from such Certificateholder's prospective transferee substantially in the form attached as Exhibit B-2 to the Trust Agreement or (y) an Opinion of Counsel to the effect that such transfer is not required to be registered under the Securities Act. None of the Trust, the Depositor, the Owner Trustee or the Certificate Registrar is obligated to register or qualify this Owner Trust Certificate under the Securities Act or any other securities laws or to take any action not otherwise required under the Trust Agreement to permit the transfer of this Owner Trust Certificate or interest herein without registration or qualification. Any Certificateholder desiring to effect a transfer of this Owner Trust Certificate or an interest herein shall, and does hereby agree to, indemnify the Issuer, the Depositor, the Administrator, the Owner Trustee, the Indenture Trustee and the Certificate Registrar against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

          No transfer of this Owner Trust Certificate or any interest herein shall be made (A) to any employee benefit plan or other retirement arrangement, including individual retirement accounts and annuities, Keogh plans and collective investment funds and separate accounts in which such plans, accounts or arrangements are invested, including, without limitation, insurance company general accounts, that is subject to ERISA or the Code (each, a "Plan"), or (B) to any Person who is directly or indirectly purchasing this Owner Trust Certificate or interest herein on behalf of, or with assets of, a Plan.

          No transfer of this Owner Trust Certificate shall be made to any Person that is not a "United States person" as defined in Section 7701(a)(30) of the Code if such Person is exempt from taxation under Section 501(a) of the Code.

          Prior to transfer of this Owner Trust Certificate in accordance with the foregoing and the Trust Agreement, the Owner Trustee and the Certificate Registrar and any agent of any of them may treat the Person in whose name this Owner Trust Certificate is registered as the owner hereof for the purpose of receiving distributions to Certificateholders pursuant to the Trust Agreement and for all other purposes whatsoever, and neither the Owner Trustee, the Certificate Registrar nor any agent of any of them shall be affected by notice to the contrary.

          As provided in the Trust Agreement and subject to certain limitations herein and therein set forth, this Owner Trust Certificate is exchangeable for other Owner Trust Certificates in authorized denominations representing a like aggregate Percentage Interest, as requested by the Certificateholder surrendering the same.

          No service charge will be made to a Certificateholder for any such registration of transfer or exchange, but the Certificate Registrar may require payment of a sum sufficient to cover any tax or other governmental charge or reasonable expenses payable in connection therewith.

          The Trust Agreement permits, with certain exceptions therein provided, the amendment of the Trust Agreement and the modification of the rights of the Certificateholders at any time by the Owner Trustee with the consent of the Collateral Agent and Certificateholders owning a majority of the Percentage Interests (except as provided in the Trust Agreement). Any consent by the Certificateholder of this Owner Trust Certificate shall be conclusive and binding on such Certificateholder and upon all future Certificateholders issued upon the transfer hereof or in exchange herefor or in lieu hereof whether or not notation of such consent is made upon this Owner Trust Certificate.

          Unless the Certificate of Authentication on this Owner Trust Certificate has been executed by or on behalf of the Certificate Registrar, by manual signature, this Owner Trust Certificate shall not be entitled to any benefit under the Trust Agreement or be valid for any purpose.

          IN WITNESS WHEREOF, the Owner Trustee has caused this Owner Trust Certificate to be duly executed.


                                DELTA FUNDING RESIDUAL HOLDING TRUST
                                  2000-1

                                        By:  WILMINGTON TRUST COMPANY,
                                                 not in its individual capacity
                                                 but solely as Owner Trustee


                                             By: ____________________________
                                                       Authorized Officer

                          CERTIFICATE OF AUTHENTICATION

          This is one of the Owner Trust Certificates referred to in the within-referenced Trust Agreement.

Dated: ___________

                                          WILMINGTON TRUST COMPANY,
                                             not in its individual capacity
                                             but solely as Certificate Registrar


                                          By:_________________________________
                                                   Authorized Officer

                                   ASSIGNMENT



FOR VALUE RECEIVED, the undersigned ("Assignor(s)") hereby sell(s), assign(s) and transfer(s) unto ________________________________________________________
______________________________________________________________________________
__________________________ [Please print or typewrite name(s) and address(es), including postal zip code of assignee(s)] ("Assignee(s)") that portion of the interest in the Trust represented by the within Owner Trust Certificate set forth below and hereby authorize(s) the transfer and registration of transfer of such interest to Assignee(s) on the Certificate Register of the Trust.

I (we) further direct the Certificate Registrar to issue a new Owner Trust Certificate for that portion of the interest in the Trust represented by the within Owner Trust Certificate set forth below to the above-named Assignee(s) and deliver such Owner Trust Certificate to the following address:____________
______________________________________________________________________________
______________________________________; to issue a new Owner Trust Certificate for the remainder of the interest in the Trust represented by the within Owner Trust Certificate to the Assignor(s) and deliver such Owner Trust Certificate to the following address: ; and to cancel the within Owner Trust Certificate.

Date:
     --------------------------      -----------------------------------------
                                     Signature by or on behalf of Assignor(s)


Percentage Interest
Transferred:
              ------------------      ----------------------------------------
                                      Taxpayer Identification Number

                     EXHIBIT B-1 TO DEPOSIT TRUST AGREEMENT

                         FORM OF TRANSFEROR CERTIFICATE
                  FOR TRANSFERS OF THE OWNER TRUST CERTIFICATES

                                     [Date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention:  Corporate Trust Administration

     Re: Delta Funding Residual Holding Trust 2000-1, Owner Trust Certificates (THE "OWNER TRUST CERTIFICATES")

Ladies and Gentlemen:

          This letter is delivered to you in connection with the sale by ____________________ (the "Transferor") to ________________ (the "Transferee")
of the Owner Trust Certificates representing a ____% Percentage Interest (the "Transferred Owner Trust Certificates"). The Owner Trust Certificates, including the Transferred Owner Trust Certificates, were issued pursuant to the Deposit Trust Agreement, dated as of ______, 2000 (the "Agreement"), between DF Special Holdings Corporation, as depositor (the "Depositor"), and Wilmington Trust Company, as owner trustee (the "Owner Trustee"). All capitalized terms used but not otherwise defined herein shall have the respective meanings set forth in the Agreement. The Transferor hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor, the Owner Trustee and the Transferee, that:

               1. The Transferor is the lawful owner of the Transferred Owner Trust Certificates with the full right to transfer such Owner Trust Certificates free from any and all claims and encumbrances whatsoever.

               2. Neither the Transferor nor anyone acting on its behalf has (a) offered, transferred, pledged, sold or otherwise disposed of any Owner Trust Certificate, any interest in any Owner Trust Certificate or any other similar security to any person in any manner, (b) solicited any offer to buy or accept a transfer, pledge or other disposition of any Owner Trust Certificate, any interest in any Owner Trust Certificate or any other similar security from any person in any manner, (c) otherwise approached or negotiated with respect to any Owner Trust Certificate, any interest in any Owner Trust Certificate or any other similar security with any person in any manner, (d) made any general solicitation by means of general advertising or in any other manner, or (e) taken any other action, which (in the case of any of the acts described in clauses (a) through (e) hereof) would constitute a distribution of any Owner Trust Certificate under the Securities Act of 1933, as amended (the "Securities Act"), or would render the disposition of any Owner Trust Certificate a violation of Section 5 of the Securities Act or any state securities laws, or would require registration or qualification of any Owner Trust Certificate pursuant to the Securities Act or any state securities laws.

               3. The Transferor and any person acting on behalf of the Transferor in this matter reasonably believe that the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A ("Rule 144A") under the Securities Act (a "Qualified Institutional Buyer") purchasing for its own account or for the account of a Qualified Institutional Buyer. In determining whether the Transferee is a Qualified Institutional Buyer, the Transferor and any person acting on behalf of the Transferor in this matter have relied upon the following method(s) of establishing the Transferee's ownership and discretionary investments of securities (check one or more):

                  ___ (a) The Transferee's most recent publicly available financial statements, which statements present the information as of a date within 16 months preceding the date of sale of the Transferred Owner Trust Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

                  ___ (b) The most recent publicly available information appearing in documents filed by the Transferee with the Securities and Exchange Commission or another United States federal, state, or local governmental agency or self-regulatory organization, or with a foreign governmental agency or self-regulatory organization, which information is as of a date within 16 months preceding the date of sale of the Transferred Owner Trust Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

                  ___ (c) The most recent publicly available information appearing in a recognized securities manual, which information is as of a date within 16 months preceding the date of sale of the Transferred Owner Trust Certificate in the case of a U.S. purchaser and within 18 months preceding such date of sale for a foreign purchaser; or

                  ___ (d) A certification by the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the Transferee, specifying the amount of securities owned and invested on a discretionary basis by the Transferee as of a specific date on or since the close of the Transferee's most recent fiscal year, or, in the case of a Transferee that is a member of a "family of investment companies", as that term is defined in Rule 144A, a certification by an executive officer of the investment adviser specifying the amount of securities owned by the "family of investment companies" as of a specific date on or since the close of the Transferee's most recent fiscal year.

               4. The Transferor and any person acting on behalf of the Transferor understand that in determining the aggregate amount of securities owned and invested on a discretionary basis by an entity for purposes of establishing whether such entity is a Qualified Institutional Buyer:

                    (a) the following instruments and interests shall be excluded: securities of issuers that are affiliated with the Transferee; securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer; securities of issuers that are part of the Transferee's "family of investment companies", if the Transferee is a registered investment company; bank deposit notes and certificates of deposit; loan participations; repurchase agreements; securities owned but subject to a repurchase agreement; and currency, interest rate and commodity swaps;

                    (b) the aggregate value of the securities shall be the cost of such securities, except where the entity reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities may be valued at market;

                    (c) securities owned by subsidiaries of the entity that are consolidated with the entity in its financial statements prepared in accordance with generally accepted accounting principles may be included if the investments of such subsidiaries are managed under the direction of the entity, except that, unless the entity is a reporting company under
                    Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, securities owned by such subsidiaries may not be included if the entity itself is a majority-owned subsidiary that would be included in the consolidated financial statements of another enterprise.

               5. The Transferor or a person acting on its behalf has taken reasonable steps to ensure that the Transferee is aware that the Transferor is relying on the exemption from the provisions of Section 5 of the Securities Act provided by Rule 144A.

               6. The Transferor or a person acting on its behalf has furnished, or caused to be furnished, to the Transferee all information regarding
          (a) the Transferred Owner Trust Certificates and payments thereon, (b) the Notes and payments thereon, (c) the nature and performance of the Underlying Certificates and (d) the Indenture, the Agreement and the Trust Estate, that the Transferee has requested.

                                               Very truly yours,

                                               --------------------------------
                                               (Transferor)

                                               By:
                                                   ----------------------------
                                               Name:
                                                     --------------------------
                                               Title:
                                                      -------------------------

                     EXHIBIT B-2 TO DEPOSIT TRUST AGREEMENT

                         FORM OF TRANSFEREE CERTIFICATE
                  FOR TRANSFERS OF THE OWNER TRUST CERTIFICATES

                                     [Date]

Wilmington Trust Company
Rodney Square North
1100 North Market Street
Wilmington, Delaware 19890
Attention:  Corporate Trust Administration


     Re: Delta Funding Residual Holding Trust 2000-1, Owner Trust Certificates (THE "OWNER TRUST CERTIFICATES")

Ladies and Gentlemen:

          ____________________ (the "Transferee") intends to purchase from
___________________ (the "Transferor") the Owner Trust Certificates representing a ____% Percentage Interest (the "Transferred Owner Trust Certificates"). The Owner Trust Certificates, including the Transferred Owner Trust Certificates, were issued pursuant to the Deposit Trust Agreement, dated as of _______, 2000 (the "Agreement"), between DF Special Holdings Corporation, as depositor (the "Depositor"), and Wilmington Trust Company as owner trustee (the "Owner Trustee"). All capitalized terms used herein and not otherwise defined shall have the meanings set forth in the Agreement. The Transferee hereby certifies, represents and warrants to you, as Certificate Registrar, and for the benefit of the Depositor, the Owner Trustee and the Transferor, that:

          1. The Transferee is a "qualified institutional buyer" (a "Qualified Institutional Buyer") as that term is defined in Rule 144A ("Rule 144A") under the Securities Act of 1933, as amended (the "Securities Act"), and has completed one of the forms of certification to that effect attached hereto as Annex 1 and Annex 2. The Transferee is aware that the sale to it of the Transferred Owner Trust Certificates is being made in reliance on Rule 144A. The Transferee is acquiring the Transferred Owner Trust Certificates for its own account or for the account of a Qualified Institutional Buyer, and understands that such Transferred Owner Trust Certificates may be resold, pledged or transferred only
(i) to a person reasonably believed to be a Qualified Institutional Buyer that purchases for its own account or for the account of a Qualified Institutional Buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

          2. The Transferee has been furnished with all information regarding
(a) the Transferred Owner Trust Certificates and payments thereon, (b) the nature and performance of the Underlying Certificates and the Home Equity Loans,
(c) the Indenture, (d) the Agreement and (e) any credit enhancement mechanism associated with the Transferred Owner Trust Certificates, that it has requested.

          3. The Transferee represents that it is not any employee benefit plan (a "Plan") subject to the Employee Retirement Income Security Act of 1974, as amended, or the Internal Revenue Code of 1986, as amended (the "Code"), or a Person acting, directly or indirectly, on behalf of, or with the assets of, a Plan.

          4. The Transferee represents that it not a "United States person" as defined in Section 7701(a)(30) of the Code which is exempt from taxation under
Section 501(a) of the Code.

          5. The Transferee agrees to be bound by the terms of the Agreement.



                                   Very truly yours,

                                   --------------------------------------------
                                   (Transferee)

                                   By:
                                       ---------------------------------------
                                   Name:
                                         -------------------------------------
                                   Title:
                                         -------------------------------------

                               ANNEX 1 TO EXHIBIT B-2 TO DEPOSIT TRUST AGREEMENT

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

          [For Transferees Other Than Registered Investment Companies]

          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the Owner Trust Certificates being transferred (the "Transferred Owner Trust Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Owner Trust Certificates (the "Transferee").

          2. The Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Transferee owned and/or invested on a discretionary basis $______________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A) and (ii) the Transferee satisfies the criteria in the category marked below.

          a. amount owned and/or invested on a discretionary basis in securities is greater than $100 million and the undersigned is one of the following entities:

                (1)      ___       an insurance company as defined in Section
                                   2(13) of the Act; or

                (2)      ___       an investment company registered under the
                                   Investment Company Act or any business
                                   development company as defined in Section
                                   2(a)(48) of the Investment Company Act of
                                   1940; or

                (3)      ___       a Small Business Investment Company licensed
                                   by the U.S. Small Business Administration under Section 301(c) or (d) of the Small
                                   Business Investment Act of 1958; or

                (4)      ___       a plan (i) established and maintained by a
                                   state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, the laws of which permit the purchase of securities of this type, for the benefit of its employees and
                                   (ii) the governing investment guidelines of which permit the purchase of securities of this type; or

                (5)      ___       a business development company as defined in
                                   Section 202(a)(22) of the Investment Advisers
                                   Act of 1940;

                (6)      ___      a corporation (other than a U.S. bank, savings
                                  and loan association or equivalent foreign institution), partnership, Massachusetts or similar business trust, or an organization described in Section 501(c)(3) of the Internal
                                  Revenue Code; or

                (7)      ___       a U.S. bank, savings and loan association or
                                   equivalent foreign institution, which has an audited net worth of at least $25 million as demonstrated in its latest annual financial statements; or

                (8)      ___      an investment adviser registered under the
                                  Investment Advisers Act; or

        b.      ___      amount owned and/or invested on a discretionary basis
                         in securities is greater than $10 million, and the undersigned is a broker-dealer registered with the SEC;
                         or

        c.      ___      amount owned and/or invested on a discretionary basis
                         in securities is less than $10 million, and the undersigned is a broker-dealer registered with the SEC and will only purchase Rule 144A securities in transactions in which it acts as a riskless principal
                         (as defined in Rule 144A); or

        d.    ___        amount owned and/or invested on a discretionary
                         basis in securities is less than $100 million, and the undersigned is an investment company registered under the Investment Company Act of 1940, which, together with one or more registered investment companies having the same or an affiliated investment adviser, owns at least $100 million of securities; or

        e.      ___      amount owned and/or invested on a discretionary basis
                         in securities is less than $100 million, and the undersigned is an entity, all the equity owners of which are qualified institutional buyers.

          3. The term "SECURITIES" as used herein DOES NOT INCLUDE (i) securities of issuers that are affiliated with the Transferee, (ii) securities that are part of an unsold allotment to or subscription by the Transferee, if the Transferee is a dealer, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements, (vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee did not include any of the securities referred to in this paragraph.

          4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, the Transferee used the cost of such securities to the Transferee, unless the Transferee reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities were valued at market. Further, in determining such aggregate amount, the Transferee may have included securities owned by subsidiaries of the Transferee, but only if such subsidiaries are consolidated with the Transferee in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Transferee's direction. However, such securities were not included if the Transferee is a majority-owned, consolidated subsidiary of another enterprise and the Transferee is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

          5. The Transferee acknowledges that it is familiar with Rule 144A and understands that the Transferor and other parties related to the Transferred Owner Trust Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Transferee may be in reliance on Rule 144A.

         ___      ___      Will the Transferee be purchasing the Transferred
         Yes      No       Owner Trust Certificates only for the Transferee's
                           own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The Transferee will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Transferee's purchase of the Transferred Owner Trust Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Transferee is a bank or savings and loan as provided above, the Transferee agrees that it will furnish to such parties any updated annual financial statements that become available on or before the date of such purchase, promptly after they become available.

                                             ----------------------------------
                                             Print Name of Transferee


                                             By:
                                                  ----------------------------
                                                  Name:
                                                  Title:
                                                  Date:

                               ANNEX 2 TO EXHIBIT B-2 TO DEPOSIT TRUST AGREEMENT


            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [FOR TRANSFEREES THAT ARE REGISTERED INVESTMENT COMPANIES]


          The undersigned hereby certifies as follows to [name of Transferor] (the "Transferor") and [name of Certificate Registrar], as Certificate Registrar, with respect to the Owner Trust Certificates being transferred (the "Transferred Owner Trust Certificates") as described in the Transferee Certificate to which this certification relates and to which this certification is an Annex:

          1. As indicated below, the undersigned is the chief financial officer, a person fulfilling an equivalent function, or other executive officer of the entity purchasing the Transferred Certificates (the "Transferee") or, if the Transferee is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because the Transferee is part of a Family of Investment Companies (as defined below), is an executive officer of the investment adviser (the "Adviser").

          2. The Transferee is a "qualified institutional buyer" as defined in Rule 144A because (i) the Transferee is an investment company registered under the Investment Company Act of 1940, as amended, and (ii) as marked below, the Transferee alone owned and/or invested on a discretionary basis, or the Transferee's Family of Investment Companies owned, at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year. For purposes of determining the amount of securities owned by the Transferee or the Transferee's Family of Investment Companies, the cost of such securities was used, unless the Transferee or any member of the Transferee's Family of Investment Companies, as the case may be, reports its securities holdings in its financial statements on the basis of their market value, and no current information with respect to the cost of those securities has been published, in which case the securities of such entity were valued at market.

____           The  Transferee  owned  and/or  invested on a  discretionary basis $___________________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

____               The Transferee is part of a Family of Investment  Companies which owned in the aggregate $______________ in securities (other than the excluded securities referred to below) as of the end of the Transferee's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

          3. The term "FAMILY OF INVESTMENT COMPANIES" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

          4. The term "SECURITIES" as used herein does not include (i) securities of issuers that are affiliated with the Transferee or are part of the Transferee's Family of Investment Companies, (ii) bank deposit notes and certificates of deposit, (iii) loan participations, (iv) repurchase agreements,
(v) securities owned but subject to a repurchase agreement and (vi) currency, interest rate and commodity swaps. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Transferee, or owned by the Transferee's Family of Investment Companies, the securities referred to in this paragraph were excluded.

          5. The Transferee is familiar with Rule 144A and understands that the parties to which this certification is being made are relying and will continue to rely on the statements made herein because one or more sales to the Transferee will be in reliance on Rule 144A.

                  ____     ____         Will the Transferee be purchasing
                  Yes      No           the Transferred Owner Trust Certificates
                                        only for the Transferee's own account?

          6. If the answer to the foregoing question is "no", then in each case where the Transferee is purchasing for an account other than its own, such account belongs to a third party that is itself a "qualified institutional buyer" within the meaning of Rule 144A, and the "qualified institutional buyer" status of such third party has been established by the Transferee through one or more of the appropriate methods contemplated by Rule 144A.

          7. The undersigned will notify the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice, the Transferee's purchase of the Transferred Owner Trust Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                           -------------------------------------
                                           Print Name of Transferee or Adviser

                                           By:
                                              ---------------------------------
                                           Name:
                                                -------------------------------
                                           Title:
                                                 ------------------------------


                                            IF AN ADVISER:


                                            Print Name of Transferee

                                            Date:
                                                 ------------------------------

                                            EXHIBIT C TO DEPOSIT TRUST AGREEMENT

                         [FORM OF CERTIFICATE OF TRUST]

                             CERTIFICATE OF TRUST OF
                   DELTA FUNDING RESIDUAL HOLDING TRUST 2000-1

          This Certificate of Trust of Delta Funding Residual Holding Trust 2000-1 (the "Trust") is being duly executed and filed by Wilmington Trust Company, a Delaware banking corporation, as trustee, to form a business trust under the Delaware Business Trust Act (12 Del. Code, ss. 3801 ET SEQ.) (the "Act").

          1. NAME. The name of the business trust formed hereby is Delta Funding Residual Holding Trust 2000-1.

          2. DELAWARE TRUSTEE. The name and business address of the trustee of the Trust in the State of Delaware is Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890, Attention:
Corporate Trust Administration.

          3. EFFECTIVE DATE. This Certificate of Trust shall be effective on ___________, 2000.

          IN WITNESS WHEREOF, the undersigned has executed this Certificate of Trust in accordance with Section 3811(a)(1) of the Act.

                                        WILMINGTON TRUST COMPANY, not in its
                                        individual capacity but solely as Owner
                                        Trustee of the Trust.



                                         By:  _________________________________
                                              Name:
                                              Title:

                                            EXHIBIT D TO DEPOSIT TRUST AGREEMENT

                             COMPLIANCE CERTIFICATE


          DF Special Holdings Corporation, as depositor under the Deposit Trust Agreement, dated as of __________, 2000 (the "Trust Agreement") relating to Delta Funding Residual Holding Trust 2000-1 (the "Trust"), hereby certifies, represents and warrants to [Wilmington Trust Company, as Owner Trustee,] that as of ________, 200_:

          1. The Collateral Test is satisfied, as is evidenced more fully by the summary of valuation of the Trust Account Property on deposit in the Trust Account for each of the Trust and Delta Funding Residual Holding Trust 2000-2, as set forth more fully on the valuation reports attached hereto as Exhibits D-1 and D-2.

          2. No Default or Event of Default under the Indenture has occurred and is continuing.

          3. A true copy of this Compliance Certificate has been delivered to the Collateral Agent.

Capitalized terms used but not defined herein shall have the meaning ascribed to such terms in the Trust Agreement.

                  IN WITNESS WHEREOF, the undersigned has duly executed this Certificate on the ____ day of __________, 200_.

                                      DF SPECIAL HOLDINGS CORPORATION.


                                      By:
                                           ------------------------------------
                                           Name:
                                           Title:

                                            EXHIBIT E TO DEPOSIT TRUST AGREEMENT

                              RELEASE CERTIFICATION


          DF Special Holdings Corporation, as depositor under the Deposit Trust Agreement, dated as of __________, 2000 (the "Trust Agreement") relating to Delta Funding Residual Holding Trust 2000-1 (the "Trust") hereby certifies, represents and warrants to [Wilmington Trust Company, as Owner Trustee,] as follows:

          1. The Depositor hereby requests the release of the following (complete one):

             (a)      $_________ from the Cash Collateral Account

             (b)      the _________ Underlying Certificates identified on the
                     attached Schedule 1.

          2. Simultaneously with the requested release, the Depositor is delivering the cash and/or Underlying Certificates, if any, identified on schedule 2 together with, if applicable, all documents required of a transferor to obtain a new Underlying Certificate registered in the name of the Trust.

          3. If the release relates to Underlying Certificates, delivered herewith are all documents required to be furnished by the Trust under the related Underlying Agreement.

          4. Upon and after giving effect to the release specified in Paragraph 1 and the delivery, if any, specified in schedule 2.

               (a) The Collateral Test is satisfied, as is evidenced more fully by the summary of valuation of the Trust Account Property on deposit in the Trust Account for each of the Trust and Delta Funding Residual Holding Trust 2000-2, as set forth more fully on the valuation reports attached hereto as Exhibits D-1 and D-2.

               (b) No Default or Event of Default under the Indenture has occurred or is continuing.

               (c) A true copy of this Release Certification has been delivered to the Collateral Agent.


Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Trust Agreement.

          IN WITNESS WHEREOF, the undersigned has duly executed this certification as of __________, 200_.

                                         DF SPECIAL HOLDINGS, INC.

                                         By:
                                              ------------------------------
                                              Name:
                                              Title:

                                                                      SCHEDULE 1


                              RELEASED CERTIFICATES


   ISSUER           SERIES            CLASS            PERCENTAGE INTEREST
   ------           ------            -----            -------------------

                                                                      SCHEDULE 2

                                    DEPOSITS
                            (COMPLETE AS APPLICABLE)


1.        $_____________________________________ for deposit in the Cash
          Collateral Account.


2.        Underlying Certificates

   ISSUER           SERIES            CLASS            PERCENTAGE INTEREST
   ------           ------            -----            -------------------

                                                          Exhibit I to Indenture

                                WARRANT AGREEMENT


          THIS WARRANT AGREEMENT (this "Agreement") dated as of November __, 2000, is made by and between DELTA FINANCIAL CORPORATION, a Delaware corporation (the "Company"), and CHASEMELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company (the "Warrant Agent").

          WHEREAS, contemporaneously with the execution of this Agreement, the Company is entering into that certain Indenture dated as of the date hereof (the "Indenture") among the Company, as issuer, each of Delta Funding Corporation, a New York Corporation, DF Special Holdings Corporation, a Delaware corporation, Fidelity Mortgage, Inc., a Delaware Corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation (collectively, the "Subsidiary Guarantors") and U.S. Bank Trust National Association, as trustee;

          WHEREAS, pursuant to the terms and conditions of the Indenture, the Company is issuing its 9 1/2% Senior Secured Notes due 2004 (the "Senior Notes"), which notes will be exchanged (the "Exchange") for the Company's outstanding 9 1/2% Senior Notes due 2004 (the "Old Notes");

          WHEREAS, the Company is issuing to the holders of the Senior Notes warrants (the "Warrants") to subscribe in the aggregate for up to 10% of the Common Stock (as defined in Section 5 hereof) issued and outstanding on the date of this Agreement;

          WHEREAS, as of the date of this Agreement, there are [15,920,869] shares of Common Stock issued and outstanding;

          WHEREAS, the Company will issue to each holder of Senior Notes 10.6 Warrants for each $1,000 principal amount of Senior Notes issued in connection with the Exchange;

          WHEREAS, the Warrant Agent, at the request of the Company, has agreed to act as the agent of the Company in connection with the issuance, registration, transfer, exchange and exercise of the Warrants.

          NOW THEREFORE, in consideration of the premises and mutual agreements herein set forth:

          SECTION 1. APPOINTMENT OF WARRANT AGENT. The Company hereby appoints the Warrant Agent to act as agent for the Company in accordance with the instructions hereinafter set forth, and the Warrant Agent hereby accepts such appointment.

          SECTION 2. FORM OF WARRANT CERTIFICATES. The certificates evidencing the Warrants (the "Warrant Certificates") (and the form of election to purchase shares of Common Stock and the form of assignment printed on the reverse thereof) shall be substantially as set forth in EXHIBIT A hereto and may have such letters, numbers or other marks of identification or designation or such legends, summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate (but which do not affect the rights, duties and obligations of the Warrant Agent) and as are not inconsistent with the provisions of this Agreement or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Warrants may from time to time be listed, or to conform to usage. Each Warrant Certificate shall be dated as of the date of issuance thereof by the Warrant Agent, whether upon initial issuance or upon transfer or exchange, and each Warrant initially shall entitle the holder thereof to purchase an aggregate of one share of Common Stock, but the number of such shares and the Exercise Price (as defined in Section 6) shall be subject to adjustments as provided herein.

          SECTION 3. COUNTERSIGNATURE AND REGISTRATION.

          (a) The Warrant Agent, upon receipt of written instructions provided by the Chairman of the Board of Directors, the Chief Executive Officer, the President, any Vice President, the Treasurer or the Secretary of the Company ("Company Instructions") and Warrant Certificates executed on behalf of the Company, shall countersign and deliver such Warrant Certificates to holders of the Old Notes in accordance with such written instructions (which shall include names, addresses and delivery instructions).

          (b) The Warrant Certificates shall be executed on behalf of the Company by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President, by facsimile signature, and have affixed thereto a facsimile of the Company's seal which shall be attested by the Secretary or an Assistant Secretary of the Company by facsimile signature. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In the event that any officer of the Company who shall have signed any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issuance and delivery by the Company, such Warrant Certificates, nevertheless, may be countersigned by the Warrant Agent, issued and delivered with the same force and effect as though the person who signed such Warrant Certificates had not ceased to be such officer of the Company; and any Warrant Certificates may be signed on behalf of the Company by any person who, at the actual date of the execution of such Warrant Certificates, shall be a proper officer of the Company to sign such Warrant Certificates, although at the date of the execution of this Warrant Agreement any such person was not such an officer.

          (c) The Warrant Agent will keep or cause to be kept, at its office in New York, New York, books for registration and transfer of the Warrant Certificates issued hereunder. Such books shall show the names and addresses of the respective holders of the Warrant Certificates, the number of Warrants evidenced on its face by each of the Warrant Certificates and the date of each of the Warrant Certificates.

          (d) Prior to due presentment for registration of transfer of the Warrant Certificates, the Company and the Warrant Agent may deem and treat the registered holder thereof as the absolute owner of the Warrant Certificates (notwithstanding any notation of ownership or other writing thereon made by anyone other than the Company (provided the Company has provided the Warrant Agent with a copy of such notice or writing) or the Warrant Agent) for the purpose of any exercise thereof and of any distribution to the holder thereof and for all other purposes.

          (e) The Warrant Agent shall countersign a Warrant Certificate only (i) upon initial issuance of the Warrants in accordance with written instructions as provided in subsection (a) hereof or (ii) upon exchange, transfer or substitution for one or more previously countersigned Warrant Certificates as hereinafter provided.

          SECTION 4. TRANSFER AND EXCHANGE. Subject to Section 6 hereof, the Warrant Agent shall, from time to time, register the transfer of any outstanding Warrant Certificate upon the books to be maintained by the Warrant Agent for that purpose, upon surrender thereof for transfer properly endorsed or accompanied by appropriate instruments of transfer and written instructions for transfer, duly signed by the registered holder or holders thereof or by the duly appointed legal representative thereof or by a duly authorized attorney, such signature to be guaranteed by a commercial bank or trust company having an office in the United States, by a broker or dealer that is a member of the National Association of Securities Dealers, Inc., or by a member of a national securities exchange. Upon any such registration of transfer, a new Warrant Certificate shall be issued to the transferee and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. After the date of this Agreement, any Warrant Certificate may be exchanged at the option of the holder thereof, upon surrender at the office or agency of the Warrant Agent maintained for that purpose in New York, New York (the "Warrant Agent Office"), for another Warrant Certificate, or other Warrant Certificates of different denominations, representing in the aggregate the right to purchase a like number of shares of Common Stock, and the surrendered Warrant Certificate shall be canceled by the Warrant Agent. No fractional Warrant Certificates will be issued. The Company may require from the transferor payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Warrant Certificates and shall notify the Warrant Agent of any applicable amounts payable hereunder. The Warrant Agent shall have no duty or obligation to take any action under any section of this Agreement which requires the payment by a holder of a Warrant of applicable taxes and governmental charges unless and until the Warrant Agent is satisfied that all such taxes and/or charges have been paid. No service charge shall be required of a transferor or transferee in connection with any transfer or exchange of a Warrant.

          SECTION 5. COMMON STOCK AND WARRANT COMMON STOCK. As hereinafter used in this Agreement, "Common Stock" shall mean the Common Stock, par value $.01 per share, of the Company as authorized at the date hereof and stock of any other class into which such presently authorized Common Stock may hereafter be changed, and "Warrant Common Stock" shall mean the Common Stock issuable upon exercise of Warrants. In case, by reason of the operation of Section 7, the Warrants shall entitle the registered holders thereof to purchase any other shares of stock or other securities or property of the Company or of any other corporation, any reference in this Agreement to the exercise of Warrants shall be deemed to refer to and include the purchase of such other shares of stock or other securities or property upon such exercise.

          SECTION 6. EXERCISE PRICE OF WARRANTS.

          (a) The registered holder of any Warrant Certificate may exercise the Warrants evidenced thereby, in whole or in part and in accordance with the provisions of Section 9, at any time after the date of this Agreement, upon surrender of the Warrant Certificate with the form of election to purchase on the reverse side thereof duly executed, to the Warrant Agent at the Warrant Agent Office, together with payment of the purchase price for each share of Common Stock as to which the Warrants are exercised, at or prior to 5:00 p.m. (New York City time) on the earlier to occur of (i) the tenth anniversary date of the date of this Agreement or (ii) the date on which all obligations of the Company and the Subsidiary Guarantors under the Indenture and the Senior Notes are satisfied in full (such earlier date, the "Expiration Date"), at which time all rights evidenced by the Warrant Certificates shall cease and the Warrants shall become void.

          (b) The purchase price for each share of Common Stock pursuant to the exercise of a Warrant (the "Exercise Price") shall initially be $9.10 and shall be subject to adjustment as provided in the following sub-clauses (c) and (d) and in Section 7 hereof and shall be payable in lawful money of the United States of America.

          (c) Each time prior to the second anniversary of the date of this Agreement that one or more persons or entities purchases Common Stock or Common Stock Equivalents in the Company in a single transaction or in a series of related transactions (the "Equity Buy-In") for a purchase price equal to or greater than $15 million in the aggregate, the Exercise Price shall be adjusted to a price equal to the product of (i) (A) in cases where the security issued in connection with the Equity Buy-In is Common Stock, the per share consideration paid in connection the Equity Buy-In or (B) in cases where the security issued in connection with the Equity Buy-In is a Common Stock Equivalent (as defined below), the per share consideration for which additional shares of Common Stock may be issuable thereafter pursuant to such Common Stock Equivalent and (ii)
1.10. The purchase price per share of Common Stock issued or issuable in connection with an Equity Buy-In shall not be more than 300% of the Average Market Price immediately prior to such Equity Buy-In. In the event that the consideration delivered to the Company in connection with an Equity Buy-In is other than cash, the Company shall engage an investment banking firm or an accounting firm of national reputation to determine the value of such non-cash consideration. If one or more Equity Buy-Ins are consummated, the Exercise Price as adjusted pursuant to this Section 6(c) shall not be subject to further adjustment as provided in the following sub-clause (d), but shall be subject to further adjustment from time to time as provided in Section 7. For purposes of this Agreement, the term "Common Stock Equivalent" shall mean any security which is or may be at any time convertible into or exchangeable for shares of Common Stock.

          (d) Except as set forth in sub-clause (c) above, from and after the second anniversary of the date of this Agreement, the Exercise Price shall be $0.01. and shall be subject to further adjustment from time to time as provided in Section 7.

          SECTION 7. WARRANT ADJUSTMENTS. The Exercise Price and the number of shares purchasable upon exercise of a Warrant shall be subject to adjustment as follows:

          (a) STOCK DIVIDENDS, SUBDIVISIONS, COMBINATIONS AND RECLASSIFICATIONS. In case the Company shall at any time after the date of this Agreement (i) declare a dividend on the Common Stock payable in shares of Common Stock, (ii) subdivide or reclassify the outstanding Common Stock or (iii) combine or reclassify the outstanding Common Stock into a smaller number of shares, the Exercise Price in effect on the record date for such dividend or on the effective date of such subdivision, combination or reclassification shall be adjusted by multiplying such Exercise Price by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately prior to such event and the denominator of which is the number of shares of Common Stock outstanding immediately after such event. Such adjustment shall be made successively immediately after the record date, in the case of a dividend or distribution, or on the effective date, in the case of a subdivision, combination or reclassification. In connection with any such adjustment, the number of shares of Common Stock issuable upon exercise of the Warrants also shall be simultaneously adjusted by multiplying the Exercise Price in effect immediately prior to such adjustment by the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to the adjustment required by the first sentence of this paragraph, and dividing the product so obtained by the adjusted Exercise Price after giving effect to the adjustment required by the first sentence of this paragraph.

          (b) SALES OF COMMON STOCK. If at any time after the date of this Agreement the Company shall issue Common Stock (other than a Permitted Issuance as defined below) at a price per share less than the lesser of the Average Market Price per share of Common Stock (as determined in the manner prescribed in Section 8 hereof) or, if the Exercise Price has been adjusted pursuant to
Section 6(c), 91% of such adjusted Exercise Price, the Exercise Price shall be decreased to an amount determined by multiplying such Exercise Price in effect immediately prior to the date on which such issuance occurred by a fraction, the numerator of which is the sum of (x) the total number of shares of Common Stock outstanding on such issue date and (y) the number of shares of Common Stock which the aggregate consideration received by the Company for shares of Common Stock so issued would purchase at the greater of such Average Market Price or, if the Exercise Price has been adjusted pursuant to Section 6(c), 91% of such Adjusted Exercise Price, as the case may be, and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding on such record date and (b) the number of additional shares of Common Stock issued. In the event such purchase price was paid, in whole or in part, with consideration other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Warrant Agent. The number of shares purchasable upon the exercise of each Warrant on such record date shall be increased to a number of shares equal to (i) the number of shares purchasable on such record date multiplied by the Exercise Price in effect immediately prior to the adjustment required by the preceding sentence, divided by (ii) the adjusted Exercise Price computed pursuant to the preceding sentence. Such adjustment shall be made successively whenever such issuances are consummated.

          For purposes of this Agreement, "Permitted Issuances" shall mean (i) the issuance during each annual period described below of up to a designated number of rights, stock options or shares of Common Stock to the Company's employees and regularly engaged consultants pursuant to the Company's existing stock option plans or any stock option plans hereafter adopted by the Company or pursuant to any restricted share agreement adopted by the Company: (A) during the period beginning on the date of this Agreement and ending on the first anniversary of the date of this Agreement, up to 1,592,087 of such rights, stock options or shares; and (B) during each subsequent annual period beginning on the day following an anniversary of this Agreement and ending on the next succeeding anniversary of this Agreement, up to additional 796,044 of such rights, stock options or shares; PROVIDED, HOWEVER, that the number of rights, stock options or shares covered by this clause (i) shall not exceed 3,184,175; (ii) issuance of shares of capital stock upon exercise of the rights and stock options referred to in clause (i), and (iii) the issuance of the Warrants and capital stock issuable upon exercise thereof upon the occurrence of any adjustment required by Section 7 hereof.

          (c) ISSUANCES TO HOLDERS OF COMMON STOCK. If at any time after the date of this Agreement the Company shall fix a record date for the issuance of rights or warrants to all holders of its Common Stock entitling them (for a period expiring within 45 days after such record date) to subscribe for or to purchase shares of Common Stock (or securities convertible into shares of Common Stock) at a price per share, or having a conversion price per share of Common Stock (if a security is convertible into Common Stock), less than the lesser of the Average Market Price per share of Common Stock on such record date (as determined in the manner prescribed in Section 8 hereof) or, if the Exercise Price has been adjusted pursuant to Section 6(c), 91% of such adjusted Exercise Price, the Exercise Price shall be decreased to an amount determined by multiplying such Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which is the sum of (x) the total number of shares of Common Stock outstanding on such record date and (y) the number of shares of Common Stock which the aggregate offering price of the total number of shares of Common Stock to be so offered (or the aggregate subscription or purchase price for such convertible securities plus the aggregate amount of additional consideration, if any, payable upon the conversion thereof) would purchase at the greater of such Average Market Price or, if the Exercise Price has been adjusted pursuant to Section 6(c), 91% of such Adjusted Exercise Price, as the case may be, as the case may be) and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding on such record date and (b) the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible). In the event such subscription or purchase price is paid, in whole or in part, with consideration other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Warrant Agent. The number of shares purchasable upon the exercise of each Warrant on such record date shall be increased to a number of shares equal to (i) the number of shares purchasable on such record date multiplied by the Exercise Price in effect immediately prior to the adjustment required by the preceding sentence, divided by (ii) the adjusted Exercise Price computed pursuant to the preceding sentence. Such adjustment shall be made successively whenever such a record date is fixed and, in the event that such rights or warrants are not issued, the Exercise Price and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be readjusted to the price and the number of shares which were in effect prior to such record date.

          (d) COMMON STOCK EQUIVALENTS. If at any time after the date of this Agreement the Company shall issue Common Stock Equivalents (other than Permitted Issuances) entitling the holders thereof to subscribe for or to purchase shares of Common Stock at a price per share, or having a conversion price per share of Common Stock (if a security is convertible into Common Stock), less than the lesser of the Average Market Price per share of Common Stock or, if the Exercise Price has been adjusted pursuant to Section 6(c), less than 91% of such adjusted Exercise Price, the Exercise Price shall be decreased to an amount determined by multiplying such Exercise Price in effect immediately prior to such record date by a fraction, the numerator of which is the sum of (x) the total number of shares of Common Stock outstanding on the issuance date of such Common Stock Equivalent and (y) the number of shares of Common Stock which the aggregate subscription or purchase price for such Common Stock Equivalents (plus the aggregate amount of additional consideration, if any, payable upon the exercise or conversion thereof) would purchase at the greater of such Average Market Price or, if the Exercise Price has been adjusted pursuant to Section 6(c), 91% of such Adjusted Exercise Price, as the case may be, and the denominator of which shall be the sum of (a) the number of shares of Common Stock outstanding date of issuance of such Common Stock Equivalents and (b) the number of additional shares of Common Stock to be offered for subscription or purchase (or into which the convertible securities to be so offered are initially convertible). In the event such subscription or purchase price is paid, in whole or in part, with consideration other than cash, the value of such consideration shall be as determined in good faith by the Board of Directors of the Company, whose determination shall be conclusive and described in a statement filed with the Warrant Agent. The number of shares purchasable upon the exercise of each Warrant outstanding on the issuance date of such Common Stock Equivalents shall be increased to a number of shares equal to (i) the number of shares purchasable on such date multiplied by the Exercise Price in effect immediately prior to the adjustment required by the preceding sentence, divided by (ii) the adjusted Exercise Price computed pursuant to the preceding sentence. Such adjustment shall be made successively whenever Common Stock Equivalents are issued and, in the event that such rights or warrants are not issued, the Exercise Price and the number of shares of Common Stock purchasable upon exercise of the Warrants shall be readjusted to the price and the number of shares which were in effect prior to issuance of such Common Stock Equivalents.

          (e) CONSOLIDATION, MERGER OR SALE OF ASSETS. In case the Company shall be a party to any transaction (including, without limitation, a merger, consolidation, sale of all or substantially all of the Company's assets or recapitalization of the Common Stock but excluding any transaction to which
Section 7(a) applies) in which the previously outstanding Common Stock shall be changed into or, pursuant to the operation of law or the terms of the transaction to which the Company is a party, exchanged for different securities of the Company or common stock or other securities of another corporation or interests in a noncorporate entity or other property (including cash) or any combination of any of the foregoing, then, as a condition of the consummation of such transaction, lawful and adequate provision shall be made so that the holders of Warrants shall be entitled, upon the exercise thereof, to an amount per share equal to (A) the aggregate amount of stock, securities, cash and/or any other property (payable in kind), as the case may be, into which or for which each share of Common Stock is changed or exchanged times (B) the number of shares of Common Stock for which each Warrant is exercisable immediately prior to the consummation of such transaction. In case the Company shall be a party to a transaction described in this Section 7(e), effective provision shall be made by way of a supplemental agreement to this Agreement so that the provisions set forth herein for the protection of the exercise rights of the Warrants shall thereafter be applicable, as nearly as reasonably may be, to any such other shares of stock and other securities and property deliverable upon exercise of the Warrants; and the resulting or surviving corporation or other corporation or noncorporate entity issuing or delivering such shares, other securities or property shall expressly assume the obligation to deliver, upon the exercise of the Warrants, such shares, securities or property as the holders of the Warrants shall be entitled to receive, pursuant to the provisions hereof, and to make provision for the protection of the exercise right as above provided. In case shares, securities or property other than Common Stock shall be issuable or deliverable upon exercise as aforesaid, then all references to Common Stock in this Section 7 shall be deemed to apply, so far as provided and as nearly as is reasonable, to any such shares, other securities or property. Such adjustment shall be made successively in the case of any transaction to which this Section 7(e) applies.

          (f) CALCULATIONS TO THE NEAREST CENT AND ONE-HUNDREDTH OF A SHARE. No adjustment in the Exercise Price shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; PROVIDED, HOWEVER, that any adjustments which by reason of this Section 7(f) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent and to the nearest one-hundredth of a share, as the case may be.

          (g) NOTICE OF WARRANT ADJUSTMENT. Whenever the Exercise Price or the number of shares purchasable upon exercise of a Warrant shall be adjusted as provided in this Section 7, the Company shall forthwith file with the Warrant Agent a certificate, signed by a firm of independent public accountants, showing in detail the facts and computations requiring such adjustment and the Exercise Price and number of shares so purchasable that will be effective after such adjustment. Such certificate shall be conclusive evidence of the correctness of such adjustment. The Company shall also cause a notice setting forth any adjustments to be sent by mailing first-class, postage prepaid, to each registered holder of a Warrant Certificate or Warrant Certificates at its address appearing on the Warrant register, provided, that the failure to give such notice or any defect therein shall not affect the legality or validity of such adjustment or the action giving rise thereof. The Warrant Agent shall have no duty with respect to any certificate filed with it except to keep the same on file and available for inspection by registered holders of Warrant Certificates during reasonable business hours and shall not be deemed to have knowledge of any adjustment unless and until it shall have received such certificate. The Warrant Agent shall not at any time be under any duty or responsibility to any holder of a Warrant certificate to determine whether any facts exist which may require any adjustment of the Exercise Price, or with respect to the nature of any adjustment of the Exercise Price when made, or with respect to the method employed in making such adjustment.

          (h) OTHER NOTICES. In case the Company after the date hereof shall propose to take any action of the type described in subsection (a), (b), (c),
(d) or (e) of this Section 7, the Company shall file with the Warrant Agent a certificate, signed (i) by the Chairman of the Board, the Chief Executive Officer, the President or any Vice President of the Company and (ii) by its Treasurer or Assistant Treasurer or Secretary or Assistant Secretary specifying the date on which such action shall take place and shall also set forth such facts with respect thereto as shall be reasonably necessary to indicate the effect of such action (to the extent such fact may be known on the date of such notice) on the Exercise Price and the number, or kind, or class of shares or other securities or property which shall be purchasable upon exercise of Warrants. Such certificate shall be given at least 10 days prior to the record date with respect thereto. The Company shall cause the Warrant Agent to promptly mail by first class mail, postage prepaid, to each Warrant holder a copy of the certificate described in the first sentence of this sub-paragraph (h). Failure to give such certificate or any defect therein shall not affect the legality or validity of such action.

          (i) NO CHANGE IN WARRANT TERMS ON ADJUSTMENT. Irrespective of any of the adjustments in the Exercise Price or the number of shares of Warrant Common Stock, Warrant Certificates theretofore or thereafter issued may continue to express the same prices and number of shares as are stated in a similar Warrant Certificate issuable initially, or at some subsequent time, pursuant to this Agreement and such number of shares specified therein shall be deemed to have been so adjusted.

          (j) OPTIONAL REDUCTION IN EXERCISE PRICE. The Company may, at its option, at any time until the Expiration Date, reduce the then current Exercise Price to any amount deemed appropriate by the Board of Directors of the Company for any period of at least 20 consecutive days (as evidenced in a resolution adopted by such Board of Directors), but only upon giving the notice required by
Section 7(h) at least 20 days prior to taking such action.

          (k) ADJUSTMENTS UPON EXPIRATION OF CERTAIN UNEXERCISED SECURITIES. Upon the expiration of any rights, options, warrants or convertible securities the issuance of which resulted in an adjustment of the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of a Warrant pursuant to this Section 7, if any thereof shall not have been exercised or converted, the Exercise Price and the number of shares of Common Stock purchasable upon the exercise of a Warrant shall, upon such expiration, be readjusted and shall thereafter be such as it would have been had it been originally adjusted (or had the original adjustment not been required, as the case may be) on the basis of (i) the only shares of Common Stock so issued were the shares of Common Stock, if any, actually issued or sold upon the exercise of such rights, options, warrants or the conversion of such convertible securities and (ii) such shares of Common Stock, if any, were issued or sold for the consideration actually received by the Company upon such exercise or conversion plus the consideration, if any, actually received by the Company for the issuance, sale or grant of all such rights, warrants or convertible securities whether or not exercised; PROVIDED, HOWEVER, that no such readjustment shall have the effect of increasing the Exercise Price by an amount in excess of the amount of the adjustment initially made in respect of the issuance, sale or grant or such rights, options, warrants or convertible securities.

          (l) NOTICE OF DIVIDENDS. In addition to any other notice requirements prescribed by this Agreement, the Company shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Warrant holder a notice of the record date of each dividend to be paid (whether or not in cash) by the Company on its capital stock.

          (m) TAG ALONG RIGHTS. Other than transfers to his or their respective Permitted Transferees, if one or more Miller Stockholders (as defined below) desires to transfer beneficial ownership of shares of Common Stock or any other security into which any such Common Stock may have been converted or for which it may have been exchanged in a single transaction or series of related transactions (a "Transfer"), then such Transfer may be made only when in compliance with the provisions of this Section 7(m).

          Whenever one or more Miller Stockholders desires to effect such a Transfer, such Miller Stockholders will provide written notice to the Company's Board of Directors. Upon receipt of such notice the Company will send a notice ("Transfer Notice") to the Warrant Agent. The Transfer Notice shall set forth the consideration for the Common Stock being transferred by the Miller Stockholders, the identity of the third party acquiring such shares and the other terms and conditions of the proposed transaction ("Tag Offer"). The Warrant Agent shall disseminate the Tag Notice to each registered holder of Warrants in the manner proscribed in this Agreement. Any registered holder of a Warrant Certificate, may, within 30 days of the receipt of the Transfer Notice, give written notice ("Tag Notice") to the Company and the Warrant Agent (which shall be irrevocable after delivery thereof) stating that such registered holder wishes to participate in such sale by exercising his, her or its Warrants in sufficient number so that such holder can sell a number of shares of Common Stock not to exceed such holder's pro rata portion of the total amount of Common Stock to be eventually included in the sale to the third party described in such Tag Offer, on terms and conditions not less favorable to such registered holders of Warrant Certificates than those set forth in the Transfer Notice. If the third party transferee is unwilling to purchase all of the Common Stock which have been identified for sale, then the amount of Common Stock which the third party transferee is willing to acquire shall be allocated pro rata among the Miller Stockholders and those registered holders of Warrant Certificates who have given timely Tag Notices. Each registered holder of Warrant Certificates electing to participate in such sale (a "Tagging Warrantholder") will deliver to an Escrow Agent (the cost of which Escrow Agent will be borne by the Company), not less than five Business Days before the proposed date of consummation of the Tag Offer, the duly endorsed Warrant Certificates and proscribed instructions for exercise representing all Warrant Common Stock being sold by such Tagging Warrantholder. The Warrants shall not be deemed exercised until immediately prior to the consummation of the Tag Offer. If such Tagging Warrantholder fails to deliver such certificates to the Escrow Agent, the Company will cause the books and records of the Company to show that such Warrants are subject to the provisions of this Section 7(m) of this Agreement and may be transferred only to the third party purchaser upon payment of the cash purchase price without interest and upon surrender for transfer by such Tagging Warrantholder to the Escrow Agent. The Miller Stockholders will have six months from the date on which the Transfer Notice is given to sell to the third party purchaser, at the price set forth in the Transfer Notice, all of the Common Stock subject to the Tag Offer. Immediately after completion of any such sale pursuant to this
Section 7(m), the Escrow Agent will notify each Tagging Warrantholder and will remit to such Tagging Warrantholder the total sales price attributable to the Warrant Common Stock of such Tagging Warrantholder sold pursuant thereto less a pro rata portion of the reasonable expenses and taxes among all stockholders of the Company selling in the transaction, if any, incurred in connection with such sale; PROVIDED, HOWEVER, that if such Tagging Warrantholder failed to deliver the Warrant Certificates to the Escrow Agent in accordance with the terms hereof, the third party purchaser will hold such proceeds in escrow (with no interest) until such Tagging Warrantholder so delivers such certificates. If any sale to the third party purchaser is not completed on substantially the same terms as set forth in the Tag Offer by the expiration of the six month period referred to herein, then, the Company will cause the Escrow Agent to return to each Tagging Warrantholder all Warrant Certificates of such Tagging Warrantholder. Notwithstanding anything in this Section 7(m) to the contrary, there will be no liability on the part of the Miller Stockholders to the Tagging Warrantholders if any sale of Common Stock pursuant to this Section 7(m) is not consummated for whatever reason. The tag-along rights granted pursuant to this
Section 7(m) shall apply only to the first transaction or series of related transactions that does not constitute a transfer to a Permitted Transferee.

          For the purposes of this Agreement, "Permitted Transferee" means with respect to any Miller Stockholder (i) any spouse or lineal descendant of such Miller Stockholder, (ii) any trust all of the beneficial interests in which are held by such Miller Stockholder and/or such Miller Stockholder's spouse and/or lineal descendants and (iii) any person or entity if, after giving effect to the Transfer to such person or entity, the Miller Stockholders in the aggregate would continue to be the record and beneficial owners of at least a majority of the outstanding shares of Common Stock (or other equity interests) of the Company or of any corporation or other entity which is the surviving entity in any merger or consolidation to which the Company is a party; PROVIDED, HOWEVER, that each such transferee described in clauses (i) and (ii) will be a Permitted Transferee for purposes of this Section 7(m) only if such transferee shall have executed and delivered to the Company an instrument reasonably satisfactory to the Board of Directors pursuant to which the transferee shall have agreed to be bound by the terms of this Section 7(m) as a "Miller Stockholder." For the purposes of this Agreement, "Miller Stockholder" means each of Hugh Miller, Lee Miller, Marc E. Miller and Sidney Miller and their respective Permitted Transferees.

          SECTION 8. AVERAGE MARKET PRICE. For all purposes of this Agreement, the Average Market Price per share of Common Stock on any date shall be deemed to be the average of the Market Prices (as defined below) for the 20 consecutive Business Days (as defined below) before such date. The "Market Price" for each day shall be the last reported sale price or, in case no such sale takes place on such day, the average of the closing bid and asked prices of the Common Stock, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the last quoted sale price or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotations System or such other system then in use, or, if on any such date the Common Stock is not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the Common Stock selected by the Board of Directors of the Company. If the Common Stock is not publicly held or so listed or publicly traded, the "Market Price" shall be the fair market value per share as determined in good faith by the Board of Directors of the Company. For the purposes of this Agreement, "Business Day" shall mean any day other than a Saturday, Sunday or legal holiday in the State of New York or any other day on which securities are not traded in the system or on the exchange that is the principal market for the Common Stock.

          SECTION 9. EXERCISE OF WARRANTS AND STOCK CERTIFICATES

          (a) Subject to the provisions of this Agreement, each registered holder of a Warrant Certificate shall have the right, which may be exercised as provided in such Warrant Certificate, to purchase from the Company (and the Company shall issue and sell to such registered holder) all or part of the number of fully paid and nonassessable shares of Warrant Common Stock specified in such Warrant Certificate (subject to the adjustments as herein provided), upon surrender to the Company at the Warrant Agent Office, of such Warrant Certificate with the exercise form on the reverse thereof duly and properly filled in and signed (with any required signature guarantee), and upon payment to the Warrant Agent to the account of the Company of the Exercise Price for the number of shares of Warrant Common Stock in respect of which such Warrants are then exercised. Upon surrender of such Warrant Certificate, it shall be canceled by the Warrant Agent. The date of exercise of any Warrant shall be deemed to be the date of its receipt by the Warrant Agent duly and properly filled in and signed and accompanied by proper funds as hereinafter provided. Payment of the Exercise Price may be made in cash or by certified or official bank check. No adjustment shall be made for any cash dividends declared or paid on shares of Common Stock prior to the exercise of a Warrant. Upon such surrender of Warrants, and payment of the Exercise Price as aforesaid, the Company shall issue and cause to be delivered with all reasonable dispatch to or upon the written order of the registered holder of such Warrants, and in such name or names as such registered holder may designate, a certificate or certificates for the number of full shares of Warrant Common Stock so purchased upon the exercise of such Warrants together with cash in respect of any fraction of a share of such stock issuable upon such surrender, as provided in Section 10 of this Agreement.

          (b) Each certificate evidencing shares of Common Stock issued upon the exercise of Warrants shall have such letters, numbers or other marks of identification or designation or such legends (including restrictive legends), summaries or endorsements printed, lithographed or engraved thereon as the Company may deem appropriate or as may be required to comply with any law or with any rule or regulation made pursuant thereto or with any rule or regulation of any stock exchange on which the Common Stock may from time to time be listed, or to conform to usage.

          (c) Each person in whose name any certificate for shares of Common Stock is issued upon the exercise of Warrants shall for all purposes be deemed to have become the holder of record of the Common Stock represented thereby on, and such certificate shall be dated, the date upon which the Warrant Certificate evidencing such Warrants was duly surrendered and payment of the Exercise Price (and any applicable taxes and governmental charges) was made; PROVIDED, HOWEVER, that if the date of such surrender and payment is a date upon which the Common Stock transfer books of the Company are closed, such person shall be deemed to have become the record holder of such shares on, and such certificate shall be dated, the next succeeding day on which the Common Stock transfer books of the Company are open.

          SECTION 10. ELIMINATION OF FRACTIONS. The Company shall not be required to issue fractional shares of Common Stock upon any exercise of Warrants. As to any final fraction of a share which the same registered holder of one or more Warrant Certificates, the rights under which are exercised in the same transaction or series of related transactions, would otherwise be entitled to purchase upon such exercise, the Company shall pay a cash adjustment in respect of such final fraction in an amount equal to the same fraction of the Market Price on the Business Day which next precedes the day of exercise. The Warrant Agent shall have no duty or obligation with respect to this Section or any other section hereof regarding fractional shares unless and until it has received specific instructions (and sufficient cash, if required) from the Company with respect to its duties and obligations under such sections.

          SECTION 11. ISSUE TAXES. The Company will pay all documentary stamp taxes attributable to the initial issuance of shares of Warrant Common Stock upon the exercise of any Warrant; PROVIDED, HOWEVER, that neither the Company nor the Warrant Agent shall be required to pay any tax or taxes which may be payable in respect of any transfer involved in the issue or delivery of any certificates for shares of Warrant Common Stock in a name other than that of the registered holder of the Warrant Certificate representing the Warrant in respect of which such shares are initially issued.

          SECTION 12. RESERVATION OF SHARES. The Company shall, from the date hereof through the date on which all Warrants shall have been exercised or shall have expired, reserve and keep available out of its authorized but unissued stock, for the purpose of effecting the issuance of stock upon exercise or conversion of Warrants, such number of shares of its duly authorized Common Stock as shall from time to time be sufficient to effect the issuance of shares of Warrant Common Stock upon exercise of all Warrants at the time outstanding.

          SECTION 13. MERGER OR CONSOLIDATION OR CHANGE OF NAME OF WARRANT
AGENT.

          (a) Any entity into which the Warrant Agent may be merged or with which it may be consolidated, or any entity resulting from any merger or consolidation to which the Warrant Agent shall be a party, or any entity succeeding to the business of the Warrant Agent, shall be the successor to the Warrant Agent hereunder without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding. In the case of Warrant Certificates which have been countersigned by the Warrant Agent, but not delivered at the time any such successor to the Warrant Agent succeeds to the agency created by this Agreement, any such successor may adopt the countersignature of the original Warrant Agent and deliver such Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, any successor to the Warrant Agent may countersign such Warrant Certificates either in the name of the predecessor Warrant Agent or in the name of such successor Warrant Agent; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          (b) In case at any time the name of the Warrant Agent shall be changed and at such time any of the Warrant Certificates shall have been countersigned but not delivered, the Warrant Agent may adopt the countersignature under its prior name and deliver Warrant Certificates so countersigned; and in case at that time any of the Warrant Certificates shall not have been countersigned, the Warrant Agent may countersign such Warrant Certificates either in its prior name or in its changed name; and in all such cases such Warrant Certificates shall have the full force and effect provided in the Warrant Certificates and in this Agreement.

          SECTION 14. DISPOSITION OF PROCEEDS ON EXERCISE OF WARRANTS, ETC.

          (a) The Warrant Agent shall account promptly to the Company with respect to Warrants exercised and concurrently pay to the Company all moneys received by the Warrant Agent for the purchase of shares of Common Stock through the exercise of such Warrants.

          (b) The Warrant Agent shall keep copies of this Agreement available for inspection by holders of Warrant Certificates during normal business hours at the Warrant Agent Office.

          SECTION 15. SUPPLEMENTS AND AMENDMENTS. The parties hereto may from time to time make supplements or amendments to this Agreement without the approval of any holders of Warrant Certificates which they have been advised by counsel are necessary to cure any ambiguity or to correct or supplement any provision contained in this Agreement which may be defective or inconsistent with any other provision contained herein which, in any case, shall not adversely affect the interests of the registered holders of the Warrant Certificates. All other supplements and/or amendments may be made only with the prior written consent of the holders of not less than a majority of the Warrants.

          SECTION 16. MUTILATED OR MISSING WARRANT CERTIFICATES. If any Warrant Certificate shall be mutilated, lost, stolen or destroyed, the Warrant Agent shall deliver a new Warrant Certificate of like tenor and denomination in exchange and substitution therefor upon surrender and cancellation of the mutilated Warrant Certificate or, in the case of a lost, stolen or destroyed Warrant Certificate, upon receipt of evidence satisfactory to the Company and the Warrant Agent of the loss, theft or destruction of such Warrant Certificate and, in either case, upon receipt of such indemnity as the Company or the Warrant Agent may require. Applicants for substitute Warrant Certificates shall also comply with such other reasonable regulations and pay such other reasonable charges as the Warrant Agent or the Company may prescribe. Any such new Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

          SECTION 17. DUTIES OF THE WARRANT AGENT. The Warrant Agent undertakes only the duties and obligations expressly imposed by this Warrant Agreement upon the following terms and conditions, by all of which the Company and the holders of Warrant Certificates, by their acceptance thereof, shall be bound:

          (a) The Warrant Agent shall not be liable for or by reason of any of the statements of fact or recitals contained in this Agreement or in the Warrant Certificates (except its countersignature thereof and except such as describes the Warrant Agent or action taken by it) or be required to verify the same, but all such statements and recitals are and shall be deemed to have been made by the Company only. The Warrant Agent shall not be under any responsibility in respect of the validity or execution of any Warrant Certificate (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant Certificate to be complied with by the Company; nor shall it be responsible for the making of any adjustment in the Exercise Price or the number of shares issuable upon the exercise of a Warrant required under the provisions of Section 7 or responsible for the manner, method or amount of any such change or the ascertaining of the existence of facts that would require any such change; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any shares to be issued pursuant to this Agreement or any Warrant or as to whether any shares will, when issued, be validly issued and fully paid and nonassessable.

          (b) The Warrant Agent may execute and exercise any of the rights or powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees.

          (c) The Warrant Agent may consult at any time with legal counsel satisfactory to it (who may be legal counsel for the Company) and the advice of such counsel shall be full and complete authorization and protection to the Warrant Agent as to any action taken, suffered or omitted by it to be taken in accordance with such advice. Whenever in the performance of its duties hereunder, the Warrant Agent is unsure of the current Exercise Price or how many shares of Common Stock are purchasable upon the exercise of a Warrant, the Warrant Agent may seek clarification thereof from the Company, and the Warrant Agent shall be fully protected and shall incur no liability in not taking any action under this Agreement prior to receiving a written response from the Company.

          (d) The Warrant Agent shall incur no liability or responsibility to the Company or to any holder of a Warrant Certificate for any action taken in reliance on any notice, resolution, waiver, consent, order, certificate or other paper, document or instrument believed by it to be genuine and to have been signed, sent or presented by the proper party or parties.

          (e) The Company agrees to pay to the Warrant Agent the fees set forth in Schedule I hereto for all services rendered by the Warrant Agent in the execution and administration of this Warrant Agreement, to reimburse the Warrant Agent for all expenses (including reasonable counsel fees), disbursements, taxes and governmental charges and other charges of any kind and nature incurred by the Warrant Agent in the preparation, execution, delivery, amendment and administration of this Warrant Agreement and to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs, losses, damages, fines, penalties, claims, demands, settlements and reasonable counsel fees, for any action taken, suffered or omitted to be taken by the Warrant Agent in connection with the execution and administration of this Warrant Agreement except as a result of the Warrant Agent's gross negligence, wilful misconduct or bad faith (each as finally determined by a court of competent jurisdiction). The foregoing indemnities in this paragraph shall survive termination or removal of the Warrant Agent or termination of this Agreement. The cost and expenses incurred in enforcing this right of indemnification shall be paid by the Company. Any liability of the Warrant Agent under this Agreement will be limited to the amount of fees paid by the Company to the Warrant Agent.

          (f) The Warrant Agent and any stockholder, affiliate, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or become pecuniarily interested in any transaction in which the Company may be interested, or contract with or lend money to the Company or otherwise act as fully and freely as though it were not Warrant Agent under this Warrant Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.

          (g) The Warrant Agent shall act hereunder solely as agent for the Company and in a ministerial capacity, and its duties shall be determined solely by the provisions hereof. The Warrant Agent shall not be liable for any action taken, suffered or omitted to be taken in connection with this Agreement except for its own gross negligence, wilful misconduct or bad faith (each as may be finally determined by a court of competent jurisdiction). Notwithstanding anything herein to the contrary, in no event shall the Warrant Agent be liable for special, indirect, punitive, incidental or consequential loss or damage of any kind whatsoever (including, but not limited to, lost profits) even if the Warrant Agent has been advised of the likelihood of such loss or damage.

          SECTION 18. CHANGE OF WARRANT AGENT. The Warrant Agent may resign and be effectively discharged from its duties under this Agreement upon 30 days' prior notice in writing mailed to the Company by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. The Company may remove the Warrant Agent or any successor Warrant Agent upon 30 days' prior notice in writing, mailed to the Warrant Agent or successor Warrant Agent, as the case may be, and to each transfer agent of the Common Stock by registered or certified mail, and to the holders of the Warrant Certificates by first-class mail. If the Warrant Agent shall resign or be removed or shall otherwise become incapable of acting, the Company shall appoint a successor to the Warrant Agent. If the Company shall fail to make such appointment within a period of 30 days after such removal or after it has been notified in writing of such resignation or incapacity by the resigning or incapacitated Warrant Agent or by the holder of a Warrant Certificate (who shall, with such notice, submit his Warrant Certificate for inspection by the Company), then the registered holder of any Warrant Certificate may apply to any court of competent jurisdiction for the appointment of a new Warrant Agent. The holders of a majority of the Warrants may with the consent of the Company appoint a successor Warrant Agent to replace the successor Warrant Agent appointed by the Company. Any successor Warrant Agent, whether appointed by the Company, the holders of a majority of the Warrants or by such a court, shall be an entity organized and doing business under the laws of the United States or of any state thereof, in good standing, which is authorized under such laws to exercise stock transfer powers and is subject to supervision or examination by federal or state authority and which has at the time of its appointment as Warrant Agent a combined capital and surplus of at least $10,000,000. After appointment, the successor Warrant Agent shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named as Warrant Agent without further act or deed; and, upon payment in full of amounts owed to the predecessor Warrant Agent, the predecessor Warrant Agent shall deliver and transfer to the successor Warrant Agent any property at the time held by it hereunder, and execute and deliver any further assurance, conveyance, act or deed necessary for the purpose. Not later than the effective date of such appointment the Company shall file notice thereof in writing with the predecessor Warrant Agent and each transfer agent of the Common Stock, and mail a notice thereof in writing to the registered holders of the Warrant Certificates. Failure to give any notice provided for in this
Section 18, however, or any defect therein, shall not affect the legality or validity of the resignation or removal of the Warrant Agent or the appointment of the successor Warrant Agent, as the case may be.

          SECTION 19. IDENTITY OF TRANSFER AGENT. Forthwith upon the appointment of any subsequent transfer agent for shares of the Common Stock, the Company will file with the Warrant Agent a statement setting forth the name and address of such transfer agent.

          SECTION 20. NOTICES. Any and all notices or other communications or deliveries required or permitted to be provided hereunder shall be in writing and shall be deemed given and effective on the earlier (i) the date of transmission, if such notice or such communication is delivered via facsimile at the facsimile telephone number specified for notice prior to 5:00 p.m., New York City time, on a Business Day, (ii) the Business Day after the date of transmission, if such notice or communication is delivered via facsimile at the facsimile telephone number specified for notice later than 5:00 p.m., New York City time, on any date and earlier than 11:59 p.m., New York City time, on such date, (iii) the Business Day following the date of mailing, if sent by nationally recognized overnight courier service or (iv) actual receipt by the party to whom such notice or communication is required to be given. The addresses and facsimile numbers for all such notices, communication and/or deliveries shall be as follows:

                  if to the Company,

                  Delta Financing Corporation
                  1000 Woodbury Road
                  Woodbury, New York  11797
                  Attention:  Marc E. Miller
                  Fax:  (516) 812-8850

                  with a copy to:

                  Stroock & Stroock & Lavan, LLP
                  180 Maiden Lane
                  New York, New York  10038-4982
                  Attn:  Bradley Kulman, Esq.
                  Fax:  (212) 806-6006

                  if to the Warrant Agent,

                  ChaseMellon Shareholder Services, L.L.C.
                  44 Wall Street, 6th Floor
                  New York, New York  10005
                  Attn:  Ms. Cynthia Gonzalez
                  Fax:  (917) 320-6318

          or to such other addresses or facsimile numbers as any party may most recently have designated in writing to the other parties hereto by such notice. The Company shall cause the Warrant Agent to promptly mail by first class mail, postage prepaid, to each Warrant holder any and all notices or other communications or deliveries required or permitted to be provided hereunder to the Warrant holders.

          SECTION 21. SUCCESSORS. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns hereunder.

          SECTION 22. GOVERNING LAW. This Agreement and each Warrant issued hereunder shall be deemed to be a contract made under the laws of the State of New York and for all purposes shall be construed in accordance with the laws of the State of New York without regard to the conflicts of laws principles thereof.

          SECTION 23. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company, the Warrant Agent and the registered holders of the Warrant Certificates any legal or equitable right, remedy or claim under this Agreement.

          SECTION 24. COUNTERPARTS. This Agreement may be executed in any number of counterparts, and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

          SECTION 25. REGISTRATION RIGHTS. Holders of the Warrants are entitled to the rights and benefits of that certain Registration Rights Agreement of even date herewith.

          SECTION 26. REMEDIES. In addition to any other rights and remedies the Holders may have hereunder, one or more of the Holders of at least 20% of the Warrants shall be entitled to obtain immediate preliminary and permanent injunctive relief (including a any ex parte temporary restraining order) without having to post a bond in connection with any judicial action taken by any such Holders to vindicate their rights hereunder.

          [THE REMAINDER OF THIS PAGE IS LEFT BLANK INTENTIONALLY.]

          IN WITNESS WHEREOF, the parties hereto have caused this Warrant Agreement to be executed and delivered as of the day and year first above written.

                                           COMPANY:

                                           DELTA FINANCIAL CORPORATION, a
                                           Delaware corporation


                                           By:
                                              -----------------------------
                                              Name:
                                              Title:

                                           WARRANT AGENT:

                                           CHASEMELLON SHAREHOLDER SERVICES,
                                           L.L.C., a New Jersey limited
                                           liability company


                                           By:
                                              -----------------------------
                                              Name:
                                              Title:

                                           MILLER STOCKHOLDERS
                                           (signing with respect to Section 7(m)
                                           only)


                                           -----------------------------
                                           Hugh Miller


                                           -----------------------------
                                           Lee Miller


                                           -----------------------------
                                           Marc E. Miller


                                           -----------------------------
                                           Sidney A. Miller

                                   SCHEDULE I

                               WARRANT AGENT FEES

For as long as [_____________________] ("____") serves as Warrant Agent under this Agreement, ____ shall be entitled to receive from the Company a fee for such services equal to _________________ Dollars ($_____.__) per month, or any portion thereof prorated on a daily basis. Such payment shall be made by the Company at the address specified in this Agreement, on or before the tenth Business Day of each month, for the fees due ____ from services provided during the immediately preceding month.

                         EXHIBIT A OF WARRANT AGREEMENT

                           FORM OF WARRANT CERTIFICATE

                  EXERCISABLE ONLY ON OR AFTER OCTOBER __, 2000
                      (AS PROVIDED IN THE WARRANT AGREEMENT
                               REFERRED TO BELOW)


NUMBER                                                                WARRANTS
W _________                                                   ________________

                           DELTA FINANCIAL CORPORATION

This Warrant Certificate Certifies that


or registered assigns is the registered holder of


Warrants (the "Warrants") expiring on the Expiration Date (as defined in Section 6 of the Warrant Agreement and described on the reverse hereof) to purchase shares of the common stock (the "Common Stock"), par value $0.01 per share, of Delta Financial Corporation, a Delaware corporation (the "Company"). Each Warrant entitles the holder thereof to purchase from Company one fully paid and nonassesable share of Common Stock at the Exercise Price (as defined in the Warrant Agreement) at the time in effect under the Warrant Agreement ($9.10 per share, at the time of the initial issuance of the Warrants), payable in lawful money of the United States of America by certified or official bank check payable to the order of the Company, upon surrender of this Warrant Certificate and payment of such Exercise Price to the Company at the designated office of the Warrant Agent in New York or at another office or agency to be maintained by the Company, but only subject to the conditions set forth herein and in the Warrant Agreement, provided, HOWEVER, that no fractional shares shall be issued on exercise of the Warrant and that the number of kind of shares (or in certain events other property) purchasable upon exercise of the Warrants and the Exercise Price referred to on the reverse hereof may as of the date of this Warrant Certificate have been, or may after such date be, adjusted as a result of the occurrence of certain events, as more fully provided in the Warrant Agreement.

          No Warrant may be exercised after 5:00 p.m. on the Expiration Date.

          Reference is hereby made to the further provisions of this Warrant Certificate set forth on the reverse hereof and such further provisions shall for all purposes have the same effect as though fully set forth at this place.

          This Warrant Certificate shall not be valid unless countersigned by the Warrant Agent (or an authenticating agent of the Warrant Agent appointed pursuant to Section 1 of the Warrant Agreement) by the manual signature of one of its authorized officers.

          IN WITNESS WHEREOF, DELTA FINANCIAL CORPORATION has caused this instrument to be signed manually or in facsimile by its Chief Executive Officer, President or a Vice President and by its Secretary of an Assistant Secretary.

          Dated:                  DELTA FINANCIAL CORPORATION


                                            By:
                                                 -----------------------------
                                                 Name:
                                                 Title:


                                            By:
                                                 -----------------------------
                                                 Name:
                                                 Title:

                           DELTA FINANCIAL CORPORATION

          The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to a Warrant Agreement dated as of October __, 2000 (the "Warrant Agreement"), duly executed and delivered by the Company to ChaseMellon Shareholder Services, L.L.C., as warrant agent (the "Warrant Agent"), which Warrant Agreement is hereby incorporated by reference in and made a part of this instrument and is hereby referred to for a description of the rights, imitation of rights, obligations, duties and immunities thereunder of the Warrant Agent, the Company and the holders (the words "holders" or "holder" meaning the registered holders or registered holder) of the Warrants and a copy of which Warrant Agreement will be available at the office of the Secretary of the Company for inspection by holders of Warrants during normal business hours.

          The holder of Warrants evidenced by this Warrant Certificate may exercise them by surrendering the Warrant Certificate, with the Form of Exercise set forth hereon properly completed and executed, together with payment of the Exercise Price at the time in effect, to the Company at the designated office of the Warrant Agent in New York. In the event that upon any exercise of Warrants evidenced hereby the number of Warrants exercised shall be less than the total number of Warrants evidenced hereby, there shall be issued to the holder hereof or his assignee a new Warrant Certificate evidencing the number of Warrants not exercised.

          The Expiration Date may be extended by the Company in its sole discretion from time to time by a notice given to the Warrant Agent and mailed to the registered holders of the Warrant Certificates.

          The Warrant Agreement provides that upon the occurrence of certain events the Exercise Price may, subject to certain conditions, be adjusted and under certain circumstances the Warrant may become exercisable for securities or other assets other than the shares referred to on the face hereof. If the Exercise Price is adjusted, the Warrant Agreement provides that the number of Common Shares purchasable upon the exercise of each Warrant shall be adjusted in certain circumstances.

          This Warrant Certificate is transferable, in whole or in part, on the register maintained by the Company at the designated office of the Warrant Agent for such purpose, upon surrender of this Warrant Certificate at the office of the Warrant Agent, or at another office or agency to be maintained by the Company, together with a written assignment of the Warrant Certificate, on the Form of Assignment set forth hereon or in other form satisfactory to the Warrant Agent, duly executed by the holder or his duly appointed legal representative, and together with funds to pay any applicable taxes or governmental charges payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate shall be issued and delivered, in the name of the assignee and in the denomination or denominations specified in such instrument of assignment. If less than all of this Warrant Certificate is being transferred, a new Warrant Certificate or Certificates shall be issued of the portion of this Warrant Certificate not being transferred.

          This Warrant Certificate may be divided or combined with other Warrant Certificates upon surrender hereof to the Company at the designated office of the Warrant Agent, or at another office or agency to be maintained by the Company, together with a written notice specifying the names and denominations in which new Warrant Certifications are to be issued, signed by the holder hereof or his duly appointed legal representative, and together with the funds to pay any applicable taxes or governmental charges payable in connection with such transfer. Upon such surrender and payment, a new Warrant Certificate or Certificates shall be issued and delivered in accordance with such notice.

          The Company shall make no service or other charge in connection with any such transfer or exchange of this Warrant Certificate, except for any applicable taxes or governmental charges payable in connection therewith.

          The Company and the Warrant Agent may deem and treat the registered holder hereof as the absolute owner of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise or conversion hereof, any distribution to the holder hereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by an notice to the contrary.

                              ELECTION TO EXERCISE
                     To be executed upon exercise of Warrant

         The undersigned hereby irrevocable elects to exercise the right, represented by this Warrant Certificate, to purchase __ shares of Common Stock and herewith tenders payment for such Common Stock to the order of Delta Financial Corporation in the amount of $______ in accordance with the terms hereof. The undersigned requests that a certificate for such Common Stock be registered in the name of


    ------------------------------------------------------------------------
                               Name (Please Print)

Whose address is

    ------------------------------------------------------------------------
                             Address (Please Print)

    ------------------------------------------------------------------------
                  Delivery Address (if different)(Please Print)


          If said number of shares of Common Stock is less than all of the Common Stock purchasable hereunder, the undersigned requests that a new Warrant Certificate representing the remaining balance of the shares of Common Stock be registered in the name of

    ------------------------------------------------------------------------
                               Name (Please Print)

Whose address is

------------------------------------------------------------------------------
                             Address (Please Print)

and that such Warrant Certificate be delivered to

    ------------------------------------------------------------------------
                  Delivery Address (if different)(Please Print)



Dated:_________________________          Signature:________________________

                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant Certificate.)


----------------------------------------------------------------------
(Insert Social Security or Taxpayer Identification Number of Holder)

Signature Guaranteed:


-----------------------------------------------------------------------

                                   ASSIGNMENT

               To be executed to transfer the Warrant Certificate

     FOR VALUE RECEIVED ___________ hereby sells, assigns and transfer unto

                    -----------------------------------------

Whose address is ______________________________________________________________

this Warrant Certificate, together with all right, title and interest therein, and does hereby irrevocably constitute and appoint ____________________________ __________________________________________________________________attorney to transfer the within Warrant Certificate on the books of the within-named Corporation, with full power of substitution.

Dated:_________________________          Signature:________________________

                                         (Signature must conform in all respects
                                         to name of holder as specified on the
                                         face of the Warrant Certificate.)


--------------------------------------------------------------------
(Insert Social Security or Taxpayer Identification Number of Holder)

                                                          Exhibit J to Indenture

                          REGISTRATION RIGHTS AGREEMENT

          REGISTRATION RIGHTS AGREEMENT (this "Agreement"), dated as of November __, 2000, by and among Delta Financial Corporation, a Delaware corporation (the "Company"), and ChaseMellon Shareholder Services, L.L.C., a New Jersey limited liability company, as warrant agent (the "Warrant Agent").

                              W I T N E S S E T H:

          WHEREAS, this Agreement is being entered into in connection with the execution and delivery of that certain Indenture dated as of the date hereof (the "Indenture") among the Company, as issuer, each of Delta Funding Corporation, a New York corporation, DF Special Holdings Corporation, a Delaware corporation, Fidelity Mortgage, Inc., a Delaware corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation, DFC Financial Corporation, a Delaware corporation, Delta Funding Residual Holding Trust 2000-1, Delta Funding Residual Holding Trust 2000-2 and U.S. Bank Trust National Association;

          WHEREAS, pursuant to the terms and conditions of the Indenture, the Company will issue its 9 1/2% Senior Secured Notes due 2004 (the "New Notes"), which notes will be exchanged (such exchange, the "Exchange") for the Company's 9 1/2% Senior Notes due 2004 (the "Old Notes");

          WHEREAS, subject to the terms and conditions of the Warrant Agreement (as defined below), the Company is issuing to the holders of the New Notes warrants (the "Warrants") to subscribe in the aggregate for up to 10% of the Common Stock (as defined below) issued and outstanding on the date hereof;

          WHEREAS, to induce the holders of the Old Notes to accept the issuance of the New Notes and the Warrants by the Company as part of the Exchange, the Company shall undertake (i) to register the resale of the Registrable Securities (as hereinafter defined) under the Securities Act (as hereinafter defined) by those holders of Registrable Securities who acquire Warrants in connection with the Exchange, and (ii) to take certain other actions with respect to the Registrable Securities as provided herein.

          NOW THEREFORE, in consideration of the premises and the mutual agreements contained herein, the parties hereby agree as follows:

1.  DEFINITIONS

          Unless otherwise defined herein, capitalized terms used herein and in the recitals above shall have the following meanings:

               "Advice" shall have the meaning assigned to that term in Section 5 hereof.

               "Affiliates" of a Person shall mean any Person that controls, is under common control with, or is controlled by, such other Person. For purposes of this definition, "control" means the ability of one Person to direct the management and policies of another Person.

               "Agents" shall mean any Person authorized to act and who acts on behalf of the Holders with respect to the transactions contemplated by this Agreement.

               "Commission" shall mean the United States Securities and Exchange Commission.

               "Common Stock" shall mean the common stock, par value $0.01 per share, of the Company, as adjusted to reflect any merger, consolidation, recapitalization, reclassification, split-up, stock dividend, rights offering or reverse stock split made, declared or effected with respect to such Common Stock.

               "Company Notice" shall have the meaning set forth in Section 4 hereof.

               "Demand Registration" shall have the meaning assigned to that term in Section 3(a) hereof.

               "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder, or any similar or successor statute.

               "Holders" shall mean the Persons who are deemed to be the original parties to this Agreement pursuant to Section 2(a) (other than the Company and the Warrant Agent) and Persons who acquire Warrants or Registrable Securities, directly or indirectly, from any of such original parties.

               "Initiating Holders" shall have the meaning assigned to that term in Section 3(a) hereof.

               "Person" shall mean an individual, corporation, partnership, limited liability company, firm, joint venture, association, joint stock company, trust, unincorporated organization, governmental or regulatory body or subdivision thereof or other entity.

               "Piggyback Registration Statement" shall have the meaning set forth in Section 4 hereof.

               "Prospectus" shall mean the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by the Registration Statement and all other amendments and supplements to the Prospectus, including post-effective amendments and all material incorporated by reference in such Prospectus.

               "Registrable Securities" shall mean (i) any issued and outstanding Warrant Shares and any Warrant Shares which may be acquired by the Holders upon exercise of the Warrants and (ii) any other securities of the Company (or any successor or assign of the Company, whether by merger, consolidation, sale of assets or otherwise) which may be issued or issuable to the Holders with respect to, in exchange for, or in substitution of, the Warrants and/or the Registrable Securities referenced in clause (i) above by reason of any dividend or stock split, combination of shares, merger, consolidation, recapitalization, reclassification, reorganization, sale of assets or similar transaction. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities for so long as (A) a registration statement with respect to the sale of such securities shall have been declared effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B) such securities are sold to the public pursuant to Rule 144 (or any similar provisions then in force) under the Securities Act, (C) in the reasonable judgment of the Holder of such securities, such securities may be sold by the Holder thereof pursuant to Rule 144(k) (or any similar provisions then in force) under the Securities Act, (D) such securities have been otherwise transferred, a new certificate or other evidence of ownership for them not bearing the legend restricting further transfer shall have been delivered by the Company and in the reasonable judgment of the Holder of such securities subsequent public distribution of them shall not require registration under the Securities Act, or
(E) such securities shall have ceased to be outstanding.

               "Registration Expenses" shall mean all expenses incident to the Company's performance of or compliance with this Agreement, including without limitation all registration and filing fees, including with respect to filings required to be made with any stock exchange on which the Company's securities are then listed, fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the underwriters in connection with blue sky qualifications of the Registrable Securities and determination of their eligibility for investment under the laws of such jurisdictions as the managing underwriters or holders of a majority of the Registrable Securities being sold may designate), printing expenses, messenger, telephone and delivery expenses, the fees, disbursements and other charges of counsel for the Company and of its independent public accountants, including the expenses incurred in connection with "cold comfort" letters required by or incident to such performance and compliance, any expenses of underwriters customarily paid by issuers or sellers of securities and the reasonable fees, disbursements and other charges of one firm of counsel (per registration prepared) to all Holders of Registrable Securities being sold (selected by the Holders holding a majority of the shares of Registrable Securities covered by such registration), but excluding underwriting discounts, commissions, underwriting or advisory fees, brokers' fees or fees of other similar securities industry professionals relating to the distribution of Registrable Securities and applicable transfer taxes, if any, which discounts, commissions, fees and transfer taxes shall be borne by the seller or sellers of Registrable Securities in all cases.

               "Registration Statement" shall mean any registration statement of the Company which covers Registrable Securities pursuant to the provisions of this Agreement, including (i) the Prospectus, (ii) amendments and supplements to such Registration Statement, (iii) post-effective amendments, (iv) all exhibits and all material incorporated by reference in such Registration Statement, (v) any registration statement pursuant to a Demand Registration and (vi) any Piggyback Registration Statement.

               "Requesting Holders" shall have the meaning assigned to that term in Section 5 hereof.

               "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations thereunder, or any similar or successor statute.

               "Underwriters' Maximum Number" shall have the meaning assigned to that term in Section 3(d) hereof.

               "Underwritten Offering" shall mean the offering and sale of securities of the Company covered by any Registration Statement pursuant to a firm commitment underwriting to an underwriter at a fixed price for reoffering or pursuant to agency or best efforts arrangements with an underwriter.

               "Warrant Shares" shall mean the shares of Common Stock issuable upon exercise of the Warrants.

               "Warrant Agreement" shall mean that certain Warrant Agreement dated as of the date hereof by and between the Company and the Warrant Agent.

               "Warrants" shall having the meaning set forth in the recitals above.

2. PARTIES TO THIS AGREEMENT; SECURITIES SUBJECT TO THIS AGREEMENT. (a) The Company and the other parties hereto agree that any Person acquiring Warrants in connection with the Exchange pursuant to the Warrant Agreement shall be deemed to be parties to this Agreement and they (and their permitted transferees (as more fully set forth in Section 13(d)) shall be entitled to the rights and subject to the obligations set forth herein.

          (b) The Holders of Registrable Securities shall be entitled to the benefits of this Agreement only for so long as such securities continue to be Registrable Securities.

3. DEMAND REGISTRATION.

          (a) REQUESTS FOR REGISTRATION. At any time after the date hereof, the Holders owning 25% or more of the Registrable Securities then outstanding (the "Initiating Holders") may deliver to the Company a written request for registration with the Commission under and in accordance with the provisions of the Securities Act of all or part of their Registrable Securities (a "Demand Registration"). Any request made pursuant to this Section 3(a) shall specify the number of Registrable Securities to be registered and the intended methods of disposition thereof. Any such request shall be delivered to the Company and the other Holders, in accordance with the provisions of Section 13(c) of this Agreement. Upon the receipt of such notice from the Initiating Holders that they have requested a Demand Registration, each of such other Holders shall be entitled for a period of 15 days from the date of receipt of such notice to deliver a written request to the Company specifying the number of such Holders Registrable Securities to be included in such Demand Registration and the intended methods of disposition thereof.

          (b) LIMITATIONS ON REGISTRATIONS. The Company will not be obligated to register any Registrable Securities pursuant to such a Demand Registration (i) unless there is requested to be included in such registration at least 25% of the Registrable Securities then outstanding or (ii) if a prior Demand Registration was declared effective within a period commencing 6 months prior to the date of the written request for such Demand Registration and such prior Demand Registration was maintained effective for a period of not less than 180 days, or such shorter period during which all Registrable Securities covered by such prior Demand Registration were sold or withdrawn. Notwithstanding the foregoing, in no event shall the Company be required to effect more than a total of four Demand Registrations pursuant to this Agreement.

          (c) EFFECTIVE REGISTRATION - EXPENSES. In any registration initiated as a Demand Registration, the Company shall pay all Registration Expenses.

          (d) PRIORITY ON DEMAND REGISTRATIONS. If any Demand Registration is an Underwritten Offering, and the managing underwriters shall give written advice to the Company and the Holders requesting such Demand Registration that, in the reasonable opinion of such managing underwriters, marketing factors require a limitation on the total number of securities to be underwritten (the "Underwriters' Maximum Number"), the Company shall be obligated and required to include in such registration that number of Registrable Securities requested by the Holders thereof to be included in such registration which does not exceed the Underwriters' Maximum Number, and such number of Registrable Securities shall be allocated PRO RATA among such Holders requesting such Demand Registration on the basis of the number of Registrable Securities requested to be included therein by each Holder.

          (e) SELECTION OF UNDERWRITERS. If any of the Registrable Securities covered by a Demand Registration are to be sold in an Underwritten Offering, or in a best efforts Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders requesting such registration subject to the approval of the Company, which approval shall not be unreasonably withheld.

4. PIGGYBACK REGISTRATION RIGHTS

          (a) REQUESTS FOR PIGGYBACK REGISTRATION. The Company covenants and agrees with each Holder that in the event the Company proposes to file at any time and from time to time after the date hereof a registration statement on any form, including any Demand Registration, for the registration of securities under the Securities Act (whether or not pursuant to registration rights granted to other holders of its securities and whether or not for sale for its own account) of any class of security other than in connection with an offering solely to the Company's employees pursuant to a registration statement on Form S-8 under the Securities Act or an offering pursuant to a registration statement on Form S-4 under the Securities Act, or any successor forms thereto (a "Piggyback Registration Statement"), then the Company shall in each such case give written notice (a "Company Notice") of such proposed filing to each Holder so that the Company Notice is received by each Holder at least twenty (20) calendar days before the anticipated filing date, and such notice shall offer to each Holder the opportunity to include in such Piggyback Registration Statement such number of Registrable Securities as each may request. The Company shall be obligated and required to include in such Piggyback Registration Statement all Registrable Securities with respect to which the Company shall receive from Holders thereof, within twenty (20) days after the date on which the Company shall have given Company Notices to the Holders, the written requests of such Holders for inclusion in such Piggyback Registration Statement. Any Holder shall be permitted to withdraw all or part of the Registrable Securities of such Holder from any Piggyback Registration Statement at any time prior to the effective date of such Piggyback Registration Statement.

          In the event a registration pursuant to a Piggyback Registration Statement is an Underwritten Offering, the Company shall use its best efforts to cause the underwriter of such offering to permit the Holders to include their Registrable Securities in the proposed offering on terms and conditions at least as favorable to the Holders as those offered with respect to the other securities of the Company included therein. Notwithstanding the foregoing, if any underwriter shall advise the Company in writing that, in its opinion, the distribution of the Registrable Securities requested to be included in the Piggyback Registration Statement concurrently with the securities being registered by the Company would adversely affect the distribution of such securities by the Company, then the Company shall include in such registration, to the extent of the number and type of securities which the Company is so advised can be sold in such offering, (i) first, securities, if any, that the Company proposes to issue and sell for its own account, (ii) second, securities held by persons who do not have contractual registration rights and (iii) third, securities requested to be registered by persons who have contractual registration rights including pursuant to this Section 4, PRO RATA among the holders so requesting registration on the basis of the number of shares of Registrable Securities requested to be registered by all such holders; PROVIDED, HOWEVER, that if the Company undertakes such registration on behalf of holders of equity securities of the Company other than Holders or the Miller Stockholders (as defined in the Warrant Agreement) (the "Other Equityholders") pursuant to contractual demand registration rights granting such Other Equityholders priority in the registration of their securities over those held by other securityholders, then the Company shall include in such registration, to the extent of the number and type of securities which the Company is so advised can be sold in such offering, (i) first, the number of equity securities requested to be included therein by the Other Equityholders and (ii) second, Registrable Securities requested to be registered by the Holders pursuant to this Section 4, PRO RATA among the Holders so requesting registration on the basis of the number of shares of Registrable Securities requested to be registered by all such Holders.

          (b) ADDITIONAL OBLIGATIONS OF THE COMPANY. In connection with the registration of Registrable Securities in accordance with Section 4(a) above, the Company agrees to pay all Registration Expenses in connection with the registration of the Registrable Securities under the Securities Act, other than the registration and filing fees and any underwriters' discounts and commissions with respect to the Registrable Securities and the fees and expenses of counsel for the Requesting Holders which shall be borne PRO RATA by the Requesting Holders.

          (c) UNDERWRITING AGREEMENTS. In connection with any underwritten offering pursuant to a registration statement filed pursuant to this Section 4, the Holders participating in such offering shall enter into an underwriting agreement in customary form containing such representations, warranties and indemnification and contribution provisions as shall be reasonably requested by the underwriters.

5. REGISTRATION PROCEDURES

          Whenever one or more Holders (the "Requesting Holders") have made a request that any Registrable Securities be registered pursuant to this Agreement, the Company shall use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register to the extent required to permit the intended disposition thereof, and pursuant thereto the Company shall as expeditiously as possible:

          (a) with respect to a request to file a Registration Statement covering Registrable Securities made pursuant to Section 3 hereof, use its best efforts to prepare and file with the Commission, not later than 60 days after receipt of such request (which 60-day period may be extended by the Company for up to one additional period of 60 days if at the time of such request the board of directors of the Company determines in good faith that such registration is likely to have an adverse effect on a material merger, acquisition or other form of material business combination) a Registration Statement on a form for which the Company then qualifies which is satisfactory to the Company and the Requesting Holders (unless the offering is made on an underwritten basis, including on a best efforts underwriting basis, in which event the managing underwriter or underwriters shall determine the form to be used) and which form shall be available for the sale of the Registrable Securities in accordance with the intended method or methods of distribution thereof, and use its best efforts to cause such Registration Statement to become effective. The Company hereby covenants that the Registration Statement shall be declared effective by the Commission no later than 120 days after the date on which it is filed. The Company shall not file any Registration Statement pursuant to Section 3 hereof or any amendment thereto or any Prospectus or any supplement thereto (including such documents incorporated by reference) to which the Requesting Holders or the underwriters, if any, shall reasonably object in light of the requirements of the Securities Act or any other applicable laws or regulations;

          (b) in connection with the preparation and filing of each Registration Statement under the Securities Act, give each Requesting Holder, the underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such Registration Statement, each Prospectus included therein or filed with the Commission, and each amendment thereof or supplement thereto, and shall give each Requesting Holder and each underwriter such reasonable access to its books and records and such reasonable opportunities to discuss the business of the Company with its officers and the independent public accountants who have certified its financial statements as shall be necessary, in the reasonable opinion of any such Requesting Holder's and such underwriter's respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act;

          (c) subject to paragraph (b) above, prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement continuously effective for a period of not less than 180 days or, in the case of a registration statement for sale of Registrable Securities on a delayed or continuous basis pursuant to Rule 415 promulgated under the Securities Act, such longer period not to exceed two years from the effective date thereof as is required for the intended method of distribution, or such shorter period which will terminate when all Registrable Securities covered by such Registration Statement have been sold or withdrawn; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under the Securities Act; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended methods of disposition by the Requesting Holders thereof set forth in such Registration Statement or supplement to the Prospectus;

          (d) notify the Requesting Holders and the managing underwriters, if any, promptly, and (if requested by any such Person) confirm such advice in writing, (1) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment, when the same has become effective, (2) of any request by the Commission for amendments or supplements to the Registration Statement or the Prospectus or for additional information, (3) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose, (4) if at any time the representations and warranties of the Company contemplated by paragraph
(o) below cease to be true and correct, (5) of the receipt by the Company of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (6) of the happening of any event which makes any statement made in the Registration Statement, the Prospectus or any document incorporated therein by reference untrue or which requires the making of any changes in the Registration Statement, the Prospectus or any document incorporated therein by reference in order to make the statements therein not misleading;

          (e) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of the Registration Statement at the earliest possible moment;

          (f) as promptly as practicable after filing with the Commission of any document which is incorporated by reference into the Registration Statement or the Prospectus (after initial filing of the Registration Statement) provide copies of such document to counsel to the Requesting Holders and to the managing underwriters;

          (g) furnish to the Requesting Holders and each managing underwriter, without charge, at least one signed copy of the Registration Statement and any post-effective amendment thereto, including financial statements and schedules, all documents incorporated therein by reference and all exhibits (including those incorporated by reference) and a reasonable number of conformed copies of all such documents;

          (h) deliver to the Requesting Holders and the underwriters, if any, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons may request at such Requesting Holder's or underwriter's expense; the Company consents to the use of the Prospectus or any amendment or supplement thereto by the Requesting Holders and the underwriters, if any, in connection with the offering and sale of the Registrable Securities covered by the Prospectus or any amendment or supplement thereto;

          (i) prior to the date on which the Registration Statement is declared effective, use its best efforts to register or qualify or cooperate with the Requesting Holders and the underwriters, if any, and their respective counsel in connection with the registration or qualification of such Registrable Securities for offer and sale under the securities or blue sky laws of such jurisdictions as any seller or underwriter reasonably requests in writing and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Registrable Securities covered by the Registration Statement; provided that the Company will not be required to qualify generally to do business in any jurisdiction where it is not then so qualified or to take any action which would subject it to general service of process in any such jurisdiction where it is not then so subject;

          (j) cooperate with the Requesting Holders and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold and not bearing any restrictive legends; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters may request at least two business days prior to any sale of Registrable Securities to the underwriters;

          (k) use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities within the United States as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities;

          (l) upon the occurrence of any event contemplated by paragraph (d)(6) above, prepare a supplement or post-effective amendment to the Registration Statement or the Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

          (m) use its best efforts to cause all Registrable Securities covered by the Registration Statement to be listed on each securities exchange (or qualified for inclusion on the Nasdaq Stock Market, as applicable) on which similar securities issued by the Company are then listed (or qualified) or, if not so listed (or qualified), then on each securities exchange (or the Nasdaq Stock Market) as the Requesting Holders or the managing underwriters, if any, may request, provided that the Company is qualified to list (or to qualify) its securities on each such exchange (or stock market);

          (n) provide a transfer agent and registrar for all Registrable Securities;

          (o) enter into such agreements (including an underwriting agreement) and take all such other actions in connection therewith as the Requesting Holders or the managing underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Securities and in such connection, whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration (1) make such representations and warranties to the Requesting Holders and the underwriters, if any, in form, substance and scope as are customarily made by issuers to underwriters in primary underwritten offerings and confirm the accuracy of the same if and when requested, and matters relating to the compliance of the Registration Statement and the Prospectus with the Securities Act; (2) obtain opinions of counsel to the Company and updates thereof (which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters) addressed to the Requesting Holders and the underwriters, if any, covering the matters customary in underwritten primary offerings and such other matters as may be reasonably requested by the Requesting Holders and underwriters, if any; (3) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants addressed to the Requesting Holders and the underwriters, if any, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters by underwriters in connection with primary underwritten offerings; (4) if an underwriting agreement is entered into, the same shall set forth in full the indemnification provisions and procedures of Section 7 hereof with respect to all parties to be indemnified pursuant to said Section; and (5) the Company shall deliver such documents and certificates as may be requested by the Requesting Holders and the managing underwriters, if any, to evidence compliance with clause (1) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company. The above shall be done at each closing under such underwriting or similar agreement or as and to the extent required thereunder;

          (p) make available for inspection during normal business hours by the Requesting Holders, any underwriter participating in any disposition pursuant to such registration statement, and any attorney, accountant or other agent retained by any such seller or underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by any such seller, underwriter, attorney, accountant or agent in connection with such registration statement; PROVIDED, that any records, information or documents that are designated by the Company in writing as confidential shall be kept confidential by such Persons;

          (q) otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders, earnings statements satisfying the provisions of Section 11(a) of the Securities Act, no later than 45 days after the end of any 12-month period (1) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm or best efforts underwriting offering, and (2) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement, which statements shall cover said 12-month periods.

          The Company may require the Requesting Holders to furnish to the Company such information and documents regarding the distribution of such securities and the seller as the Company may from time to time reasonably request in writing.

          The Requesting Holders each agree by acquisition of such Registrable Securities that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(d)(6) hereof, such Requesting Holder will forthwith discontinue disposition of Registrable Securities until such Requesting Holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(l) hereof, or until it is advised in writing (the "Advice") by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings which are incorporated by reference in the Prospectus, and, if so directed by the Company, each Requesting Holder will, or will request the underwriters to, deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Requesting Holder's possession, of the Prospectus covering such Registrable Securities current at the time of receipt of such notice. If the Company shall give such notice, the time periods mentioned in Section 5(c) hereof shall be extended by the number of days during the period from and including the date of the giving of such notice pursuant to
Section 5(d)(6) to and including the date when the Requesting Holders shall have received the copies of the supplemented or amended prospectus contemplated by
Section 5(l) hereof or the Advice.

6. REGISTRATION EXPENSES The Company shall pay all Registration Expenses in connection with any registration initiated pursuant to Section 3 hereof, whether or not such registration shall become effective and whether or not all or any portion of the Registrable Securities originally requested to be included in such registration are ultimately included in such registration.

7. INDEMNIFICATION (a) INDEMNIFICATION BY COMPANY. The Company will indemnify and hold harmless, to the full extent permitted by law, each Requesting Holder and each other Person, if any, who controls such Requesting Holder (within the meaning of the Securities Act), and their respective directors, officers, partners, Agents and Affiliates against all losses, claims, damages, liabilities (or actions in respect thereto) and expenses, including, without limitation, the reasonable fees, disbursements and other charges of legal counsel and reasonable costs of investigation (collectively, a "Loss" or "Losses"), to which any such Person may be subject, under the Securities Act or otherwise, and reimburse all such Persons for any other expenses incurred with investigating or defending against any Losses, insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained or incorporated by reference in a Registration Statement, Prospectus or preliminary prospectus or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same arise out of or are based upon an untrue statement of a material fact or omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, which statement or omission is made therein in reliance upon and in conformity with information furnished in writing to the Company by such Requesting Holder expressly for use therein. The Company will also indemnify underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, their officers and directors and each Person who controls such Persons (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of each Requesting Holder of Registrable Securities.

          (b) INDEMNIFICATION BY REQUESTING HOLDERS. Each Requesting Holder will, severally and not jointly, indemnify and hold harmless, to the full extent permitted by law, the Company and each directors, officers, employees and Agents, each other Person, if any, who controls the Company (within the meaning of the Securities Act) against any Losses to which any such Person may be subject, under the Securities Act or otherwise, insofar as such Losses arise out of or are based upon any untrue or alleged untrue statement of a material fact contained in a Registration Statement or Prospectus or preliminary prospectus or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, to the extent, but only if and to the extent, that such untrue or alleged untrue statement or omission or alleged omission is made therein in reliance upon and in conformity with the information furnished in writing by such Requesting Holder specifically for inclusion therein. In no event shall the liability of a Requesting Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Requesting Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. The Company shall be entitled to receive indemnities from underwriters, selling brokers, dealer managers and similar securities industry professionals participating in the distribution, to the same extent as provided above with respect to information so furnished in writing by such Persons.

          (c) CONDUCT OF INDEMNIFICATION PROCEEDINGS. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a Loss referred to in the preceding subsections of this Section 7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party, give written notice to the latter of the commencement of such action; provided, however, that the failure of any indemnified party to give notice as provided herein shall not relieve the indemnifying party of its obligations under the preceding subsections of this Section 7, except to the extent that the indemnifying party is actually materially prejudiced by such failure to give notice. In case any such action is brought against an indemnified party, the indemnifying party shall be entitled to participate in and, unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist in respect of such Loss, to assume and control the defense thereof, in each case at its own expense, jointly with any other indemnifying party similarly notified, to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after its assumption of the defense thereof, the indemnifying party shall not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall be liable for any settlement of any such action or proceeding effected without its written consent, which shall not be unreasonably withheld. No indemnifying party shall, without the consent of the indemnified party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect of such Loss or which provides any relief other than money damages.

          (d) If the indemnification provided for in this Section 7 shall for any reason be unavailable to an indemnified party under subsection (a) or (b) of this Section 6 in respect of any Losses, then, in lieu of the amount paid or payable under subsection (a) or (b) of this Section 7, the indemnified party and the indemnifying party under subsection (a) or (b) of this Section 7 shall contribute to the aggregate Losses (including legal or other expenses reasonably incurred in connection with investigating the same) in such proportion as is appropriate to reflect the relative fault of the Company and the prospective sellers of Registrable Securities covered by the registration statement which resulted in such Loss or action in respect thereof, with respect to the statements, omissions or action which resulted in such Loss or action in respect thereof. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. In no event shall the liability of a Requesting Holder hereunder be greater in amount than the dollar amount of the proceeds received by such Requesting Holder upon the sale of the Registrable Securities giving rise to such indemnification obligation. No Person shall be obligated to contribute hereunder any amounts in payment for any settlement of any action or Loss effected without such Person's consent, which shall not be unreasonably withheld.

8. REGISTRATION RIGHTS TO OTHERS. If the Company shall at any time hereafter provide to any holder of any securities of the Company rights with respect to the registration of such securities under the Securities Act or the Exchange Act, such rights shall not be in conflict with or adversely affect any of the rights provided in this Agreement to the Holders.

9. ADJUSTMENTS AFFECTING REGISTRABLE SECURITIES. The Company shall not effect or permit to occur any combination, subdivision or reclassification of Registrable Securities that would materially adversely affect the ability of the Holders to include Registrable Securities in any registration of its securities under the Securities Act contemplated by this Agreement.

10. RULE 144 AND RULE 144A. The Company shall take all actions reasonably necessary (including, without limitation, all actions necessary to cause the Company to be eligible to register its securities on Form S-3 if they are otherwise eligible to be so registered) to enable Holders to sell Registrable Securities without registration under the Securities Act within the limitations of the exemptions provided by (a) Rule 144 under the Securities Act, as such Rule may be amended from time to time, (b) Rule 144A under the Securities Act, as such Rule may be amended from time to time, or (c) any similar rules or regulations hereafter adopted by the Commission, including, without limitation, filing on a timely basis all reports required to be filed under the Exchange Act. Upon the request of any Holder, the Company shall deliver to such Holder a written statement as to whether it has complied with such requirements.

11. AMENDMENTS AND WAIVERS. Any provision of this Agreement may be amended, modified or waived if, but only if, the written consent to such amendment, modification or waiver has been obtained from the Company and the Holder or Holders of at least 50% of the of Registrable Securities affected by such amendment, modification or waiver.

12. NOMINEES FOR BENEFICIAL OWNERS. In the event that any Registrable Security is held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election in writing delivered to the Company and, if requested by the Company, become a party to this Agreement, be treated as the Holder of such Registrable Security for purposes of any request or other action by any Holder or Holders pursuant to this Agreement or any determination of the number or percentage of shares of Registrable Securities held by any Holder or Holders contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

13. MISCELLANEOUS

          (a) REMEDIES. Without limiting the rights of the Holders to pursue all other legal and equitable remedies available for any breach of the provisions of this Agreement, including recovery of damages, each Holder will be entitled to specific performance of their rights under this Agreement. The Company expressly agrees that monetary damages would not be adequate compensation for any loss incurred by the Holders by reason of a breach by it of the provisions of this Agreement and that the Holders would sustain irreparable harm, and therefore further agrees that they shall be entitled to specific performance to prevent any such breach or any continuing breach hereof and to waive the defense in any action for specific performance that a remedy at law would be adequate.

          (b) NO INCONSISTENT AGREEMENTS. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities which is inconsistent with the rights granted to Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement with respect to its securities granting any registration rights to any Person.

          (c) NOTICES. All notices, requests, demands and other communications provided for by this Agreement shall be in writing (including telecopier or similar writing) and shall be deemed to have been given three business days after mailed in any general or branch office of the United States Postal Service, enclosed in a registered or certified postpaid envelope, or one business day after being sent by Federal Express or other similar overnight courier service, addressed to the address of the parties stated below or to such changed address as such party may have fixed by notice or, if given by telecopier, when such telecopy is transmitted and the appropriate confirmation is received.

                  (i)      If to the Company:

                           Delta Financial Corporation.
                           1000 Woodbury Road
                           Woodbury, New York 11797
                           Attention:  Mr. Marc Miller
                           Fax:  (516) 364-9450

                           with a copy to:

                           Stroock & Stroock & Lavan LLP
                           180 Maiden Lane
                           New York, New York 10038-4982
                           Attention:  Bradley Kulman, Esq.
                           Telecopier:  (212) 806-6006

                 (ii)  If to the Warrant Agent:

                           ChaseMellon Shareholder Services, L.L.C.
                           44 Wall Street, 6th Floor
                           New York, New York  10005
                           Attn:  Ms. Cynthia Gonzalez
                           Fax:  (917) 320-6318

          (iii) All notices, requests, demands and other communications required or permitted to be sent to the Holders shall be deemed given when sent to the Warrant Agent as set forth above. Upon written request of the Company (which the Company agrees it shall give), the Warrant Agent shall distribute promptly to the Holders all such notices, requests, demands and other communications to the addresses of the Holders on record with the Company. The Warrant Agent shall have no other duties or responsibilities under or pursuant to this Agreement except as set forth in this Section 13(c)(iii).

          (d) SUCCESSORS AND ASSIGNS. This Agreement is solely for the benefit of the parties, the Holders and their respective successors and assigns. Any Holder may assign to any permitted transferee (as permitted under applicable law) of its Registrable Securities where such securities continue to be Registrable Securities in the hands of such transferee, such Holder's rights and obligations under this Agreement, provided that such transferee shall agree in writing with the parties hereto prior to the assignment to be bound by this Agreement as if it were an original party hereto, whereupon such assignee shall for all purposes be deemed to be a Holder under this Agreement. Except as provided above or otherwise permitted by this Agreement, neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any Holder without the prior written consent of the other parties hereto. The Company may not assign this Agreement or any right, remedy, obligation or liability arising hereunder or by reason hereof. Nothing herein shall be construed to provide any rights to any other entity or individual.

          (e) COUNTERPARTS. This Agreement may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same document.

          (f) HEADINGS. Section headings are for convenience only and do not control or affect the meaning or interpretation of any terms or provisions of this Agreement.

          (g) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the laws of New York governing contracts to be made and performed therein without giving effect to principles of conflicts of law, and, with respect to any dispute arising out of this Agreement, each party hereby consents to the exclusive jurisdiction of the courts sitting in such State.

          (h) SEVERABILITY. Should any part, term, condition or provision hereof or the application thereof be declared illegal, invalid or otherwise unenforceable or in conflict with any other law by a court of competent jurisdiction, the validity of the remaining parts, terms, conditions or provisions of this Agreement shall not be affected thereby, and the illegal, invalid or unenforceable portions of this Agreement shall be and hereby are redrafted to conform with applicable law, while leaving the remaining portions of this Agreement intact, except to the extent necessary to conform to the redrafted portions hereof.

          (i) ENTIRE AGREEMENT. This Agreement sets forth the entire agreement and understanding between the parties and supersedes all proposals, commitments, writings, negotiations, discussions, agreements and understandings, oral or written, of every kind and nature between them concerning the subject matter hereof. This Agreement may not be amended or otherwise modified except in a writing signed by both parties hereto and by the holders of a majority in principal amount of the outstanding New Notes. No discharge of the terms hereof shall be deemed valid unless by full performance by the parties or by a writing signed by the parties. A waiver by any party of any breach or violation of any this Agreement shall not be deemed or construed as a waiver of any other breach or violation hereof.

          (j) FURTHER ASSURANCES. Each of the parties hereto shall execute such documents and other papers and perform such further acts as may be reasonably required or desirable to carry out the provisions of this Agreement and the transactions contemplated hereby.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                      DELTA FINANCIAL CORPORATION


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:


                                      CHASE MELLON SHAREHOLDER SERVICES, L.L.C., a New Jersey limited liability company, as Warrant Agent


                                      By:
                                          -------------------------------------
                                          Name:
                                          Title:

                                                       Exhibit K to Indenture

                                ESCROW AGREEMENT

          ESCROW AGREEMENT, dated as of November __, 2000 (this "Escrow Agreement"), by and among Delta Financial Corporation, a Delaware corporation (the "Company"), U.S. Bank Trust National Association, a national banking association under the laws of the United States, as trustee under the Indenture (as defined below) (the "Trustee"), and U.S. Bank Trust National Association, a national banking association incorporated under the laws of the United States, as escrow agent (the "Escrow Agent").

                              W I T N E S S E T H:

          WHEREAS, contemporaneously with the execution of this Escrow Agreement, the Company is entering into that certain Indenture dated as of the date hereof (the "Indenture") among the Company, as issuer, each of Delta Funding Corporation, a New York corporation, DF Special Holdings Corporation, a Delaware corporation, Fidelity Mortgage, Inc., a Delaware corporation, DFC Financial of Canada Limited, an Ontario, Canada corporation, DFC Funding of Canada Limited, an Ontario, Canada corporation, Continental Property Management Corp., a New York corporation, DFC Financial Corporation, a Delaware corporation, Delta Funding Residual Holding Trust 2000-1, Delta Funding Residual Holding Trust 2000-2 and the Trustee;

          WHEREAS, pursuant to the terms and conditions of the Indenture, the Company is issuing its 9 1/2% Senior Secured Notes due 2004 (the "Senior Notes"), which notes will be exchanged (the "Exchange") for the Company's outstanding 9 1/2% Senior Notes due 2004 (the "Old Notes");

          WHEREAS, the Company is obligated under Section 4.24 of the Indenture to deposit from time to time in escrow with the Escrow Agent funds (such funds, including interest or dividends thereon, the "Escrow Amount") sufficient to meet the Company's obligation to make payments of interest on the Senior Notes;

          WHEREAS, the parties hereto desire to set forth the terms and conditions under which the Escrow Amount shall be held by the Escrow Agent and released by the Escrow Agent to the Trustee; and

          WHEREAS, the parties desire that the Escrow Agent be appointed as escrow agent to act in accordance with the terms hereof.

          NOW, THEREFORE, in consideration of the foregoing and of the promises contained herein, the parties, intending legally to be bound, agree as follows:

          1. DEFINITIONS. Capitalized terms used herein and not otherwise defined shall have the meanings ascribed thereto in the Indenture.

          2. APPOINTMENT AND AGREEMENT OF ESCROW AGENT. The Company and the Trustee hereby appoint the Escrow Agent to serve hereunder and the Escrow Agent hereby accepts such appointment and agrees to perform all duties which are expressly set forth in this Escrow Agreement to be performed by it.

          3. DEPOSIT OF THE ESCROW AMOUNT; PLEDGE. The Escrow Agent agrees to establish a separate account (the "Escrow Account") in accordance with the terms hereof. As required by Section 4.24 of the Indenture, the Company shall deposit funds into the Escrow Account in an amount sufficient to pay the interest on the Senior Notes due to be paid on the immediately upcoming Interest Payment Date. All funds deposited into the Escrow Account shall be held by the Escrow Agent in trust as agent for and for the benefit of the Trustee in accordance with the terms and conditions hereof. As collateral security for all of the Guaranteed Obligations (as that term is defined in the Indenture), the Company hereby grants to the Trustee a lien and security interest in and to all funds, U.S. Governmental Obligations, certificates of deposit, and other investments and securities from time to time on deposit in (or which are proceeds of funds deposited in) the Escrow Account, the earnings thereon, and the proceeds thereof.

          4. RECEIPT. The Escrow Agent agrees to hold and disburse the Escrow Amount and all earnings it receives thereon in accordance with the terms and conditions of this Escrow Agreement.

          5. INVESTMENT. The Escrow Agent shall, pending the disbursement of the Escrow Amount pursuant to this Escrow Agreement, invest such amounts in accordance with the specific written instructions of the Company in (a) direct obligations of, or obligations fully guaranteed by, the United States of America or any agency thereof ("U.S. Government Obligations") having a maturity of not longer than the period of time remaining prior to the next Interest Payment Date which are rated "Aaa" by Moody's Investors Service, Inc. or a similar grade by another nationally recognized statistical rating service, (b) certificates of deposit having a maturity of not longer than the period of time remaining prior to the next Interest Payment Date issued by commercial banks (which may include the Escrow Agent) having a combined capital surplus and undivided profits of not less than One Billion Dollars ($1,000,000,000), (c) money market funds investing solely in any of the above or (d) other debt securities having a maturity of not longer than the period of time remaining prior to the next Interest Payment Date which are rated "Aaa" by Moody's Investors Service, Inc. or a similar grade by another nationally recognized statistical rating service. Absent such written instructions, the Escrow Agent shall have no obligation to invest (or otherwise pay any interest on) the Escrow Account. The Escrow Agent shall have no liability for any loss, tax, fee or other charge on any investment or reinvestment, including any loss incurred upon liquidation of any investment prior to maturity when necessary to make a disbursement pursuant to this Escrow Agreement. All earnings received from (or losses incurred on) any such investment shall be credited to (or debited from, as the case may be) the Escrow Account (and earnings so received may be reinvested and treated in the same manner).

          6. EARNINGS ON THE ESCROW AMOUNT. All interest, dividends, distributions, gains or other income in respect of the Escrow Amount (collectively, "Interest") shall constitute part of the Escrow Amount and shall be deposited in the Escrow Account (and, as provided above, may from time to time be reinvested) until disbursed in accordance with the terms hereof.

          7. DISBURSEMENT OF THE ESCROW AMOUNT. Subject to Section 8 of this Escrow Agreement, on each Interest Payment Date the Escrow Agent shall (i) disburse to the Trustee the entire Escrow Amount held in the Escrow Account sufficient to pay the aggregate accrued interest on the Senior Notes due to be paid on such Interest Payment Date, (ii) provided no Default or Event of Default has occurred and is continuing, all as set forth in an Officers' Certificate to the Escrow Agent dated as of the Interest Payment Date, remit to the Company all remaining interest or other earnings (after payment to the Trustee pursuant to subsection (i) above), if any, remaining on deposit (the "Remaining Earnings") in the Escrow Account.

          8. DEFAULT UNDER THE INDENTURE. Notwithstanding any provisions in this Escrow Agreement to the contrary, upon receipt by the Escrow Agent of a notice from any of the Trustee, the Collateral Trustee, the Warrant Agent, the Owner Trustee, the Administrator or Holders or Beneficial Holders of at least 25% in aggregate principal amount of the Senior Notes then outstanding that a Default or an Event of Default has occurred, then the Escrow Agent shall not remit the Remaining Earnings to the Company unless and until (i) the Escrow Agent receives written notice from the Trustee that such Default or Event of Default has been cured or waived and (ii) the Company provides to the Escrow Agent an Officers' Certificate certifying that there is then no Default or Event of Default that has occurred and that is then continuing which has not been cured or waived. Notwithstanding any provision in this Escrow Agreement to the contrary, upon receipt of a notice from any of the Trustee or the Holders or Beneficial Holders of at least 25% of the then outstanding Senior Notes that the Senior Notes have been or thereby are declared to be due and payable immediately, the Escrow Agent shall forthwith remit all Remaining Earnings to the Trustee for application in accordance with Section 6.10 of the Indenture.

          9. DISPUTE RESOLUTION. In the event of any disagreement between any of the parties to this Escrow Agreement, or between them or any of them and any other party, resulting in adverse claims or demands being made in connection with the subject matter of the escrow, or in the event that the Escrow Agent, reasonably and in good faith, shall be in doubt as to what action it should take hereunder, the Escrow Agent may, at its option, refuse to comply with any claims or demands on it, or refuse to take any action hereunder so long as such disagreement continues or such doubt exists, and in any such event, the Escrow Agent shall not be liable in any way or to any Person for its failure or refusal to act, and the Escrow Agent shall be entitled to continue so to refrain from acting until (a) the rights of all parties shall have been fully and finally adjudicated by a court of competent jurisdiction, or (b) all differences and all doubt shall have been resolved by agreement among all of the interested Persons, and the Escrow Agent shall have been notified thereof in writing signed by all such Persons; PROVIDED, HOWEVER, that the Escrow Agent shall be under no obligation to commence or defend such proceedings. The rights of the Escrow Agent under this Section are cumulative of all other rights it may have by law or otherwise.

          10. COMPENSATION. The Escrow Agent shall be entitled to compensation for its services hereunder in accordance with Schedule 1 annexed hereto, which schedule may be subject to change (upon written notice to the Company) on an annual basis. In addition, the Escrow Agent shall be entitled to prompt reimbursement upon demand for all expenses incurred in connection with the acceptance, administration or enforcement of this Escrow Agreement, including, without limitation, payment of any legal fees and expenses incurred in connection with the resolution of any claim by any party hereunder or the execution of this Escrow Agreement. The Company agrees to pay the Escrow Agent for any such compensation and expenses that may be due and payable from time to time.

          11. LIABILITY OF ESCROW AGENT. The Escrow Agent assumes no responsibility or liability to the Company, the Trustee, the holder of the Senior Notes or any other Persons, other than to deal with the Escrow Amount held and received by it pursuant to the terms of this Escrow Agreement. The Escrow Agent shall not be held liable for anything which it may do or refrain from doing in connection herewith, except for actions or omissions to act that constitute gross negligence or willful misconduct. The Company hereby covenants and agrees to indemnify and hold harmless the Escrow Agent for and from any and all liabilities, claims, losses, judgments or costs (including reasonable attorneys' fees and expenses) regardless of their nature, arising out of or because of this Escrow Agreement, except for actions or omissions to act that constitute gross negligence or willful misconduct on the part of the Escrow Agent. The foregoing indemnification shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

          12. RESIGNATION OF ESCROW AGENT. The Escrow Agent may resign at any time upon giving the parties hereto thirty (30) days' prior written notice. The Escrow Agent shall continue to serve until its successor, appointed by notice of the Company, accepts appointment as successor escrow agent and receives all funds held in the Escrow Account. The holders of a majority in principal amount of the outstanding Senior Notes may at any time remove the Escrow Agent by so notifying the Company and the Trustee and may appoint a successor escrow agent with the Company's consent, provided that after the occurrence of an Event of Default, the Company's consent shall not be required. The Company may remove the Escrow Agent if:

                    (1) the Escrow Agent fails to fulfill its obligations hereunder;

                    (2) the Escrow Agent is adjudged a bankrupt or an insolvent;

                    (3) a receiver or other public officer takes charge of the Escrow Agent or its property; or

                    (4) the Escrow Agent becomes incapable of acting.

          If the Escrow Agent resigns or is removed or if a vacancy exists in the office of Escrow Agent for any reason, each of the Company and the Escrow Agent shall notify each Holder of such event and the holders of a majority in principal amount of the Senior Notes shall promptly appoint a successor Escrow Agent. A successor Escrow Agent shall deliver a written acceptance of its appointment to the retiring Escrow Agent, the Trustee and the Company. Immediately after that, the retiring Escrow Agent shall transfer all funds held in the Escrow Account to the successor Escrow Agent, the resignation or removal of the retiring Escrow Agent shall become effective, and the successor Escrow Agent shall have all the rights, powers and duties of the Escrow Agent under this Escrow Agreement. If a successor Escrow Agent does not take office within 60 days after the retiring Escrow Agent resigns or is removed, the retiring Escrow Agent, the Company or the Holders of at least 10% in principal amount of the outstanding Senior Notes may petition any court of competent jurisdiction, at the expense of the Company, for the appointment of a successor escrow agent. The terms and conditions of this Escrow Agreement will remain unimpaired by resignation of the Escrow Agent or the appointment of a successor escrow agent. Following the appointment of a successor escrow agent, such person shall for all intents and purposes of this Escrow Agreement be the "Escrow Agent" hereunder. In the event that the Escrow Agent submits a notice of resignation, its only duty, until a successor escrow agent shall have been appointed and shall have accepted such appointment, shall be to hold, invest and dispose of the Escrow Amount in accordance with this Escrow Agreement, but without regard to any notices, requests, instructions, demands or the like received by it from the other parties hereto after such notice shall have been given, unless the same is a direction that the Escrow Amount be paid or delivered in its entirety out of the Escrow Account.

          13. RESPONSIBILITIES AND RIGHTS OF THE ESCROW AGENT. (a) The Escrow Agent undertakes to perform only such duties as are expressly set forth herein. No implied duties or obligations shall be read into this Escrow Agreement against the Escrow Agent.

          (b) The Escrow Agent shall not incur any liability with respect to (i) any action taken or omitted in good faith upon the advice of its legal counsel given with respect to any question relating to the duties and responsibilities of the Escrow Agent under this Escrow Agreement, or (ii) any action taken or omitted in reliance upon any instrument which the Escrow Agent shall in good faith believe to be genuine (including the execution of such instrument, the identity or authority of any person executing such instrument, its validity and effectiveness, and the truth and accuracy of any information contained therein), to have been signed by a proper person or persons and to conform to the provisions of this Escrow Agreement.

          (c) The Escrow Agent (i) shall in no instance be obligated to take any legal or other action which in its reasonable judgment might involve any expense or liability unless it shall have been furnished with acceptable security or indemnification, and (ii) may consult with counsel satisfactory to it, including in-house counsel, with respect to matters arising under this Escrow Agreement and the opinion or advice of such counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it in good faith and in accordance with such opinion or advice.

          14. TERMINATION. This Escrow Agreement shall terminate (a) upon receipt by the Escrow Agent of written notice from the Trustee that all of the Company's obligations under the Indenture and the Senior Notes have been satisfied in full or (b) by written mutual consent signed by all parties hereto. The parties hereto, other than the Escrow Agent, may terminate the appointment of the Escrow Agent hereunder upon notice specifying the date upon which such termination shall take effect. In the event of such termination, the other parties hereto shall within thirty (30) days of such notice jointly appoint a successor escrow agent and the Escrow Agent shall turn over to such successor escrow agent the Escrow Account and any other amounts held by it pursuant to this Escrow Agreement. Following the appointment of a successor escrow agent, such person shall for all intents and purposes of this Escrow Agreement be the "Escrow Agent" hereunder. Upon receipt of the Escrow Account and other amounts, the successor escrow agent shall thereupon be bound by all of the provisions hereof. This Escrow Agreement shall not be otherwise terminated.

          15. NOTICES. Unless otherwise provided herein, any notice, request, instruction or other document or communication to be given hereunder by any party to any other party shall be in writing and shall be deemed to have been given (a) if mailed, on the date received if mailed by registered or certified mail (return receipt requested), (b) if sent by facsimile transmission, when so sent and receipt acknowledged by an appropriate telephone or facsimile receipt or (c) if sent by other means, when actually received by the party to which such notice has been directed, in each case at the respective addresses or numbers set forth below or such other address or number as such party may have fixed by notice:

         To the Company:

                                    Delta Financial Corporation
                                    1000 Woodbury Road
                                    Woodbury, New York 11797
                                    Attention:  Mr. Marc Miller
                                    Fax:  (516) 364-9450

         With a copy to:

                                    Stroock & Stroock & Lavan LLP
                                    180 Maiden Lane
                                    New York, New York  10038-4982
                                    Attention:  Bradley Kulman, Esq.
                                    Facsimile  (212) 806-6006

         To the Trustee and/or the Escrow Agent:

                                    U.S. Bank Trust National Association
                                    100 Wall Street, 16th Floor
                                    New York, New York  10005
                                    Attention: Mr. John Bowman
                                    Fax:  (212) 809-5459

         With copies to:

                                    Emmet, Marvin & Martin, LLP
                                    120 Broadway
                                    New York, New York 10271
                                    Attention:  Irving C. Apar, Esq.
                                    Fax:  (212) 238-3100

          16. BENEFIT AND ASSIGNMENT. This Escrow Agreement shall be binding upon and inure to the benefit of the parties hereto, the Holders and their respective successors and permitted assigns. This Escrow Agreement may not be assigned or delegated by any party hereto without the prior written consent of the other parties hereto.

          17. ENTIRE AGREEMENT; AMENDMENT. This Escrow Agreement and the Indenture contain all the terms agreed upon by the parties with respect to the subject matter hereof and supersede any prior agreements with respect to the subject matter hereof. This Escrow Agreement may be amended, waived, modified, extended or discharged only by a written instrument signed by the parties against which enforcement of any waiver, change, modification, extension or discharge is sought. Notwithstanding the foregoing, no amendment to this Escrow Agreement may be made without the prior written consent of the holders of a majority in principal amount of the outstanding Senior Notes. No course of conduct shall constitute a waiver of any terms and conditions (unless, and then only to the extent, such waiver is in writing, in accordance with the preceding sentence), and any waiver on any occasion shall not constitute a waiver with respect to any other occasion (unless its terms expressly so provide).

          18. HEADINGS. The headings of the sections and subsections of this Escrow Agreement are for ease of reference only and do not evidence the intentions of the parties.

          19. GOVERNING LAW. This Escrow Agreement shall be governed by, and interpreted in accordance with, the laws of the State of New York, regardless of the laws that might otherwise govern under principles of conflicts of laws applicable thereto.

          20. COUNTERPARTS. This Escrow Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          21. TAX REPORTING. The parties hereto agree that, for tax reporting purposes, interest or other income earned from the investment of the amounts in the Escrow Account from time to time shall be allocable to the Company.

          22. CERTIFICATION OF TAX IDENTIFICATION NUMBER. The parties hereto agree to provide the Escrow Agent with a certified tax identification number by signing and returning a Form W-9 (or Form W-8, in case of non-U.S. persons) to the Escrow Agent prior to the date on which any income earned on the investment of the Escrow Account is credited to such account. The parties hereto understand that, in the event their tax identification numbers are not certified to the Escrow Agent, the Internal Revenue Code, as amended from time to time, may require withholding of a portion of any interest or other income earned on the investment of the Escrow Account amounts.

          23. TAX-RELATED COVENANTS. The Company agrees to assume any and all obligations imposed now or hereafter by any applicable tax law with respect to the payment of amounts held under this Escrow Agreement, and to indemnify and hold the Escrow Agent harmless from and against any taxes, additions for late payment, interest, penalties and other expenses, that may be assessed against the Escrow Agent in any such payment or other activities under this Escrow Agreement. The Company undertakes to instruct the Escrow Agent in writing with respect to the Escrow Agent's responsibility for withholding and other taxes, assessments or other governmental charges, certifications and governmental reporting in connection with its acting as Escrow Agent under this Escrow Agreement. The Company agrees to indemnify and hold the Escrow Agent harmless from any liability on account of taxes, assessments or other governmental charges, including, without limitation, the withholding or deduction or the failure to withhold or deduct the same, and any liability for failure to obtain proper certifications or to properly report to governmental authorities, to which the Escrow Agent may be or become subject in connection with or which arises out of this Escrow Agreement, including costs and expenses (including reasonable legal fees and expenses), interest and penalties. The foregoing indemnification shall survive the termination of this Escrow Agreement and the resignation or removal of the Escrow Agent.

          24. INTERMEDIARIES. The Escrow Agent shall have no more or less responsibility or liability on account of any action or omission of any book-entry depository or securities intermediary employed by the Escrow Agent than any such book-entry depository or securities intermediary has to the Escrow Agent, except to the extent that such action or omission of any book-entry depository or agent was caused by the Escrow Agent's own gross negligence, bad faith or willful misconduct.

          25. REPRODUCTION OF DOCUMENTS. This Escrow Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, and (b) certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, optical disk, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

          IN WITNESS WHEREOF, the parties have caused this Escrow Agreement to be executed and delivered as of the day and year first written above.


                                        DELTA FINANCIAL CORPORATION


                                         By:
                                             -----------------------------
                                             Name:
                                             Title:


                                         U.S. BANK TRUST NATIONAL ASSOCIATION,
                                            as Trustee


                                          By:
                                             -------------------------------
                                              Name:
                                              Title:


                                          U.S. BANK TRUST NATIONAL ASSOCIATION,
                                             as Escrow Agent


                                          By:
                                             --------------------------------
                                              Name:
                                              Title:

                                   SCHEDULE 1

                               ESCROW AGENT'S FEE